Exhibit 10.13

EXECUTION COPY

ASSET BACKED LOAN AGREEMENT

by and among

TRIANGLE RECEIVABLES FUNDING LLC,

as Borrower,

PARK AVENUE RECEIVABLES CORPORATION,

as a CP Conduit Lender,

SHEFFIELD RECEIVABLES CORPORATION,

as a CP Conduit Lender,

CERTAIN PARCO APA BANKS,

BARCLAYS BANK PLC,

as Sheffield Funding Agent

AND

THE CHASE MANHATTAN BANK,

as PARCO Funding Agent, Administrative Agent and Collection Agent,

Dated as of August 4, 2000

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(continued)

(continued)

EXHIBITS

SCHEDULE A	CP Conduit Lenders, Funding Agents and PARCO APA Banks
ANNEX A	Schedule of Definitions
EXHIBIT A	Credit and Collection Policies and Practices
EXHIBIT B	List of Lock-Box Banks, UK Collection Account Banks and Accounts
EXHIBIT C	Form of Lock-Box Agreement
EXHIBIT D	Form of Settlement Statement
EXHIBIT E-1	Form of Revolving Credit Note
EXHIBIT E-2	Form of Loan Certificate
EXHIBIT F	Lender Supplement
EXHIBIT G	Location of Records
EXHIBIT H	List of Trade Names of the Borrower
EXHIBIT I	Form of Opinions of Counsel
EXHIBIT J	Forms of Secretary’s Certificates
EXHIBIT K	Subsidiaries and Divisions of the Contributor
EXHIBIT L	Form of Contribution Agreement
EXHIBIT M	Form of UK Receivables Purchase Agreement

(continued)

EXHIBIT N	Form of US Receivables Purchase Agreement

ASSET-BACKED LOAN AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), dated as of August 4, 2000, by and among TRIANGLE RECEIVABLES FUNDING LLC, a Delaware limited liability company, as borrower (in such capacity, the “Borrower”), PARK AVENUE RECEIVABLES CORPORATION and its respective permitted successors and assigns (“PARCO”), SHEFFIELD RECEIVABLES CORPORATION and its respective permitted successors and assigns (“Sheffield”, and together with PARCO, the “CP Conduit Lenders”), BARCLAYS BANK PLC, a company organized under the laws of England and Wales (“Barclays”), as Sheffield’s funding agent (in such capacity, the “Sheffield Funding Agent”), CERTAIN PARCO APA BANKS set forth on the signature pages hereof under the caption “PARCO APA Banks” and each other bank that has become a PARCO APA Bank in accordance with the terms hereof and THE CHASE MANHATTAN BANK, a New York banking corporation (“Chase”), as PARCO’s funding agent (in such capacity, the “PARCO Funding Agent”) and as administrative agent (in such capacity, the “Administrative Agent”) and as collection agent (in such capacity, the “Collection Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has requested that the CP Conduit Lenders and the PARCO APA Banks make available for the purposes specified in this Agreement a revolving loan facility; and

WHEREAS, the CP Conduit Lenders and the PARCO APA Banks are willing to make available to the Borrower such revolving loan facility upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Borrower has agreed to secure its obligations to the CP Conduit Lenders and the PARCO APA Banks in connection with such financing with security interests in, and liens on, certain Receivables assets, as more specifically provided for herein; and

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, Annex A attached hereto, which Annex A is incorporated by reference herein.

SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding,” and the word “within” means “from and excluding a specified date and to and including a later specified date.” Furthermore, all references to a specific time or times shall be references to such time in New York, New York unless otherwise specified.

SECTION 1.04. Grant of Security Interest. The Borrower hereby grants to the Administrative Agent, for the benefit and security of the Lenders, a first priority security interest in, and all of its estate, right, title and interest (but not the obligations), whether now existing or hereafter acquired or arising, in, to and under the following: (a) all accounts, general intangibles, investment property, chattel paper, documents, instruments, including all debt obligations and debt or other securities (including all Receivables, Collections and Related Security), whether or not any of the same may become at any time or times Delinquent Receivables, Delinquent UK Receivables, Defaulted Receivables, Defaulted UK Receivables or Diluted Receivables, including any part thereof which consists of general intangibles (as defined in the UCC) which the Borrower has caused to be delivered or otherwise pledged to the Administrative Agent herewith, all payments made thereon and any other property delivered with respect thereto, all rights of the Borrower to receive debt obligations or debt or other securities and obligations (including Receivables, Collections and Related Security) from any Person whether created pursuant to purchase orders or otherwise and all debt obligations or debt or other securities and obligations (including Receivables, Collections and Related Security) which may be delivered to the Administrative Agent in the future pursuant to the terms hereof and thereof, (b) the Borrower’s rights under the Transaction Documents and all Hedging Agreements, (c) the Collection Account, the Lock-Box Accounts, the UK Collection Accounts, the Interest Account and the Stamp Duty Reserve Account, all obligations and securities (including all Permitted Investments) purchased with funds on deposit therein and all income from the investment of funds therein, (d) except to the extent otherwise provided in this Agreement, all present and continuing right, power and authority of the Borrower, in the name and on behalf of the Borrower, as agent and attorney-in-fact or otherwise, to make claim for and demand performance on, under or pursuant to any of the Receivables held by or for the Administrative Agent for the benefit and security of the Lenders, to enforce the rights of the Borrower under the Contribution Agreement and each Receivables Purchase Agreement, to bring actions and proceedings thereunder or for the specific or other enforcement thereof, or with respect thereto, to make all waivers and agreements, to grant or refuse requests, to give or withhold notices and to exercise all rights, remedies, powers, privileges and options, to grant or withhold consents and approvals and to do any and all things and exercise all other discretionary rights, options, privileges or benefits which the Borrower is or may become entitled to do with respect to the Receivables held for the benefit of the Lenders without notice to, consent or approval by or joinder of the Borrower and (e) all revenues, issues, products, accessions, substitutions, replacements, profits and Proceeds of and from all of the foregoing (the foregoing described in clauses (a) through (e) is referred to as the “Collateral”). Such grants are made, however, in trust, to secure the obligations owed by the Borrower hereunder and under the Transaction Documents equally and

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without prejudice, priority or distinction, except as expressly provided in this Agreement, and to secure (i) the payment of all amounts payable under this Agreement, in accordance with it terms and (ii) compliance with the provisions of this Agreement, all as provided in this Agreement.

SECTION 1.05. Appointment of Administrative Agent. Except to the extent otherwise provided in this Agreement, the Borrower hereby irrevocably constitutes and appoints the Administrative Agent the true and lawful attorney of the Borrower, with full power (in the name of the Borrower or otherwise), to exercise all rights of the Borrower with respect to the Collateral held for the benefit and security of the Administrative Agent in trust for the Lenders and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Lenders, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or advisable in the premises. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Administrative Agent’s interest in the Collateral held for the purposes provided for herein and shall not impose any duty upon the Administrative Agent to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest. The Administrative Agent acknowledges such grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the best of its ability to the end that the interests of the Lenders may be adequately and effectively protected.

SECTION 1.06. Agreement as Security Agreement. Except to the extent otherwise provided in this Agreement, this Agreement shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein. Upon the declaration of the Termination Date pursuant to Section 7.02(a), and in addition to any other rights available under this Agreement or any other instruments included in the Collateral held for the benefit and security of the Administrative Agent in trust for the Lenders or otherwise available at law or in equity, the Administrative Agent shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interest assigned or pledged hereby in accordance with the terms hereof at public or private sale. It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Borrower shall remain liable under any instruments included in the Collateral to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and, except as otherwise expressly provided herein, the Administrative Agent shall not have any obligations or liabilities under such instruments by reason of or arising out of this Agreement, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any obligation of the Borrower under or pursuant to such instruments or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim or to take any action to collect or enforce the

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payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE II

Loans and Settlements

SECTION 2.01. Facility. (a) Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents, (i) PARCO may, in its sole discretion and prior to the occurrence of a PARCO Termination Event, make loans (in Dollars) to the Borrower, on a proportionate basis relative to its Funding Percentage, from time to time prior to the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of its Funding Limit (“PARCO Loans”), but if PARCO shall have notified the PARCO Funding Agent that it has elected not to advance such PARCO Loan, the PARCO APA Banks shall, subject to the terms of this Agreement, advance that portion of such PARCO Loan not to be advanced by PARCO and (ii) Sheffield shall, subject to the terms of this Agreement, make loans (in Dollars) to the Borrower, on a proportionate basis relative to its Funding Percentage, from time to time prior to the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of its Funding Limit (“Sheffield Loans”). By honoring any Notice of Borrowing hereunder, neither of the CP Conduit Lenders nor any PARCO APA Bank assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Borrower. The Borrower may borrow, repay, prepay and reborrow Loans pursuant to this Article II.

(b) Maximum Lender Funding Limit. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the Outstanding Loans (i) with respect to any CP Conduit Lender, exceed the Funding Limit with respect to such CP Conduit Lender at such time and (ii) with respect to PARCO and any PARCO APA Bank, exceed PARCO’s Funding Limit at such time. Neither PARCO APA Banks nor the Sheffield Assignees shall be required to fund any amount hereunder if a CP Conduit Insolvency Event has occurred with respect to PARCO or Sheffield, respectively.

SECTION 2.02. Loans; Certificates; Eligible Receivables.

(a) Incremental Borrowings.

(i) Prior to the Termination Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents,

(x) the Borrower may, at its option from time to time, request a borrowing from Sheffield and PARCO (prior to the occurrence of a PARCO Termination Event) and from the PARCO APA Banks (if PARCO has elected not to advance such PARCO Loan or following the occurrence of a PARCO Termination Event); and

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(y) Sheffield shall and PARCO may, at its option from time to time (prior to the occurrence of a PARCO Termination Event), and the PARCO APA Banks shall (if PARCO has elected not to advance such PARCO Loan or following the occurrence of a PARCO Termination Event), honor such request for borrowing from the Borrower, such borrowing to be secured by the Collateral (each, an “Incremental Borrowing”);

provided, however, that after giving effect to such Incremental Borrowing and the advance to the Borrower of such Loan Amount, the amount of the Outstanding Loans shall not exceed the Facility Limit; and provided, further, that after giving effect to such Incremental Borrowing and the advance to the Borrower of such Loan Amount, the representations and warranties set forth in Section 3.1 shall be true and correct as of the date of such Incremental Borrowing and the advance to the Borrower of such Loan Amount.

(ii) The Borrower shall deliver to the Administrative Agent by telecopy or telefax a duly completed Notice of Borrowing in respect of each Incremental Borrowing at least three (3) Business Days prior to the proposed date of any Incremental Borrowing. The Administrative Agent shall forward such Notice of Borrowing to each Funding Agent as soon as reasonably practicable, in no event later than the close of business of the day of receipt of such Notice of Borrowing. Each such notice shall specify (x) the Loan Amount (which shall be at least $3,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit; (y) the desired date of such Incremental Borrowing, which shall be a Business Day; and (z) the desired Tranche Period(s) and allocations of the Outstanding Loans of such Incremental Borrowing thereto as required by Section 2.03 (each, a “Notice of Borrowing”). The Borrower shall be limited to a maximum of two (2) Incremental Borrowings in any single calendar month, without prior consent of the Administrative Agent. Each Incremental Borrowing shall be subject to a condition precedent that the Collection Agent shall have delivered to the Administrative Agent, in form and substance satisfactory to each Funding Agent, a completed Daily Report with respect to the prior Business Day, together with such other additional information as the Administrative Agent, on behalf of each Funding Agent, may reasonably request. Each Funding Agent will promptly notify by telephone, confirmed by telecopy or telefax, the Related Lenders of such Funding Agent’s receipt of any Notice of Borrowing and each CP Conduit Lender’s Funding Percentage of the Loan Amount.

(iii) Each notice of proposed Incremental Borrowing shall be irrevocable and binding on the Borrower, and the Borrower shall, subject to the immediately following sentence, indemnify each Lender against any loss or expense incurred by such Lender, either directly or indirectly, as a result of any failure by the Borrower to complete such Incremental Borrowing, including,

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without limitation, any loss or expense incurred by such Lender, either directly or indirectly, by reason of the liquidation or reemployment of funds acquired by such Lender (including, without limitation, funds obtained by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) or the Sheffield Assignees, as applicable, to fund such Incremental Borrowing. The obligation of the Borrower pursuant to this Section 2.02(a)(iii) shall be payable at such time as funds are actually received by, or are available to, the Borrower in excess of funds necessary to pay in full all accrued and payable Interest, Program Fees and Servicing Fees and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against the Borrower but shall continue to accrue.

(iv) The Borrower shall execute a Revolving Credit Note for the benefit of each Lender. The Loans made by each Lender shall be evidenced by the Revolving Credit Note payable to the order of such Lender. Upon any increase in the Funding Limit of any Lender pursuant to Section 2.19 hereof, the Borrower will immediately deliver to such Lender a new Revolving Credit Note, having a maximum principal amount equal to the amount of such Funding Limit as so increased in exchange for the Revolving Credit Note of such Lender outstanding prior to such increase.

(v) On the Closing Date, each Funding Agent, on behalf of the Related Lenders, shall deliver written confirmation to the Administrative Agent of the Loan Amount, the Tranche Period(s) and the Tranche Rate(s) relating to such Loan, and the Administrative Agent shall deliver such confirmation to the Borrower. Upon receipt of such confirmation, the Borrower shall deliver to the Administrative Agent, acting on behalf of each Funding Agent, the Loan Certificate in the form of Exhibit E hereto (the “Loan Certificate”). Each Funding Agent shall indicate the amount of the Incremental Borrowing and the amount of the Related Lenders’ Incremental Borrowing together with the date thereof on the grid attached to the Loan Certificate. On the date of each subsequent Incremental Borrowing, each Funding Agent shall send written confirmation to the Administrative Agent, and the Administrative Agent shall send such confirmation to the Borrower, of the Loan Amount, the Tranche Period(s), the Loan Date and the Tranche Rate(s) applicable to such Incremental Borrowing. Each Funding Agent, on behalf of the Related Lenders, shall indicate the amount of the Incremental Borrowing together with the date thereof as well as any decrease in the amount of the Outstanding Loans with respect to the Related Lenders on the Loan Certificate. The Revolving Credit Note and the Loan Certificate shall evidence the Incremental Borrowings. On the day of an Incremental Borrowing, the CP Conduit Lenders or the PARCO APA Banks, as applicable, shall make available to the Borrower’s account at the location indicated in Section 8.03 hereof, in immediately available funds, an amount equal to the Loan Amount for such Incremental Borrowing made available by the CP Conduit Lenders or the PARCO APA Banks, as applicable.

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(b) Reinvestment Loans. On each Business Day occurring after the Closing Date and prior to the Termination Date, (i) Sheffield shall lend and (ii) PARCO may lend or, following a PARCO Termination Event or if PARCO elects not to advance such amount, the PARCO APA Banks shall lend, to the Borrower, secured by the Collateral, to the extent that Collections are available for such Loan in accordance with Section 2.05 hereof, such that, after giving effect to such Loan, the amount of the Outstanding Loans at the close of business on such Business Day shall be equal to the amount of the Outstanding Loans at the close of the business on the Business Day immediately preceding such Business Day plus the Loan Amount of any Incremental Borrowing made on such day, if any.

(c) All Loans. Each Loan shall be secured by a security interest in the Collateral, then existing, as well as in all Collateral which arises at any time after the date of such Loan.

(d) Percentage Factor. The Percentage Factor shall be initially computed as of the close of business of the Collection Agent on the date prior to the Closing Date. Thereafter, until the Termination Date, the Percentage Factor shall be recomputed as of the close of business of the Collection Agent on each day. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. At all times on and after the Termination Date until the date on which the Outstanding Loans have been reduced to zero and all accrued Interest, Program Fees, Servicing Fees and all other Aggregate Unpaids have been paid in full, the Percentage Factor shall be fixed and shall remain at 100%.

SECTION 2.03. Selection of Tranche Periods and Tranche Rates.

(a) CP Rate and CP Tranche Periods. At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Loans made by any of the PARCO APA Banks or, in the case of Loans made by Sheffield funded with funds provided by the Sheffield Assignees, the Borrower may, subject to the CP Conduit Lenders’ approval and the limitations described below, request CP Tranche Periods and allocate a portion of the Outstanding Loans to each selected CP Tranche Period, so that the aggregate amounts allocated to outstanding CP Tranche Periods at all times shall equal the portion of the Outstanding Loans held by the CP Conduit Lenders. At least three (3) Business Days prior to the expiration of any then existing Tranche Period, the Borrower shall give the Administrative Agent irrevocable notice by telephone, confirmed by facsimile or telecopy, of the new requested CP Tranche Period(s), and the Administrative Agent shall, as soon as reasonably practicable and in no event later than the close of business on the day such notice is received, deliver such notice to each applicable Funding Agent; provided, however, that each such Funding Agent may select, in consultation with the Related Lenders and the Borrower, any such new CP Tranche Period if (i) the Borrower fails to provide such notice to the Administrative Agent on a timely basis or (ii) the relevant Funding Agent determines that the CP Tranche Period requested by the Borrower is unavailable or for any reason commercially undesirable. The Tranche Rate for any CP Tranche Periods for any CP Conduit Lender shall be the CP

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Rate for such CP Conduit Lender. Each CP Conduit Lender confirms that it is its intention to allocate all or substantially all of the portion of the Outstanding Loans held by it to one or more CP Tranche Periods; provided that each Funding Agent may determine, with respect to the Related Lenders, from time to time, that funding such portion of the Outstanding Loans by means of one or more CP Tranche Periods is not possible or is not desirable for any reason.

(b) Eurodollar Rate and BR Rate; Eurodollar Tranches and BR Tranches.

(i) At all times with respect to any portion of the Loans made by the PARCO APA Banks prior to the Termination Date, the initial Tranche Period applicable to such portion of the Outstanding Loans allocable thereto shall (x) to the extent the PARCO Funding Agent has received, from the Administrative Agent on behalf of the Borrower, at least three (3) Business Days prior notice of the first day of such Tranche Period, such Tranche Period may be a Eurodollar Tranche, and (y) to the extent the PARCO Funding Agent has received, from the Administrative Agent on behalf of the Borrower, less than three (3) Business Days prior notice of the first day of such Tranche Period, such Tranche shall be a BR Tranche. Thereafter (but prior to the Termination Date or the occurrence and continuation of a Specified Potential Termination Event), with respect to such portion, and with respect to any other portion of the Loans made by the PARCO APA Banks, the Tranche Period applicable thereto shall be, at the Borrower’s option, either a BR Tranche or a Eurodollar Tranche. The Borrower shall give the Administrative Agent, who shall deliver such notice to the PARCO Funding Agent, irrevocable notice by telephone, confirmed by telecopy or telefax, of the new requested Eurodollar Tranche at least three (3) Business Days prior to the expiration of any then existing Tranche Period. Any Tranche Period maintained by the PARCO APA Banks which is outstanding on the Termination Date shall end on the Termination Date.

(ii) At all times with respect to any portion of the Loans funded by Sheffield with funds provided by the Sheffield Assignees prior to the Termination Date, the initial Tranche Period applicable to such portion of the Outstanding Loans allocable thereto shall (x) to the extent the Sheffield Funding Agent has received, from the Administrative Agent on behalf of the Borrower, at least three (3) Business Days prior notice of the first day of such Tranche Period, such Tranche Period may be a Eurodollar Tranche, and (y) to the extent the Sheffield Funding Agent has received, from the Administrative Agent on behalf of the Borrower, less than three (3) Business Days prior notice of the first day of such Tranche Period, such Tranche Period shall be a period of not greater than three (3) days, and such Tranche shall be a BR Tranche. Thereafter (but prior to the Termination Date or the occurrence and continuation of a Specified Potential Termination Event), with respect to such portion, and with respect to any other portion of the Loans made by the Sheffield Assignees, the Tranche Period applicable thereto shall be, at the Borrower’s option, either a BR Tranche or a Eurodollar Tranche. The Borrower shall give the Administrative Agent, who

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shall deliver such notice to the Sheffield Funding Agent, irrevocable notice by telephone, confirmed by telecopy or telefax, of the new requested Eurodollar Tranche at least three (3) Business Days prior to the expiration of any then existing Tranche Period. Any Tranche Period maintained by the Sheffield Assignee on behalf of Sheffield which is outstanding on the Termination Date shall end on the Termination Date.

SECTION 2.04. Interest, Fees and Other Costs and Expenses. The Borrower shall pay, as and when due in accordance with this Agreement and the other Transaction Documents, all fees hereunder, Interest, Servicing Fees, Program Fees and Aggregate Unpaids. On the last day of each Tranche Period, the Borrower shall pay to the Administrative Agent, on behalf of each Funding Agent (acting on behalf of the Related Lenders), an amount equal to the accrued and unpaid Interest for such Tranche Period and, in the event any portion of the Loans has been made by the CP Conduit Lenders, an amount equal to the discount (without duplication) accrued on such CP Conduit Lenders’ Commercial Paper, to the extent such Commercial Paper was issued in order to fund the Loan, in a face amount in excess of the cash portion of the Loan Amount of an Incremental Borrowing; provided that (i) in the event of any repayment or prepayment of a BR Tranche or a Eurodollar Tranche, accrued Interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of a BR Tranche or a Eurodollar Tranche, accrued interest on such BR Tranche or Eurodollar Tranche shall be payable on the effective date of such conversion. Interest shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto.

Nothing in this Agreement or the other Transaction Documents shall limit in any way the obligations of the Borrower to pay the amounts set forth in this Section 2.04.

SECTION 2.05. Non-Liquidation Settlement and Reinvestment Procedures.

(a) On each day after the date of any Incremental Borrowing but prior to the Termination Date, and provided that no Specified Potential Termination Event (other than a Specified Termination Event solely as a result of a breach Section 3.01(k) ) shall have occurred and be continuing, the Collection Agent shall, on a daily basis, out of the Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Lenders, and deposit into the Interest Account as required pursuant to Section 2.12 hereof, an amount equal to all Interest, Servicing Fees, Program Fees and any operating expenses of the Borrower accrued through such day and not so previously set aside or paid, (ii) deposit into the Stamp Duty Reserve Account the amount as required pursuant to Section 5.01(p) hereof, and (iii) distribute, subject to the limitations provided in Section 2.06(a) and 5.02(k) hereof, the balance of such Collections remaining after application of Collections as provided in clause (i) of this Section 2.05 to the Borrower or at the Borrower’s direction; provided, however, that if a Specified Potential Termination Event resulting solely from a breach of Section 3.01(k) shall have occurred and be continuing, the amount distributed to the Borrower

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pursuant to this Section 2.05(a) shall exclude an amount equal to the amount required to be paid pursuant to Section 2.09 hereof to cure such breach.

(b) On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of Section 2.05(a), the Collection Agent shall deposit to the Funding Account, for the benefit of the Lenders, prior to 1:00 P.M. on such Business Day, an amount equal to accrued and unpaid Interest and Program Fees for such Tranche Period, shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period and shall release to the Borrower an amount equal to the accrued operating expenses of the Borrower for such Tranche Period. The Administrative Agent, upon its receipt of such amounts in the Funding Account, shall distribute such amounts to each Funding Agent, on behalf of the Related Lenders entitled thereto, on a proportionate basis relative to each Related Lender’s respective Funded Percentage; provided, further, that if the Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay to the Administrative Agent an amount equal to such insufficiency.

SECTION 2.06. Liquidation Settlement Procedures.

(a) If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Borrower shall immediately pay to the Administrative Agent, for the benefit of the Lenders, from previously received Collections, an amount equal to the amount which, when either deposited into the Funding Account or applied directly in reduction of the Outstanding Loans, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. The Borrower shall instruct the Administrative Agent as to whether such funds are to be deposited in the Funding Account or applied directly in the reduction of Outstanding Loans. To the extent such funds are applied in reduction of the Outstanding Loans, the Tranche Periods shall be selected by each Funding Agent. Amounts deposited in the Funding Account pursuant to the immediately preceding sentence may, at the request of the Borrower, be withdrawn by the Administrative Agent and distributed to the Borrower, or at the Borrower’s direction, if, and to the extent, such withdrawal would not cause the Percentage Factor to exceed the Maximum Percentage Factor.

(b) On each day on which a Specified Potential Termination Event has occurred and is continuing, and on the Termination Date and on each day thereafter, the Collection Agent, at the direction of the Administrative Agent (in consultation with the Funding Agents), shall set aside and hold in trust for the Lenders and deposit into the Collection Account as required pursuant to Section 2.12 hereof, all Collections received on such day and shall set aside and hold in trust for the Borrower such portion of Collections not allocated to the Lenders. On the Termination Date or the day on which a Specified Potential Termination Event occurs, the Collection Agent shall deposit to the Funding Account, for the benefit of the Lenders, any amounts set aside pursuant to Section 2.05 above and pursuant to the immediately preceding sentence.

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(c) On the last day of each Tranche Period to occur on or after the Termination Date or during the continuation of a Specified Potential Termination Event, the Collection Agent, at the direction of the Administrative Agent (in consultation with the Funding Agents), shall deposit to the Funding Account, for the benefit of the Lenders, the amounts so set aside for the Lenders pursuant to Section 2.06(a), but not to exceed the sum of the amount of the Outstanding Loans allocated to such Tranche Period and all Aggregate Unpaids. On such day, the Collection Agent shall deposit to its account, from the amounts set aside for the Lenders pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds first, in payment of the accrued Interest and Program Fees, second, if the Borrower, the Contributor or any Affiliate of the Borrower or the Contributor is not then the Collection Agent, to the Collection Agent’s account, in payment of the Servicing Fee payable to the Collection Agent, third, in reduction of the Outstanding Loans, fourth, in payment of all fees payable by the Borrower hereunder not otherwise specified in priority, fifth, in payment of all Aggregate Unpaids, sixth, if the Borrower, the Contributor or any Affiliate of the Borrower or the Contributor is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent and seventh, in payment of the accrued operating expenses of the Borrower. The Administrative Agent, upon its receipt of such amounts in the Funding Account, shall distribute such amounts to each Funding Agent on behalf of the Related Lenders entitled thereto on a proportionate basis relative to their respective Funded Percentages; provided that if the Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Administrative Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

(d) Following the date on which the amount of Outstanding Loans has been reduced to zero and all accrued Interest, Program Fees, Servicing Fees and all Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Administrative Agent, on behalf of the Lenders, shall be deemed to have released to the Borrower all of the Lenders’ right and interest in, to and under the Collateral, (iii) the Collection Agent shall pay to the Borrower any remaining Collections set aside and held by the Collection Agent pursuant to the third sentence of Section 2.06(a) and (iv) the Administrative Agent, on behalf of Lenders and in consultation with each Funding Agent, shall execute and deliver to the Borrower, at the Borrower’s request and expense, such documents or instruments as are necessary to terminate the Lenders’ respective interests in the Collateral. Any such documents shall be prepared by or on behalf of the Borrower and delivered to the Administrative Agent. The Collection Agent shall remit to the Borrower such portion of Collections set aside for the Borrower pursuant to this Section 2.06 on a daily basis.

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SECTION 2.07. Fees. To the extent not otherwise provided for by the provisions of the Agreement, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the fees specified in the Fee Letters.

SECTION 2.08. Protection of Security Interest of the Lenders.

(a) The Borrower agrees that it will, and will cause the Contributor to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent may, in consultation with each Funding Agent, reasonably request in order to perfect or protect the security interest in the Collateral or to enable the Administrative Agent, the Funding Agents or any Lender to exercise or enforce any of their respective rights hereunder. In order to accurately reflect this lending transaction, and without limiting the foregoing, the Borrower will, and will cause the Contributor to, upon the request of the Administrative Agent (in consultation with each Funding Agent) or any Lender, (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.06 hereof) as may be requested by the Administrative Agent for the benefit of the Lenders and (ii) mark its respective master data processing records and other documents with a legend describing the conveyance to the Borrower (in the case of the Contributor) and the pledge to the Administrative Agent (for the benefit of the Lenders) of the Collateral. The Borrower shall, and will cause the Contributor to, upon request of the Administrative Agent (in consultation with each Funding Agent), obtain such additional search reports as the Administrative Agent, for the benefit of the Lenders, shall request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Borrower’s or the Contributor’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Borrower shall not, and shall not permit the Contributor to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the Relevant UCC), nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least thirty (30) days’ prior notice thereof and (ii) prepared, at Borrower’s expense and delivered to the Administrative Agent, all financing statements, instruments and other documents necessary to preserve and protect the Lenders’ security interest in the Collateral or requested by the Administrative Agent (in consultation with each Funding Agent) in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Borrower.

(b) Other than with respect to the Atlas Receivables during the Atlas Transition Period, the Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank and, in respect of UK Receivables, to be deposited directly into a UK Collection Account. The Collection Agent shall transfer, or cause to be transferred, all Collections on deposit in the form of available funds with the Lock-Box Bank or in the UK Collection Account to the Collection Account by the close of business on the Business Day such Collections are received by the Lock-Box Bank or in the UK Collection Account, respectively. Any Lock-Box Account or UK Collection

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Account maintained pursuant to a Lock-Box Agreement or UK Collection Account Agreement, as applicable, shall be owned by the Borrower and subject to the exclusive control of the Administrative Agent, which is hereby granted to the Administrative Agent by the Contributor and the Borrower. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks except following the declaration of a Collection Agent Default or following the declaration (or deemed occurrence) of a Termination Date pursuant to Section 7.02(a) hereof. The Collection Agent shall not add any bank as a Lock-Box Bank or a UK Collection Account Bank to those listed on Exhibit B attached hereto unless such bank has entered into a Lock-Box Agreement or UK Collection Account Agreement, as applicable. The Collection Agent shall not terminate any bank as a Lock-Box Bank or a UK Collection Account Bank, as applicable, unless the Administrative Agent shall have received fifteen (15) days’ prior notice of such termination. If any of the Borrower, the Contributor or the Collection Agent receives any Collections, the Borrower, the Contributor or the Collection Agent, as applicable, shall immediately remit (and shall cause the Contributor to remit) such Collections to a Lock-Box Account or UK Collection Account, as applicable.

SECTION 2.09. Deemed Collections; Application of Payments.

(a) If on any day a Receivable becomes a Diluted Receivable (and if such Receivable was represented to be an Eligible Receivable at the time of its pledge hereunder), the Borrower shall be deemed to have received on such day a Collection in respect of such Receivable in the amount of such dilution, and the Borrower shall cause to be paid into the Collection Account an amount equal to such dilution, as soon as reasonably practicable, but in no event later than the Business Day immediately following the date which is the earlier of the date upon which (x) receipt of notice of such event is received by the Borrower or (y) the Borrower or the Collection Agent acquires knowledge thereof; (or, if the Collection Agent is not the Contributor or an Affiliate of the Contributor, the Business Day immediately following the date upon which the Collection Agent delivers notice to the Borrower of such event). Any such amount shall be applied by the Collection Agent as a Collection in accordance with the provisions of Section 2.05 or 2.06 hereof, as applicable,

(b) If on any day (i) any of the representations or warranties in Article III (other than Sections 3.01(u) and (v)) was or becomes untrue with respect to a Receivable (and if such Receivable was represented to be an Eligible Receivable at the time of its pledge hereunder) or (ii) the nature of the Administrative Agent’s interest therein is unenforceable for any reason (whether on or after the date of any pledge of such interest to the Lenders), then the Borrower shall be deemed to have received on such day a Collection of such Receivable in full and the Borrower shall (as soon as reasonably practicable but in no event later than the Business Day immediately following the date which is the earlier of the date upon which (x) receipt of notice of such event is received by the Borrower or (y) the Borrower or the Collection Agent acquires knowledge thereof (or, if the Collection Agent is not the Contributor or an Affiliate of the Contributor, the Business Day immediately following the date upon which the Collection Agent delivers notice to the Borrower of such event)) cause to be paid into the Collection Account an amount equal to the Outstanding Balance of such Receivable and such amount shall be

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allocated and applied by the Collection Agent as a Collection in accordance with Section 2.05 or 2.06 hereof, as applicable.

(c) Simultaneously with any payment by the Borrower pursuant to this Section 2.09, each of the Lenders shall terminate all of its right, title and interest in the related Receivable and Related Security, and the Administrative Agent, on behalf of the Lenders and in consultation with each Funding Agent, shall take all action reasonably requested by the Borrower to effectuate such termination. Payment by the Borrower of each amount due under this Section 2.09 shall discharge the liability of the Borrower in relation to any such Receivables, and the Administrative Agent, each Funding Agent and each Lender shall have no further right or claim in respect of such Receivable, including without limitation under Section 8.14 hereof.

SECTION 2.10. Payments and Computations, etc. The Borrower shall repay the principal amount of all Outstanding Loans no later than ninety (90) days following the Termination Date; provided, however, that if the Termination Date shall have been declared or deemed to occurred pursuant to Section 7.02 hereof the Borrower shall repay the principal amount of all Outstanding Loans on or prior to the Termination Date. All amounts to be paid or deposited by the Borrower or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. on the day when due in immediately available funds; if such amounts are payable to the Lenders, they shall be paid or deposited in the Funding Account, unless otherwise notified by the Administrative Agent, at the direction of either Funding Agent. No later than 4:30 P.M. on the date of any Incremental Borrowing hereunder, the CP Conduit Lenders and, if applicable, the PARCO APA Banks, will make available to the Borrower, in immediately available funds, the amount of such Incremental Borrowing on such day by remitting such amount to an account of the Borrower specified in the related Notice of Borrowing. The Borrower shall, to the extent permitted by law, pay to the Administrative Agent, for the benefit of the Lenders, upon demand of the Administrative Agent at the direction of the Funding Agents, interest on all amounts not paid or deposited by it when due hereunder at a rate equal to 1.5% per annum plus the Base Rate. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. Any computations by the Administrative Agent of amounts payable by the Borrower hereunder shall be binding upon the Borrower absent manifest error.

SECTION 2.11. Reports. The Collection Agent shall prepare and forward to the Administrative Agent and the Borrower (a) on each Settlement Date, a Settlement Statement as of the end of the last day of the immediately preceding Settlement Period, (b) on the Closing Date, and each Business Day thereafter, a Daily Report as of the preceding Business Day and (c) such other information as the Administrative Agent, at the direction of the Funding Agents, may reasonably request. The Administrative Agent shall forward each report delivered to it by the Collection Agent to each Funding Agent.

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SECTION 2.12. Accounts.

(a) On or before the Closing Date, there shall be established and maintained by the Collection Agent, for the benefit of the Lenders, segregated or trust accounts, each denominated in an Approved Currency (aggregately, the “Collection Account”), in the name of the Borrower and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Lenders. The Collection Agent shall remit daily to the Collection Account all Collections received with respect to any Receivables as provided in this Article II. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collection Agent in Permitted Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Interest) by the Borrower. On the date on which the amount of Outstanding Loans is zero and all accrued Interest, Program Fees, Servicing Fees and all Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Borrower.

(b) On or before the Closing Date, there shall be established and maintained by the Collection Agent, for the benefit of the Lenders, a segregated account denominated in U.S. dollars, in the name of the Borrower, (the “Interest Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Lenders. The Collection Agent shall remit daily to the Interest Account from the Collection Account an amount equal to all Interest, Servicing Fees and Program Fees accrued through such day and not so previously set aside or paid, as provided in Section 2.05 hereof. Funds on deposit in the Interest Account (other than investment earnings) may be invested by Collection Agent in Permitted Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. The Administrative Agent, on behalf of the Lenders, shall have the sole right of withdrawal from the Interest Account.

(c) On or before the Closing Date, there shall be established and maintained by the Administrative Agent on behalf of the Lenders, a demand deposit account for the Lenders (the “Funding Account”). The Administrative Agent, on behalf of the Lenders, shall have the sole right of withdrawal from the Funding Account. For so long as any amounts remain due and owing to the Lenders hereunder, the Administrative Agent shall distribute all payments received by it immediately after receipt thereof by transferring to each Lender, on a proportionate basis relative to its respective Funded Percentage, (i) on the last day of the applicable Tranche Period, all payments of Interest and interest received in the Interest Account pursuant to this Agreement and (ii) on the date of payment, any other amounts owing to Lenders under this Agreement. Such transfers shall be made by the Administrative Agent by withdrawing funds on deposit in the Funding Account and remitting such funds to the accounts of the respective Funding Agents, on behalf of the Lenders, specified by each of them from time to time. Notwithstanding the foregoing, if at any time prior to the Termination Date and prior to the occurrence of a Specified Potential Termination Event, funds on deposit in the Funding Account reflect payments of amounts by the Borrower made pursuant to Section

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2.06(a) hereof, such amounts shall be held in the Funding Account in trust for the Borrower and the Administrative Agent shall not distribute such amounts to the Lenders.

(d) On or before the Closing Date, there shall be established and maintained by the by the Administrative Agent for the benefit of the Lenders a segregated account (the “Stamp Duty Reserve Account”) bearing a designation that the funds deposited therein are held for the benefit of the Lenders. If an amount is required to be credited to the Stamp Duty Reserve Account to satisfy any of the provisions of Section 5.01(p), Collection Agent shall initially remit on behalf of the Borrower such amount, and thereafter on a daily basis such further amount as is necessary to ensure that the balance of the Stamp Duty Reserve Account is equal to the amount required to satisfy any of the provisions of Section 5.01(p).

SECTION 2.13. Right of Setoff. Each of the Lenders is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date, or during the occurrence of a Termination Event, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Borrower against the amount of the Aggregate Unpaids owing by the Borrower to such Person (even if contingent or unmatured).

SECTION 2.14. Sharing of Payments, etc. If any Lender (for purposes of this Section 2.14 only, being a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any Loan in excess of its ratable share of payments on account of any interest in the Collateral obtained by the Lender entitled thereto, such Recipient shall forthwith advance to such Lender entitled to a share of such amount participations in the percentage interests held by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 2.15. Broken Funding. In the event of (a) the payment of any principal of any Eurodollar Tranche other than on the last day of the Eurodollar Tranche Period applicable thereto (including as a result of the occurrence of the Termination Date or an optional prepayment of a Eurodollar Tranche), (b) the conversion of any Eurodollar Tranche other than on the last day of the related Eurodollar Tranche Period, or (c) any failure to borrow, convert, continue or prepay any Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the relevant APA Banks for the loss, cost and expense actually incurred by such APA Banks attributable to such event. Such loss, cost or expense to any APA

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Bank shall include an amount determined by such APA Bank to be the excess, if any, of (i) the amount of Interest which would have accrued on the principal amount of such Eurodollar Tranche had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Tranche, for the period from the date of such event to the last day of the Eurodollar Tranche Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related Eurodollar Tranche Period), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such APA Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank Eurodollar market. Within forty-five (45) days after any APA Bank hereunder receives actual knowledge of any of the events specified in this Section 2.15, a certificate of such APA Bank setting forth any amount or amounts that such APA Bank is entitled to receive pursuant to this Section 2.15 and the reason(s) therefor shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay each such APA Bank the amount shown as due on any such certificate within ten days after receipt thereof.

SECTION 2.16. Conversion and Continuation of Outstanding Tranches Funded by the APA Banks. Prior to the occurrence of the Termination Date or a Specified Potential Termination Event, (a) each BR Tranche hereunder may, at the option of the Borrower, be converted to a Eurodollar Tranche and (b) each Eurodollar Tranche may, at the option of the Borrower, be continued as a Eurodollar Tranche or converted to a BR Tranche. If the Termination Date has occurred or a Specified Potential Termination Event has occurred and is continuing, then (i) no outstanding Tranche funded by the APA Banks may be converted to, or continued as, a Eurodollar Tranche and (ii) unless repaid, each Eurodollar Tranche shall be converted to a BR Tranche on the last day of the Tranche Period related thereto. For any conversion or continuation, the Borrower shall give the Administrative Agent irrevocable notice (each, a “Conversion/ Continuation Notice”) of such request not later than 12:30 P.M. (A) in the case of a conversion of a BR Tranche into a Eurodollar Tranche, or a continuation of a Eurodollar Tranche as a Eurodollar Tranche, three (3) Business Days before the date of such conversion or continuation, as applicable, and (B) following the Termination Date or a Specified Potential Termination Event, in the case of a conversion of a Eurodollar Tranche into a BR Tranche or a continuation of a BR Tranche as a BR Tranche, on the Business Day of such conversion. If a Conversion/Continuation Notice has not been timely delivered with respect to any BR Tranche or Eurodollar Tranche, such funding shall be automatically continued as, or converted to, a BR Tranche. Each Conversion/Continuation Notice shall specify (x) the requested date (which shall be a Business Day) of such conversion or continuation, (y) the aggregate amount and rate option applicable to the Tranche which is to be converted or continued and (z) the amount and rate option(s) of Tranche(s) into which such Tranche is to be converted or continued.

SECTION 2.17. Illegality.

(a) Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall

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make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Lender to make Eurodollar Rate Loans or to continue to fund or maintain Loans based upon the Eurodollar Rate, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Loans based upon the Eurodollar Rate and to convert Loans based upon the Base Rate into Loans based upon the Eurodollar Rate shall be suspended, and each such Lender shall make Loans based upon the Base Rate as part of any requested Incremental Borrowing based upon the Eurodollar Rate and (ii) if the affected Loans based upon the Eurodollar Rate are then outstanding, the Borrowers shall immediately convert each such Loan into a Loan based upon the Base Rate. If any such conversion occurs on a day which is not the last day of the related Eurodollar Tranche Period, the Borrower shall pay to such Lender such amounts, if any, as may be required to compensate such Lender. If at any time after a Lender gives notice under this Section 2.17 such Lender determines that it may lawfully make Loans based upon the Eurodollar Rate, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent. The Borrower’s right to request, and such Lender’s obligation, if any, to make Loans based upon the Eurodollar Rate shall thereupon be restored.

(b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17(a) with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such Lender to continue to acquire or to maintain its acquisition of portions of Eurodollar Tranches hereunder; provided, however, that such change may be made in such manner that such Lender, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

SECTION 2.18. Inability to Determine Eurodollar Rate. In the event that: (i) the Administrative Agent determines, in consultation with each Funding Agent, that those means specified in the definition of “LIBOR Rate” do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) either (or both) Funding Agents notify the Administrative Agent that the Eurodollar Rate for any Tranche Period will not adequately reflect the cost to the Related Lenders of making or maintaining such Loans for such Tranche Period, the Administrative Agent shall forthwith so notify the Borrower, whereupon each Eurodollar Tranche for such Lenders will automatically, on the last day of the current Tranche Period for such Loan, convert into a BR Tranche and the obligations of such Lenders to make Eurodollar Tranches or to convert BR Tranches into Eurodollar Tranches shall be suspended until the Administrative Agent shall notify the Borrower that such Funding Agent(s) determined that the circumstances causing such suspension no longer exist.

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SECTION 2.19. Reduction and Increase of the Funding Limits.

(a) The Borrower may, upon not less than five (5) days’ irrevocable prior notice to the Administrative Agent, permanently reduce all or any portion of the Aggregate Funding Limit, provided that (i) any partial reduction of the Aggregate Funding Limit must be in an aggregate amount of $1,000,000 or any greater amount that is an integral multiple of $1,000,000, (ii) each such reduction shall be applied to the Funding Limits of all of the CP Conduit Lenders pro rata in proportion to such Lender’s Funding Limit, and (iii) the Administrative Agent shall have promptly given the Funding Agents and the Collection Agent notice of any such reduction of the Aggregate Funding Limit.

(b) The Funding Limit of a CP Conduit Lender may be increased from time to time to such amount as the Borrower and such CP Conduit Lender each, in its sole discretion, may agree. Nothing contained in this Agreement shall be deemed to obligate any party to agree to any increase proposed by any other party. Any such increase shall be effected by the Borrower, the Administrative Agent, the related Funding Agent and each CP Conduit Lender whose Funding Limit will be increased entering into an appropriate document reflecting such increase, whereupon the Borrower will deliver a new Revolving Credit Note to such CP Conduit Lender in exchange for the Revolving Credit Note outstanding prior to such increase. The Administrative Agent will promptly give the Lenders, the Borrower and the Collection Agent, notice of any increase of the Funding Limits. With respect to any increase of the Funding Limit of a CP Conduit Lender, it shall be a condition precedent to the effectiveness of any such increase that the APA Banks with respect to such CP Conduit Lender effect a corresponding increase in their Commitments under the related Asset Purchase Agreement.

SECTION 2.20. Taxes.

(a) Any and all payments by the Borrower under this Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the related Funding Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Funding Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under this Agreement under laws (including any statute, treaty or regulation) in effect on the Signing Date (or, in the case of an Conduit Assignee or Acquiring Lender, the date such assignment or transfer, as the case may be, is effective) applicable to such Lender or Funding Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Signing Date (or the date of such transfer or assignment) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender’s Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under this Agreement to any Lender or Funding Agent, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under

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this Section 2.20) such Lender or Funding Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (A) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (B) the Borrower shall deliver to the relevant Funding Agent evidence of such payment; provided, however, that (x) if the Borrower pays any additional amounts under this Section 2.20(a) (a “Tax Payment”), and (y) a Lender determines that it has effectively obtained a refund of taxes or a credit against taxes on its overall net income by reason of such Tax Payment (a “Tax Credit”), and (z) such Lender is reasonably able to identify such Tax Credit as being attributable to the Tax Payment, then such Lender shall reimburse to the Borrower such proportion of such Tax Credit (net of such Lender’s reasonable costs and expenses in obtaining such Tax Credit) as such Lender determines will leave such Lender, after such reimbursement, in no better and no worse position than that in which it would have been if such Tax Payment had not been required. The Borrower shall repay any amount paid to it pursuant hereto promptly upon receipt of notice from the relevant Lender if all or part of the relevant Tax Credit is subsequently disallowed or cancelled. Nothing herein contained shall interfere with the right of any Lender to arrange its tax and other affairs in whatever manner it shall think fit, and no Lender shall be under any obligation to disclose any information regarding the organization of its affairs.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States, the United Kingdom or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under this Agreement or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

(c) The Borrower will pay and hold itself responsible for and will seek no indemnity from the Lenders of the Administrative Agent in respect of Stamp Duty which is required to be paid in order to secure the stamping of any Relevant Document for any of the following purposes:

(i)	allowing the Relevant Document in question to be produced in evidence in proceedings in the United Kingdom where this is required in order to enable the Borrower to enforce its rights in respect of any Receivables against the Obligors and either:

(a)

the judge, arbitrator or other person responsible for the determination of such proceedings has ruled that an executed original or counterpart of the document in question must be produced in evidence as aforesaid (provided that if an appeal against the ruling is permissible and the Borrower so requests, and on the condition that the Borrower indemnifies each Lender or the Administrative Agent, as the case may be, to its respective satisfaction on an after-tax basis for all costs involved in such an appeal, each Lender or the Administrative Agent, as the case may

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be, will pursue such an appeal pending which neither the Lenders nor the Administrative Agent, as the case may be, will cause an executed original or counterpart of the document in question to be produced in evidence as aforesaid); or

(b)	the rules governing the conduct of such proceedings provide that a certified unstamped copy of the Relevant Document in question or any other form of evidence of the matters which are the subject of such proceedings cannot be produced as adequate evidence for the purposes of such proceedings; or

(ii)	complying with a requirement imposed by any judicial or governmental authority for the Relevant Document in question to be stamped before it will be taken into account for the purpose of determining any liability of the Borrower to taxation (subject to the Borrower taking reasonable steps to resist or avoid such requirement (insofar as it is able to do so whilst fully complying with its obligations under applicable law and practice and without causing any material prejudice (actual or potential) to its interests)).

(d) The Borrower will indemnify each Lender and each Funding Agent for the full amount of Taxes excluding any Taxes imposed on or calculated by reference to the overall income, profits or gains of the indemnified party, including income, profits or gains attributable to any part of its business (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Lender or Funding Agent (as the case may be) in respect of amounts paid by the Borrower hereunder and any liability (including for penalties, interest and expenses, subject to the indemnified party taking all reasonable steps to avoid and mitigate the same) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, subject to the indemnified party taking all reasonable and lawful steps to challenge any wrongful or incorrect assertions of liability. This indemnification shall be made within thirty (30) days from the date the Administrative Agent, on behalf and at the direction of such Lender or Funding Agent (as the case may be), makes written demand therefor.

(e) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

(f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.20 shall survive the payment in full of the Loans.

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(g) Prior to the Closing Date, in the case of each Non-U.S. Lender that is a signatory hereto, and on the date on which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent (in consultation with each Funding Agent), each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed copies of: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form); or (iii) or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender’s entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under this Agreement. Unless the Borrowers and the Administrative Agent (in consultation with the Funding Agents) have received forms or other documents satisfactory to them indicating that payments under this Agreement to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent (in consultation with the Funding Agents) shall withhold taxes from such payments at the applicable statutory rate.

(h) Any Lender claiming any additional amounts payable pursuant to this Section 2.20 or, in the event that (i)(A) any Lender makes a claim under Section 2.21 or Section 2.22, or (B) it becomes illegal for any Lender to continue to fund or maintain any Eurodollar Tranche and (ii) the Administrative Agent notifies Borrower pursuant to Section 2.17, such Lender shall, in consultation with the related Funding Agent, and the Borrower (upon the Borrower’s written request) use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), including changing the jurisdiction of its Applicable Lending Office or substituting another financial institution reasonably acceptable to the Borrower, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (other than minor costs and expenses of an administrative nature).

SECTION 2.21. Increased Costs. If at any time any Lender or Sheffield Assignee shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender or Sheffield Assignee with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law, but if not having the force of law, being one compliance with which is in accordance with the usual practices of Persons to whom such guideline, request or directive is intended to apply, in each case, occurring after the Signing Date), there shall be any increase in the cost to such Lender or Sheffield Assignee of agreeing to make or making, funding or maintaining any Eurodollar Tranche (including on an indirect basis), then the Borrower shall from time to time, within three

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(3) Business Days after demand by the Administrative Agent (at the request of such Lender or Sheffield Assignee (with a copy of such demand to the Funding Agents)), pay to the related Funding Agent for the account of such Lender or Sheffield Assignee additional amounts sufficient to compensate such Lender or Sheffield Assignee for such increased cost. A certificate as to the amount of such increased cost, including reasonable details as to the computation of such cost, submitted to the Borrower and the Administrative Agent by such Lender or Sheffield Assignee shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.22. Capital Adequacy. If at any time any Lender or Sheffield Assignee determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law, but if not having the force of law, being one compliance with which is in accordance with the usual practices of Persons to whom such guideline, request or directive is intended to apply, in each case, occurring after the Signing Date) shall have the effect of reducing the rate of return on such Lender’s or Sheffield Assignee’s (or any corporation controlling such Lender’s or Sheffield Assignee’s) capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon within three (3) Business Days after demand by the Administrative Agent (at the request of such Lender or Sheffield Assignee (with a copy of such demand to the Funding Agents)), the Borrower shall pay to the related Funding Agent for the account of such Lender or Sheffield Assignee, from time to time as specified by such Lender or Sheffield Assignee, additional amounts sufficient to compensate such Lender or Sheffield Assignee for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender or Sheffield Assignee shall be conclusive and binding for all purposes absent manifest error.

SECTION 2.23. Hedging. The Borrower hereby assigns to each Funding Agent the right to enter into Hedging Agreements on the Borrower’s behalf. Each Funding Agent shall, on behalf of the Borrower, enter into Hedging Agreements on such terms and with such hedge counterparties as may be approved by such Funding Agent. On the date of each Incremental Borrowing, the Borrower shall irrevocably assign to the Administrative Agent, on behalf of the Lenders, all of the Borrower’s rights and obligations under each Hedging Agreement relating to the Receivables conveyed on the date of such Incremental Borrowing. The Collection Agent shall provide the Administrative Agent with written notice confirming the amounts, if any, to be paid by or to a hedge counterparty on each Settlement Date and any early termination date.

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ARTICLE III

Representations and Warranties

SECTION 3.01. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to each Funding Agent and each Lender that:

(a) Limited Liability Company Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and, where appropriate, in good standing under the laws of the jurisdiction of its organization; (b) is duly qualified and in good standing under the laws of each jurisdiction where such qualification is necessary; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable and material Requirements of Law; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Official Body having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof.

(b) Power; Authorization; Enforceable. The execution, delivery and performance by Borrower of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby:

(i) are within the Borrower’s corporate, limited liability company, partnership or other powers;

(ii) have been or, at the time of delivery thereof will have been duly authorized by all necessary Limited Liability Company action, including the consent of members where required;

(iii) do not and will not (A) contravene the Borrower’s Constituent Documents, (B) violate any other Requirement of Law applicable to the Borrower (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Official Body or arbitrator applicable to the Borrower, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of the Borrower or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of the Borrower or any of its Subsidiaries, other than Permitted Liens; and

(iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Official Body or any other Person, and which have been or will be, prior to the Signing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent, and each of which on the Signing Date and of the date of each Incremental Borrowing

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thereafter will be in full force and effect and, with respect to the Collateral, filings required to perfect the security interest in the Collateral.

This Agreement has been, and each of the other Transaction Documents to which it is a party and each Notice of Borrowing will have been upon delivery thereof, duly executed and delivered by the Borrower. This Agreement is, and the other Transaction Documents to which it is a party and each Notice of Borrowing will be, when delivered hereunder, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(c) Perfection. As of the Closing Date and each Incremental Borrowing thereafter, the Borrower shall be the owner of all of the Receivables, free and clear of all Adverse Claims other than Permitted Liens. In the case of the first Loan, on the date thereof, the financing statements described in Sections 4.01(c), 4.01(d), 4.01(e) and 4.01(f) below shall have been executed and delivered by the Borrower and/or the Contributor, as applicable, to the Administrative Agent or its representatives for filing in the appropriate offices by or on behalf of each Lender. Following the filing of such financing statements, on or prior to the date of each Loan and each recomputation of the Outstanding Loans, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Lenders against all creditors of, and purchasers from, the Borrower and the Contributor will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(d) Accuracy of Information. All information heretofore furnished by or on behalf of the Borrower or the Collection Agent on its behalf (including, without limitation, the Settlement Statements, any reports delivered pursuant to Section 2.11 hereof and the Borrower’s financial statements) to the Lenders for purposes of, or in connection with, this Agreement and the other Transaction Documents are, and all such information hereafter furnished by or on behalf of the Borrower to the Lenders will be, true and accurate in every material respect, on the date such information is stated or certified.

(e) Tax Status. The Borrower has filed all material tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges other than taxes or filings contested in good faith or taxes which are not yet due and payable, and for which adequate reserves have been established in accordance with GAAP.

(f) Litigation. There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower before any court, Official Body or arbitrator. The performance of any action by the Borrower required or contemplated by any of this Agreement or any Transaction Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

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(g) Use of Proceeds. No proceeds of any Loan will be used by the Borrower to acquire any security in any transaction which violates Regulation T, U or X of the Federal Reserve Board.

(h) Place of Business. The principal place of business and chief executive office of the Borrower are located at the address of the Borrower indicated in Section 8.03 hereof, and the offices where the Borrower keeps all its Records, are located at the address(es) described on Exhibit G or such other locations notified to the Administrative Agent in accordance with Section 2.08 hereof in jurisdictions where all action required by Section 2.08 hereof has been taken and completed.

(i) Good Title. As of the Closing Date, after the filing in the appropriate offices of the financing statements described in Sections 4.01(c), (d), (e) and (f) below, and with respect to each Incremental Borrowing subsequent to such filing and each recomputation of the Outstanding Loans, the Administrative Agent, on behalf of each Lender, shall acquire (A) a valid and perfected first priority security interest or (B) a first priority perfected security interest in each Receivable that exists on the date of such Incremental Borrowing and recomputation and in the Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim, other than Permitted Liens.

(j) Trade Names, etc. As of the date of each Incremental Borrowing: (i) the Borrower’s chief executive office is located at the address for notices set forth in Section 8.03 hereof; and (ii) the Borrower has, within the last five (5) years, operated only under the trade names identified in Exhibit H hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit H hereto.

(k) Nature of Receivables. Each Receivable (i) represented by the Borrower to be an Eligible Receivable (included in any Settlement Statement or other report delivered pursuant to Section 2.11 hereof) or (ii) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of “Eligible Receivable.”

(l) Coverage Requirement. The Percentage Factor does not exceed the Maximum Percentage Factor.

(m) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

(n) Not an Investment Company. The Borrower is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

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(o) ERISA. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

(p) Lock-Box Accounts and UK Collection Accounts. The names and addresses of all the Lock-Box Banks and the UK Collection Account Banks, together with the account numbers of (i) the Lock-Box Accounts at such Lock-Box Banks, and (ii) the UK Collection Account at such UK Collection Account Banks, are specified in Exhibit B hereto (or at such other Lock-Box Banks, UK Collection Account Banks and/or with such other Lock-Box Accounts or UK Collection Accounts as have been notified to each Lender and for which Lock-Box Agreements or UK Collection Account Agreement, as applicable, have been executed in accordance with Section 2.08(b) hereof and delivered to the Collection Agent). Other than with respect to the Atlas Receivables during the Atlas Transition Period, all Obligors have been instructed to make payment to a Lock-Box Account or a UK Collection Account, as applicable, and only Collections are deposited into a Lock-Box Account or a UK Collection Account, as applicable.

(q) Bulk Sales. No transaction contemplated hereby or by the Contribution Agreement requires compliance with any “bulk sales” act or similar law.

(r) Transfers Under Contribution Agreement. Each Receivable which has been transferred to the Borrower by the Contributor has been transferred pursuant to, and in accordance with, the terms of the Contribution Agreement.

(s) Preference; Voidability. The Borrower shall have given reasonably equivalent value to the Contributor in consideration for the transfer to the Borrower of the Collateral from the Contributor, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Contributor to the Borrower, and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended (the “Bankruptcy Code”).

(t) Subsidiaries. The Borrower shall not have any subsidiaries.

(u) Stamp Duty Group. Each member of the Stamp Duty Group is associated (within the meaning of Section 42 of the United Kingdom Finance Act 1930 (as amended)) with each other member of the Stamp Duty Group.

(v) Clifford Chance Tax Opinion. The statements of fact assumed in assumptions 6, 7-11 (inclusive), 16, 18, 18A, 29, 31 and 32 of the Clifford Chance Tax Opinion are correct so far as they relate to the Stamp Duty Group and its Affiliates. For the avoidance of doubt, no representation is made in this sub-paragraph (v) in respect of matters of law or legal judgment

(w) No material adverse change has occurred with respect to the business, operations, property or condition (financial or otherwise) of the Borrower since the Closing Date provided that, for the avoidance of doubt, it shall not be considered a material adverse change if the performance of the Receivables owned by the Borrower

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deteriorates for the purposes of the tests in respect of the Termination Events set out in Sections 7.01(k), (l) or (p) (other than as a result of the actions and/or omissions of the Borrower or its Affiliates, including without limitation, a relaxation in the Credit and Collection Policies which is not contemplated in Clause 6.5 of the Contribution Agreement) but such deterioration does not cause the tests set out in any of such sections to be breached.

(x) There are no circumstances in existence which could cause the Borrower to have any liability under Section 132 of the Finance Act 1988.

Any document, instrument, certificate or notice delivered to the Administrative Agent or any Lender by the Borrower or any agent of the Borrower hereunder shall be deemed a representation and warranty by the Borrower.

SECTION 3.02. Reaffirmation of Representations and Warranties by the Borrower. On each day that a Incremental Borrowing is made hereunder, the Borrower, by delivery of a Notice of Borrowing and by accepting the proceeds of such Incremental Borrowing, whether delivered to the Borrower pursuant to Section 2.02(a) or Section 2.05 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.01 hereof are true and correct on and as of such day as though made on and as of such day.

ARTICLE IV

Conditions Precedent

SECTION 4.01. Conditions to Effectiveness. This Agreement shall become effective on the first day on which special consent shall have been obtained from the United Kingdom Treasury (pursuant to section 765 of the United Kingdom Income and Corporation Taxes Act 1988) to the entry by the Borrower into this Agreement and the raising of loans by the Borrower in accordance with the terms hereof and such consent shall not have been withdrawn or revoked in whole or in part and the Administrative Agent shall have received the following documents, instruments and fees, all of which shall be in a form and substance acceptable to each Funding Agent:

(a) A certificate of the Secretary or Assistant Secretary of the Borrower in substantially the form of Exhibit J-1 hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which certificate the Lenders may conclusively rely until such time as the Administrative Agent shall receive from the Borrower a revised certificate meeting the requirements of this clause (a) (i)), (ii) a copy of the Borrower’s Certificate of Formation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Borrower’s Limited Liability Company Agreement, (iv) a copy of resolutions of the Board of Directors of the Borrower approving this transaction and (v) certificates of the Secretary of State of the

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State of Delaware certifying the Borrower’s good standing under the laws of the State of Delaware.

(b) A certificate of the Secretary or Assistant Secretary of the Contributor in substantially the form of Exhibit J-2 hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which certificate the Lenders may conclusively rely until such time as the Administrative Agent shall receive from the Contributor a revised certificate meeting the requirements of this clause (b) (i)), (ii) a copy of the Contributor’s Certificate of Formation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Contributor’s Limited Liability Company Agreement, (iv) a copy of resolutions of the Board of Directors of the Contributor approving this transaction and (v) certificates of the Secretary of State of the State of Delaware certifying the Contributor’s good standing under the laws of the State of Delaware.

(c) A form of opinion of Clifford Chance Rogers & Wells LLP, special counsel to the Borrower and the Contributor, regarding substantive consolidation and “true contribution” between the Contributor and the Borrower.

(d) An opinion of Clifford Chance Rogers & Wells LLP, special counsel to the Borrower and the Contributor, regarding enforceability of the Transaction Documents to which each is a party and other corporate matters.

(e) An executed copy of this Agreement and each other Transaction Document to be executed by the Borrower and/or the Contributor in substantially the form annexed hereto with such amendments and modifications as shall be acceptable to the Funding Agents.

(f) A document signed by an Affiliate of the Borrower which is resident in the United Kingdom containing statements substantially in the form contemplated in Part IX of the Clifford Chance Tax Opinion relating to section 767A and section 767AA United Kingdom Income and Corporation Taxes Act 1988, section 132 Finance Act 1988 and Schedule 28 Finance Bill 2000.

SECTION 4.02. Conditions Precedent to Incremental Borrowings. As a condition precedent to the Closing Date, such date shall be on or before February 28, 2001, no Termination Event shall have occurred and special consent shall have been obtained from the United Kingdom Treasury (pursuant to section 765 of the United Kingdom Income and Corporation Taxes Act 1988) to the entry by the Borrower into this Agreement and the raising of loans by the Borrower in accordance with the terms hereof and such consent shall not have been withdrawn or revoked in whole or in part and the Administrative Agent shall have received the following documents, instruments and fees, all of which shall be in a form and substance acceptable to each Funding Agent:

(a) Evidence that the fees specified in the Fee Letters for payment on or prior to the Closing Date have been paid.

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(b) Copies of proper financing statements (Form UCC-1), dated a date on or prior to the Closing Date, naming the Borrower as the debtor, the Administrative Agent, on behalf of the Lenders, as secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent (in consultation with each Funding Agent), desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Administrative Agent’s security interest in the Collateral.

(c) Copies of proper financing statements (Form UCC-1), dated a date on or prior to the Closing Date, naming the Contributor as debtor, the Borrower as secured party, and the Administrative Agent, as assignee of the secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent (in consultation with each Funding Agent), desirable under the relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Borrower’s ownership or security interest in the Collateral.

(d) Copies of Form 395 (pursuant to UK Companies Act 1985, as amended).

(e) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in the Collateral previously granted by the Borrower.

(f) Copies of proper financing statements (Form UCC-3), if any, necessary to release all security interests and other rights of any person in the Collateral previously granted by the Contributor.

(g) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent (in consultation with each Funding Agent)), dated a date on or prior to the Closing Date, listing all effective financing statements which name the Borrower and the Contributor (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (e) or (f) above together with copies of such financing statements (none of which shall cover any Receivables, Related Security or Contracts).

(h) Executed copies of the Lock-Box Agreements and UK Collection Account Agreements relating to each of the Lock-Box Banks and the Lock-Box Accounts and the UK Collection Account Banks and UK Collection Account Agreements.

(i) (i) Opinions of Clifford Chance Rogers & Wells LLP, special counsel to the Contributor and the Borrower, respectively, regarding the valid creation of the security interest granted by the Contributor to the Borrower and the security interest granted by the Borrower to the Administrative Agent, and (ii) opinions of special California counsel (acceptable to the Administrative Agent) to the Contributor and the Borrower, respectively, regarding perfection and priority of such security interests.

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(j) An opinion of Clifford Chance Rogers & Wells LLP, special counsel to the Borrower and the Contributor, regarding substantive consolidation and “true contribution” between the Contributor and the Borrower, substantially in the form delivered pursuant to Section 4.01 hereof.

(k) A certificate of the secretary or assistant secretary of the Contributor certifying that Contributor maintains disaster recovery systems and backup computer and other information management systems reasonably satisfactory to the Lenders to protect the Contributor’s business against material interruption or loss or destruction of its primary computer and information management systems.

(l) A Daily Report for the previous Business Day.

(m) Evidence that Hedging Agreements are in place and effective.

(n) Evidence that the Borrower is in compliance with Section 5.01(n) hereof.

(o) Evidence that all conditions precedent to the effectiveness of the Contribution Agreement and each of the Receivables Purchase Agreements have been satisfied.

(p) Evidence that the Contributor has purchased all of the outstanding ownership interests in the Borrower.

(q) If the Closing Date (i) is prior to the fourteenth (14th) day of the month in which such date occurs, a Settlement Statement for the two (2) prior months, and (ii) is on or following to the fourteenth (14th) day of the month in which such date occurs, a Settlement Statement for the prior month.

(r) Evidence that the rights and obligations of the Collection Agent have been assigned to MEMEC LLC and MEMEC LLC has (i) accepted such assignment, (ii) affirmed to each Lender that its representations and warranties made to the Borrower in Article IV of the Contribution Agreement are true and correct, (iii) affirmed to each Lender that it has complied with its covenants made to the Borrower in Article V of the Contribution Agreement, and (iv) fulfilled all the obligations of the Collection Agent hereunder.

(s) Evidence that the Borrower has entered into an Intercreditor Agreement and the Borrower Security Agreement and Debenture (each as defined in the Credit Agreement) each in a form and substance satisfactory to the Funding Agents.

(t) Such other documents, instruments, certificates and opinions as each Funding Agent shall reasonably request.

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ARTICLE V

Covenants

SECTION 5.01. Affirmative Covenants of the Borrower. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Outstanding Loans has been reduced to zero, all accrued Interest, Servicing Fees, Program Fees and all Aggregate Unpaids shall have been paid in full, in cash, unless the Administrative Agent (in consultation with each Funding Agent) shall otherwise consent in writing:

(a) Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent:

(i) Annual Reporting. Within one hundred fifty (150) days after the close of the Borrower’s Fiscal Year, audited financial statements, prepared in accordance with GAAP consistently applied, including balance sheets as of the end of such period, related statements of operations, shareholder’s equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Administrative Agent (in consultation with each Funding Agent), prepared in accordance with GAAP and any management letter prepared by said accountants and by a certificate of said accountants stating that, (A) such financial statements fairly present the financial position of the Borrower as at the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the accountants shall concur and which shall have been disclosed in the notes to the financial statements), and (B) in the course of the foregoing, nothing has come to their attention to cause such accountants to believe that (x) any Termination Event or Potential Termination Event has occurred, or (y) the servicing of the Receivables has not been conducted in compliance with this Agreement; provided that if, in the opinion of such accountants, (I) any Termination Event or Potential Termination Event shall exist, or (II) the servicing of the Receivables has not been conducted in accordance with this Agreement, said accountants shall provide an alternate certificate stating their reasons believing (x) and (y) above and explaining the nature and status thereof.

(ii) Quarterly Reporting. Within sixty (60) days after the end of each fiscal quarter of the Borrower, unaudited balance sheets as at the close of each such period and related statements of operations, shareholders’ equity and cash flows (in each case, prepared in accordance with GAAP) for the period from the beginning of such fiscal quarter to the end of such quarter, all certified by its senior financial officer.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Borrower’s

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director stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Borrower or and (y) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

(iv) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) Business Days after the actual knowledge of a Responsible Officer of the Borrower of the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer of the Borrower setting forth details of such Termination Event or Potential Termination Event and the action which the Borrower has taken or proposes to take with respect thereto.

(v) Other Information. Such other information (including non-financial information) as Administrative Agent (at the request of either Funding Agent) may from time to time reasonably request with respect to the Contributor, the Borrower or any Subsidiary of any of the foregoing; provided that after a PARCO Termination Event such information shall also be provided to each of the PARCO APA Banks at each such PARCO APA Bank’s expense.

(b) Conduct of Business. The Borrower shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c) Compliance with Laws. The Borrower shall comply with all applicable Requirements of Law, Contractual Obligations and Permits.

(d) Furnishing of Information and Inspection of Records. The Borrower shall furnish to the Administrative Agent from time to time such information with respect to the Receivables as the Administrative Agent (in consultation with the Funding Agents) may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with an aging of Receivables (in the case of UK Receivables, based upon days past the original due date, and in the case of all other Receivables, based upon days past original invoice date). The Borrower will at any time and from time to time during regular business hours and upon reasonable notice permit the Administrative Agent or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Borrower for the purpose of examining such Records, and to discuss matters relating to Receivables or the Borrower’s performance hereunder and under the other Transaction Documents to which the Borrower is a party with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters.

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(e) Keeping of Records and Books of Account. The Borrower shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Borrower shall give the Administrative Agent prompt notice of any change in the administrative and operating procedures of the Borrower referred to in the previous sentence to the extent such change may have a Material Adverse Effect.

(f) Performance and Compliance with Contracts. The Borrower, at its expense, shall instruct the Collection Agent to, and to the extent applicable, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by the Borrower under the Contracts related to the Receivables.

(g) Collections. The Borrower shall maintain, and keep in full force and effect, each Lock-Box Agreement and UK Collection Account Agreement to which it is a party, except to the extent otherwise permitted under the terms of this Agreement and the other Transaction Documents. The Borrower shall instruct the Collection Agent to (i) instruct all Obligors to cause all Collections, other than Collections remitted directly to the Borrower and other than Collections with respect to the Atlas Receivables during the Atlas Transition Period, to be deposited directly to a Lock-Box Account or the UK Collection Account, as applicable, and (ii) hold in trust, and deposit immediately (but in any event no later than twenty-four (24) hours of its receipt thereof) to a Lock-Box Account or a UK Collection Account, as applicable, all Collections received from time to time by the Borrower.

(h) [Reserved.]

(i) Corporate Documents. The Borrower shall only amend, alter, change or repeal its Constituent Documents with the prior written consent of the Administrative Agent (in consultation with each Funding Agent), which shall not be unreasonably withheld.

(j) Separate Corporate Existence. The Borrower shall:

(i) Except as set forth in the Transaction Documents, maintain its deposit account or accounts, separate from those of any Affiliate and ensure that its funds will not be diverted to any Affiliate, nor will such funds be commingled with the funds of any Affiliate

(ii) To the extent that it shares any officers or other employees with any Affiliate, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among it and such

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Affiliate, and it and such Affiliate shall bear their fair shares of the salary and benefit costs associated with all such common officers and employees;

(iii) To the extent that it jointly contracts with any Affiliate to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly between it and such Affiliate and it and such Affiliate shall bear their fair shares of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of an Affiliate, the costs incurred in so doing shall be fairly allocated between it and such Affiliate in proportion to the benefit of the goods or services each is provided, and it and such Affiliate shall bear their fair shares of such costs. All material transactions between it and an Affiliate, whether currently existing or hereafter entered into, shall be only on an arm’s length basis;

(iv) Maintain office space separate from the office space of any Affiliate (but which may be located at the same address as an Affiliate). To the extent that it and any Affiliate have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses;

(v) Issue financial statements separate from any financial statements issued by any Affiliate;

(vi) Conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding regular and special members’ and directors’ meetings appropriate to authorize all company action, keeping separate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vii) Except as set forth in the Transaction Documents, not assume or guarantee any of the liabilities of any Affiliate; and

(viii) Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order (x) to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to it (and, to the extent within its control, to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Company) and (y) to comply with those procedures described in such provisions that are applicable to it; and

(ix) Ensure that no action is taken by the Borrower or any Affiliate which would or may result in (x) any member of the Stamp Duty Group

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ceasing to be associated with any other member or members of the Stamp Duty Group for the purposes of Section 42 Finance Act 1930 or (y) the provisions of Section 27 Finance Act 1967 applying to any transfer of UK Receivables made between members of the Stamp Duty Group.

(k) Enforcement of Contribution Agreement. The Borrower shall use its best efforts to enforce all rights held by it under the Contribution Agreement and shall not waive any breach of any covenant contained in Section 5.01 thereunder without the written consent of the Administrative Agent (in consultation with each Funding Agent).

(l) Transfer by the Contributor. With respect to any Receivable transferred by the Contributor to the Borrower, the Borrower shall, and shall cause the Contributor to, effect such transfer under, and pursuant to the terms of, the Contribution Agreement including, without limitation, the crediting to a distributable assets ledger maintained by the Borrower of an amount equal to the reasonably equivalent value of the Receivables transferred by the Contributor, in accordance with the terms of the Contribution Agreement.

(m) Additional Security Documentation. The Borrower shall, at its own expense, promptly take or cause to be taken such actions as may be necessary or desirable, in the reasonable judgment of and at the request of the Administrative Agent (in consultation with each Funding Agent), (A) to create and maintain a valid and perfected first priority security interest covering the Collateral and (B) to preserve and protect fully the perfected first priority security interest of the Administrative Agent, on behalf of the Lenders, with respect to the Collateral including, without limitation, the execution and filing of all necessary instruments, necessary to be kept and filed in such manner and in such places as may be required by law to preserve, protect and perfect fully such security interest.

(n) Further Assurances. The Borrower at its own expense, shall, upon the request of the Administrative Agent (in consultation with each Funding Agent), from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, within a reasonable time period of such request, such amendments or supplements to this Agreement and the Contribution Agreement and, on and prior to the Closing Date, such further instruments and take such further action as may be reasonably necessary (as determined by the Funding Agents in consultation with the Borrower), including, without limitation, the submission of any documents for adjudication by the United Kingdom Stamp Office on a date after the enactment of the UK Finance Bill 2000, to obtain the confirmation of the current ratings assigned to the Commercial Paper (on an unwrapped basis), to the extent such ratings are attributable to the transactions contemplated hereby and the other Transaction Documents. In furtherance of the foregoing and thereafter from time to time as may be necessary, the Borrower shall (i) cooperate with each of S&P and/or Moody’s in connection with any review of the Transaction Documents which may be undertaken by S&P and/or Moody’s prior to the Closing Date and (ii) provide each of S&P and Moody’s with such information or access to such information as they may reasonably request in connection with any future review of the ratings referred to above.

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(o) Termination of Contribution Agreement. Upon the occurrence of a Termination Event or Potential Termination Event under the Contribution Agreement or any Receivables Purchase Agreement (as each such term is defined in the Contribution Agreement or Receivables Purchase Agreement, as applicable), the Borrower shall, and shall cause the Contributor to, take any action with respect to such Termination Event or Potential Termination Event only at the direction of the Administrative Agent, on behalf of the Lenders.

(p) Applicability of Stamp Duty Provisions. The following provisions of this Section 5.01(p) through 5.01(s) shall apply if, at any time after the date of this Agreement, any circumstances arise or become known to the Borrower or the Collection Agent which give either of them reason to believe that any Relevant Document does not or (in the case of a Relevant Document not yet executed at the relevant time) would not qualify for Section 42 Exemption. For the purposes of the foregoing (and for the avoidance of doubt):

(i) the circumstances referred to shall include, so far as relevant, any failure by the United Kingdom Stamp Office to adjudicate a Relevant Document as being free of any United Kingdom Stamp Duty where a Rating Agency has required that such a document should be so adjudicated as an indication that Section 42 exemption is available for the Relevant Documents as a condition of maintaining or granting an Appropriate Rating, any change in law or official practice, any transaction entered into by the Borrower or any of its Affiliates or the Borrower or the Collection Agent becoming aware of any legal rule or legal interpretation not mentioned in the Tax Opinion; and

(ii) the reference to any Relevant Document includes both documents which have been executed at the relevant time and documents which may be required to be executed thereafter for the purposes mentioned in the definition of “Relevant Document”.

(q) Stamp Duty Confirmation. Where Section 5.01(p) applies, the Borrower shall:

(i) notify the Administrative Agent of the relevant circumstances promptly after becoming aware of the same; and

(ii) instruct Clifford Chance (or any other Tax Adviser) to confirm (so far as it is able) in a manner acceptable to the Administrative Agent (acting reasonably) that:

(A) where the Tax Opinion considers the application of stamp duty to the Relevant Document in question, the circumstances mentioned in Section 5.01(p) above do not require the Tax Opinion to be altered or qualified in any way as regards that Relevant Document;

(B) where the Tax Opinion does not consider the application of stamp duty to the Relevant Document in question, the document in

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questions fulfils (or, as the case may be, would fulfil) the conditions for being eligible to be adjudicated free of ad valorem stamp duty under section 42 of Finance Act 1930; or

(C) in either case, it would not be necessary to produce the document in question (I) as evidence in a court in the United Kingdom in order to enable the Borrower to enforce its rights in respect of the Receivables against the Obligors or (II) where relevant, for any of the purposes described in Section 2.20(c)(ii);

and, if such confirmation cannot be given, to advise as to the amount of stamp duty (including any interest and penalties) which would be chargeable on the Relevant Document in question (the “Applicable Stamp Duty Amount” in relation to that document) and additionally as to the amount of Stamp Duty which is chargeable on any Existing Relevant Document.

(r) Stamp Duty Termination Event. Where the Borrower notifies the Administrative Agent pursuant to Section 5.01(q)(i) above, a Termination Event shall be deemed to occur on the expiry of a period of ninety (90) Business Days after the date of receipt of such notice (the “Cure Period”) unless, before such expiry, one of the conditions set out in Section 5.01(r)(i)(ii), (iii) or (iv) below is satisfied:

(i) the Borrower shall have received an opinion from Clifford Chance (or any other Tax Adviser) containing a confirmation in the terms set out in Section 5.01(q)(ii)(a), (b) or (c) above and either

(A) where any debt which is secured on the debt under this Agreement is already rated by the Rating Agencies on a basis which takes into account this Agreement without reference to any credit support provided through the PARCO Asset Purchase Agreement and the Sheffield Asset Purchase Agreement, the Rating Agencies have confirmed such opinion is adequate to maintain the existing rating; or

(B) where such debt is not yet rated, the Rating Agencies have confirmed that such opinion is adequate to allow them to grant an Appropriate Rating on such a basis, without a Rating Agency requirement for additional adjudication of the Stamp Office indicating the Section 42 Exemption is available for Relevant Documents; or

(ii) the Borrower shall (and, if applicable, shall have procured that the Collection Agent, the Contributor and any Affiliate of the Borrower shall) have altered the relationships between members of the Stamp Duty Group with a view to ensuring that Section 42 Exemption is available in relation to any Relevant Documents (such exemption to be confirmed by the delivery acceptable to the Rating Agency of an appropriate tax opinion if requested by the Administrative Agent together with, if required by any Rating Agency, evidence of an adjudication of a Relevant Document (specified by the Rating Agencies) by the

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Stamp Office indicating that Section 42 Exemption is available for Relevant Documents; or

(iii) the Borrower shall have agreed with the Administrative Agent what amount should be credited to the Stamp Duty Reserve Account in order to provide against any possible requirement for stamp duty to be paid on any Relevant Document referred to in Section 5.01(q) above and the said amount shall have been credited to the Stamp Duty Reserve Account; provided that:

(A) the Administrative Agent undertakes to act reasonably in agreeing the said amount having regard to (inter alia) the Applicable Stamp Duty Amount referred to in Section 5.01(q)(ii) above and any requirements of the Rating Agencies; and

(B) the amount to be credited to the Stamp Duty Reserve Account in accordance with this Section 5.01(r)(iii) shall not exceed 8% of the Outstanding Balance of all Receivables; or

(iv) the Borrower and Administrative Agent shall have agreed what change should be made to the Percentage Factor in order to reflect the relevant circumstances referred to in Section 5.01(p).

No Offer Letter may be delivered during the Cure Period unless and until one of the conditions set out in (i), (ii), (iii) and (iv) above have been satisfied.

(s) Notwithstanding the provisions of Section 5.01(r) above, where the Borrower notifies the Administrative Agent pursuant to Section 5.01(q)(ii) above and such notification relates to any document which is an Existing Relevant Document, a Termination Event shall be deemed to occur immediately after the expiry of a period of seven (7) Business Days after the date of receipt of such notice unless, before such expiry, either:

(i) the Borrower shall have received an opinion from Clifford Chance (or any other Tax Advisor) containing a confirmation in the terms set out in Section 5.01(q)(ii)(A), (B) or (C) above in relation to such Existing Relevant Documents; or

(ii) the Borrower shall have agreed with the Administrative Agent (in consultation with the Funding Agents) what amount should be credited to the Stamp Duty Reserve Account in order to provide against any possible requirement for stamp duty to be paid on any Existing Relevant Document referred to in Section 5.01(q) above and the said amount shall have been credited to the Stamp Duty Reserve Account provided that:

(A) the Administrative Agent undertakes to act reasonably in agreeing the said amount having regard to, inter alia, the Applicable Stamp Duty Amount relating to Existing Relevant Documents referred to

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in Section 5.01(q)(ii) above and any requirements of the Rating Agencies; and

(B) the amount to be credited to the Stamp Duty Reserve Account in accordance with this Section 5.01(s) shall not exceed 8% of the Outstanding Balance of all Receivables which have already been acquired by the Borrower to which an Existing Relevant Document relates; or

(iii) the Receivables which are the subject of any Existing Relevant Documents referred to in Section 5.01(q) above are dealt with according to Clause 2.6 of the Contribution Agreement as if they were Ineligible Receivables (as defined in the Contribution Agreement) and an Adjustment Payment (as defined in the Contribution Agreement) is made to the Borrower in respect of such Receivables within seven (7) Business Days of the commencement of the Cure Period; or the Borrower and Administrative Agent shall have agreed what change should be made to the Percentage Factor in order to reflect the relevant circumstances referred to in Section 5.01(p).

(t) Funds shall be released from the Stamp Duty Reserve Account in the circumstances and in the amounts set out in this Section 5.01(t). In each case the relevant amount shall be released to the Borrower and the amount released shall cease to be subject to any security interests granted by the Borrower to or for the benefit of the Lenders or to any restrictions contained in the Transaction Documents over the assets of the Borrower. Amounts shall be released from the Stamp Duty Reserve Account as follows:

(i) if (A) any amount (or any part of an amount) standing to the credit of the Stamp Duty Reserve Account shall have been so credited in order to provide against the payment of stamp duty on any particular Relevant Document (such amount being the “Attributable Stamp Duty Reserve Amount” in relation to the Relevant Document in question); and

(B) the Contributor or the Borrower or any of their Affiliates (or any other person on their behalf) shall have paid any amount either:

(I) to the Inland Revenue in order to secure the stamping of the Relevant Document in question; or

(II) to any other person in order to indemnify that person for the payment of stamp duty on the Relevant Document in question:

an amount equal to the amount paid by the Contributor, the Borrower or any Affiliate (or on their behalf) as mentioned in (b) above (but not exceeding the relevant Attributable Stamp Duty Reserve Amount) shall be released to the Borrower.

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(ii) if any Relevant Document is adjudicated by the Inland Revenue as being free of ad valorem stamp duty and any amount standing to the credit of the Stamp Duty Reserve Account represents an Attributable Stamp Duty Reserve Amount in relation to that Relevant Document, the said amount shall be released provided that no amount shall be released from the Stamp Duty Reserve Account pursuant to this Section 5.01(t) if either of the Rating Agencies shall have indicated that such release would cause a downgrading of any debt which is secured on the debt under this Agreement;

(iii) subject to the written consent of the Administrative Agent acting reasonably, if the Rating Agencies shall confirm (following a request from the Borrower or otherwise) that the release of a given amount from the Stamp Duty Reserve Account would not cause a down-grading of any debt which is secured on the debt under this Agreement without reference to any credit support provided through the PARCO Asset Purchase Agreement and the Sheffield Asset Purchase Agreement.

(iv) if at any time the Borrower shall either (A) have no outstanding rights or claims against any Obligors and shall have ceased to acquire any rights in respect of Receivables, or (B) shall have discharged all of its liabilities under this Agreement and there is no prospect of any further Loans being made, any funds remaining in the Stamp Duty Reserve Account at that time shall be released.

SECTION 5.02. Negative Covenants of the Borrower. During the term of this Agreement, unless each Funding Agent shall otherwise consent in writing:

(a) No Sales, Liens, etc. Except as otherwise provided herein and in the Contribution Agreement, the Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim, other than Permitted Liens, upon (or the filing of any financing statement) or with respect to (x) any of the Collateral, or (y) any Lock-Box Account or the UK Collection Account.

(b) No Mergers, etc. The Borrower shall not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

(c) Change in Payment Instructions to Obligors; Deposits to Lock-Box Accounts or UK Collection Accounts. The Borrower shall not add or terminate any bank as a Lock-Box Bank or UK Collection Account Bank, as applicable, or any account as a Lock-Box Account or UK Collection Account, as applicable, to or from those listed in Exhibit B hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account or UK Collection Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or UK Collection Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Administrative Agent shall have received a Lock-Box Agreement or UK Collection Account Agreement, as applicable, executed by each new Lock-Box Bank, UK Collection Account Bank or an existing Lock-Box Bank or UK Collection Account Bank

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with respect to each new Lock-Box Account or UK Collection Account, as applicable. The Borrower shall not knowingly deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or UK Collection Account cash or cash proceeds other than Collections of Receivables.

(d) Change of Name, etc. The Borrower shall not change its name, identity or structure or the location of its chief executive office, unless at least sixty (60) days prior to the effective date of any such change the Borrower delivers to the Administrative Agent and the Collection Agent (i) such documents, instruments or agreements, executed by the Borrower as are necessary to reflect such change and to continue the perfection of the Administrative Agent’s ownership interests or security interests in the Collateral and (ii) new or revised Lock-Box Agreements and UK Collection Account Agreements executed by the Lock-Box Banks or UK Collection Account Bank which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in Section 2.08 hereof.

(e) Amendment to Contribution Agreement. The Borrower shall not, and shall not permit the Contributor to, amend, modify, or supplement the Contribution Agreement or any Receivables Purchase Agreement, except with the prior written consent of the Administrative Agent (in consultation with the Funding Agents); nor shall the Borrower take, or permit the Contributor to take, any other action under the Contribution Agreement or any Receivables Purchase Agreement that shall have a Material Adverse Affect on the Administrative Agent, either Funding Agent, any Lender or which is inconsistent with the terms of this Agreement.

(f) Other Debt. Except as provided for herein or in the Contribution Agreement, the Borrower shall not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Borrower representing fees, expenses and indemnities arising hereunder or under the Contribution Agreement in connection with the contribution of the Receivables; (ii) other indebtedness incurred in the ordinary course of its business to the extent permitted or required thereunder and under any other Transaction Document and (iii) additional indebtedness in an amount not to exceed $10,000.

(g) ERISA Matters. The Borrower shall not (i) engage or permit any of its ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Borrower or any ERISA Affiliate of the Borrower is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Borrower or any ERISA Affiliate of the Borrower under ERISA or the Code.

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(h) Sale Treatment. The Borrower shall not (i) account for (including for accounting purposes), or otherwise treat, the transactions contemplated by the Contribution Agreement in any manner other than as an absolute disposition of Receivables by the Contributor to the Borrower, or (ii) account for or otherwise treat the transactions contemplated hereby in any manner other than as a borrowing by the Borrower from the Lenders. In addition, the Borrower shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transaction contemplated hereby and by the Contribution Agreement and the interest of the Borrower and the Lenders in the Collateral.

(i) Separate Business. The Borrower shall not engage in any business not permitted by its Constituent Documents as in effect on the Signing Date.

(j) Limitation on Guarantee Obligations. The Borrower shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business and reimbursement and indemnification obligations in favor of the Administrative Agent, the Funding Agents or the Lenders as provided for under this Agreement and the other Transaction Documents), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise, except in connection with its indemnification obligations to the limited extent provided in its Constituent Documents; provided that any such indemnification shall be paid solely from funds available to the Borrower which are not otherwise needed to be applied to the payment of any amounts pursuant to this Agreement, shall be non-recourse other than with respect to proceeds in excess of the proceeds necessary to make such payment, and shall not constitute a claim against the Borrower to the extent that insufficient proceeds exist to make such payment.

(k) Limitation on Dividends and Other Payments. The Borrower shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of its share capital, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower (any of the foregoing, a “restricted payment”), unless (i) at the date such restricted payment is made, the Borrower shall have made all payments in respect of its obligations pursuant to this Agreement due and payable at such date, (ii) such restricted payment is effected in accordance with all corporate and legal formalities applicable to the Borrower and (iii) the Borrower maintains at such date Eligible Receivables in an amount equal to at least the product of the aggregate Outstanding Loans and the Dividend Test Ratio; provided, however, that (A) no restricted payment shall be made on any date if a Specified Potential Termination Event or a Termination Event has occurred and is continuing (or would occur as a result of such payment) on such date and (B) all restricted payments made on any date shall be payable by the Borrower solely from funds available to the Borrower which are not otherwise needed on such date to be applied to the payment of any amounts by the Borrower pursuant to this Agreement.

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(l) Addition of Originators. The Borrower shall not agree to the addition of any Additional Originators other than pursuant to the terms of Section 8.15 hereof.

(m) Stamp Duty Group. The Borrower shall not take any steps or action which would result in the Borrower ceasing to be associated with the Contributor and the Originator for the purposes of Section 42 of the Finance Act, 1930.

SECTION 5.03. Representations, Warranties and Covenants of the Contributor. The Contributor hereby reaffirms to each Funding Agent and each Lender its covenants made to the Borrower in Article V of the Contribution Agreement.

SECTION 5.04. Covenant of the Administrative Agent. The Administrative Agent, promptly after receipt, shall transmit by telephone, telecopy or telefax to each Lender, all communications that are required to be delivered to the Administrative Agent under this Agreement or any other Transaction Document and all communications that are received from the Borrower or on behalf of the Lenders in connection with any Transaction Document. Notwithstanding any provision of this Agreement to the contrary, the Required Lenders shall have the exclusive right to direct the Administrative Agent to give or withhold any consent or direction for any action that requires the consent or direction of the Administrative Agent and the Administrative Agent hereby acknowledges such right and agrees to take such direction from the Required Lenders.

ARTICLE VI

Administration and Collections

SECTION 6.01. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the “Collection Agent”) so designated from time to time in accordance with this Section 6.01. Until the Administrative Agent gives written notice to the Contributor and each Funding Agent of the designation of a new Collection Agent, The Chase Manhattan Bank is hereby designated as the Collection Agent. Prior to the Closing Date, the Collection Agent shall, upon notice to the Borrower and each Funding Agent, assign all of its rights, duties and obligations as Collection Agent to MEMEC LLC. After the Closing Date, the Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of each Funding Agent; provided that the Collection Agent shall be permitted to delegate its duties hereunder to any of its Affiliates or their agents, but such delegation shall not relieve the Collection Agent of its duties and obligations hereunder. After the Closing Date, the Administrative Agent may, and upon the direction of the Required Lenders the Administrative Agent shall, but only following the declaration of a Collection Agent Default or any other Termination Event, designate as Collection Agent any Person (including either Funding Agent) to succeed the Collection Agent or any successor Collection Agent, on the condition in each case that any such Person so designated shall

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agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Following the declaration of a Collection Agent Default or a Termination Event, the Administrative Agent may notify any Obligor of the Receivables of the designation of a successor Collection Agent.

SECTION 6.02. Duties of Collection Agent.

(a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy with respect to such Receivables. Each of the Borrower, each Lender and the Administrative Agent, hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01 hereof, to enforce its respective rights and interests in and under the Collateral. To the extent permitted by applicable law, each of the Borrower and the Contributor (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take in the Borrower’s and/or the Contributor’s name and on behalf of the Borrower or the Contributor any and all steps necessary or desirable, in the reasonable determination of the Collection Agent and subject to the Credit and Collection Policies, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Borrower’s and/or the Contributor’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall segregate and deposit to the appropriate account each Lender’s allocable share of Collections of Receivables when required pursuant to Article II hereof. The Borrower shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Borrower, each Lender and the Administrative Agent, in accordance with their respective interests, all Records which evidence or relate to the Collateral. Notwithstanding anything to the contrary contained herein, the Administrative Agent (at the direction of the Required Lenders) shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Contributor or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Administrative Agent, the Funding Agents or any Lender a party to any litigation without the prior written consent of such Person.

(b) If the Collection Agent is not the Borrower, the Contributor or an Affiliate of the Borrower or the Contributor, the Collection Agent, by giving three (3) Business Days’ prior written notice to the Administrative Agent, may revise the Servicing Fee; provided that such revised Servicing Fee shall be a reasonable fee agreed upon by the Collection Agent and the Administrative Agent (in consultation with the Funding Agents) reflecting rates and terms prevailing at such time as would be negotiated on an arm’s-length basis. The Collection Agent, if other than the Borrower or the Contributor or an Affiliate of the Borrower or the Contributor, shall as soon as practicable upon demand, deliver to the Contributor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

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(c) On or before one hundred twenty (120) days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending in the year in which the Closing Date occurs, the Collection Agent shall cause a firm of independent public accountants acceptable to the Administrative Agent at the expense of the Borrower (who may also render other services to the Collection Agent, the Borrower, the Contributor or any Affiliates of any of the foregoing) to furnish a report to the Administrative Agent and the Borrower to the effect that they have (i) selected at least one Settlement Statement for each fiscal quarter delivered during the fiscal year then ended and verified that the amounts presented on such Settlement Statement relating to sales, total dilution, net sales, collections, write-offs and aging of Receivables agreed with the information contained within the Collection Agent’s underlying accounting records for such Settlement Period, (ii) recalculated the Net Receivables Balance as of the end of at least one Settlement Period of each fiscal quarter, (iii) verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of clauses (iii), (iv) and (viii) of the definition of such term contained herein, (iv) selected at least one Settlement Statement for each fiscal quarter and a sample of twenty-five (25) Receivables and verified that the Collection Agent’s records and computer system used in servicing the Receivables contained correct information with regard to outstanding balances, and (v) selected at least one Settlement Statement for each fiscal quarter and selected a sample of twenty-five (25) Receivables (which can be the same twenty-five (25) Receivables selected in clause (iv) above) and verified that such Receivables were included in the proper aging category on such Settlement Statement based on the dates listed on the original Contracts for such Receivables, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

(d) The Collection Agent shall furnish to the Administrative Agent from time to time such information with respect to the Receivables as the Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with an aging of Receivables. The Collection Agent will at any time and from time to time during regular business hours and upon reasonable notice permit the Administrative Agent or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such Records, and to discuss matters relating to Receivables or the Collection Agent’s performance hereunder and under the other Transaction Documents to which the Collection Agent is a party with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters.

(e) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Borrower, the Contributor or any Affiliate of the Borrower or the Contributor, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Collateral other than to deliver to the Borrower the collections and documents with respect to any such indebtedness as described in Section 6.02(b) hereof.

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SECTION 6.03. Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent other than the Contributor or Borrower pursuant to the penultimate sentence of Section 6.01 hereof:

(a) The Administrative Agent may, at its option, or shall, at the direction of the Required Lenders, direct that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee for the benefit of the Lenders.

(b) The Borrower shall, at the Administrative Agent’s request and at the Borrower’s expense, give notice of the Lenders’ or the Borrower’s interest in of Receivables to each Obligor and direct that payments be made directly to the Administrative Agent or its designee.

(c) The Borrower shall, at the Administrative Agent’s request, (A) assemble all of the Records, and shall make the same available to the Administrative Agent or its designee at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(d) The Borrower and the Contributor hereby authorize the Administrative Agent to take any and all steps in the Borrower’s or the Contributor’s name and on behalf of the Borrower and the Contributor necessary or desirable, in the determination of the Administrative Agent (in consultation with the Funding Agents), to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Borrower’s or the Contributor’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

SECTION 6.04. Collection Agent Default. At any time following the Closing Date, upon the occurrence of any one or more of the following events the Administrative Agent may, or at the direction of the Required Lenders shall, by notice to the Borrower and the Collection Agent, declare a Collection Agent Default (each, a “Collection Agent Default”):

(a) (i) the Collection Agent or, to the extent that the Borrower, the Contributor or any Affiliate of the Borrower or the Contributor is then acting as Collection Agent, the Borrower, the Contributor or such Affiliate, as applicable, shall fail to observe or perform any material term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 6.04(a)), and such failure shall remain unremedied for three (3) Business Days, after a Responsible Officer of the Collection Agent has knowledge thereof or (ii) the Collection Agent or, to the extent that the Borrower, the Contributor or any Affiliate of the Borrower, or the Contributor is then acting as Collection Agent, the Borrower, the Contributor or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due or the

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Collection Agent shall fail to observe or perform in any material respect any term, covenant or agreement on the Collection Agent’s part to be performed under Section 2.08(b) hereof; or

(b) failure of the Collection Agent or any Loan Party or a Material Subsidiary to make any payment on any of its Indebtedness having a principal amount of $5,000,000 or more when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness or for the maturity of such Indebtedness to become capable of acceleration; or any Indebtedness of the Collection Agent or any Loan Party or Material Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment) prior to the scheduled date of maturity thereof; or

(c) any Event of Bankruptcy shall occur and be continuing with respect to the Collection Agent or any of its Material Subsidiaries;

(d) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $5,000,000 in the case of a money judgment, to the extent not covered by insurance, shall be rendered against the Collection Agent, any Loan Party or one or more Material Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(e) any execution, distress or similar proceeding is levied against, or an lienholder takes possession of, the whole or a material part (having a value of more than $5,000,000 of the property, undertaking or assets of the Collection Agent, any Loan Party or any Material Subsidiaries which are not discharged within twenty one (21) days of commencement; or

(f) or under the authority of any Governmental Authority, (a) the management of the Collection Agent, any Loan Party or any Material Subsidiaries is wholly or partially displaced, or (b) the authority of the Collection Agent, any Loan Party or any Material Subsidiaries in the conduct of its business is wholly or partially curtailed, or (c) all or a majority of the issued shares of the Collection Agent, any Loan Party or any of its Material Subsidiaries or the whole or any part (the book value of which is 20% or more of the book value of the whole) of its revenues or costs is seized, nationalized or compulsorily acquired; or

(g) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, could have a Material Adverse Effect; or

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(h) any provision of any this Agreement, after delivery hereof, shall for any reason cease to be valid and binding, or enforceable against, on the Collection Agent party thereto; or

(i) the Collection Agent ceases to carry on any material part of the business if to do so would result in the business of the Collection Agent taken as a whole being materially different from that which it is on the date hereof; or

(j) subsequent to the Closing Date, any event or circumstance shall occur which has a Material Adverse Effect on the business, assets or financial condition of the Collection Agent and its Subsidiaries taken as a whole; or

(k) the Authorized Accountants qualify the audited consolidated Financial Statements of the Group.

SECTION 6.05. Responsibilities of the Borrower and the Contributor. Anything herein to the contrary notwithstanding, the Borrower shall, and/or shall cause the Contributor to, (a) perform all of the Contributor’s obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been pledged hereunder and contributed under the Contribution Agreement and the exercise by the Administrative Agent, the Funding Agents and Lenders of their rights hereunder and under the Contribution Agreement shall not relieve the Borrower or the Contributor from such obligations and (b) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. None of the Administrative Agent, the Funding Agents or any Lender shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Contributor thereunder.

SECTION 6.06. Indemnification of the Borrower, the Contributor, the Funding Agents and the Lenders.

The Collection Agent shall indemnify and hold harmless the Contributor, the Borrower, the Administrative Agents, the Funding Agents and each Lender (collectively, the “Indemnified Persons”) from and against any loss, liability, expense, damage or injury suffered or sustained by any Indemnified Person by reason of any acts, omissions or alleged acts or omissions of the Collection Agent, including, but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Notwithstanding the foregoing, the Collection Agent shall not indemnify an Indemnified Person if such loss, liability, expense, damage or injury results or arises as a result of fraud, gross negligence (unless such Indemnified Person is expressly held to a higher standard of care by this Agreement) or breach of fiduciary duty by such Indemnified Person. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

The obligations of the Collection Agent under this Section 6.06 shall survive the termination of this Agreement.

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ARTICLE VII

Termination Events

SECTION 7.01. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

(a) the Borrower or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder and (i) with respect to any payment of the principal amount of any Loan, such failure continues for one (1) Business Day and (ii) with respect to any payment of any other amount due and owing, such failure continues for two (2) consecutive Business Days; provided however that if the failure to make any payment or deposit is caused solely by the failure of the relevant banking money transmission system through which such payment or deposit was effected, the period of time referred to in (i) and (ii) above shall be a period of five (5) days; or

(b) any representation, warranty, certification or statement made by the Borrower or the Contributor in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made; provided that no such event shall constitute a Termination Event unless such event shall continue unremedied for a period of thirty (30) days from the date a Responsible Officer of the Borrower obtains knowledge thereof; provided, further, that no grace period shall apply to Sections 3.01(b), 3.01(c), 3.01(i), 3.01(n) and 3.01(o) of this Agreement; or

(c) (i) the Borrower or the Collection Agent shall fail to observe or perform any covenant contained in Sections 5.01(a)(iv), 5.02(a), 5.02(c), 5.02(d), 5.02(e), 5.02(g), 5.02(i) and 5.02(j) and such default shall continue for five (5) consecutive Business Days after the earliest to occur of (x) the date upon which a Responsible Officer of such party obtains actual knowledge of such failure or (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Borrower or the Collection Agent, as applicable, by the Administrative Agent; or (ii) the Borrower or the Collection Agent shall fail to observe or perform any other covenant or agreement applicable to it contained herein (other than as specified in Section 7.01(a) or 7.01(c)(i) hereof) that has a Material Adverse Effect with respect to it and that continues unremedied until thirty (30) days after the earlier to occur of (x) the date upon which a Responsible Officer of the Borrower or the Collection Agent, as applicable, obtains actual knowledge of such failure or (y) the date on which written notice of such failure, requiring the same to be remedied shall have been given to the Borrower or the Collection Agent, as applicable, by the Administrative Agent; or

(d) failure of the Borrower to pay when due any amounts due under any agreement to which the Borrower is a party and under which any Indebtedness greater than $500,000 is governed; or the default by the Borrower in the performance of any term, provision or condition contained in any agreement to which the Borrower is a party and under which any Indebtedness owing by the Borrower greater than $500,000

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was created or is governed, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness owing by the Borrower greater than $500,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

(e) any Event of Bankruptcy shall occur with respect to the Borrower or any of its Subsidiaries; or

(f) after the filing in the appropriate offices of the financing statements described in Sections 4.01(c), 4.01(d), 4.01(e) and 4.01(f), the Administrative Agent, on behalf of the Lenders, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Collateral, free and clear of any Adverse Claims, other than Permitted Liens; or

(g) a Collection Agent Default shall have been declared; or

(h) the Borrower shall enter into any corporate transaction or merger whereby it is not the surviving entity or as a result of which the nature of its business materially changes; or

(i) there has been a change in the ability of the Collection Agent to implement its collection procedures or exercise its rights with respect to the Receivables which would result in a material adverse change in the overall collectability of the Receivables taken as a whole; or

(j) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Borrower reduces the Outstanding Loans or increases the balance of the Receivables and/or cash in the Funding Account on the Business Day following such breach so as to reduce the Percentage Factor to less than or equal to 100%; or (ii) the Outstanding Loans shall exceed the Facility Limit; or

(k) the average Dilution Ratio for the two preceding Settlement Periods exceeds 9.0%; or

(l) the average Default Ratio for the three (3) preceding Settlement Periods exceeds 8.0%; or

(m) a Responsible Officer of the Borrower receives notice or becomes aware that a notice has been filed to the effect that the security interest granted hereunder is not enforceable; or

(n) a Termination Event shall have occurred under the Contribution Agreement or the Contribution Agreement shall have been terminated; or

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(o) the representation made by the Borrower Section 3.01(u) shall prove to be untrue when made or deemed made and shall not have been cured pursuant to the provision of Section 5.01(p) hereof; or

(p) for any Settlement Period, DSO shall be more than sixty (60) days.

SECTION 7.02. Remedies Upon the Occurrence of a Termination Event.

(a) (i) Upon the occurrence of any Termination Event, the Borrower shall deliver notice thereof immediately upon a Responsible Officer of the Borrower obtaining actual knowledge thereof, and the Administrative Agent may, or at the direction of the Required Lenders shall, by notice to the Borrower and the Collection Agent, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Sections 7.01(e), 7.01(f), and 7.01(j) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event;

(ii) Notwithstanding the foregoing, if a Termination Event described in Section 7.01 hereof shall have occurred and if the Borrower or the Collection Agent subsequently cures such Termination Event following the expiration of the cure period described therein, if any, then (A) the Borrower may deliver to the Administrative Agent a request to waive the Termination Event and (B) the Administrative Agent (in consultation with each Funding Agent) may notify the Borrower of the Lender’s decision to waive such Termination Event or declare the Termination Date to have occurred; provided, however, in the case of a Termination Event described in Section 7.01(a), the Administrative Agent shall notify the Borrower of its decision to declare a Termination Date within three (3) Business Days of receipt of the request from the Borrower; provided further, the foregoing shall have no applicability to Termination Events arising as a result of Sections 7.01(e), 7.01(f) and 7.01(j);

(iii) At all times after the declaration or automatic occurrence of the Termination Date pursuant to this Section 7.02(a), the Base Rate plus 1.5% shall be the Tranche Rate applicable to the Outstanding Loans for all existing and future Tranches. If an event or condition shall have occurred which constitutes a Potential Termination Event, the Borrower shall deliver notice thereof immediately upon a Responsible Officer of the Borrower obtaining actual knowledge thereof, and the Administrative Agent may, by notice to the Borrower, declare such event or condition a Potential Termination Event.

(b) In addition, if any Termination Event occurs hereunder, (i) the Administration Agent shall promptly notify the Borrower in writing whether it has declared a Termination Date or a Potential Termination Date and whether it will be exercising the remedies specified in this Section 7.02, (ii) the Administrative Agent, on

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behalf of the Lenders, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC by applicable law in respect thereto and (iii) if the Administrative Agent so elects (in consultation with each Funding Agent) (A) the Facility Limit shall be reduced as of each calendar date thereafter to an amount equal to the Outstanding Loans as of such date, (B) the Percentage Factor shall be increased to 100% and (C) no Commercial Paper with respect to the Borrower will thereafter be issued by the CP Conduit Lenders.

(c) If a Termination Event shall occur, the Administrative Agent, at the written direction of the Required Lenders, shall (a) deliver notice to the Collection Agent advising the Collection Agent that the Administrative Agent is thereby exercising exclusive control over the Collateral, (b) take possession of the Collateral forthwith or at any time thereafter, in which case the Borrower shall marshal and deliver the Collateral to the Administrative Agent or its designee at such time and place as the Administrative Agent (in consultation with the Funding Agents) may specify, (c) succeed to the Borrower’s rights and duties with respect to the Collateral, and (d) in compliance with applicable laws, collect, receive, appropriate and realize upon the Collateral, give an option or options to purchase or sell the whole or, from time to time, any part of the Collateral, by private or public sale, in such order or otherwise in such manner and at such prices and on such terms and conditions as the Required Lenders may direct the Administrative Agent in writing. The Administrative Agent and the Lenders shall have, with respect to the Collateral, in addition to any other rights and remedies which may be available to it or them at law or in equity or pursuant to this Agreement or any other contract or agreement, all rights and remedies of a secured party under any applicable version of the Uniform Commercial Code of the relevant jurisdictions relating to the Collateral.

SECTION 7.03. Prepayment Under Certain Circumstances. The Borrower agrees to prepay the Outstanding Loans if the Administrative Agent (in consultation with the Funding Agents) notifies the Borrower of a breach (with a material effect on the Lenders) of any representation or warranty made or deemed made pursuant to Sections 3.01(a), 3.01(b), 3.01(f), 3.01(r) and 3.01(s) of this Agreement, and the Borrower shall fail to cure or cause to be cured such breach within fifteen (15) days (or, in the case of the representations and warranties in Sections 3.01(c) and 3.01(i), three (3) Business Days) of such notice. The prepayment price shall be paid by the Borrower to the Funding Agents, for the account of the Lenders, in immediately available funds on such fifteenth (15th) (or third (3rd) day, if applicable) day in an amount equal to the Aggregate Unpaids.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the amount of Outstanding Loans has been reduced to zero, and all accrued Interest, Program Fees, Servicing Fees and all

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other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Funding Agents, the Lenders and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Borrower or the Contributor pursuant to this Agreement and (ii) the agreements set forth in Sections 8.08 and 8.09 hereof, shall be continuing and shall survive any termination of this Agreement.

SECTION 8.02. Waivers; Amendments. No failure or delay on the part of the Funding Agents, the Lenders or the Administrative Agent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and the Required Lenders; provided, however, that no such amendment or waiver shall, without the consent of each affected Lender, (A) extend the Commitment Expiry Date or the Termination Date or the date of any payment or deposit of Collections by the Borrower or Collection Agent, (B) reduce the rate or extend the time of payment of any interest or fees hereunder, (C) change the amount of an Lender’s Funding Limit, (D) consent to or permit the assignment or transfer by the Borrower of any of its rights or obligations under this Agreement, or (E) amend or modify this Section 8.02 or the definition of “Required Lenders”.

SECTION 8.03. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.03 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 8.03. However, anything in this Section 8.03 to the contrary notwithstanding, the Borrower hereby authorizes the Administrative Agent to effect Loans, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Administrative Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Borrower. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

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If to a CP Conduit Lender and the Funding Agent with respect to such CP Conduit Lender, at their respective addresses set forth on Schedule A.

If to the Borrower:

Triangle Receivables Funding LLC

c/o Memec, LLC

9980 Huennekens Street

San Diego, CA 92121

Attention: Doug Lindroth

Telephone: 858-450-8500

Telecopy: 858-450-8857

Payment Information:

ABA

Account

Reference

If to the Collection Agent:

The Chase Manhattan Bank

450 West 33rd Street, 15th Floor

New York, New York 10001

Attention: Lara Graff, Vice President

Telephone: 212-946-3748

Telecopy: 212-946-8098

with a copy to:

Chase Securities Inc.

270 Park Avenue, 7th Floor

New York, New York 10019

Attention: Tino Luzano

Telephone: 212-834-5381

Telecopier: 212-834-6562

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If to the Administrative Agent:

The Chase Manhattan Bank

450 West 33rd Street, 15th Floor

New York, New York 10001

Attention: Lara Graff, Vice President

Telephone: 212-946-3748

Telecopy: 212-946-8098

with a copy to:

Chase Securities Inc.

270 Park Avenue, 7th Floor

New York, New York 10019

Attention: Tino Luzano

Telephone: 212-834-5381

Telecopier: 212-834-6562

If to the PARCO APA Banks, at their respective addresses set forth on Schedule A.

SECTION 8.04. Governing Law; Submission to Jurisdiction; Integration.

(a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 8.04 shall affect the right of any party hereto to bring any action or proceeding against any party hereto or its respective properties in the courts of other jurisdictions.

(b) Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

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(c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(d) The Borrower and the Collection Agent each hereby appoint CT Corporation, as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by any Lender, any Funding Agent or the Administrative Agent or any assignee of any of them.

SECTION 8.05. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.06. Successors and Assigns.

(a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Borrower nor the Contributor may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Administrative Agent; provided, further, that no CP Conduit Lender may assign or transfer any of its rights under this Agreement other than in accordance with this Agreement or otherwise to the APA Bank with respect to such CP Conduit Lender or pursuant to clause (b) below of this Section 8.06.

(b) Without limiting the foregoing, each CP Conduit Lender may, from time to time with prior or concurrent notice to the Borrower and the Administrative Agent, assign the Funding Limit with respect to such CP Conduit Lender (or its related APA Banks, as applicable) and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee with respect to such CP Conduit Lender; provided, however, that any such assignment shall be subject to the condition precedent that such assignment shall not result in adverse tax consequences or increased costs to the Borrower. Upon such assignment by a CP Conduit Lender to a Conduit Assignee, (A) the related administrative or managing agent for such Conduit Assignee will act as the administrative agent for such Conduit Assignee hereunder, (B) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to such CP Conduit Lender herein and in the other Transaction Documents

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(including, without limitation, any limitation on recourse against such Conduit Assignee), (C) such Conduit Assignee shall assume all of such CP Conduit Lender’s obligations hereunder or under any other Transaction Document and such CP Conduit Lender shall be released from all such obligations, (D) all distributions in respect of the Outstanding Loans with respect to such CP Conduit Lender shall be made on behalf of such Conduit Assignee, (E) the definitions of the terms “Monthly Funding Costs” and “Interest” shall be determined in the manner set forth in the definition of “Monthly Funding Costs” and “Interest” applicable to such CP Conduit Lender on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than such CP Conduit Lender), (F) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (G) if requested by the Administrative Agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Administrative Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing.

(c) Any Lender may at any time sell all or any part of its respective rights and obligations under this Agreement, with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), to a multi-seller commercial paper conduit and one or more banks providing support to such multi-seller commercial paper conduit (an “Acquiring Lender”) pursuant to a transfer supplement, substantially in the form of Exhibit F (the “Lender Supplement”), executed by such Acquiring Lender, such assigning CP Conduit Lender and the APA Bank with respect to such assigning CP Conduit Lender, the related Funding Agent and the Administrative Agent and delivered to the Administrative Agent.

(d) The Borrower authorizes each CP Conduit Lender and each APA Bank to disclose to any Conduit Assignee, Acquiring Lender or any APA Bank that may become a party to an Asset Purchase Agreement with a CP Conduit Lender (each, a “Transferee”) and any prospective Transferee any and all financial information in such CP Conduit Lender or APA Bank’s possession concerning the Borrower, the Receivables, the Collection Agent and the Transaction Documents which has been delivered to such CP Conduit Lender or APA Bank by the Borrower or the Administrative Agent in connection with such CP Conduit Lender or APA Bank’s credit evaluation of the Borrower, the Receivables and the Collection Agent.

SECTION 8.07. Confidentiality.

(a) Each Lender, each Funding Agent and the Administrative Agent agree to keep information obtained by it pursuant hereto confidential in accordance with such Lender’s, such Funding Agent’s or the Administrative Agent’s, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender’s, Funding Agent’s or the Administrative Agent’s, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the

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transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender, Funding Agent or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower or Collection Agent, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (d) to assignees or participants or potential assignees or participants or any actual or potential counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, who agree to be bound by the provisions of this Section 8.07.

(b) The Borrower agrees that the terms of this Agreement will not be disclosed by them to any Person (other than their direct and indirect shareholders, officers, directors, employees, accountants, attorneys and other advisers and on a confidential basis). Notwithstanding the foregoing, (a) to the extent necessary for the purposes of the Memec Acquisition (as defined in the Credit Agreement), the Borrower may (i) disclose to VEBA AG and its Subsidiaries and Affiliates and its advisers (A) the existence, terms and amount of the Funding Limits hereunder and (B) of the Administrative Agent’s and the Funding Agents’ identities hereunder and (ii) supply them with a copy of this Agreement (provided that the Borrower may not disclose the fees set out herein or in the Fee Letters), (b) the Borrower may file a copy of this Agreement (provided that they do not file documents containing the fees set out herein or in the Fee Letters) in any public record in which it is required by law to be filed and (c) the Borrower may make such other public disclosures of the terms and conditions of this Agreement as they are required by law or by regulation to make or as may be necessary in connection with any legal proceedings relating to this Agreement.

(c) The Borrower acknowledge and agree that the Administrative Agent, the Funding Agents and the Lenders, and any of their respective subsidiaries, affiliates or parent undertakings (each a “Specified Entity”) may be providing financing or other services to other Persons with whom you may have conflicting interests. None of the Specified Entities will furnish confidential information obtained from you to any of its other customers or other Specified Entities (save in the case of any such other Specified Entity on a “need to know” basis but subject to complying with the Chinese wall rules then applied by the relevant Specified Entities when transacting in a potentially conflicting situation) and no Specified Entity will use such confidential information in connection with its services for any other customer. Equally, none of the Specified Entities will make available to you confidential information that it obtained or may obtain from any other customer.

SECTION 8.08. No Bankruptcy Petition Against CP Conduit Lenders and the Borrower.

(a) Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any CP Conduit Lender, it will not institute against, or join any other Person in instituting against, any CP Conduit Lender any

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bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b) Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding indebtedness of the Borrower, it will not institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

SECTION 8.09. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of any CP Conduit Lender under this Agreement are solely the corporate obligations of such CP Conduit Lender and, in the case of obligations of such CP Conduit Lender other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, such CP Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Conduit Lender but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

No recourse under any obligation, covenant or agreement of any CP Conduit Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such CP Conduit Lender, the administrative agent or manager of such CP Conduit Lender or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such CP Conduit Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of such CP Conduit Lender, the administrative agent or the manager of such CP Conduit Lender or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such CP Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

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SECTION 8.10. Characterization of the Transactions Contemplated by the Agreement.

(a) It is the intention of the parties that the transactions contemplated hereby constitute a financing, the parties intend that the Borrower hereby grants to the Administrative Agent, on behalf of each Lender, a first priority perfected and continuing security interest in all of the Borrower’s right, title and interest in, to and under the Collateral, and together with all of the Borrower’s rights under the Contribution Agreement with respect to the Receivables and with respect to any obligations thereunder of the Contributor with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Borrower hereby assigns to the Administrative Agent, on behalf of each Lender, all of its rights and remedies under the Contribution Agreement with respect to the Receivables and with respect to any obligations thereunder of the Contributor with respect to the Receivables. The Borrower agrees that it shall not give any consent or waiver required or permitted to be given under the Contribution Agreement without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld.

(b) It is the intention of the parties that the transactions contemplated by this Agreement will create a debt obligation of the Borrower for United States Federal, state and local income and franchise tax purposes. Unless otherwise required by law, the parties agree to treat the transactions accordingly for all such purposes.

SECTION 8.11. Waiver of Setoff. Each of the Administrative Agent, the Borrower, the Collection Agent and the Contributor hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against each CP Conduit Lender or its respective assets.

SECTION 8.12. Conflict Waiver.

(a) Barclays acts as Sheffield Funding Agent and administrative agent for Sheffield, as issuing and paying agent for Sheffield’s Commercial Paper, as provider of other backup facilities for Sheffield, and may provide other services or facilities from time to time (the “Barclays Roles”). Each of the parties hereto hereby acknowledges and consents to any and all Barclays Roles, waives any objections it may have to any actual or potential conflict of interest caused by Barclays’ acting as the Sheffield Funding Agent or as an APA Bank under the Sheffield Asset Purchase Agreement and acting as or maintaining any of the Barclays Roles, and agrees that in connection with any Barclays Role, Barclays may take, or refrain from taking, any action which it in its discretion deems appropriate.

(b) Chase acts as the Administrative Agent, a PARCO APA Bank, the PARCO Funding Agent and administrative agent for PARCO, as issuing and paying agent for PARCO’s Commercial Paper, as provider of other backup facilities for PARCO, and may provide other services or facilities from time to time (the “Chase Roles”). Each of the parties hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of

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interest caused by Chase’s acting as the Administrative Agent or the PARCO Funding Agent or as a PARCO APA Bank and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.

SECTION 8.13. Liability of Barclays and Chase. Notwithstanding any provision of this Agreement: (i) Neither Barclays nor Chase shall have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of Barclays or Chase shall be read into this Agreement; and (ii) in no event shall Barclays or Chase be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither Barclays nor Chase nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each of Barclays and Chase (a) may consult with legal counsel (including counsel for Sheffield or PARCO, as applicable), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to any Lender, the Borrower, the Contributor or the Collection Agent for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents, (c) shall not be responsible to any Lender, the Borrower, the Contributor or the Collection Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents, (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of any Lender under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Barclays or Chase may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Administrative Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

SECTION 8.14. Indemnification. The Borrower agrees to pay, indemnify, and hold the Administrative Agent, each Funding Agent and each Lender and each of their respective Affiliates and the officers, directors, employees or any of them or any of their respective Affiliates (each, an “Indemnitee”) harmless from and against any and all out-of-pocket liabilities (including penalties), obligations, losses, damages, actions, suits, demands, claims, judgments, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation attorneys fees and disbursements) that

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arise out of or in any way relate to or result from or out of (i) the breach of representations, warranties or obligations undertaken in connection with the Transaction Documents (without prejudice to the provisions of Section 2.09(c) hereof) or (ii) any investigation or defense of, or participation in, any legal proceeding relating to the execution, delivery, enforcement, performance or administration of the Transaction Documents or any other documents related thereto (whether or not such Indemnitee is a party thereto) (collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation under this Agreement to any Indemnitee with respect to Indemnified Liabilities arising from the negligence or willful misconduct of such Indemnitee or any other Indemnitee who is an Affiliate of such Indemnitee. Any payments required to be made by the Borrower under this Section 8.14 shall be due on the third (3rd) Business Day after demand therefor. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8.14 shall survive the termination of this Agreement. Each Indemnitee shall immediately notify the Borrower of any such damage, loss, liability, cost or expense which such Indemnitee has determined has given or would give rise to a right of indemnification under this Agreement and the Borrower shall have the right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon such Indemnitee. Failure to give such notice shall not relieve the Borrower of its indemnity under this Agreement; provided that the Borrower shall not be held responsible for any damage, loss, liability, cost or expense resulting from the failure to give such notice or if such failure results in the forfeiture of substantive rights.

SECTION 8.15. Addition of Approved Currency, Approved Originators and Approved Obligors Country. At the written request of the Borrower to the Administrative Agent, the addition of a currency as an Approved Currency, the addition of an originator as an Approved Originator, the addition of a jurisdiction as an Approved Obligor Country after the Signing Date shall be permitted upon satisfaction of the relevant conditions set forth in this Section 8.15, and such other conditions that the Funding Agents may reasonably request, and the relevant Receivables Purchase Agreement. Notwithstanding satisfaction of the conditions set forth in this Section 8.15 or a Receivables Purchase Agreement, until such time as Outstanding Loans are reduced to zero, (a) the addition of any Receivables denominated in a currency other than an Approved Currency or (b) the execution and delivery of any other Receivables Purchase Agreement (other than those entered into on the Signing Date) or (c) the addition of an Additional Originator shall, in each case, require the prior written consent of the Required Lenders.

(a) Approved Originator.

(i) The Administrative Agent shall have received confirmation that there is no pending or threatened action or proceeding affecting such Originator before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect with respect to it;

(ii) The Administrative Agent shall have received an opinion of counsel in form and substance satisfactory to it and each Lender from a nationally

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recognized law firm qualified to practice in the jurisdiction in which such Originator is located to the effect that the sales of Receivables by such Originator to the Contributor constitute true sales of such Receivables to the Contributor;

(iii) The Administrative Agent shall have received an opinion of counsel from a nationally recognized law firm in form and substance satisfactory to it and each Lender together with such other opinions as were rendered on the in accordance with Section 4.02 hereof with respect to the Originators from one or more nationally recognized law firms authorized to practice law in the jurisdiction in which such Originator is located, the jurisdictions governing the contracts originated by such Originator (if a jurisdiction is specified) and in New York;

(iv) The Collection Agent shall have agreed in writing to service such Originator’s Receivables in accordance with the terms and conditions of this Agreement;

(v) The Administrative Agent shall have received a certificate prepared by a Responsible Officer of the Collection Agent certifying that after giving effect to the addition of such Originator, the Percentage Factor shall be equal to or less than the Maximum Percentage Factor;

(vi) Such Originator shall have executed an Receivables Purchase Agreement, in form and substance satisfactory to the Administrative Agent;

(vii) Such Originator shall have executed, filed and recorded, at its own expense, all necessary financing statements or similar documents (if any) with respect to the Receivables (and Related Security) originated and proposed to be sold by it in such manner and such jurisdictions as are necessary to perfect the Borrower’s ownership interest in such Receivables;

(viii) The Borrower and the Administrative Agent shall be satisfied that there are no Liens on the Receivables to be sold by such Originator, except Permitted Liens; and

(ix) A Lock-Box Account (or an account maintained on substantially identical terms) with respect to the Receivables to be sold by such Originator shall have been established in accordance with the terms of this Agreement.

(b) Approved Obligor Country. The Borrower and the Administrative Agent (in consultation with each Funding Agent) shall have consented in advance, in writing, to such inclusion of a jurisdiction as an Approved Obligor Country.

(c) Approved Contract Jurisdiction. The Borrower and the Administrative Agent (in consultation with each Funding Agent) shall have consented in advance, in writing, to inclusion of a jurisdiction as an Approved Contract Jurisdiction.

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SECTION 8.16. Removal and Withdrawal of Originators and Approved Originators

(a) At the written request of the Borrower, an Approved Originator may be removed or terminated as an originator and an Approved Originator may withdraw as an originator, provided that, in each case, (i) such removal or withdrawal is in accordance with the applicable Receivables Purchase Agreement, (ii) the Administrative Agent (in consultation with each Funding Agent) shall have given its prior written consent to such removal, termination or withdrawal, (iii) no Termination Event or Potential Termination Event has occurred and is continuing or would occur as a result thereof, (iv) the Administrative Agent shall have received prior written notice of such removal, termination or withdrawal (accompanied by a Daily Report which confirms that the Percentage Factor shall be equal to or less than the Maximum Percentage Factor after giving effect to such removal, termination or withdrawal).

(b) An Originator that is removed, terminated or withdraws shall have a continuing obligation with respect to Receivables previously sold by it pursuant to the relevant Receivables Purchase Agreement (including making dilution adjustment payments, originator adjustment payments and payments in respect of indemnification).

SECTION 8.17. Benefits of the Agreement. Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Sheffield Assignees (each of which shall be an express third party beneficiary of this Agreement), any benefit or any legal or equitable right, remedy or claim under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Asset-Backed Loan Agreement as of the date first written above.

TRIANGLE RECEIVABLES FUNDING LLC, as Borrower

By:	/s/ [ILLEGIBLE]

Name: Gregory F. Lavelle
Title: Authorised Signatory

THE CHASE MANHATTAN BANK, as Collection Agent

By:	/s/ [ILLEGIBLE]

Name: John Zeszutek
Title: Assistant Treasurer

PARK AVENUE RECEIVABLES CORPORATION, as a CP Conduit Lender

By:	/s/ ANDREW L. STIDD

Name: Andrew L. Stidd
Title: President

SHEFFIELD RECEIVABLES CORPORATION, as a CP Conduit Lender

By:	/s/ JAMIE PRATT

Name: Jamie Pratt
Title: Associate Director

BARCLAYS BANK PLC, as the Sheffield Funding Agent

By:	/s/ JAMIE PRATT

Name: Jamie Pratt
Title: Associate Director

[ASSET BACKED LOAN AGREEMENT SIGNATURE PAGE]

THE CHASE MANHATTAN BANK, as the Administrative Agent

By:	/s/ [ILLEGIBLE]

Name: John Zeszutek
Title: Assistant Treasurer

THE CHASE MANHATTAN BANK, as a PARCO APA Bank

By:	/s/ [ILLEGIBLE]

Name: Bradley S. Schwartz
Title: Managing Director

THE CHASE MANHATTAN BANK, as the PARCO Funding Agent

By:	/s/ [ILLEGIBLE]

Name: John Zeszutek
Title: Assistant Treasurer

[ASSET BACKED LOAN AGREEMENT SIGNATURE PAGE]

Schedule A

PARK AVENUE RECEIVABLES CORPORATION	FUNDING LIMIT: $100,000,000

Attention: Telecopier: Telephone: Address:	Andrew Stidd, President 212-302-8767 212-302-8330 ext. 11 114 West 47th Street, Suite 1715 New York, NY 10036

PARCO FUNDING AGENT:	THE CHASE MANHATTAN BANK
	Attention:	Lara Graff, Vice President
	Telecopier:	212-946-8098
	Telephone:	212-946-3748
	Address:	450 West 33rd Street,
15th Floor
New York, New York 10001

with a copy to:

Chase Securities Inc.
270 Park Avenue, 7th Floor
New York, New York 10019
Attention: Tino Luzano
Telecopier: 212-834-6562
Telephone: 212-834-5381

PARCO APA BANKS:	THE CHASE MANHATTAN BANK
	Attention:	Lara Graff, Vice President
	Telecopier:	212-946-8098
	Telephone:	212-946-3748
	Address:	450 West 33rd Street,
15th Floor
New York, New York 10001

with a copy to:

Chase Securities Inc.
270 Park Avenue, 7th Floor
New York, New York 10019
Attention: Tino Luzano
Telecopier: 212-834-6562
Telephone: 212-834-5381

SHEFFIELD RECEIVABLES CORPORATION	FUNDING LIMIT: $200,000,000

Attention: Telecopier: Telephone: Address:	David Lister 212 412 6846 212 412 7659 c/o Barclays Bank PLC 222 Broadway, 7th Floor New York, NY 10038

SHEFFIELD FUNDING AGENT:	BARCLAYS BANKS PLC

	Attention:	David Lister
	Telecopier:	212 412 6846
	Telephone:	212 412 7659
	Address:	222 Broadway, 7th Floor
New York, NY 10038

2

ANNEX A

“Acquiring Lender” shall have the meaning assigned to such term in Section 8.06 hereof.

“Additional Originator” shall mean any Originator added as an Approved Originator pursuant to Section 8.15 of this Agreement after the Signing Date.

“Administrative Agent” shall mean The Chase Manhattan Bank, its successors and permitted assigns.

“Adverse Claim” shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting Stock, by contract or otherwise.

“Aggregate Funding Limit” shall mean, at any time, the sum of the Funding Limits then in effect.

“Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Interest with respect to all Tranche Periods at such time, (ii) the Outstanding Loans at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Borrower to the Lenders at such time.

“APA Banks” shall mean the PARCO APA Banks and the Sheffield Assignees.

“Applicable Lending Office” means, with respect to each Lender, its domestic lending office in the case of a BR Tranche, and its eurodollar lending office in the case of a Eurodollar Tranche.

“Applicable Margin” shall mean 2.5%.

“Appropriate Rating” shall mean a rating at a level agreed between the Borrower and the Administrative Agent.

“Approved Contract Jurisdiction” shall mean, as of the Signing Date, each of the United Kingdom, the United States and each additional jurisdiction approved in accordance with Section 8.15 hereof.

“Approved Currency” shall mean, as of the Signing Date, Dollars, Canadian dollars, euros and sterling, and such additional currency approved in accordance with Section 8.15 hereof.

“Approved Obligor Country” shall mean, as of the Signing Date, the United States, United Kingdom and Canada, and such additional country approved in accordance with Section 8.15 hereof.

“Approved Originator” shall mean each Originator party to a Receivables Purchase Agreement as of the Signing Date and each Additional Originator.

“Asset Purchase Agreement” shall mean each of the Sheffield Asset Purchase Agreement and the PARCO Asset Purchase Agreement.

“Atlas Receivables” shall have the meaning assigned to such term in the Contribution Agreement.

“Atlas Transition Period” shall have the meaning assigned to such term in the Contribution Agreement.

“Authorized Accountants” shall have the meaning assigned to such term in the Credit Agreement.

“Bankruptcy Code” shall mean the United States Federal Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended.

“Barclays Roles” shall have the meaning specified in Section 8.12(a) of this Agreement.

“Base Rate” or “BR” shall mean, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Administrative Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Administrative Agent) and (ii) the sum of (a) 1.5% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Local Business Day, for the next preceding Local Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Local Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Benefit Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower, the Contributor or any ERISA Affiliate of the Borrower, or the Contributor is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Borrower” shall mean Triangle Receivables Funding LLC, a Delaware limited liability company, and its successors and permitted assigns.

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“BR Tranche” shall mean a Tranche as to which Interest is calculated at the Base Rate.

“BR Tranche Period” shall mean, with respect to a BR Tranche, either (i) prior to the Termination Date, a period of up to thirty (30) days requested by the Borrower and agreed to by the Lenders commencing on a Business Day requested by the Borrower and agreed to by the Lenders, or (ii) after the Termination Date, a period of one (1) day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) another day on which commercial banking institutions or trust companies in London, the States of California and New York, or in the city where the chief executive office of the Contributor is located, are authorized or obligated by law, executive order, or governmental decree to be closed.

“Carrying Cost Reserve Ratio” shall mean, on any day, a rate equal to the product of (a) the Base Rate plus 1.5%, (b) the DSO divided by 365 and (c) 2.

“Charged-Off Receivables” shall mean, with respect to any Settlement Period, all Receivables (or portions thereof) which, in accordance with the Credit and Collection Policy with respect to such Receivable, have or should have been written off during such Settlement Period as uncollectible, including, without limitation, the Receivables of any Obligor which becomes the subject of any voluntary or involuntary bankruptcy proceeding.

“Chase” shall mean The Chase Manhattan Bank.

“Chase Roles” shall have the meaning specified in Section 8.12(b) of this Agreement.

“Clifford Chance” means Clifford Chance Limited Liability Partnership;

“Clifford Chance Tax Opinion” shall mean that certain English law legal opinion by Clifford Chance in the form signed for identification.

“Closing Date” shall mean the earlier of February 28, 2001 and the date of the first Incremental Borrowing.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral” shall have the meaning assigned to such term in Section 1.04 hereof.

“Collection Account” shall mean each account designated as such, established by the Administrative Agent, for the benefit of the Lenders pursuant to Section 2.12(a) of this Agreement.

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“Collection Agent” shall mean, at any time, the Person then authorized pursuant to Section 6.01 of this Agreement to service, administer and collect Receivables.

“Collection Agent Default” shall have the meaning specified in Section 6.04 of this Agreement.

“Collections” shall mean, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” shall mean the short-term promissory notes of the CP Conduit Lenders issued in the commercial paper market.

“Commitment” shall mean, with respect to each APA Bank, the amount set forth in the related Asset Purchase Agreement with respect to such APA Bank.

“Commitment Expiry Date” shall mean the earliest to occur of (i) the date on which all amounts due and owing to the Lenders under this Agreement and the other Transaction Documents have been paid in full, (ii) the date on which the Commitments have been reduced to zero pursuant to the terms of the PARCO Asset Purchase Agreement, (iii) the date upon which the Sheffield Asset Purchase Agreement has been terminated, and (iv) five years from the Closing Date.

“Concentration Factor” shall mean,

(i) except with respect to Special Obligors, on any day with respect to any Obligor, a percentage equal to the following:

(a) with respect to Receivables of any Obligor with short-term or long-term ratings of at least A-l+ or AA- by S&P, respectively, and at least P-l or Aa3 by Moody’s, respectively, 10%;

(b) with respect to Receivables of any Obligor with short-term or long-term ratings of at least A-l or A by S&P, respectively, and at least P-l or A2 by Moody’s, respectively, 8%;

(c) with respect to Receivables of any Obligor with short-term and long-term ratings of at least A-2 or BBB by S&P, respectively, and at least P-2 or Baa2 by Moody’s, respectively, 6%;

(d) with respect to Receivables of any Obligor with short-term and long-term ratings at or below A-3 or BBB- by S&P, respectively, or at or below P-3 or Baa3 by Moody’s, respectively, 3%;

(e) with respect to Receivables of any Obligor with no short-term and long-term ratings by S&P and Moody’s, 3%; and

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(ii) on any day with respect to any Special Obligor, a percentage equal to the following: (a) with respect to Solectron, (x) so long as Solectron remains a Special Obligor, a percentage equal to 10%, and (y) if Solectron does not qualify as a Special Obligor solely because the rating assigned to it by S&P has been reduced to BB or below or the rating assigned to it by Moody’s has been reduced to Ba1 or below, a percentage equal to 5%, (b) with respect to Jabil Circuits, so long as Jabil Circuits remains a Special Obligor, a percentage equal to 5%, (c) with respect to Flextronics, so long as Flextronics remains a Special Obligor, a percentage equal to 4%, and (d) with respect to any other Special Obligor, a percentage specified by the Administrative Agent (with the prior written consent of the Required Lenders) in a written notice to the Borrower and the Lenders.

For the purposes of determining the foregoing, if the Obligor of such Receivable is (A) rated by only S&P or only Moody’s, then the rating for such Obligor shall be deemed to be one sub-category below the assigned rating; or (B) is assigned a split-rating by S&P and Moody’s, then the lower of such ratings shall apply.

“Conduit Assignee” shall mean, with respect to any CP Conduit Lender, any commercial paper conduit that issues commercial paper rated at least A-1 by S&P and P1 by Moody’s administered by the Funding Agent with respect to such CP Conduit Lender and designated by such Funding Agent to accept an assignment from such CP Conduit Lender of such CP Conduit Lender’s rights and obligations pursuant to Section 8.06(b).

“Constituent Documents” means, with respect to any Person, (a) the articles or certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the bylaws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person’s Stock.

“Contract” shall mean a written agreement or invoice, pursuant to or under which a Person shall be obligated to pay for merchandise purchased or services rendered and including all items and provisions incorporated or implied by applicable law, including, without limitation, the Relevant UCC.

“Contractual Obligation” of any Person shall mean any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

“Contribution Agreement” shall mean the Contribution Agreement, dated as of August [    ], 2000, by and between the Contributor, as contributor, and the Borrower, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

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“Contributor” shall mean MEMEC LLC, a Delaware limited liability company, its successors (including permitted assigns) and any of its Affiliates that the Administrative Agent consents to, such consent not to be unreasonably withheld.

“Conversion/Continuation Notice” shall have the meaning specified in Section 2.16 of this Agreement.

“CP Conduit Insolvency Event” means, with respect to a CP Conduit Lender, the occurrence of any one or more of the following: (a) any proceeding shall have been instituted by such CP Conduit Lender seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (b) any proceeding of the type described in the foregoing clause (a) shall be instituted against such CP Conduit Lender and shall have remained undismissed for a period of sixty (60) consecutive days, or an order granting relief requested in any such proceeding shall be entered.

“CP Conduit Lender” shall have the meaning assigned to such term in the preamble of this Agreement.

“CP Rate” shall mean, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the issuing CP Conduit Lender; provided, however, that if the rate (or rates) as agreed between any such agent or dealer and such CP Conduit Lender is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from such CP Conduit Lender’s converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

“CP Tranche” shall mean a Tranche as to which Interest is calculated at the CP Rate.

“CP Tranche Period” shall mean, with respect to a CP Tranche, a period of days not to exceed ninety (90) days commencing on a Local Business Day requested by the Borrower and agreed to by the CP Conduit Lenders pursuant to Section 2.03 of this Agreement. If a CP Tranche Period would end on a day which is not a Local Business Day, such CP Tranche period shall end on the next succeeding Local Business Day.

“Credit Agreement” shall mean the Credit Agreement, dated as of August 4, 2000, by and among EAS Holdings, Inc., Choirgrange Limited, Spiretrail Limited, The Chase Manhattan Bank, as administrative agent and collateral agent and Barclays Capital, as syndication agent, as amended, supplemented or otherwise modified and in effect from time to time.

“Credit and Collection Policy” shall mean each Originator’s credit and collection policy or policies relating to Contracts and Receivables existing on the Closing

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Date and attached to this Agreement as Exhibit A (or as subsequently delivered prior to the Closing Date) as amended, supplemented or otherwise modified and in effect from time to time in compliance with the terms of this Agreement.

“Custody Documents” shall have the meaning assigned to such term in the UK Receivables Purchase Agreement.

“Daily Report” shall mean a report, in substantially the form attached to the Contribution Agreement as Schedule 2.1(d) thereto or in such other form as is mutually agreed to by the Borrower and the Administrative Agent, delivered by the Collection Agent to the Administrative Agent pursuant to Section 2.11 of this Agreement.

“Deemed Collections” shall mean any Collections on any Receivable deemed to have been received pursuant to Section 2.09(a) or (b) of this Agreement.

“Default Ratio” shall mean, on any day, a fraction, the numerator of which is the sum of (a) the Outstanding Balance of all Receivables which are 91-120 days past their original invoice date or, in the case of UK Receivables, 61-90 days past the original due date, as of the end of the preceding Settlement Period plus (b) the Outstanding Balance of all Receivables which were written off as uncollectible by the Collection Agent in accordance with the related Credit and Collection Policy during the preceding Settlement Period prior to 91 days after their original invoice dates or, in the case of UK Receivables, 61 days past the original due date and the denominator of which is the balance of Gross Sales during the Settlement Period four (4) Settlement Periods prior to such day.

“Defaulted Receivable” shall mean a Receivable (which is not a Defaulted UK Receivable): (i) as to which any payment, or part thereof, remains unpaid for more than one hundred twenty (120) days from the original invoice date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Borrower, the Contributor or the Collection Agent as uncollectible; or (iv) which, in accordance with the related Credit and Collection Policy, has been written off as uncollectible.

“Defaulted UK Receivable” shall mean a UK Receivable (i) which is not paid for more than ninety (90) days from the due date for such UK Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Borrower, the Contributor or the Collection Agent as uncollectible; or (iv) which, in accordance with the related Credit and Collection Policy, has been written off as uncollectible.

“Delinquent Receivable” shall mean a Receivable (which is not a Delinquent UK Receivable) which is not paid for more than ninety (90) days from the original invoice date for such Receivable.

“Delinquent UK Receivable” shall mean a Receivable which is not paid for more than sixty (60) days from the original due date for such Receivable.

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“Designated Obligor” shall mean at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Borrower from the Administrative Agent, acting reasonably, delivered at any time.

“Diluted Receivable” shall mean any Receivable which is the subject of a reduction or cancellation as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge backs, allowances, other dilative factors and any other billing or other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction but excluding adjustments, reductions, or cancellations in respect of the Obligor’s bankruptcy or financial condition).

“Dilution Horizon” shall mean the number of days from the invoicing of a Receivable until an Originator recognizes such Receivable as a Diluted Receivable.

“Dilution Horizon Factor” shall mean for any six-month period following the Closing Date (beginning and ending on a Settlement Date or, for the first six-month period, beginning on the Closing Date and ending on a Settlement Date), a fraction, (x) the numerator of which is the aggregate weighted average Dilution Horizon of the Originators for such period (which shall be calculated by the Collection Agent, in accordance with its past procedures for such calculations, selecting a random sample of approximately twenty-five (25) Diluted Receivables from each Originator created during such period and determining the weighted average Dilution Horizon therefrom, and (y) the denominator of which is thirty (30); provided, however, that until such time as the Originators have provided the information necessary to calculate the Dilution Horizon, the Dilution Horizon shall be sixty (60) days.

“Dilution Period” shall mean, on any day, a number equal to a fraction, the numerator of which is the product of (i) Gross Sales during the Settlement Period immediately preceding such day and (ii) the Dilution Horizon Factor and the denominator of which is the Net Receivables Balance.

“Dilution Ratio” shall mean, on any day, the percentage equivalent of a fraction, the numerator of which is the Outstanding Balance of all Receivables which have become Diluted Receivables during the related Settlement Period (calculated as of the last day of the preceding Settlement Period), and the denominator of which is the balance of Gross Sales during the preceding Settlement Period to such day and which have been contributed by the Contributor to the Borrower pursuant to the Contribution Agreement.

“Dilution Reserve Ratio” shall mean, on any day, an amount (expressed as a percentage) which is calculated as follows:

[(c x d) + [(e - d) x (e / d)]] x f

Where:

c	=	2.0;

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d	=	the average of the Dilution Ratio during the period of twelve (12) preceding Settlement Periods

e	=	the highest Dilution Ratio for any Settlement Period during the period of twelve (12) preceding Settlement Periods; and

f	=	the Dilution Period.

“Dividend Test Ratio” shall mean an amount equal to the product of (a) the Percentage Factor and (b) the Net Receivables Balance divided by the aggregate amount of Outstanding Loans.

“Dollar Equivalent” shall mean, in relation to an amount denominated in another currency, the amount of that currency converted into Dollars at the spot rate of exchange specified (or at about 11:00 a.m. on the Business Day in question) for the purchase of the relevant currency with Dollars.

“Dollars” or “$” shall mean the lawful currency of the United States.

“DSO” shall mean, on any Settlement Date, the number of calendar days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the Net Receivables Balance as of the last day of the preceding Settlement Period by (ii) the aggregate balance of Gross Sales during the three (3) consecutive Settlement Periods preceding such Settlement Date, which calculation shall remain in effect until the next succeeding Settlement Date for all purposes of this Agreement.

“Eligible Obligor” shall mean, as of any monthly date of determination, any Obligor, of which not more than 25% of such Obligor’s aggregate Receivables are more than 120 days past their original invoice date or, in the case of UK Receivables, 90 days past the original due date.

“Eligible Receivable” shall mean, at any time, any Receivable:

(i) which has been originated by an Originator and sold to the Contributor pursuant to a Receivables Purchase Agreement and subsequently contributed to the Borrower pursuant to (and in accordance with) the Contribution Agreement, and to which the Borrower has good title thereto, free and clear of all Liens other than Permitted Liens;

(ii) which (together with the Collections and Related Security related thereto) has been the subject of either (A) a valid transfer and assignment from the Borrower to the Administrative Agent, on behalf of the Lenders, of all of the Borrower’s right, title and interest therein or (B) the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), in each case effective until the termination of this Agreement;

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(iii) the Obligor of which is (A) an Approved Obligor Country, (B) a Designated Obligor at the time of the initial creation of an interest therein hereunder, (C) not an Affiliate of any of the parties to this Agreement or any of the Originators, and (D) an Eligible Obligor;

(iv) which is not a Delinquent Receivable or a Delinquent UK Receivable;

(v) which is not a Defaulted Receivable or a Defaulted UK Receivable (without duplication of paragraph (iv) above);

(vi) which is not an obligation issued by a United States federal or state government or an agency thereof;

(vii) which, (A) arises pursuant to a Contract with respect to which the Contributor has performed all obligations required to be performed by it thereunder, including, without limitation, shipment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed; and (C) according to the Contract related thereto, has been billed and is required to be paid in full within ninety (90) days of the original billing date therefor;

(viii) which is (A) an “account” within the meaning of Article 9 of the Relevant UCC, (B) chattel paper within the meaning of Section 9-105 of such UCC (provided that, in order for such chattel paper to be eligible, the Collection Agent shall have certified to the Administrative Agent that the terms of the contract or contracts giving rise to such chattel paper do not prohibit the assignment thereof) or (C) a general intangible (to the extent that such Receivables include interest, finance charges, returned check or late charges or sales or similar taxes) within the meaning of Section 9-106 of such UCC;

(ix) which is denominated and payable only in an Approved Currency;

(x) which arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense;

(xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

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(xii) which (A) satisfies all applicable requirements of the related Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder and (C) complies with such other criteria and requirements as the Administrative Agent (in consultation with the Lenders) may from time to time specify to the Borrower following five (5) days’ notice;

(xiii) which was generated in the ordinary course of the Originator’s business;

(xiv) the Obligor of which (other than Obligors with respect to the Atlas Receivables during the Atlas Transition Period) has been directed to make all payments to a specified account of the Collection Agent with respect to which there shall be a Lock-Box Account Agreement or UK Collection Account Agreement, as applicable, in effect;

(xv)the assignment of which under the Contribution Agreement by the Contributor to the Borrower and the pledge of which under this Agreement by the Borrower to the Lenders does not violate, conflict with or contravene in any material respect any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance;

(xvi) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); and

(xvii) which arises under a Contract which, to the extent such contract specifies a governing law, is governed by the law of an Approved Obligor Country.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the “Code”)) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“ERISA Event” shall have the meaning assigned to such term in the Credit Agreement.

“Eurodollar Rate” shall mean, with respect to any Eurodollar Tranche Period, a rate which exceeds by an amount equal to the Applicable Margin a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%)

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of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Administrative Agent during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

“Eurodollar Tranche” shall mean a Tranche as to which Interest is calculated at the Eurodollar Rate.

“Eurodollar Tranche Period” shall mean, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of up to three (3) month[s] requested by the Borrower and agreed to by the CP Conduit Lenders and the Administrative Agent commencing on a Business Day requested by the Borrower and agreed to by the CP Conduit Lenders and the Administrative Agent; provided, however, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

“Event of Bankruptcy” shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) (x) the entry of a decree or order by a court having jurisdiction in the premises adjudging such Person under the united States Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee or sequestrator (or other similar official) of such person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (y) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the United States Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or of any substantial part of its property, or to the ordering of the winding up or liquidation of its affairs, or the making by it of an assignment for the benefit of creditors,

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or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by such Person in furtherance of any such action; or (iii)if such Person is a corporation, such Person or any Subsidiary of such Person shall take any action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

“Excluded Receivables” means Receivables denominated or payable in any currency other than an Approved Currency and collections in respect of which are not to be paid to a Lock-Box Account or UK Collection Account.

“Existing Relevant Document” means a Relevant Document which is already in existence and relating to Purchased Receivables which have already been acquired by the Borrower.

“Facility Limit” shall mean $300,000,000, provided that such amount may not at any time exceed the Aggregate Funding Limit at any time in effect; provided, further, that from and after the Termination Date, the Facility Limit shall at all times equal the amount of the Outstanding Loans.

“Fee Letters” shall mean the fee letter agreements and program fee letter agreements, each dated the Signing Date, with respect to the fees to be paid by the Borrower under the Transaction Documents, as amended, supplemented or otherwise modified and in effect from time to time.

“Finance Charges” shall mean, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

“Fiscal Year” shall have the meaning assigned to such term in the Credit Agreement.

“Funded Percentage” shall mean, on any date of determination, with respect to any Lender, the ratio, expressed as a percentage, which the Outstanding Loans made by such Lender bears to the aggregate amount of all Outstanding Loans on such date.

“Funding Account” shall have the meaning specified in Section 2.12(b) of this Agreement.

“Funding Agent” shall mean each of the Sheffield Funding Agent and the PARCO Funding Agent.

“Funding Limit” shall mean the amount set forth on Schedule A hereto, as such amount may be amended from time to time.

“Funding Percentage” shall mean, on any date of determination, with respect to any CP Conduit Lender, the ratio, expressed as a percentage, which such CP Conduit Lender’s Funding Limit bears to the Aggregate Funding Limit on such date.

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“GAAP” shall mean generally accepted accounting principles in the United States, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Sales” shall mean, on a monthly basis, the total Dollar Equivalent of goods sold.

“Group” shall have the meaning assigned to such term in the Credit Agreement.

“Hedging Agreement” shall mean each hedging agreement entered into for the purpose of managing currency risk whether by way of forward exchange, cap, collar, swap, forward rate agreement or otherwise.

“Incremental Borrowing” shall mean a Loan which is made pursuant to Section 2.02(a) of this Agreement.

“Indebtedness” of any Person means without duplication (a) all indebtedness of such Person for borrowed money (including, for the avoidance of doubt, the funded portion of any off-balance sheet asset backed facility), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to letters of credit, bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business which are not more than ninety days overdue (other than such indebtedness or trade payables the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in conformity with GAAP have been provided on the books of such Person), (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations (as defined in the Credit Agreement) of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations (as defined in the Credit Agreement) of such Person in respect of obligations of the types described in clauses (a) through (f) above, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (i) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien

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upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Indemnified Persons” shall have the meaning specified in Section 6.06 of this Agreement.

“Interest” means, with respect to any Tranche Period:

(TR x TOL x AD)

                    YD

Where:

TR =	the Tranche Rate applicable to such Tranche Period;

TOL =	the portion of the Outstanding Loans allocated to such Tranche Period;

AD =	the actual number of days during such Tranche Period; and

YD =	either (i) if the Tranche Rate is the CP Rate or the Eurodollar Rate, 360 or (ii) if the Tranche Rate is the Base Rate, 365 or 366, as applicable.

provided, however, that (i) Interest shall include any commissions or fees payable to the CP Conduit Lenders’ commercial paper placement agents in connection with the sale of commercial paper related to this Agreement and (ii) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum amount permitted by applicable law; and provided, further, that Interest shall not be considered paid by any distribution if, at any time, such distribution is rescinded or must be returned for any reason.

“Interest Account” shall have the meaning assigned to such term in Section 2.12(b) hereof.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“Lender” means each CP Conduit Lender and the PARCO APA Bank and, with respect to Sheffield, each Sheffield Assignee to the extent of its interest in the Loans.

“LIBOR Rate” shall mean with respect to each Eurodollar Tranche Period for a Eurodollar Tranche, the rate determined in accordance with the following provisions:

(a) as determined by the Administrative Agent as the rate for deposits in U.S. dollars having the Tranche Period specified, commencing on the second (2nd)

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Business Day immediately preceding the first day of such Tranche Period, which appears on the Telerate Page 3750 as of approximately 11:00 A.M., London time (“LIBOR Telerate”). “Telerate Page 3750” shall mean the display designated as page “3750” on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on the Telerate Page 3750, LIBOR in respect of that Tranche Period shall be determined as if the parties had specified the rate described in (b) below.

(b) With respect to a day on which no rate appears on Telerate Page 3750, LIBOR will be determined as approximately 11:00 A.M., London time, on such day on the basis of (a) the arithmetic mean of the rates at which deposits in U.S. dollars having the Tranche Period specified are offered to prime banks in the London interbank market by four (4) major banks in the London interbank market selected by the Administrative Agent and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time, if at least two (2) such quotations are provided, or (b) if fewer than two (2) quotations are provided as described in the preceding clause (a), the arithmetic mean of the rates, as requested by the Administrative Agent, quoted by three (3) major banks in New York City, selected by the Administrative Agent, at approximately 11:00 A.M., New York City time, on such day, for such Tranche Period in United States dollars to leading European banks and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that, if such banks selected by the Administrative Agent are not providing such quotations, LIBOR determined on such day as provided in Section 2.18 hereof.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; provided, however, that if a lien is imposed under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies, then such lien shall not be treated as a “Lien” from and after the time (i) any Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Company and the Funding Agents a written statement of the amount of such lien together with written evidence of payment of such amount, or (ii) such lien expires pursuant to Section 412(n)(4)(B) of the Code or Section 302(f)(4)(B) of ERISA.

“Loan” shall mean each PARCO Loan, Sheffield Loan and each other advance made by a Lender to the Borrower pursuant to, and in accordance with, this Agreement (including, without limitation, as a result of any reinvestment of Collections pursuant to Section 2.02(b) and 2.05) of this Agreement).

“Loan Amount” shall mean, with respect to any Incremental Borrowing, the amount paid to the Borrower by a Lender as described in the applicable Loan

16

Certificate. The Loan Amount for any Loan shall be comprised of a cash component equal to the Outstanding Loans.

“Loan Certificate” shall have the meaning specified in Section 2.02(a)(v) of this Agreement.

“Loan Date” shall mean, with respect to each Loan, the Business Day on which such Loan is made.

“Loan Documents” shall have the meaning assigned to such term in the Credit Agreement.

“Loan Party” shall have the meaning assigned thereto in the Credit Agreement.

“Local Business Day” shall mean, with respect to a Person, any day other than (a) a Saturday or Sunday or (b) another day on which commercial banking institutions or trust companies in the jurisdictions where such Person has its principal place of business are authorized or obligated by law, executive order or governmental decree to be closed.

“Lock-Box Account” shall mean an account maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

“Lock-Box Agreement” shall mean an agreement between the Collection Agent and a Lock-Box Bank in substantially the form of Exhibit C-1 to this Agreement.

“Lock-Box Bank” shall mean each of the banks identified as such in Exhibit B to this Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 2.08 of this Agreement.

“Loss and Dilution Reserve Ratio” shall mean, on any day, the greater of (a) the Reserve Floor and (b) the sum of (i) the Loss Reserve Ratio and (ii) the Dilution Reserve Ratio.

“Loss Horizon” shall mean, on any day, the amount obtained by dividing (i) the sum of Gross Sales during the three (3) preceeding Settlement Periods by (ii) the Net Receivables Balance as of the end of the preceding Settlement Period.

“Loss Reserve Ratio” shall mean, on any day, the product of (a) 2 and (b) (i) after the earlier of (x) such time as fourteen (14) Settlement Periods have occurred since the April 30, 2000 Settlement Period or (y) such time as the Collection Agent shall have delivered to the Administrative Agent fourteen (14) months of historical aging data showing separate aging of Receivables 91-120 and 121-150, respectively, past their original invoice date or, with respect to UK Receivables, 61-90 and 91-120, respectively, past original due date, the highest three-month rolling average of the Default Ratio that occurred during the period of twelve (12) consecutive Settlement Periods preceding such earlier Settlement Date, or before such time, (ii) until the June 2000 report is available,

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the average of the Default Ratio reported for the months of April 2000 and May 2000 and (iii) after the June 2000 report is available, the highest three-month average of the Default Ratio reported over any three consecutive months since the April 30, 2000 Settlement Period; and (c) the Loss Horizon.

“Material Adverse Effect” shall mean, when used with respect to a any Person, (a) a material impairment of such Person’s ability to perform its obligations under the Transaction Documents, (b) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of such Person or (c) a material impairment of the validity or enforceability of any of the Transaction Documents against such Person and, where applicable, shall also include (d) a material impairment of the collectability of the Receivables taken as a whole and (e) a material impairment of the interests, rights or remedies of the Borrower, the Lenders or the Funding Agents, with respect to the Transaction Documents or the Receivables taken as a whole.

“Material Subsidiary” shall have the meaning thereto in the Credit Agreement.

“Maximum Percentage Factor” means 100%.

“Minimum Loss Reserve” shall mean 19.0%.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors and assigns.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower, the Contributor or any ERISA Affiliate of the Borrower or the Contributor on behalf of its employees.

“Net Receivables Balance” shall mean, at any time, the Outstanding Balance of the Eligible Receivables at such time, as reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor,

“Non-U.S. Lender” means each Lender or Funding Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Obligor” shall mean a Person obligated to make payments for the provision of goods and services pursuant to a Contract and each of such Persons Affiliates.

“Offer Letter” shall have the meaning assigned to such term in the UK Receivables Purchase Agreement.

“Official Body” shall mean any nation or government, any state or other political subdivision or any agency, authority, bureau, central bank, commission,

18

department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Originator” shall mean any seller of Receivables pursuant to a Receivables Purchase Agreement.

“Outstanding Balance” shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any accrued and outstanding Finance Charges related thereto.

“Outstanding Loans” shall mean the sum of the cash amounts paid to the Borrower by the Lenders in connection with each Incremental Borrowing minus (a) the aggregate amount of proceeds of Collections received and applied by the Administrative Agent to reduce such Outstanding Loans pursuant to Section 2.05, 2.06 or 2.09 of this Agreement (b) any amounts on deposit in the Funding Account pursuant to Section 2.06(a) hereof; and (c) any additional amount paid to the Lenders by the Borrower; provided that the Outstanding Loans shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.

“PARCO” shall mean Park Avenue Receivables Corporation, a Delaware corporation.

“PARCO APA Banks” shall have the meaning assigned thereto in the PARCO Asset Purchase Agreement.

“PARCO Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of August [    ], 2000, by and among the PARCO Funding Agent, PARCO and the APA Banks party thereto, as the same may from time to time be amended, supplemental or otherwise modified and in effect.

“PARCO Funding Agent” shall mean The Chase Manhattan Bank, its successors and permitted assigns.

“PARCO Loans” shall have the meaning assigned to such term in Section 2.01(a) of this Agreement.

“PARCO Termination Event” shall mean any provider of PARCO’s program liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under its agreement with PARCO.

“Percentage Factor” shall mean the fraction (expressed as a percentage) computed on any date of determination as follows:

(OL x [1 + (LDRR + CCRR)]) + ( SFRR x OBR)
1 - LDRR 1 - LDRR
_______________________________________
NRB

Where:

OL	=	the Outstanding Loans on the date of such computation;

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LDRR	=	the Loss and Dilution Reserve Ratio on the date of such computation;

CCRR	=	the Carrying Cost Reserve Ratio on the date of such computation;

SFRR	=	the Servicing Fee Reserve Ratio on the date of such computation;

OBR	=	the Outstanding Balance of all Receivables on the date of such computation; and

NRB	=	the Net Receivables Balance on the date of such computation.

The Percentage Factor shall be calculated by the Collection Agent on the Closing Date. Thereafter, until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Borrowing pursuant to Section 2.02(a) of this Agreement and as of the close of business on each Business Day and report such recomputations to the Administrative Agent in the Settlement Statement and as otherwise requested by the Administrative Agent (in consultation with the Lenders). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Borrowing made pursuant to such Section 2.02(a) or any reinvestment Loan made pursuant to Section 2.02(b) and 2.05 of this Agreement during any period between computations of the Percentage Factor. The Percentage Factor shall remain constant at 100% at all times on and after the Termination Date until such time as the Administrative Agent, on behalf of the Lenders, shall have received the Aggregate Unpaids, in cash, at which time the Percentage Factor shall be recomputed in accordance with Section 2.06 of this Agreement.

“Permits” shall have the meaning assigned to such term in the Credit Agreement.

“Permitted Investments” shall mean any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody’s and S&P of at least “P-1” and “A-l+”, respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two (2) highest investment

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categories granted by Moody’s and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody’s and S&P of at least “P-l” and “A-1+”, respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a) (ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody’s and S&P of at least “P-1” and “A-1+”, respectively; (d) Eurodollar time deposits having a credit rating from Moody’s and S&P of at least “P-1” and “A-1+”, respectively; (e) repurchase agreements involving any of the Permitted Investments described in clauses (a) (i), (a) (iii) and (d) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody’s and S&P of at least “P-1” and “A-1+”, respectively; and (f) shall exclude any investment giving rise to income arising from a source in the United Kingdom (other than interest paid by a bank (as defined in Section 840A of the Income and Corporation Taxes Act 1988) in the ordinary course of its business.

“Permitted Liens” shall mean, at any time, for any Person:

(a)	Liens created pursuant to any Transaction Document; and

(b)	Liens for taxes, assessments or other governmental charges or levies (i) not yet due or (ii) that are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person.

“Person” shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

“Potential Termination Event” shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

“Proceeds” shall mean “proceeds” as defined in Section 9-306(1) of the Relevant UCC.

“Program Fee” shall have the meaning specified in the Fee Letters.

“Receivable” shall mean the indebtedness owed to an Originator by an Obligor under a Contract, other than an Excluded Receivable, and rights of payment and other payment obligations, whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by the Originator, in its ordinary course of business and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable

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has been deemed collected pursuant to Section 2.09 of this Agreement, it shall no longer constitute a Receivable under this Agreement.

“Receivables Purchase Agreement” shall have the meaning assigned to such term in the Contribution Agreement.

“Recipient” shall have the meaning specified in Section 2.14 of this Agreement.

“Records” shall mean all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

“Related Lenders” shall mean (i) with respect to the PARCO Funding Agent, PARCO and the PARCO APA Banks, and (ii) with respect to the Sheffield Funding Agent, Sheffield and, to the extent of their respective interests in the Loans, the Sheffield APA Banks.

“Related Security” shall mean, with respect to any Receivable, all of the Contributor’s or Borrower’s right, title and interest in, to and under:

(a) the merchandise, if any, the sale of which by the Contributor gave rise to such Receivable;

(b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(c) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(d) all Records related to such Receivable;

(e) in the case of the Administrative Agent for the benefit of the Lenders, all rights and remedies of the Borrower under the Contribution Agreement, together with all financing statements filed by the Borrower against the Contributor in connection therewith; and

(f) all Proceeds of any of the foregoing.

“Relevant Document” means any document whether previously executed or expected to be executed in connection with the transfer of any Receivables which may have been sold or may in the future to be sold pursuant to any agreement which may have

22

been formed or may in the future be formed on acceptance of an offer contained in an Offer Letter which first mentioned document:

(i) would be necessarily required (A) to be produced as evidence in a court in the United Kingdom in order to enable the Borrower to enforce its rights in respect of the Purchased Receivables against the Obligors or (B) for any of the purposes described in Section 2.20(c)(ii); and

(ii) would be liable to ad valorem stamp duty if it did not fulfil the conditions for being eligible to be adjudicated free of stamp duty under section 42 of Finance Act 1930.

“Relevant UCC” shall mean, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

“Required Lenders” shall mean each CP Conduit Lender and the PARCO APA Banks and each Sheffield Assignee.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Official Body or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Floor” shall mean the Minimum Loss Reserve plus the product of (a) the Dilution Period and (b) the average of the Dilution Ratio during the period of twelve (12) proceeding Settlement Periods

“Responsible Officer” shall mean with respect to the Contributor or Borrower, any officer directly or indirectly responsible for the execution of the transactions contemplated by the Transaction Documents.

“Revolving Credit Note” shall mean each promissory note of the Borrower payable to the order of a Lender in respect of obligations under this Agreement, substantially in the form of Exhibit E-1 hereto, and any promissory note of the Borrower issued in substitution thereof.

“Section 42 Exemption” shall mean exemption from stamp duty under section 42 of Finance Act 1930.

“Security” shall mean any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

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“Servicing Fee” shall mean the fees payable to the Collection Agent with respect to a Tranche, in an amount equal to the Servicing Fee Percentage multiplied by the amount of the Outstanding Loans allocated to such Tranche pursuant to Section 2.03 of this Agreement. Such fee shall accrue from the date of the initial Loan by the Lenders to the later of the Termination Date or the date on which the Percentage Factor is reduced to zero. On or prior to the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.05 of this Agreement. After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.06 of this Agreement.

“Servicing Fee Percentage” shall mean 1.0% per annum.

“Servicing Fee Reserve Ratio” shall mean, at any time, an amount equal to the product of (i) the Servicing Fee Percentage and (ii) a fraction having as the numerator, the product of (a) 2 and (b) the DSO, and as the denominator, 360.

“Settlement Date” shall mean the fourteenth (14th) day of each calendar month immediately succeeding a Settlement Period or, if such day is not a Business Day, the next succeeding Business Day.

“Settlement Period” shall mean the period of days from and including the first day of a calendar month to and including the last day of such calendar month.

“Settlement Statement” shall mean a report, in substantially the form attached to this Agreement as Exhibit D or in such other form as is mutually agreed to by the Borrower and the Administrative Agent, delivered by the Collection Agent to the Administrative Agent on each Settlement Date pursuant to Section 2.11 of this Agreement or prior to an Incremental Borrowing pursuant to Section 2.02(a) of this Agreement.

“Sheffield” shall mean Sheffield Receivables Corporation, a Delaware corporation.

“Sheffield Assignee” shall have the meaning assigned thereto in the Sheffield Asset Purchase Agreement.

“Sheffield Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of August [    ], 2000, by and among the Sheffield Funding Agent, the APA Banks party thereto and Sheffield, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Sheffield Funding Agent” shall mean Barclays Bank plc, its successors and permitted assigns.

“Sheffield Loans” shall have the meaning assigned to such term in Section 2.01(a) of this Agreement.

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“Signing Date” shall mean August 4, 2000.

“Special Obligor” shall mean each Obligor (and its Affiliates with equal or greater credit ratings) designated by the Borrower and approved by the Funding Agents. As of the Closing Date, each of the following shall be designated a Special Obligor so long as each Special Obligor maintains their current ratings:

Obligor	Moody’s Rating	S&P Rating
Solectron	Baa3	BBB
Jabil Circuits	NR	BB
Flextronics	Ba3	BB

“Specified Bankruptcy Opinion Provisions” shall mean the factual assumptions (including those contained in the factual certificate referred to therein) and the actions to be taken by the Contributor, the Originators or the Borrower, in each case as specified in the legal opinion of Clifford Chance Rogers & Wells LLP relating to certain bankruptcy matters delivered on the Closing Date.

“Specified Potential Termination Event” shall mean any Potential Termination Event excluding those Potential Termination Events arising from

(a) any representation, warranty, certification or statement made by the Borrower in Sections 3.01(d), (e), (g), (h), (j) and (q) having been incorrect in any material respect when made or deemed made;

(b) the failure to observe or perform the covenants contained in Section 5.01(a), (d) and (e); provided, however, that

(i) any Potential Termination Event arising from the representation specified in Section 3.01(f) having been incorrect in any material respect when made or deemed made, shall be considered a “Specified Potential Termination Event” only if such Potential Termination Event arises as a result of a pending, or a reasonable prospect of, a material action, investigation or proceeding affecting the Borrower;

(ii) any Potential Termination Event arising from the representation specified in Section 3.01(p) having been incorrect in any material respect when made or deemed made, shall be considered a “Specified Potential Termination Event” only if such Potential Termination Event arises as a result of a substantial (in the determination of the Funding Agents) number of Obligors (other than Obligors with respect to the Atlas Receivables during the Atlas Transition Period) failing to have been instructed to make payment to a Lock-Box Account or a UK Collection Account, as appropriate; and

25

(iii) any Potential Termination Event arising from the failure to observe or perform the covenant specified in Section 5.01(c), shall be considered a “Specified Potential Termination Event” only if such Potential Termination Event arises as a result of a failure to comply with a material Requirement of Law.

“Standard & Poor’s” or “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

“Stamp Duty” shall be construed as a reference to any stamp, registration or other transaction or documentary tax (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Stamp Duty Group” shall mean each of the Borrower, Contributor and the UK Originator.

“Stamp Duty Reserve Account” shall mean the account established pursuant to Section 2.12(d) hereof.

“Stock” shall mean shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

“Tax Adviser” shall mean a reputable firm of lawyers of international standing which habitually advises on transactions similar in type and scale to the transactions reflected in the Transaction Documents and including partners who:

(i)	are solicitors of the Supreme Court of England and Wales; and

(ii)	specialize in United Kingdom taxation (including stamp duty).

“Tax Opinion” shall mean the opinion of Clifford Chance in the form signed for identification relating to the United Kingdom taxation treatment of the Borrower in connection with the transactions reflected in the Transaction Documents and the application of United Kingdom stamp duty to certain Relevant Documents:

“Termination Date” shall mean the earliest of (i) the Business Day designated by the Borrower to the Administrative Agent as the Termination Date at any

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time following forty five (45) days’ written notice to the Administrative Agent, (ii) the day upon which a Termination Date is declared or automatically occurs relating to a Termination Event pursuant to Section 7.02(a) and (iii) the Commitment Expiry Date.

“Termination Event” shall mean an event described in Section 7.01 of this Agreement.

“Tranche” shall mean a portion of the Outstanding Loans allocated to a Tranche Period pursuant to Section 2.04 of this Agreement.

“Tranche Period” shall mean a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

“Tranche Rate” shall mean the CP Rate, the Base Rate or the Eurodollar Rate.

“Transaction Documents” shall mean, collectively, this Agreement, the Contribution Agreement, each Asset Purchase Agreement, each Receivables Purchase Agreement, the Fee Letter, the Lock-Box Agreements and all of the other instruments, documents, certificates and other agreements executed and delivered by the Contributor or the Borrower in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Transfer Supplement” shall have the meaning specified in Section 8.06(c) of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lenders’ security interest in any Receivable is governed by the Uniform Commercial Code as in effect in a United States jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Receivable.

“UK Collection Account” shall mean the “Originator Collection Account” as defined in Clause 12.1 of the UK Receivables Purchase Agreement.

“UK Collection Account Agreement” shall mean such agreement between the UK Originator, the Borrower and a Lock-Box Bank, in such form to be agreed between the parties hereto.

“UK Collection Account Bank” shall mean each of the banks specified as such in Exhibit B to this Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 2.08 of this Agreement.

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“UK Originator” shall have the meaning assigned to such term in the Contribution Agreement.

“UK Receivables” shall mean the “Receivables” as defined in the UK Receivables Purchase Agreement.

“UK Receivables Purchase Agreement” shall have the meaning assigned to such term in the Contribution Agreement.

“U.S.” or “United States” shall mean the United States of America and its territories.

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EXHIBIT A

CREDIT AND COLLECTION POLICIES AND PRACTICES

[To Be Provided to the Administrative Agent by the Collection Agent]

EXHIBIT B

LIST OF LOCK-BOX BANKS,

UK COLLECTION ACCOUNT BANKS

AND ACCOUNTS

[To Be Provided to the Administrative Agent by the Collection Agent]

EXHIBIT C-1

FORM OF LOCK-BOX AGREEMENT

[Date]

[Name and Address

of Lock-Box Bank]

Re:	[COLLECTION AGENT]

Receipts Account

No[s].

Ladies and Gentlemen:

[COLLECTION AGENT] [BORROWER] hereby notifies you that in connection with certain transactions involving its accounts receivable, it has transferred exclusive control of its receipts account no[s].              maintained with you (collectively the “Accounts”) to The Chase Manhattan Bank, as Administrative Agent (the “Administrative Agent”), and that [COLLECTION AGENT] [BORROWER] will transfer exclusive control of the Accounts to the Administrative Agent effective upon delivery to you of the Notice of Effectiveness (as hereinafter defined).

In furtherance of the foregoing, [COLLECTION AGENT] [BORROWER] and the Administrative Agent hereby instruct you, beginning on the date of your receipt of the Notice of Effectiveness: (i) to collect the monies, checks, instruments and other items of payment mailed to the Accounts; (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Administrative Agent); and (iii) to transfer all funds deposited and collected in the Accounts pursuant to instructions given to you by the Administrative Agent from time to time.

You are hereby further instructed: (i) unless and until the Administrative Agent notifies you to the contrary at any time after your receipt of the Notice of Effectiveness, to make such transfers from the Accounts at such times and in such manner as [COLLECTION AGENT] [BORROWER], [in its capacity as collection agent for the Administrative Agent,] shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit [COLLECTION AGENT] [BORROWER] [(in its capacity as collection agent for the Administrative Agent)] and the Administrative Agent to obtain upon request any information relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

[COLLECTION AGENT] [BORROWER] also hereby notifies you that, beginning on the date of your receipt of the Notice of Effectiveness and notwithstanding anything herein or elsewhere to the contrary, the Administrative Agent, and not the Borrower, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts. The Administrative Agent has a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Accounts, and you shall be the Administrative Agent’s agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Administrative Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

This Agreement may not be terminated at any time by [COLLECTION AGENT] [BORROWER] or you without the prior written consent of the Administrative Agent. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by the Administrative Agent, [COLLECTION AGENT] and you.

You shall not assign or transfer your rights or obligations hereunder (other than to the Administrative Agent) without the prior written consent of the Administrative Agent and [COLLECTION AGENT] [BORROWER]. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Administrative Agent, each of the parties hereto and their respective successors and assigns.

You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

You agree to give the Administrative Agent and [COLLECTION AGENT] [BORROWER] prompt notice if the Accounts become subject to any writ, garnishment, judgment, warrant of attachment, execution or similar process.

[COLLECTION AGENT] [BORROWER] AGREES TO INDEMNIFY AND HOLD YOU HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) WHICH YOU MAY SUFFER OR INCUR IN CONNECTION WITH THIS AGREEMENT OR THE MAINTENANCE OF THE ACCOUNTS, INCLUDING BUT NOT LIMITED TO THOSE WHICH IN WHOLE OR IN PART ARISE OUT OF YOUR NEGLIGENCE, BUT NOT INCLUDING THOSE ARISING OUT OF YOUR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO

2

EVENT SHALL YOU BE LIABLE FOR ANY INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Notwithstanding any other provision of this Agreement, you shall not be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay is due to acts of God, war, civil commotion, governmental action, fire, explosion, terrorist activities, strikes, other industrial disturbances, equipment malfunction, outages of computers, action, non-action or delayed action on the part of [COLLECTION AGENT] [BORROWER] or Administrative Agent, or any other entity or any other causes that are beyond your reasonable control, or for any such failure, or delay resulting from your reasonable belief that the action would violate any guideline, rule or regulation of any Governmental Authority.

Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party’s name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Administrative Agent and (ii) the address of the Administrative Agent shall be The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: [                    ], Telephone: (212) [            ], Telecopy: (212) [            ] or at such other address as may be designated by the Administrative Agent in a written notice to each of the parties hereto.

Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

The transfer of control of the Accounts, referred to in the first paragraph of this letter, shall become effective upon delivery to you of a notice (the “Notice of Effectiveness”) in substantially the form attached hereto as Annex “1”.

Very truly yours,

[COLLECTION AGENT] [BORROWER]

By:

Title:

Attention:

Facsimile No.:

3

ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]	THE CHASE MANHATTAN BANK, as Administrative Agent

By:	By:

Title:	Title:

Date:	Date:

[Address]	[Address]
Attention:	Attention:

Facsimile No.:	Facsimile No.:

4

ANNEX 1

TO LOCK-BOX AGREEMENT

[FORM OF NOTICE OF EFFECTIVENESS]

DATED:

TO:	[Name of Lock-Box Bank]
[Address]

ATTN:

Re:	Receipts Account No[s].

Ladies and Gentlemen:

We hereby give you notice that the transfer of control of the above-referenced Receipts Account[s], as described in our letter agreement with you dated             , is effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in that letter.

Very truly yours, [COLLECTION AGENT] [BORROWER]

By:

Title:

ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]

By:

Title:

Date:

[Address]
Attention:

Facsimile No.:

5

EXHIBIT D

FORM OF SETTLEMENT STATEMENT

[To Be Provided to the Administrative Agent by the Collection Agent]

EXHIBIT E-1

FORM OF REVOLVING CREDIT NOTE

US$[ ]	August [ ], 2000

Reference is made to the Asset-Backed Loan Agreement, dated as of August [    ], 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among TRIANGLE RECEIVABLES FUNDING LLC, as borrower (in such capacity, the “Borrower”), PARK AVENUE RECEIVABLES CORPORATION (“PARCO”), SHEFFIELD RECEIVABLES CORPORATION (“Sheffield”, and together with PARCO, the “CP Conduit Lenders”), BARCLAYS BANK PLC (“Barclays”), as Sheffield’s funding agent (in such capacity, the “Sheffield Funding Agent”) and THE CHASE MANHATTAN BANK (“Chase”), as PARCO’s funding agent (in such capacity, the “PARCO Funding Agent”), as administrative agent (in such capacity, the “Administrative Agent”), as collection agent (in such capacity, the “Collection Agent”) and as PARCO APA Bank. Terms defined in the Agreement, or incorporated therein by reference, are used herein as therein defined.

The Borrower, for value received, hereby promises to pay to the order of [                            ] (the “Lender”), at its office at [                                    ] or such other office as the Lender may designate, the principal amount of [                            ], or, if less, the unpaid principal amount of all Loans outstanding and owing to the Lender under the Agreement. Each Loan shall be due and payable as provided in the Agreement. The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, at such interest rate and on such dates as are determined pursuant to the Agreement. All such principal and interest shall be payable in lawful money of the United States of America in same day funds in The City of New York.

Each Loan by the Borrower from a Lender, and each reduction or increase in the Outstanding Loans in respect of each Loan evidenced hereby, shall be indicated by the Funding Agent with respect to such Lender on the grid attached hereto which is part of this Note.

This Note is made without recourse except as otherwise provided in the Agreement.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered by its duly authorized officer as of the date first above written.

TRIANGLE RECEIVABLES FUNDING LLC

By

Name:
Title:

2

EXHIBIT E-2

FORM OF LOAN CERTIFICATE

REVOLVING CREDIT LOANS

Date of Loan	Principal Amount of Loan	Payments or Prepayments of Principal	Balance Outstanding	Notation Made By

EXHIBIT F

FORM OF LENDER SUPPLEMENT

THIS LENDER SUPPLEMENT is entered into as of the      day of                     , 20    , by and between                      (the “Seller”) and                      (the “Purchaser”).

PRELIMINARY STATEMENTS

A. This Lender Supplement is being executed and delivered in accordance with Section 8.06(c) of that certain Asset-Backed Loan Agreement, dated as of August [    ], 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among TRIANGLE RECEIVABLES FUNDING LLC, as borrower (in such capacity, the “Borrower”), PARK AVENUE RECEIVABLES CORPORATION (“PARCO”), SHEFFIELD RECEIVABLES CORPORATION (“Sheffield”, and together with PARCO, the “CP Conduit Lenders”), BARCLAYS BANK PLC (“Barclays”), as Sheffield’s funding agent (in such capacity, the “Sheffield Funding Agent”) and THE CHASE MANHATTAN BANK (“Chase”), as PARCO’s funding agent (in such capacity, the “PARCO Funding Agent”) and as administrative agent (in such capacity, the “Administrative Agent”), as collection agent (in such capacity, the “Collection Agent”) and as a PARCO APA Bank. Capitalized terms used herein and not otherwise defined herein are used with the meanings set forth in, or incorporated by reference into, the Agreement.

B. The Seller is a Lender party to the Agreement, and the Purchaser wishes to become a Lender Bank thereunder.

C. The Seller is selling and assigning to the Purchaser an undivided              % (the “Transferred Percentage”) interest in all of Seller’s rights and obligations under the Agreement and the other Transaction Documents, including, without limitation, the Seller’s Funding Limit and (if applicable) the Seller’s Outstanding Loans as set forth herein.

The parties hereto hereby agree as follows:

1. The transfer effected by this Lender Supplement shall become effective (the “Supplement Effective Date”) two (2) Business Days (or such other date selected by the Administrative Agent (in consultation with the Lenders)) following the date on which a transfer effective notice substantially in the form of Schedule II to this Lender Supplement (“Supplement Effective Notice”) is delivered by the Administrative Agent to the Funding Agents, the Borrower, the Seller and the Purchaser. From and after the Supplement Effective Date, the Purchaser shall be a Lender party to the Agreement for all purposes thereof as if the Purchaser were an original party thereto and the Purchaser agrees to be bound by all of the terms and provisions contained therein.

2. If there are no Outstanding Loans with respect to the Seller on the Supplement Effective Date, Seller shall be deemed to have hereby transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller’s Funding Limit and all rights and obligations associated therewith under the terms of the Agreement, including, without limitation, the Transferred Percentage of the Seller’s future funding obligations under the Agreement.

3. If there are Outstanding Loans with respect to the Seller, at or before 12:00 noon, local time of the Seller, on the Supplement Effective Date, the Purchaser shall pay to the Seller, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of an amount equal to the Seller’s Outstanding Loans (such amount, being hereinafter referred to as the “Purchaser’s Outstanding Loans”); (ii) all accrued but unpaid (whether or not then due) interest attributable to the Purchaser’s Outstanding Loans; and (iii) accrued but unpaid fees and other costs and expenses payable in respect of the Purchaser’s Outstanding Loans for the period commencing upon each date such unpaid amounts commence accruing, to and including the Supplement Effective Date (the “Purchaser’s Acquisition Cost”), whereupon, the Seller shall be deemed to have transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller’s Funding Limit and Outstanding Loans and all related rights and obligations under the Agreement and the other Transaction Documents, including, without limitation, the Transferred Percentage of the Seller’s future funding obligations under the Agreement.

4. Concurrently with the execution and delivery hereof, the Seller will provide to the Purchaser copies of all documents requested by the Purchaser which were delivered to such Seller pursuant to the Agreement.

5. Each of the parties to this Lender Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Lender Supplement.

6. By executing and delivering this Lender Supplement, the Seller and the Purchaser confirm to and agree with each other, the Administrative Agent, the Borrower and the Lenders as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, the Seller makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value thereof or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) the Seller makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Lender, the

2

Borrower, the Collection Agent, any surety or any guarantor or the performance or observance by the Lenders, the Borrower, the Funding Agents or the Collection Agent of any of their respective obligations under any of the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) the Purchaser confirms that it has received a copy of the Agreement and the other Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Supplement; (d) the Purchaser will, independently and without reliance upon the Funding Agents, any Lender or the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or the other Transaction Documents; (e) the Purchaser appoints and authorizes the Funding Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Funding Agent or the Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (f) the Purchaser was not formed for the purpose of acquiring the interest being acquired hereunder; and (g) the Purchaser agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Agreement and the other Transaction Documents, are required to be performed by it as a Lender.

7. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of the Agreement.

8. Schedule I hereto sets forth the revised Funding Limit of the Seller and the Funding Limit of the Purchaser, as well as administrative information with respect to the Purchaser.

9. This Lender Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

3

IN WITNESS WHEREOF, the parties hereto have caused this Lender Supplement to be executed by their respective duly authorized officers of the date hereof.

[SELLER]

By:

Name:
Title:

[PURCHASER]

By:

Name:
Title:

4

SCHEDULE I TO LENDER SUPPLEMENT

LIST OF PURCHASING OFFICES, ADDRESSES

FOR NOTICES AND FUNDING LIMITS

Date:                 , 20

Transferred Percentage:     %

Funding Limit	Funding Limit	Outstanding Loans
[existing share]	[revised]

Funding Limit	Funding Limit	Outstanding Loans
[existing]	[revised]

Address for Notices:

______________________

______________________

______________________

Attention:

Telephone:

Telecopy:

5

SCHEDULE II TO LENDER SUPPLEMENT

SUPPLEMENT EFFECTIVE NOTICE

TO: _____________________, Seller

        _____________________

        _____________________

TO: _____________________, Purchaser

        _____________________

        _____________________

The undersigned, pursuant to that certain Asset-Backed Loan Agreement, dated as of August [            ], 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among TRIANGLE RECEIVABLES FUNDING LLC, as borrower (in such capacity, the “Borrower”), PARK AVENUE RECEIVABLES CORPORATION (“PARCO”), SHEFFIELD RECEIVABLES CORPORATION (“Sheffield”, and together with PARCO, the “CP Conduit Lenders”), BARCLAYS BANK PLC (“Barclays”), as Sheffield’s funding agent (in such capacity, the “Sheffield Funding Agent”) and THE CHASE MANHATTAN BANK (“Chase”), as PARCO’s funding agent (in such capacity, the “PARCO Funding Agent”), as administrative agent (in such capacity, the “Administrative Agent”), as collection agent (in such capacity, the “Collection Agent”) and as a PARCO APA Bank, hereby acknowledges receipt of executed counterparts of a completed Lender Supplement, dated as of             , 20    , between                 , as Seller, and                 , as Purchaser. Capitalized terms defined in such Lender Supplement are used herein as therein defined or incorporated by reference therein.

1. Pursuant to such Lender Supplement, you are advised that the Supplement Effective Date will be             , 20    .

2. The Borrower and the Administrative Agent each hereby consents to the Lender Supplement as required by Section 8.06(c) of the Agreement.

[3. Pursuant to such Lender Supplement, the Purchaser is required to pay $     to the Seller at or before 12:00 noon (local time of the Seller) on the Supplement Effective Date in immediately available funds.]

Very truly yours,

The Chase Manhattan Bank, as Administrative Agent

By:

Authorized Signatory

6

EXHIBIT G

LOCATION OF RECORDS

[To be Provided to the Administrative Agent by the Collection Agent]

EXHIBIT H

LIST OF TRADE NAMES OF THE BORROWER

[To be Provided to the Administrative Agent by the Collection Agent]

EXHIBIT I

FORMS OF OPINIONS OF COUNSEL

Form of Enforceability Opinion

[    ], 2000

To the Persons Listed

on Schedule I hereto

Ladies and Gentlemen:

We have acted as special New York counsel to Triangle Receivables Funding LLC, a newly formed special purpose Delaware limited liability company (the “Company”) in connection with the Asset Backed Loan Agreement dated as of August 6, 2000 (the “Loan Agreement”), among the Company, as Borrower, Park Avenue Receivables Corporation and Sheffield Receivables Corporation, as CP Conduit Lenders, Certain PARCO APA Banks, Barclays Bank plc, as Sheffield Funding Agent, and the Administrative Agent, as Administrative Agent, PARCO Funding Agent and Collection Agent. This opinion is being delivered pursuant to Section 4.01(d) of the Loan Agreement. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Loan Agreement.

In rendering the opinions expressed below, we have examined originals or copies certified or otherwise authenticated to our satisfaction of the Loan Agreement. In addition, we have reviewed and relied on the legal opinion of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to the Company), addressed to you and dated the date hereof.

We have examined and relied upon originals and copies certified to our satisfaction of such other documents, and such matters of law, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all such documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations, warranties, covenants and other agreements of the various parties contained in the Loan Agreement.

We have assumed for purposes of our opinions hereinafter set forth that the Loan Agreement has been duly authorized, executed and delivered by each of the parties thereto, and that each such party has full power, legal right and authority to make and perform its obligations under such documents to which it is a party, and the Loan Agreement constitutes, on the date hereof, the legal, valid and binding obligation of each such party (other than the Company), enforceable against such party in accordance with its respective terms. In addition, we have assumed that each of the parties thereto is duly organized, validly existing and in good standing under the laws of such party’s jurisdiction of organization and that each of

To the Parties Listed

on Schedule I hereto

August 6, 2000

the parties to the Loan Agreement has obtained all approvals, authorizations, consents and licenses (including any foreign exchange licenses) from, and has made all filings and registrations with, all governmental or regulatory authorities or agencies required for the execution and delivery of, or for the performance of its obligations under, the Loan Agreement.

Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:

(i)	Upon due authorization, execution and delivery by each party thereto, the Loan Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and to the application of general equity principles.

(ii)	The Company is not an investment company as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”) or required to be registered pursuant to the Investment Company Act.

Our opinions set forth above are subject to the following qualifications and limitations:

(a)	We express no opinion as to whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Loan Agreement.

(b)	We express no opinion as to Section 2.14 of the Loan Agreement, as such section relates to the setoff rights amongst the Lenders under the sharing provisions.

(c)	We express no opinion as to Section 8.02 of the Loan Agreement insofar as such Section provides that the terms of the Loan Agreement may not be waived or modified except in writing, which may be limited under certain circumstances.

(d)	We express no opinion as to the waiver of inconvenient forum set forth in Section 8.04 of the Loan Agreement insofar as such provision relates to proceedings in the United States District Court for the Southern District Court for the Southern District of New York.

To the Parties Listed

on Schedule I hereto

August 6, 2000

We are members of the bar of the State of New York and we express no opinion herein as to any matters governed by laws other than the laws of the State of New York and the federal securities laws of the United States of America. We have with your permission assumed the correctness of the conclusions expressed in the legal opinion of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to the Company), addressed to you and dated the date hereof without independently investigating or verifying the matters covered thereby.

This opinion is rendered solely to you and is solely for your benefit in connection with the transactions contemplated in the Loan Agreement. It may not be relied upon by you for any purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose, and, without our prior written consent, may not be transmitted or disclosed to any other person save to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc., who may rely on this opinion as if it were addressed to them, and their respective legal advisers.

Very truly yours,

Schedule I

Addressees

Triangle Receivables Funding LLC

c/o Memec, LLC

9980 Huennekens Street

San Diego, CA 92121

The Chase Manhattan Bank,

as Administrative Agent

450 West 33rd Street, 15th Floor

New York, NY 10001

Park Avenue Receivables Corporation,

as CP Conduit Lender

114 West 47th Street

Suite 1715

New York, NY 10036

Sheffield Receivables Corporation,

as CP Conduit Lender

c/o Barclays Bank PLC

222 Broadway, 7th Floor

New York, NY 10038

Form of Security Interest Opinion

[    ], 2000

To the Persons Listed

on Schedule I hereto

Ladies and Gentlemen:

We have acted as special New York counsel to Triangle Receivables Funding LLC, a newly formed special purpose Delaware limited liability company (the “Company”), in connection with (a) the contribution by Memec LLC, a Delaware limited liability company (the "Contributor") of certain trade receivables to the Company pursuant to the Contribution Agreement dated as of [ ], 2000 (the “Contribution Agreement”) between the Contributor and the Company, and (b) the grant by the Company of a security interest in all of its right, title and interest in and to the Contribution Agreement and certain trade receivables to The Chase Manhattan Bank, solely in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) pursuant to the Asset Backed Loan Agreement dated as of July [ ], 2000 (the "Loan Agreement"), among the Company, as Borrower, the Administrative Agent, as Administrative Agent, PARCO Funding Agent and Collection Agent, Park Avenue Receivables Corporation and Sheffield Receivables Corporation, as CP Conduit Lenders, certain PARCO APA Banks and Barclays Bank plc, as Sheffield Funding Agent. This opinion is rendered pursuant to Section 4.02(i) of the Loan Agreement. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Loan Agreement.

In rendering the opinions expressed below, we have examined originals or copies certified or otherwise authenticated to our satisfaction of the documents listed on Schedule II hereto. In addition, we refer to the legal opinion of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to the Company), addressed to you and dated the date hereof.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all such documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations and warranties in the Contribution Agreement and the Loan Agreement.

We have assumed for purposes of our opinion hereinafter set forth that the Loan Agreement and each other Transaction Document has been duly authorized, executed and delivered by each of the parties

To the Persons Listed

on Schedule I hereto

[    ], 2000

thereto, and that each such party has full power, legal right and authority to make and perform its obligations under such documents to which it is a party, and the Loan Agreement and each other Transaction Document constitutes, on the date hereof, the legal, valid and binding obligation of each such party, enforceable against such party in accordance with its respective terms. In addition, we have assumed that each of the parties thereto is duly organized, validly existing and in good standing under the laws of such party’s jurisdiction of organization, and that the Company is not entering into the transactions contemplated in the Loan Agreement with the interest of hindering, delaying or defrauding creditors.

Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that the Loan Agreement creates a valid security interest in all right, title and interest of the Company in the Contribution Agreement, the Receivables and the proceeds thereof in favor of the Administrative Agent.

Our opinion set forth above is subject to the following qualifications and limitations:

(i)	We have assumed that the Receivables exist and we express no opinion as to the nature or extent of the rights or title of the Company in or to the Receivables.

(ii)	We express no opinion regarding the security interest in any of the Receivables consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department of the United States of America or any state thereof).

(iii)	In the case of any Receivable secured by other property, we express no opinion with respect to the rights of the Company or the Administrative Agent, respectively, in and to such underlying property.

(iv)	We express no opinion as to the priority of any security interest purported to be created by the Loan Agreement.

(v)	We express no opinion as to the perfection of any security interest purported to be created by the Loan Agreement.

(vi)	We express no opinion as to the creation of any security interest in any property (other than accounts and general intangibles for money due or to become due) which prohibits the assignment thereof or the creation of a security interest therein without, in each case, the consent of the account debtor thereof.

To the Persons Listed

on Schedule I hereto

[    ], 2000

We are members of the bar of the State of New York and we express no opinion herein as to any matters governed by laws other than the laws of the State of New York. We refer you to our legal opinion (as to certain New York law matters relating to the Company), addressed to you and dated the date hereof, and we have with your permission assumed the correctness of the conclusions expressed in the legal opinion of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to the Company), addressed to you and dated the date hereof without independently investigating or verifying the matters covered thereby.

This opinion is rendered solely to you and is solely for your benefit in connection with the transactions contemplated in the Loan Agreement and the other Transaction Documents. It may not be relied upon by you for any purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose, and, without our prior written consent, may not be transmitted or disclosed to any other person save to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc., who may rely on this opinion as if it were addressed to them, and their respective legal advisers.

Very truly yours,

Schedule I

Addressees

Triangle Receivables Funding LLC

c/o Memec, LLC

9980 Huennekens Street

San Diego, CA 92121

The Chase Manhattan Bank,

as Administrative Agent

450 West 33rd Street, 15th Floor

New York, NY 10001

Park Avenue Receivables Corporation,

as a CP Conduit Lender

114 West 47th Street, Suite 1715

New York, NY 10036

Sheffield Receivables Corporation,

as a CP Conduit Lender

c/o Barclays Bank PLC

222 Broadway, 7th Floor

New York, NY 10038

Schedule II

List of Documents Reviewed by

Clifford Chance Rogers & Wells LLP

1.	Contribution Agreement.

2.	Loan Agreement.

3.	Unfiled copies of the financing statements naming Triangle Receivables Funding LLC as “Debtor” and The Chase Manhattan Bank, as Administrative Agent, as “Secured Party” and describing the Contribution Agreement and the relevant Receivables, which we understand will be filed in the relevant filing offices.

Form of Perfection Opinion

__________________, 2000

The Chase Manhattan Bank,

as Administrative Agent

450 West 33rd Street

15th Floor

New York, NY 10001

Park Avenue Receivables Corporation

[address]

Sheffield Receivables Corporation

[address]

Re:	Triangle Receivables Funding LLC
Asset-Backed Loan Agreement
Perfection of Security Interest

Ladies and Gentlemen:

We have acted as local counsel for Triangle Receivables Funding LLC, a Delaware limited liability company (the “Borrower”) in connection with the Borrower’s request for an extension of a revolving loan facility from Park Avenue Receivables Corporation (“PARCO”), Sheffield Receivables Corporation (“Sheffield”) and certain PARCO APA Banks (“APA Banks” collectively with PARCO and Sheffield, the “Lenders”) set forth on the signature page of the Loan Agreement (defined below) pursuant to the Asset-Backed Loan Agreement, dated as of ________, 2000 (the “Loan Agreement”) by and between Borrower, Lenders, Barclays Bank PLC and The Chase Manhattan Bank.

Under the terms of the Loan Agreement, the Borrower will transfer (the “Transfer”) to the Lenders, a security interest in and to certain Receivables and Receivables Assets contributed to the Borrower by Memec, LLC from time to time, which Receivables are identified in a Daily Report concurrently delivered to the Borrower and identified in the Financing Statements described below, as security for the Borrower’s obligations under the Loan Agreement.

This opinion is being furnished pursuant to Subsection 4.02(j) of the Loan Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Loan Agreement. In this letter, the term “Code” means the Uniform Commercial Code as currently in

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

                    , 2000

effect in the State of California, and the term “Proceeds” means all proceeds, as defined in the Code, of the Receivables.

1. Documents. For purposes of rendering this opinion, we have examined originals or copies identified to our satisfaction of the following documents:

(a) the Loan Agreement;

(b) an acknowledgment copy of the UCC–I Financing Statements naming the Borrower as Debtor and The Chase Manhattan Bank, as Administrative Agent and as Secured Party, each filed on                             , 2000 with the California Secretary of State as Document Nos.                            ,                 ,                              and file-stamped “FILED SACRAMENTO, CA, ___________, 2000” (the “Financing Statements”).

We have also made such investigations of law as we have deemed necessary as a basis for the opinions set forth herein. As to matters of fact relevant to the opinions contained herein, we have made such inquiries of and been furnished with such certificates from certain of the officers of the Borrower as we deem necessary for the purposes of this opinion, but we have made no independent investigation as to any matter of fact, nor have we independently verified any information obtained from or certified by such officers or third parties. As to such matters of fact, we have relied solely upon (i) such inquiries and certificates, and (ii) the information and representations contained in the documents listed above examined by us. We have represented the Borrower in connection with this specific transaction only. We have acted only as local counsel to the Borrower and are not generally familiar with the Borrower’s background, operating histories or other business and affairs.

2. Assumptions. For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto of the documents listed above and examined by us; (ii) that all such parties have the legal power to act in the capacities in which they are to act under such documents; (iii) the conformity to the original documents of any documents submitted to us as certified or photostatic copies, the authenticity of the documents and the genuineness of all signatures on the documents; (iv) that each such document is the legal, valid and binding obligation of all parties thereto, enforceable against each such party in accordance with its terms; (v) that the Loan Agreement creates a valid sale or security interest in favor of the Lenders in the Receivables and Proceeds; (vi) that each such party has performed and will perform its obligations thereunder; and (vii) that the Receivables constitute “accounts” as described in Section 9106 of the Code. With respect to the assumptions in clause (iv) and (v) of this paragraph as they relate to the Borrower and the Loan Agreement, we understand that you are relying on the separate opinion of Clifford Chance Rogers & Wells, New York, of even date herewith addressed to you.

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

                    , 2000

In expressing the opinions set forth herein we have relied, without independent investigation, upon a UCC Search Report for the Borrower obtained from the Secretary of State of California dated as of                         , 2000 showing filings through                         , 2000 (the “UCC Search Date[s]”) with respect to financing statements and related filings and certain notices of federal tax liens, California state tax liens and judgment liens with respect to the Borrower on file with the office of the California Secretary of State, (the “UCC Search Reports”).

With respect to the opinions contained herein, we have assumed the following, without independent investigation or verification:

(A) based upon the certificates of certain of the officers of the Borrower, that the principal place of business and chief executive office for the Borrower is located at _____________________, and that substantially all offices, books, records, equipment and tangible personal property of the Borrower is located in the State of California;

(B) based upon the certificates of certain of the officers of the Borrower, that the Borrower has not changed its name, whether by amendment of its Certificate of Formation, as applicable, by reorganization or otherwise, within the four months next preceding the date any of the Receivables came into existence;

(C) based upon the certificates of certain of the officers of the Borrower, that the Borrower has not changed its principal place of business or its chief executive office within the last four months;

(D) based upon the certificates of certain of the officers of the Borrower and the representations and warranties of the Borrower set forth in the Loan Agreement, that the Borrower will be the legal and beneficial owner of all right, title and interest in and to the Receivables immediately prior to granting the Lenders a security interest in such Receivables, free and clear of all liens (other than certain liens permitted by the Loan Agreement), and that, after giving effect to such grant, no liens or claims against the Receivables (other than the claims of the Lenders or other claims or interests contemplated under the Loan Agreement) will exist;

(E) that at the time of filing of the Financing Statements, and at the time that Borrower grants a security interest in any Receivables to the Lenders, the Lenders had no notice or knowledge of any adverse claims, rights, liens, defenses or interests affecting the Receivables other than as contemplated by the Loan Agreement;

(F) that the UCC Search Report is accurate and complete and, based upon the certificates of certain of the officers of the Borrower, that no financing statements or

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

                    , 2000

related filings or notices of federal or state tax liens or notices of judgment liens, or other filings or notices evidencing claims, liens, encumbrances or interests with respect to the Receivables have been made or filed with respect to the Borrower between the UCC Search Date[s] and the date hereof or, if such filings or notices have been made or filed, such notices or filings do not relate to the Receivables or have been effectively terminated and released;

(G) that the legal nature of the Proceeds will not change from “instruments” or “accounts” or “general intangibles” or “instruments” or “chattel paper” or “money” as defined in the Code;

(H) that in the event that a change in the Borrower’s name, identity or corporate structure makes any Financing Statement, or any continuation statement thereof, seriously misleading within the meaning of Section 9402(7) of the Code, or the Borrower moves the location of its place of business or chief executive office, that the Lenders will file or cause to be filed such financing statements, continuation statements or amendments as may be necessary to continue the perfection of the Lenders’ interest in the Receivables, as required by the Loan Agreement, within the time specified in Section 9402(7) of the Code or Section 9103(3)(e) of the Code, as the case may be;

(I) that the Borrower and the Lenders will file within the time specified by Section 9403 of the Code any continuation statement that may be necessary to continue the perfection of the Lenders’ interest in the Receivables; and

(J) that there are no equities arising from actual or constructive fraud in the conduct of the Lenders and there has been no act of management or control of the Borrower by the Lenders that would allow or require subordination of the claims of the Lenders pursuant to principles of equity in an insolvency proceeding.

3. Opinions. Based upon and subject to the foregoing and to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

(a) Form of Financing Statement. The Financing Statements are in appropriate form for filing in the State of California and have been duly filed in the appropriate filing office in such State and the fees and document taxes, if any, payable in connection with the said filing of the Financing Statements have been paid in full.

(b) Perfection and Priority. The Financing Statements having been filed in the office of the California Secretary of State, the interest of the Lenders in the Receivables and Proceeds constitutes a fully perfected interest in Receivables in existence as of the date of the execution and delivery of the Loan Agreement, Receivables which come into existence after the

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

                    , 2000

date hereof (the “After-Arising Receivables”), as of and after the time those After-Arising Receivables come into existence, and Proceeds of any of the foregoing.

Subject to (A) liens permitted by the Loan Agreement, and (B) the Borrower’s right to receive payments as provided in the Loan Agreement, and the matters discussed elsewhere in this letter, such interest is a first priority, perfected interest, enforceable as a security interest against, and is prior to, all creditors of and purchasers from the Borrower, and the Lenders will have the rights of a secured creditor properly perfected under state law in a bankruptcy or insolvency proceeding with respect to the Borrower, except, in each case, (i) with respect to Receivables or Proceeds evidenced by instruments (as defined in Section 9105(1)(i) of the Code), or money, which are not in the possession of the Lenders; and (ii) as priority may be subject to (A) liens under Section 4210 of the Code (relating to the security interest of collecting banks), (B) claims of the United States under the federal priority statute (31 U.S.C. § 3713), (C) with respect to Receivables or Proceeds represented by chattel paper, the interest of a purchaser of such chattel paper under Section 9308 of the Code, and (D) with respect to Receivables or Proceeds evidenced by instruments, security interests of third parties perfected for 21 days under Section 9304(4) or (5)(b) of the Code. With respect to clauses (i), (ii)(C) and (ii)(D), we have assumed that no action will be take to cause any Receivable to be evidenced by an instrument or chattel paper.

We further note that unless the Obligor in respect of a Receivable has received notice of the Borrower’s grant of a security interest in such Receivable to Lenders, bona fide payments made by such Obligor to the Borrower, or to a subsequent assignee of such Receivable as to which the Obligor has received notice of such assignment, will discharge such Obligor’s obligations to the extent of such payment, and such payment will be recoverable only from the Borrower, which recovery may be impaired in a subsequent insolvency of the Borrower.

(c) UCC Choice of Law; Other Actions. Pursuant to Section 9103 of the Code, the perfection and the effect of perfection or nonperfection of the Lenders’ interest in the Receivables and Proceeds is governed by the laws of the State of California and any applicable federal law. No filing or other action, other than the filing of the Financing Statements with respect to the Lenders’ interest in the Receivables and Proceeds in the office of the California Secretary of State (which Financing Statements having been filed) is necessary to perfect or continue the perfected status under California law of the interest of the Lenders, with respect to the Receivables and Proceeds against third parties, except that appropriate continuation statements must be filed with respect to the Financing Statements at 5-year intervals to continue the perfection of such security interest and that in the event that a change in the Borrower’s name, identity or corporate structure makes any Financing Statement, or any continuation statement thereof, seriously misleading within the meaning of Section 9402(7) of the Code, or the moves the location of its place of business or chief executive office, additional financing

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

                    , 2000

statements, continuation statements or amendments may need to be filed to continue the perfection of the Lenders’ interest in the Receivables, as required by the Loan Agreement, within the time specified in Section 9402(7) of the Code or Section 9103(3)(e) of the Code, as the case may be.

4. Qualifications. The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

(A) The opinions contained in this letter are limited to the laws of the State of California and of the United States of America in effect on the date of this letter, as applied to the factual circumstances on which we have relied (as set forth above) in existence on the date hereof. We express no opinion as to the laws of any other time or jurisdiction, or (except to the extent set forth in Section 3(c)) the applicability of the laws of any particular jurisdiction, or the enforceability of any choice of law provision in the Loan Agreement. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we may become aware, which may affect the conclusions reached in this opinion.

(B) No opinion is expressed as to the Borrower’ title to the Receivables or Proceeds, or as to whether the transfer of the Receivables and Proceeds constitutes a true sale or the grant of a security interest, see, e.g., Octagon Gas Systems v. Rimmer (In re Meridian Reserve, Inc.), 995 F.2d 948 (10th Cir. 1993).

(C) No opinion is expressed with respect to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally (except as expressly provided in the first sentence of the second paragraph of Paragraph 3(b) as to the Lenders’ rights as a secured creditor under state law), or (ii) state fraudulent transfer and conveyance laws.

(D) No opinion is expressed as to the priority of any interest of the Lenders in the Receivables and Proceeds against: (i) any liens, claims or other interests that arise by operation of law and do not require any filing, possession or similar action in order to take priority over security interests perfected through the filing of a UCC financing statement or by taking possession of collateral as contemplated by Article 9 of the Code; (ii) any improperly recorded claims arising prior to the date hereof; (iii) any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, liens arising under Title IV of the Employee Retirement Income Security Act of 1974, as amended; (iv) Proceeds due from any federal, state or local government; or (v) any lien for the payment of federal, state or local taxes or charges which are given priority by operation of law, including, without limitation, Sections 6321 and 6323 of the

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

                    , 2000

Internal Revenue Code. With respect to the qualification contained in clause (i) of this paragraph, we note that in the course of our acting as counsel to the Borrower in this matter, and without independent investigation (and, with your permission, without performing research as to any legal matter) we have not become aware of (a) any lien, claim or other interest that arises by operation of law and does not require filing, possession or similar action in order to take priority over security interests perfected as described herein which might be asserted against the Receivables or Proceeds other than the claims and liens specified in clauses (iii) and (v) above and the claims and liens referred to in clause (ii) of the second paragraph of Paragraph 3(b) above; or (b) any such lien, claim or other interest that has been asserted against the Receivables or Proceeds.

(E) No opinion is expressed with respect to the perfection or priority of the Lenders’ interest in the Proceeds of any Receivables, except to the extent such Proceeds are governed by the Code and consist of proceeds received by the Lenders or the Borrower not more than nine days before the date on which perfection or priority is being determined; provided, that the Lenders’ interest in such Proceeds will be limited to the extent provided in Section 9306 of the Code.

(F) We express no opinion as to the security interest of the Lenders in any property or interest therein perfected under the laws of another jurisdiction.

(G) We have not inspected or reviewed the books and records of the Borrower except as specified in this letter, nor have we made a physical inspection of the originator’s assets or any investigation of the state of title to any such assets.

This opinion is delivered at the request of the Borrower, solely for the benefit of each of you in connection with the Loan Agreement, and may not be relied upon by any other person or for any other purpose; nor may it be used, circulated, published, communicated, quoted or otherwise referred to or made available to any other person without, in each instance, our prior written consent. Notwithstanding the foregoing, the persons listed in Exhibit A attached hereto are entitled to rely on this opinion letter as though the same were addressed to each of them, subject to the condition that by acceptance of this letter each person listed on Exhibit A recognizes and acknowledges that: (i) no attorney-client relationship has existed between our firm and such person in connection with the purchase of the Receivable or by virtue of this opinion letter, (ii) in order to provide this letter, our firm undertook no duties or responsibilities and conducted no activities in addition to those undertaken or conducted for purposes of the rendering of this opinion letter to the addresses hereof, and (iii) this opinion letter may not be appropriate or sufficient for such person’s purposes. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

                    , 2000

Very truly yours,

FARELLA BRAUN & MARTEL LLP

FBM:wpc

EXHIBIT A

Standard & Poor’s Rating Services,

a division of the McGraw Hill Companies, Inc.

[address]

Moody’s Investor Services, Inc.

[address]

Clifford Chance Rogers & Wells LLP

[address]

Form of Bankruptcy Opinion

[ • ], 2000

To the Persons listed

on Schedule I hereto

Ladies and Gentlemen:

We have acted as special New York counsel to Memec, LLC, a Delaware limited liability company (“Memec”), and Triangle Receivables Funding LLC, a newly formed special purpose Delaware limited liability company (the “Company”), in connection with (a) the contribution by Memec of certain trade receivables, as described below, to the Company, pursuant to the Contribution Agreement dated as of [ • ], 2000 (the “Contribution Agreement”), between Memec and the Company, and (b) the grant of a security interest by the Company in its right, title and interest in, to and under the Contribution Agreement and certain trade receivables, as described below, to The Chase Manhattan Bank, solely in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) under the Asset Backed Loan Agreement dated as of [ • ], 2000 (the “Loan Agreement”), among the Company, Park Avenue Receivables Corporation and Sheffield Receivables Corporation, as CP Conduit Lenders, certain PARCO APA Banks, Barclays Bank plc, as Sheffield Funding Agent and the Administrative Agent, as Administrative Agent, PARCO Funding Agent and Collection Agent. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Contribution Agreement or, if applicable, the Loan Agreement.

Pursuant to the Contribution Agreement, Memec (in this capacity, the “Contributor”) proposes to contribute and convey to the Company from time to time, certain accounts receivable purchased by Memec from the Originators, in each case as specified in the applicable Daily Report (the “Daily Report”) provided to, and to the extent accepted by, the Company pursuant to Section 2.1(a) of the Contribution Agreement (collectively, the “Receivables”), as a capital contribution to the Company. The relevant transaction contemplated by the Contribution Agreement (the “Transaction”) is more fully described under Section I (Statement of Facts and Assumptions) below.

You have requested our opinion as to whether in the event the Contributor becomes a debtor in a voluntary or involuntary bankruptcy case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a bankruptcy court having jurisdiction over such case would (a) hold that the contribution of the Receivables by the Contributor to the Company in the manner set forth in the Contribution Agreement would constitute a true conveyance of such Receivables, rather than a

To the Persons listed on Schedule I hereto	Page 2
[*], 2000

borrowing by the Contributor secured by such Receivables, and therefore whether the bankruptcy court would not hold that such Receivables would be the property of the Contributor’s bankruptcy estate under Section 541 of the Bankruptcy Code and (b) not order the consolidation of the assets and liabilities of the Company with those of the Contributor.

Our opinions are (i) limited to the specific issues set forth in the previous paragraph, (ii) do not cover the grant of a security interest by the Company in its right, title and interest in, to and under the Receivables and the Contribution Agreement to the Administrative Agent pursuant to the Loan Agreement and (iii) are further limited in all respects to the facts assumed.

I.	STATEMENT OF FACTS AND ASSUMPTIONS

In describing the Transaction and rendering the opinions expressed below, we have examined originals or copies certified or otherwise authenticated to our satisfaction of the agreements and other documents described in Schedule II hereto. As to all factual matters material to the opinions expressed below, we have, with your permission and without any independent investigation, relied exclusively on, and assumed the truth and accuracy of, those facts which have been provided to us by the Contributor and the Company, certain of which facts are contained in the Officers’ Certificate attached hereto as Exhibit A.

A.	Assumptions

We have assumed (i) that all facts and circumstances described herein will continue to exist, without any change in such facts and circumstances that might be material to such opinions, (ii) that the representations and warranties of the Contributor and the Company contained in the Contribution Agreement and the other Transaction Documents to which each is a party are accurate and correct and that at all relevant times the Contributor and the Company will comply with its obligations as set forth in the Contribution Agreement and the other Transaction Documents to which each is a party, (iii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the Contribution Agreement and the other Transaction Documents, (iv) that each party has the power and authority to enter into the Contribution Agreement and each of the other Transaction Documents to which it is a party and perform all of its obligations thereunder, (v) that each of the Contribution Agreement and the other Transaction Documents is a legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with its respective terms, (vi) that each party to the Contribution Agreement and the other Transaction Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (vii) that each of the Contributor and the Company will act in accordance with applicable laws and in accordance with its charter documents, (viii) that neither the Contributor nor the Company is entering into the Transaction with the actual or constructive intent of hindering, delaying or defrauding creditors and (ix) that the increase in the value of the membership interest in the Company held by the Contributor in return for the contribution by the Contributor to the Company of

To the Persons listed on Schedule I hereto	Page 3
[*], 2000

the Receivables will provide fair consideration and reasonably equivalent value to the Contributor. We refer you to our legal opinion (as to certain New York law matters relating to the Contributor and the Company), to the legal opinion of Farella Braun & Martel (as to certain California law matters relating to the Transaction), and to the legal opinions of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to the Company and the Contributor).

B.	Facts

We understand, based on the representations and assumptions described above and our review of the Transaction Documents, that the relevant facts regarding the Transaction are as follows:

1.	The Transaction

Memec is a limited liability company organized under the laws of the State of Delaware. The Company is a special purpose limited liability company organized under the laws of the State of Delaware. The Company was formed on July 19, 2000 for the sole purpose of consummating the Transaction.

This Transaction comprises a portion of a program (the “Program”), which has been established as part of a sale of certain trade receivables by certain Affiliates of Memec including Insight Electronics LLC, Impact Semiconductor Technologies LLC and Unique Semiconductor Technologies Inc. (the “U.S. Originators”) and another Affiliate of Memec based in the United Kingdom (the “U.K. Originator” and, together with the U.S. Originators, the “Originators”).

Each Originator will sell all of its right, title and interest in, to and under certain accounts receivable generated by such Originator in its ordinary course of business and referred to in the applicable Originator Daily Report provided to the Company pursuant to the U.K. Receivables Purchase Agreement (with respect to the U.K. Originator) and the U.S. Receivables Purchase Agreement (with respect to the U.S. Originators).

The Receivables represent amounts due from various customers (the “Obligors”) in respect of goods sold or services rendered by the Originators, and have been originated in the ordinary course of business by such Originator.

Pursuant to the Contribution Agreement, the Contributor may from time to time, on and after the Effective Date, by delivering a Daily Report to the Company, contribute certain Receivables to the Company, as a capital contribution to the Company. For administrative convenience, under the Contribution Agreement, the Contributor has the option (without obligation) of also contributing to the Company Designated Ineligible Receivables (which are Receivables that do not qualify as Eligible Receivables under the Contribution Agreement). We understand that the amount of Designated Ineligible Receivables will be immaterial relative to the aggregate amount of Receivables

To the Persons listed on Schedule I hereto	Page 4
[*], 2000

contributed to the Company pursuant to the Contribution Agreement. The Contributor will identify and describe in the Daily Report those Receivables that are Designated Ineligible Receivables.

The Contributor is admitted as the sole equity member of the Company, and the Contributor’s interest in the Company is owned free and clear of all Liens, other than any Liens in favor of the Company arising under the Limited Liability Company Agreement; provided that Memec may pledge any portion or all of its membership interest to the Lenders under the Credit Agreement, dated [ • ], 2000, by and among [parties to the Credit Agreement].

All Receivables will be owned by the Contributor free and clear of any Liens (other than Permitted Liens) immediately prior to the time of contribution. Upon delivery of a Daily Report by the Contributor to the Company and acceptance thereof by the Company pursuant to the Contribution Agreement, the Receivables will be contributed, transferred, assigned and conveyed to the Company, so that the Company acquires all of the Contributor’s right, title and interest, in, to and under such Receivables. Acceptance by the Company of the contribution, assignment, transfer and conveyance of the Receivables will be in good faith and without knowledge of any Lien (other than Permitted Liens) against, interest in, or defense to payment of, such Receivables. The Contribution Agreement reflects bona fide transactions which have been negotiated on an arm’s-length basis and which will be undertaken in good faith for legitimate business purposes.

The contribution of the Receivables (including the Designated Ineligible Receivables) will be without recourse to the Contributor, who will not guarantee the performance or collectability of such Receivables. There is no provision in the Contribution Agreement which permits reconveyance of the Receivables contributed thereunder by the Company to the Contributor or contemplates the retention by the Contributor of any interest whatsoever in the Receivables except that (a) the Contributor may be obligated to accept a reconveyance of Receivables for a material breach of certain representations and warranties, relating to the eligibility of such Receivables which includes the absence of Liens (other than Permitted Liens) with respect to such Receivables and (b) the Contributor may exercise its “clean-up” call option when the Receivables contributed by the Contributor aggregate less than 10% of the average outstanding Principal Amount of Receivables contributed by the Contributor over the period of 12 months ending 30 days prior to the date of such repurchase.

The Contributor will not, and will not attempt or purport to, extend, rescind, cancel, amend or otherwise modify the terms of any Receivables, or make any Dilution Adjustment, unless (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the servicing standards set forth in section 6 of the Loan Agreement (and would have been made in the ordinary course of business), (ii) such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on

To the Persons listed on Schedule I hereto	Page 5
[*], 2000

the collectability of the relevant Receivable or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between the Originator and the Obligor with respect to such Receivable; provided that in the event the Contributor cancels an invoice related to a Receivable, the Contributor must make the Dilution Adjustment Payment to the Company in accordance with Section 2.5 of the Contribution Agreement.

Invoices with respect to certain Receivables, which shall be designated on the applicable Daily Report (the “Atlas Receivables”), have been and during the 90 days after the Effective Date, or with respect to Receivables invoiced by Atlas pursuant to contracts between Atlas and customers of the Originators that have a longer term, for such longer term (the “Atlas Transition Period”) may continue to be, sent to Obligors on behalf of the Originators by Atlas Services LLC, which prior to the Effective Date, was an affiliate of the Originators (“Atlas”). The invoices sent by Atlas (the “Atlas Invoices”), in addition to setting forth amounts owed on the Atlas Receivables, may also include amounts owed to other affiliates of the Originators (the “Other Receivables”). Payments with respect to the Atlas Invoices, which may include payments with respect to both the Atlas Receivables and the Other Receivables, are currently being made by Obligors to lock-box accounts maintained by Atlas (the “Atlas Lock-Box Accounts”). During the Atlas Transition Period, Atlas will forward[, within two (2) Business Days,] any payments received by it with respect to the Atlas Receivables to the applicable Lock-Box Accounts established pursuant to the Loan Agreement.

The Contribution Agreement stipulates that the Contributor is required to take all actions needed to convey, contribute, assign and transfer the Receivables. Other than with respect to the Atlas Receivables during the Atlas Transition Period, Obligors will make payments in respect of Receivables to the applicable Lock-Box Account. During the Atlas Transition Period, any amounts received by Atlas with respect to the Atlas Receivables will be forwarded by Atlas [within two (2) Business Days] to the applicable Lock-Box Account. The Lock-Box Accounts will be accounts of the Company, such that the Contributor shall have no right, title or interest in and to the Lock-Box Accounts and the moneys deposited from time to time therein.

The Contribution Agreement requires that the Contributor maintain a record-keeping system that will clearly and unambiguously indicate that the Receivables have been contributed, assigned, conveyed and transferred to the Company, and thereupon, a security interest has been granted by the Company to the Administrative Agent pursuant to the Loan Agreement. The contribution of the Receivables will be treated by the Contributor and the Company as a conveyance, and not a borrowing by the Contributor secured by such Receivables, for all tax, accounting and regulatory purposes. The Receivables will not be carried as assets on the books, records or financial statements of the Contributor; provided, however, that where consolidated financial statements of the Contributor are prepared, the conveyance of the Receivables to the Company will be indicated through a footnote to such financial statements, which will state that as a result of the contribution of Receivables to the Company, creditors of the Contributor should not rely on such Receivables as a source of payment for obligations of the Contributor. The Contribution Agreement does not contain restrictive financial

To the Persons listed on Schedule I hereto	Page 6
[*], 2000

covenants relating to the operation of the Contributor’s businesses as would customarily be seen in loan documentation. The right of the Contributor to contribute Receivables originated by any of the Originators, as the case may be, will terminate after expiration of any applicable grace periods upon the occurrence and continuance of certain designated Originator Termination Events with respect to such Originators. The right of the Contributor to contribute any Receivables will also terminate immediately upon the occurrence and continuance of certain Termination Events, including the occurrence of an Insolvency Event with respect to the Contributor.

As contemplated by the Contribution Agreement, the Company will grant a first priority perfected security interest under the Loan Agreement in favor of the Administrative Agent in all of its right, title and interest in, to and under the Contribution Agreement and the Receivables.

Pursuant to the Loan Agreement, the Company will initially appoint the Administrative Agent, and on the Effective Date, the Administrative Agent will appoint the Contributor, as the Collection Agent (the “Collection Agent”) of the Receivables. The Collection Agent shall appoint each U.S. Originator as a Sub-Collection Agent (in such capacity, each, a “Sub-Collection Agent”) for the Receivables generated by such U.S. Originator pursuant to the U.S. Receivables Purchase Agreement. In the event that a Sub-Collection Agent shall resign or be removed from its position, the Collection Agent or an alternate Sub-Collection Agent shall service the Receivables previously serviced by such Sub-Collection Agent.

So long as no Collection Agent Default has occurred and is continuing, the Collection Agent may delegate to one or more Persons the servicing, collection, enforcement and administrative duties of the Collection Agent set forth under the Loan Agreement with respect to the Receivables; provided, however, that with respect to any such Person that is not an Affiliate of the Contributor, the Collection Agent shall give prior written notice to the Company and each Funding Agent of any such delegation. Prior to any such delegation becoming effective, the consent of the Company and each Funding Agent to such delegation shall have been obtained. No delegation of duties by the Collection Agent shall relieve the Collection Agent of its liability and responsibility with respect to its duties under the Loan Agreement.

In the event that any payments in respect of any Receivable are made directly to the Collection Agent, the Collection Agent will immediately deliver or deposit such amount to the appropriate Lock-Box Account, and, prior to delivery or depositing such amount, the Collection Agent will hold such payments in trust as Administrative Agent for the Company and the Administrative Agent. Other than in accordance with instructions by the Administrative Agent, the Collection Agent will have no right to withdraw any funds on deposit in any Lock-Box Account or the Collection Account. To the extent that the Collection Agent identifies any funds received in the Lock-Box Account or the Collection Account as funds that do not constitute Collections on the Receivables, the Collection Agent shall remit such funds to the applicable Originator.

To the Persons listed on Schedule I hereto	Page 7
[*], 2000

At the Collection Agent’s sole cost and expense and as agent for the Company, it will collect (or cause to be collected), consistent with its past practices (or those of the applicable Sub-Collection Agent) and in accordance with the Policies, as and when the same becomes due, the amount owing on each Receivable. Pursuant to the Loan Agreement, the Collection Agent will agree that it will not make any material change in its administrative, servicing and collection systems that deviates from the Policies, except as otherwise permitted under the Loan Agreement, and after giving written notice to the Administrative Agent of any such change. In the event of default under any Receivable, the Collection Agent has the power and authority on behalf of the Company to take such action in respect of the Receivable as the Collection Agent shall deem advisable. In the enforcement or collection of any Receivable, the Collection Agent is entitled, but not required, to sue in its own name or to sue in the name of the Company provided that, in the latter case, the Company consents in writing (such consent not to be unreasonably withheld).

The Loan Agreement provides that following the occurrence of certain events, the Administrative Agent, as assignee of the Company, may terminate the then-current Collection Agent and appoint a replacement Collection Agent with respect to the Receivables.

The Loan Agreement provides for the payment to the Collection Agent of a monthly servicing fee (the “Monthly Servicing Fee”) that has been calculated on an arm’s-length basis and will reflect the fair market value for the services (including collecting and enforcing the Company’s rights with respect to the Receivables) to be provided by the Collection Agent; provided, however, so long as the Collection Agent is an Affiliate of the Company, payment of the Monthly Servicing Fee will be subordinated to the payment of interest, principal and certain other amounts due under the Loan Agreement. The servicing fee shall be payable to the Collection Agent solely pursuant to the terms of, and to the extent amounts are available for payment under, Article III of the Loan Agreement. To the extent that any of the Originators act as a Sub-Collection Agent, they will receive a fee from the Collection Agent that will reflect the fair market value of the services provided by such Sub-Collection Agent.

2.	Disclosure of the Transaction

For administrative and cost reasons, the Obligors with respect to the Receivables will not be informed of the Transaction. We note that existing Obligors currently make payments to certain designated accounts of the Originators, or with respect to the Atlas Receivables, to Atlas. Other than with respect to the Atlas Receivables, Obligors will continue to make payments on the Receivables to the accounts designated by the Originator, but such accounts will be transferred to the Company and thus qualify as Lock-Box Accounts under the Loan Agreement. With respect to the Atlas Receivables, during the Atlas Transition Period, Obligors may make payments to the Atlas Lock-Box Account. Atlas will hold any amounts so received in trust for the benefit of the applicable Originator and shall within [one (1)] Business Day forward such amounts to a Lock-Box Account. All transfers from the Lock-Box Accounts to the other Transaction accounts shall be made by the

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Collection Agent at the direction of the Administrative Agent. On and after the Termination Date, the Company (and its assignees) may itself, or may request that such Originator (at such Originator's expense), notify the respective Obligors of the Company’s ownership of and title to the Receivables and direct that payment of all amounts due or to become due under the Receivables be made directly to an account designated by the Administrative Agent.

Appropriate UCC-1 financing statements will be properly filed in the appropriate filing offices as required by Section 9-103(3)(a) of the applicable UCC in order to perfect the contribution and conveyance of the Receivables to the Company on or before the Effective Date. All financial statements prepared by the Contributor will treat the Transaction as a conveyance of the Receivables, with the effect that the Receivables will not be disclosed as an asset on any such financial statements of the Contributor. Where consolidated financial statements of the Contributor and the Company are prepared, the conveyance of the Receivables will be indicated through a footnote to such financial statements which will state that as a result of the contribution of Receivables to the Company, creditors of the Contributor should not rely on such Receivables as a source of payment for obligations of the Contributor. The Contributor will disclose the effects of the Transaction in accordance with GAAP.

3.	Organization of the Company and the Limited Company Agreement

The Company is a special purpose limited liability company organized under the laws of the State of Delaware. The sole equity member of the Company is Memec. Pursuant to the Limited Liability Company Agreement, the Company shall have [an] [two] independent director[s] for the period beginning on the date of the Limited Liability Company Agreement and ending on the date all amounts due under the Loan Agreement have been paid in full. The independent director[s] may not be terminated until a successor thereto shall have been appointed. Any independent director shall be a Person who is not at the time of initial appointment and has not been at any time during the preceding five years and shall not be at any time while serving as an independent director: (i) a direct or indirect legal or beneficial owner in the Company or any of its Affiliates (excluding de minimis ownership interest), (ii) a creditor, supplier, employee, officer, director, family member, manager, or contractor of such entity or any Affiliate of any of them, or (iii) a person who controls (whether directly or indirectly or otherwise) such entity or its Affiliates or a creditor, supplier, employee, officer, director, family member, manager, or contractor of such entity or any Affiliate of any of them. When making decisions, the independent director shall be required to consider the interests of the Company’s creditors. As of the Effective Date, the independent directors of the Company are Donald J. Puglisi and [*].

Pursuant to the Limited Liability Company Agreement, the Company is required to, among other things, (i) maintain its books, records, financial statements, stationery, invoices, accounting records, if any, and organizational documents separate from those of its Affiliates and any other Person, (ii) maintain its assets, in such a manner that it is not costly or difficult to segregate, ascertain or identify

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such assets, (iii) observe all organizational formalities under the Delaware Limited Liability Company Act and preserve its separate limited liability company existence, (iv) hold itself out as a legal entity separate and distinct from any other entity, (v) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and for services performed by any employee of an Affiliate, and retain directly or indirectly a sufficient number of employees in light of its contemplated business operations, (vi) transact all business with Affiliates on terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any such party, (vii) conduct business in its own name, and maintain and utilize separate stationery, invoices and checks, (viii) not commingle its funds or other assets with those of any Affiliate or any other Person, (ix) not guarantee or become obligated for the debt of any other person or entity or hold itself out to be responsible for the debts of any other Person or entity, (x) pay its debts and liabilities out of its assets as the same shall become due, (xi) not make loans or advances to any other Person, (xii) not pledge its assets for the benefit of any other Person except as expressly permitted under the Transaction Documents, (xiii) correct any known misunderstanding regarding its separate legal existence or identity, (xiv) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and (xv) maintain all required qualifications to do business in any state in which it conducts business.

Pursuant to the Limited Liability Company Agreement, the Company is not permitted to take any action set forth in items (a) through (h) below unless (i) such action is otherwise expressly permitted under the Transaction Documents and (ii) such action has the unanimous consent of the directors of the Company (including the independent director[s]) and the members:

a. Terminate, dissolve or liquidate itself, except as provided in Section 27 of the Limited Liability Company Agreement;

b. transfer, exchange, dispose of, or abandon, in any transaction or series of transactions, Company properties or assets having a value in excess of 10% of the aggregate value of all Company properties and assets;

c. merge or consolidate with any other entity;

d. file a voluntary petition or otherwise initiate proceedings to have itself adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against itself, or file a petition seeking or consenting to reorganization or relief of itself as a debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to itself; or seek or consent to the appointment of any administrative agent, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of itself or of all or any substantial part of its properties and assets, or make any general assignment for the benefit of

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its creditors, or admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debt or take any action in furtherance of any such action;

e. confess a judgement against the Company; or

f. assign rights in the Company property for other than a Company purpose.

Prior to the date on which all amounts due under the Loan Agreement have been paid in full, the members of the Company may not amend, alter, repeat or change any provision of the Limited Liability Company Agreement without the prior written consent of the Administrative Agent.

The sole equity member of the Company on the Effective Date shall be the Contributor. The capitalization of the Company consists of the Receivables contributed to the Company pursuant to the Contribution Agreement. In the Contribution Agreement, the Contributor will agree not to permit the Company to sell any membership interest or other equity interest to any Person until after the date on which all amounts due under the Loan Agreement have been paid in full. The members and the directors of the Company shall not be personally liable for the expenses, liabilities, debts, and obligations of the Company, except as expressly provided for in the Delaware Limited Liability Company Act.

Each of the Company and the Contributor observes, and complies fully with, all corporate procedures required by its limited liability company agreement. Each of the Company and the Contributor, to the extent required by the laws of its jurisdiction of organization, as applicable, maintains its valid existence and good standing under such jurisdiction. Each of the Company and the Contributor is qualified to do business in each jurisdiction in which the conduct of its business so requires.

The Contributor will covenant and agree that it will not institute against, or join any other Person in instituting against, the Company any insolvency or other similar proceedings.

II.	DISCUSSION

A.	True Contribution Discussion

1.	Introduction

Section 541 of the Bankruptcy Code provides that property of a debtor’s estate includes “all legal or equitable interests of the debtor in property as of the commencement of the case.” 11 U.S.C. §541(a)(1). If the Contributor were to declare bankruptcy, the Contributor as a debtor-in-possession, a trustee in bankruptcy or a creditor of the Contributor might argue that the Receivables (which, for the avoidance of doubt, does not include the Excluded Receivables, which are not being purchased by the Contributor from the Originators or contributed to the Company) have not been contributed

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and are, therefore, part of the Contributor’s bankruptcy estate. Courts have recharacterized purported sales of assets as pledges in a variety of circumstances. See, e.g., In re Navigation Technology Corp., 880 F.2d 1491, 1493 (1st Cir. 1989); Major’s Furniture Mart v. Castle Credit Corp., 602 F.2d 538, 545-46 (3d Cir. 1979); Levin v. City Trust Co. (In re Joseph Kanner Hat Co., Inc.), 482 F.2d 937, 940 (2d Cir. 1973). While Section 541 of the Bankruptcy Code provides that property in which the debtor has an interest is part of the debtor’s bankruptcy estate, the substantive determination of the property rights in particular assets is generally governed, in the absence of controlling federal law, by state law. Butner v. U.S., 440 U.S. 48, 55 (1979). See also Barnhill v. Johnson, 503 U.S. 393, 398 (1992) (stating that “property” and “interests in property” are “creatures of state law”).

We note that there is no reported controlling judicial precedent, which analyzes the totality of factors present in the Transaction. We therefore examined decisions from a range of jurisdictions in which certain facts and circumstances present in this Transaction were discussed and in which the distinction between a sale and a secured loan was analyzed more generally. Furthermore, existing reported judicial authority is not conclusive as to the relative weight to be accorded to the various factors present in this Transaction, although we have emphasized in our analysis those factors which courts have noted as particularly important in determining whether a Transaction is a sale or a secured loan. We also note that certain authorities and decisions we have examined are arguably inconsistent with the conclusions expressed in our opinion. These authorities and decisions are, however, distinguishable in the context of this Transaction.

In addition, we note that there is no definitive judicial authority conclusively characterizing transactions such as the contributions of Receivables by the Contributor to the Company pursuant to the Contribution Agreement as either “true contributions” on the one hand or as a loan or some other transaction on the other hand, and thus our opinion on such contributions in Section III (Opinions) below is based on the general principles enumerated in “true sale” cases construing the laws of various states and on the reasoning and subject to the limitations and qualifications in the following paragraphs.

2.	Factors Considered in a True Sale Analysis

Courts have considered a variety of factors in determining whether an assignment creates a security interest or an absolute sale and have examined “all the facts and circumstances surrounding the transactions at issue.” Bear v. Coben (In re Golden Plan of California, Inc.), 829 F.2d 705, 709 (9th Cir. 1986). Factors which courts have examined in making this determination include: the transfer of the risk of loss, the transfer of the opportunity for gain, the form of the transaction, whether the transfer operates to discharge an underlying debt, the intent of the parties to the transaction, whether the transferor continues to service the transferred assets and whether the transfer is recorded or notified to third parties.

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a. Recourse/Risk of Loss. Of these various factors, the transfer of the risk of loss is one of the most important. Various courts have found that full recourse to the assignor is inconsistent with shifting the risk of loss to the assignee. For example, in Major’s Furniture Mart, the court found that full recourse to the assignor for defaults on the assigned accounts meant that the assignee did not assume the risks of ownership of such accounts. Major’s Furniture Mart, 602 F.2d at 545. See also, In re Evergreen Valley Resort, Inc., 23 B.R. 659, 661 (Bankr. D. Me. 1982), citing Major’s Furniture Mart and In re Bowen, 5 U.C.C. Rep. Serv. 261 (Bankr. D. Ore. 1968) for the proposition that a security interest is indicated where the assignee retains a right to recover a deficiency on the debt from the assignor if the assignment does not provide sufficient funds to satisfy the amount of debt. Similarly, in Ables v. Major Funding Corp. (In re Major Funding Corp.), 82 B.R. 443, 448 (Bankr. S.D. Tex. 1987), the court held that a purported sale of mortgages was really intended as a pledge to secure a loan where the assignor guaranteed a rate of return to the assignee and agreed to repurchase defaulted loans.

Courts have also found that, while recourse is an important factor indicating a secured loan, recourse alone, without any guarantee of payment or other factors suggesting a secured loan, does not preclude a finding that an absolute assignment has occurred. The court in Major’s Furniture Mart, in setting out an often-cited and particularly thorough set of criteria for analyzing a purported sale, noted in dictum that “the presence of recourse in a sale agreement without more will not automatically convert a sale into a security interest.” 602 F.2d at 544. The court also cited comment 4 to UCC Section 9-502 which states that “there may be a true sale of accounts or chattel paper although recourse exists.”

The court in In re Federated Dept. Stores, 1990 Bankr. Lexis 1557 (S.D. Ohio 1990), in holding that certain sales were “true arm’s-length sales”, noted the following: (1) the purchaser in the case being reviewed bore the risk that the purchased receivables would prove uncollectible; (2) the purchaser had a very limited right of recourse against the sellers of the receivables that was not related to any defaults in payment under such receivables; (3) the purchase price paid by the purchaser for the receivables reflected the fair market value of such receivables; (4) valid business reasons existed for not notifying account obligors of the sale of their accounts; and (5) the purchaser and the sellers intended the purchases of the receivables to be true sales and not lending transactions. Id. at 3-4. See also In re Golden Plan of California, Inc., 829 F.2d at 709 (in spite of arrangement for advances by seller on account of delinquent payments, investors receiving no contractual guarantee or compensation in case of foreclosure on underlying assets were absolute owners of instruments) and Goldstein v. Madison Nat’l Bank of Washington, D.C., 89 B.R. 274, 277 (D.D.C. 1988) (recourse provision was not dispositive).

The Contribution Agreement conveys the Contributor’s interest in the Receivables to the Company without stated recourse to the Contributor for failure by the Obligors to make required payments. No

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pre-existing debt is owed by the Contributor to the Company which could be satisfied by payments from sources other than the Receivables.

Furthermore, except for (a) a “clean-up” call option when the Receivables contributed by any Contributor aggregate less than 10% of the average Principal Amount of Receivables contributed by the Contributor over the period of 12 months ended 30 days prior to the date of such reconveyance and (b) the obligation to repurchase Receivables contributed by the Contributor in violation of certain representations and warranties relating to the eligibility of such Receivables and the absence of certain Liens with respect thereto, the Contributor has no right or obligation under the Contribution Agreement to repurchase from the Company any Receivables or to rescind or otherwise retroactively effect any contribution of any Receivables after the Contribution Date therefor. These exceptions are standard in transactions of this type and do not shift the risk of collectability of the Receivables to the Contributor.

The fact that the Contributor has certain obligations to indemnify the Company, the Administrative Agent and certain other parties for failure to perform their respective obligations under the Contribution Agreement and the other Transaction Documents might be argued to be a form of recourse. The Contributor may also fund the Stamp Duty Reserve Account established pursuant to the Loan Agreement to protect the Lenders from losses resulting from the imposition of stamp duty on transfers of the Receivables from the UK Originator to the Contributor and from the Contributor to the Company. However, such limited indemnification obligations, do not relate to the credit quality of the Receivables or the ultimate credit risk of the Receivables which risk will be to the Company under the Contribution Agreement and ultimately to the lenders under the Loan Agreement.

In the event that the Contributor or an Affiliate thereof (including any of the Originators) is acting as a servicer with respect to such Receivables, the portion of the Servicing Fee payable to the Contributor or such Affiliate thereof with respect to such Receivables shall be subordinated until amounts due under the Loan Agreement shall have been paid in full. A court could find that, because it is unlikely that a third-party servicer would agree to such a provision, such subordination effectively constitutes recourse to the Contributor (or such Affiliate). However, because of the relatively small size of the Servicing Fee (1% of the outstanding Receivables) and the other positive factors outlined above this factor should not be dispositive in a court’s analysis.

b. Opportunity for Gain. Another important factor courts have examined in determining whether a transaction constitutes a secured financing or a sale is whether the assignor has transferred all opportunity for gain with respect to the assets. Where the assignee must account to the assignor for any surplus received from the assignment over the bargained-for amount, courts have held such factor to indicate that the transaction constitutes a secured financing. See In re Evergreen Valley Resort, Inc., 23 B.R. at 661, citing Gold Coast Leasing Co. v. California Carrots, Inc., 93 Cal. App. 3d 274, 279 (1979). For example, the court in In re Carolina Utilities Supply Co., Inc., 118 B.R.

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412, 416-17 (Bankr. D.S.C. 1990), noting that the bank purporting to purchase accounts receivable from the company had to account to the company for any surplus collected on each account over 80% of the invoice amount which the bank initially advanced to the company, found that the accounts were security for a loan by the bank to the company. See also, U.C.C. §9-502(2) (“If the security agreement secures an indebtedness, the secured party must account to the debtor for any surplus.”).

In the Transaction, the Company has no obligation to remit any Collections on the Receivables back to the Contributor unless and only to the extent that a Receivable constitutes an Ineligible Receivable that is not a Designated Ineligible Receivable and the Contributor has repurchased such Ineligible Receivable as a result of a material breach of a representation or warranty, in which event, any Collections with respect thereto will be remitted by the Collection Agent to the Contributor. Other than as set forth in the preceding sentence, all Collections (including Collections in respect of Designated Ineligible Receivables) will be for the sole benefit of the Company (subject to the rights of the Administrative Agent in respect thereof pursuant to the Loan Agreement). The Contributor is not entitled to any surplus or gain in respect of the Collections (including Collections in respect of Designated Ineligible Receivables). There is no guarantee by the Contributor as to the minimum or maximum “rate of return” to the Company and no mechanism to limit how much of the Collections the Company receives. The Company has no direct payment obligation to the Contributor with respect to the Receivables.

c. Form of Transaction/Documentation. The form of the transaction has also been found to be an important, although not dispositive, factor in determining whether a transaction is an assignment for security or a true sale. While substance is more important than form, Major’s Furniture Mart, 602 F.2d at 543, courts have given varying degrees of weight to the language used in the transaction documentation. See, e.g., In re Golden Plan of California, Inc., 829 F.2d at 709 (documentation language found by court to indicate that absolute ownership was transferred); See also In re Bevill, Bresler & Schulman Asset Management Corp., 67 B.R. 557, 597-98 (D.N.J. 1986) (form very important in determining whether repurchase agreement was sale or secured loan, particularly where parties to agreement were sophisticated). In TKO Equip. Co. v. C&G Coal Co., 863 F.2d 541, 545-46 (7th Cir. 1988), the court enforced an agreement containing an express written disavowal that the parties created any security interests, particularly in light of the fact that a third party creditor was found to have relied on such language.

The Contribution Agreement uses the form and language of a full disposition by way of contribution. The Contributor is a commercially sophisticated party and the Contribution Agreement clearly states that the conveyance of the Receivables is intended to be a true conveyance, and not a pledge to secure a loan. The Contributor has no obligation to satisfy from its own funds the obligations of the Obligors. The Contributor does not maintain any meaningful benefits of ownership with respect to the Receivables, other than through its equity interest in the Company. The Contributor and the

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Company will treat the Transaction as a conveyance and contribution of the Receivables for all tax, accounting and regulatory purposes, with the effect that the Receivables will not be carried as assets on the books, records or individual financial statements of the Contributor; provided, however, that where consolidated financial statements of the Contributor are prepared, the conveyance of the Receivables will be indicated through a footnote to such financial statements. The financing statements filed to perfect the ownership interest of the Company in the Receivables will reflect a conveyance and contribution of the Receivables and not the grant of a security interest. The Administrative Agent and certain other parties have made their investment in reliance on the treatment of the Transaction by the Contributor and the Company as a contribution and not a secured loan.

d. Intent. The form of the transaction is closely linked in judicial decisions with the intent and the behavior of the parties. Where commercially sophisticated parties have characterized transactions as sales and have acted in accordance with that characterization, many courts have given presumptive weight to that characterization. See, e.g., Kasuba v. Realty Income Trust (In re Kasuba), 562 F.2d 511, 514-15 (7th Cir. 1977) (the intent of the parties is controlling as long as the stated intent is supported by the facts); see also Tavormina v. Aquatic Co. (In re Armando Gerstel, Inc.), 65 B.R. 602, 604 (S.D. Fla. 1986), citing Hassett v. Revlon, Inc. (In re O.P.M. Leasing Servs., Inc.), 23 B.R. 104, 115-16 (Bankr. S.D.N.Y. 1982) (“the intent of the parties governs whether a particular document or transaction creates a security interest or an assignment”). The Contribution Agreement provides that it is intended that the contribution of the Receivables by the Contributor to the Company be a true conveyance rather than a secured loan. The factors discussed above with respect to the form and structure of the Transaction are further evidence of this intent.

e. Servicing and Other Activities. In addition to stated intent, behavior such as servicing of the assets has been found by courts to be indicative of the substance of the transaction. See, e.g., In re Mid Atlantic Fund, Inc., 60 B.R. 604, 608 (Bankr. S.D.N.Y. 1986) (“Creditors failed to act as if they were the absolute owners . . . by recording the assignment or by demanding payment from the mortgagees”); see also In re Alda, 327 F. Supp. 1315, 1317 (S.D.N.Y. 1971) (court found petitioner was not a joint venturer with ownership interest in bankruptcy estate because petitioner failed to file financing statements, debtor continued to control and manage accounts receivable and accounts were not segregated). Courts have varied the importance given to various activities of assignors and assignees in determining how a transaction should be characterized. Courts have found transactions to be sales where notice was not given to obligors and the assignor continued to service the assigned assets. McVay v. Western Plains Serv. Corp., 823 F.2d 1395, 1398-99 (10th Cir. 1987) (loan participation transferred entire equitable interest to participating banks even where lead bank continued to service the loan); In re Golden Plan of California, Inc., 829 F.2d at 707 (seller received fee for arranging and servicing loans). Courts that cited the retention by an assignor of servicing duties as a factor indicating a loan also seemed to rely on the full recourse nature of the transactions as well as other factors, such as the commingling of account proceeds with general operating funds.

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See, e.g., People v. Service Inst., Inc., 101 Misc. 2d 549, 552 (1979) (non-notification of account obligors and seller/servicer’s failure to hold proceeds in separate account are evidence that assignment is for security); In re Major Funding Corp., 82 B.R. at 448 (seller/servicer had repurchase obligation upon account debtor default and also had commingled collection accounts); Blackford v. Commercial Credit Corp., 263 F.2d 97, 106 (1959) (servicing by seller is one of several factors mentioned, including full recourse and a guaranteed rate of return).

As stated above, unless an Originator Termination Event has occurred and is continuing, the Obligors will not be notified of the Transaction. Documentation such as accounting records will treat the Transaction as a conveyance, with the effect that the Receivables will not be carried as an asset in the consolidating financial statements or other accounting records of the Contributor. Financing statements evidencing the Company’s ownership interest in the Receivables will be filed on or prior to the Effective Date. Pursuant to the Loan Agreement, the Administrative Agent has appointed the Collection Agent as its agent for servicing, administering and collecting the Receivables, and the Collection Agent has appointed the Originators as Sub-Collection Agents pursuant to the U.S. Receivables Purchase Agreement. Other than with respect to the Atlas Receivables during the Atlas Transition Period, all Obligors shall make payments on all Receivables to the applicable Lock-Box Account. Any Collections (including Collections in respect of Designated Ineligible Receivables) relating to the Receivables received by the Collection Agent will be deposited to the applicable Lock-Box Account in accordance with the applicable provisions of the Loan Agreement. As noted above, the Collection Agent may modify the terms of the Receivables only under certain limited circumstances. Such modifications must arise as the result of a request of an Obligor, or as required by any Requirement of Law or if such Dilution Adjustment does not cause the Receivable to cease to be an Eligible Receivable. This modification right constitutes a customary and reasonable delegation where an owner of receivables requires a third party to provide servicing and collection services to it.

Upon an occurrence of a Collection Agent Default, the Administrative Agent, as assignee of the Company, may appoint any Person to succeed the Collection Agent. All transfers of Collections from the Lock-Box Accounts to the other Transaction accounts shall be made by the Collection Agent in accordance with the terms of the Loan Agreement. The Collection Agent shall have no right or interest in the Lock-Box Accounts or the other Transaction accounts.

In addition, on and after the Termination Date, all Obligors may be notified by the Administrative Agent to make payments of all amounts payable under the Receivables directly to an account designated by the Administrative Agent. The Contributor will maintain a record-keeping system with respect to the Receivables that will clearly and unambiguously indicate that such Receivables have been contributed, assigned, conveyed and transferred to the Company, and, thereupon, a security interest has been granted to the Administrative Agent by the Company. In sum, the servicing activities of the Contributor will be conducted on behalf of the Company and the

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Administrative Agent and collection and accounting procedures will clearly indicate that the Company is the owner of the Receivables.

f. Octagon. We are aware of the opinion of the court in Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied, 114 S.Ct. 554 (1993). In Octagon, the court concluded that because Article 9 of the UCC requires any purchase of accounts to be perfected, a sale of accounts is therefore treated under the UCC as a security interest in the accounts and any such accounts thus remain the property of the debtor’s bankruptcy estate. We note that Memec has its chief executive office in San Diego, California, a state in the Ninth Circuit.

We do not believe that a bankruptcy court properly applying the principles of Article 9 of the UCC in a proceeding in which the Contributor was the debtor would follow Octagon. The Court’s decision in Octagon is inconsistent with the stated language and intent of the UCC, which clearly contemplates sales of accounts. Section 9-502(2) of the UCC, for example, states that “if the underlying transactions was a sale of accounts or chattel paper, the debtor is entitled to any surplus . . . only if the security agreement so provides.” Comment 4 to Section 9-502(2) further states that “the determination whether a particular assignment constitutes a sale or a transfer for security is left to the courts.”

Various commentators have taken the view that, notwithstanding the decision of the court in Octagon, accounts may be sold. In fact, Permanent Editorial Board Commentary No. 14 on the UCC rejects Octagon and amends Comment 2 to Section 9-502 to make clear that the UCC does not prevent, or even govern whether there is, a sale of accounts.

We believe that Octagon was wrongly decided and that, in a properly presented case in which the facts and assumptions relied herein are established, a court not bound by Octagon would decline to adopt its reasoning. You should recognize, however, that if Octagon were followed, it could result in a conclusion that the Receivables remained "property of the estate" of an Originator under Section 541 of the Bankruptcy Code. We note that courts in the Ninth Circuit, which has jurisdiction in California, the principal place of business of the Originators, are not bound by Octagon, a decision of the Tenth Circuit.

B.	Substantive Consolidation Discussion

Substantive consolidation is a judicially created doctrine arising from the general equity powers granted to the federal bankruptcy courts. Under the doctrine of substantive consolidation, a bankruptcy court may, if appropriate circumstances are determined to exist, consolidate the assets and liabilities of different entities by merging the assets and liabilities of an entity affiliated with the debtor into the debtor’s estate and treating the related entities as one consolidated entity for purposes of the bankruptcy proceedings. This power is implemented by Section 105(a) of Title 11 of the

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Bankruptcy Code which provides, in pertinent part, that “(t)he court may issue any order, process, or judgement that is necessary or appropriate to carry out the provisions of this title.”

Decisions regarding substantive consolidation are made on a case-by-case basis and reflect the court’s analysis of the particular factual circumstances presented. A court’s inquiry requires an examination of the structures of the entities proposed to be consolidated and their relationships with their respective creditors, affiliated entities and third parties.

Circumstances in which substantive consolidation has been ordered include cases where it can be shown that (i) one or more entities are merely “instrumentalities” of one another or (ii) creditors justifiably relied upon the credit or financial condition of separate business entities as if they were one business entity. Where related entities have done an inadequate job of maintaining separate records and observing other formalities of separate existence, courts are more likely to find reasonable the expectations of the creditors that the assets of the second entity should be available to satisfy the indebtedness to creditors of the first entity. Orders for substantive consolidation have also been issued where the inter-relationships of entities are hopelessly obscured and the time and expense necessary to attempt to unscramble them are so substantial as to threaten the realization of any assets for creditors.

In determining whether or not to order substantive consolidation, the courts have traditionally considered certain objective factors, including:

1.	the commingling of assets and business functions, including failure to maintain separate bank accounts;

2.	the difficulty of segregating and ascertaining individual assets and liabilities;

3.	the existence of parent and intercorporate guarantees on loans;

4.	the transfer of assets without observance of corporate formalities;

5.	the presence or absence of consolidated financial statements and of separate, complete and accurate books and records;

6.	the unity of interests and ownership between the various corporate entities; and

7.	the profitability of consolidation at a single physical location.

Because decisions regarding substantive consolidation are made on a case-by-case basis by a court of equity, there is no certainty as to the factors on which a court will focus in a particular case. However, the reported cases decided to date suggest that the existence of some, or even most, of the factors listed above should not, by themselves, result in the application of the substantive

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consolidation doctrine. Moreover, even where these factors are present to some extent, recent reported cases suggest that substantive consolidation should be ordered only when the benefits of substantive consolidation outweigh the prejudice to creditors that would result from such consolidation. Thus, under this balancing test, the objective factors are just one element in the overall proof of the necessity or desirability of consolidation.

The burden of demonstrating that the factors favoring substantive consolidation are present is on the party requesting consolidation. Such party must also show that substantial prejudice results from the maintenance of corporate separateness and that no injustice or frustration of a bankruptcy reorganization would occur as a result of consolidation. Where a creditor has looked solely to the credit or assets of one entity, recent cases applying this balancing test recognize that such creditor may have valid grounds to oppose consolidation.

Although the cases demonstrate that no single factor is determinative, factors that are generally considered to be of central importance are hopeless confusion of assets and liabilities, substantial integration of operations of the affiliated entities and creditor confusion as to the true obligor caused by the debtor and resulting in injury to the creditor.

On the basis of the facts and assumptions set forth herein, we believe that at least six of the seven factors listed above (factors 1, 2, 3, 4, 5 and 7) have little or no applicability here and factor 6, although present here to a certain degree, when properly analyzed should not lead a court to substantively consolidate the Contributor and the Company.

With regard to the first factor, we note that the Transaction Documents and the Limited Liability Company Agreement prohibit commingling of the assets or business functions of the Contributor and the Company.

With regard to the second factor, it should not be difficult, at any time, to segregate and ascertain the individual assets and liabilities of Contributor and the Company, since the Transaction Documents and the Limited Liability Company Agreement require the books and records, financial statements and accounting records of the Company to be maintained separate from any other Person or entity.

With regard to the third factor, our understanding is that there will be no loans, interparty guarantees on any loans to or other obligations of the Contributor by the Company, and no loans, interparty guarantees on any loans to or other obligation of the Company by the Contributor. It should be noted that subordination of the Servicing Fee could be viewed by a court as indirect support by the Contributor of the Company. However, because of the relatively small size of the Servicing Fee (1% of the outstanding Receivables) and the other positive factors outlined in this section, this factor should not be dispositive in a court’s analysis.

With regard to the fourth factor, we note that (a) all arrangements and agreements between the Contributor and the Company, other than with respect to the Servicing Fee, will be on terms that are

To the Persons listed on Schedule I hereto	Page 20
[*], 2000

not more favorable than the terms and conditions that could have been obtained, under similar circumstances, from unaffiliated Persons, (b) there will be no commingling of assets between the Contributor and the Company, (c) there will be no transfers of assets (other than on an arm’s length basis) between the Contributor and the Company and (d) all other corporate formalities between the Contributor and the Company will be observed.

With regard to the fifth factor, we believe that this factor relates to concern that the presence of consolidated financial statements would make it impossible for those creditors who read such statements to ascertain which assets were owned by which corporation within the consolidated group. The Company will maintain its financial statements, accounting records and other entity documents separate from any other Person or entity, and the financial statements delivered by the Contributor to their creditors will not include assets of the Company. Any consolidated financial statements of the Contributor and the Company will indicate through a footnote the conveyance of the Receivables to the Company.

With regard to the sixth factor, the “unity of interests and ownership,” is based upon considerations relating to creditors’ perception of the entities. This factor also should not support an attempt to substantively consolidate the Contributor and the Company, provided the Contributor and the Company hold themselves out and operate as separate entities and otherwise comply with the Transaction Documents and the Limited Liability Company Agreement (in the case of the Company). Although the Contributor owns all of the Company’s outstanding equity interests, § 18-701 of the Delaware Limited Liability Company Act recognizes the distinction between the ownership of a limited liability company interest and of the assets of such limited liability company.

The seventh factor goes to the question of whether, in a reorganization of the Contributor or the Company, it would be more economically efficient to operate the different entities as a single entity. Offices of the Contributor and the Company will be physically located on the same premises. However, the Contributor and the Company shall maintain separate books and accounts and allocate fairly and reasonably shared office space and shall use separate invoices, stationery and checks. We do not believe the fact that the offices of certain of the transaction parties are located on the same premises, when weighed against all other circumstances noted above that are indicative of the existence of the parties as separate and apart from each other, should result in substantive consolidation. We again note that the presence of even several of the above factors does not require substantive consolidation. Therefore, even if a court were to conclude that any of the parties could be profitably consolidated at a single physical location, we would not expect such court, after properly analyzing the intercompany relationships between the parties within the framework of the above factors, to order substantive consolidation based upon such seventh factor.

Furthermore, the Contributor has business operations that are separate and distinct from the operations of the Company. Moreover, the Contributor has determined that the transactions with the Company and the transactions contemplated by the Transaction Documents constitute a prudent and

To the Persons listed on Schedule I hereto	Page 21
[*], 2000

advisable course of action designed to improve the financial position of the Contributor that will not impair the rights of creditors of the Contributor.

Neither the Contributor nor any Affiliate of the Contributor has received credit from any entity based upon any representations from the Contributor or any Affiliate of the Contributor that the assets of the Company at the time of such extension of credit were owned by the Contributor or any Affiliate of the Contributor.

Thus, the Company is not a mere instrumentality of the Contributor, nor are the affairs of the Contributor and the Company so entangled that it would be costly and time consuming to untangle them. Although the Contributor is liable for the federal income tax liabilities of the Company because of the federal tax treatment of limited liability companies, such circumstances arise from a prescribed regulatory scheme and are not probative of whether the assets and liabilities of the Contributor and the Company are sufficiently separate for substantive consolidation purposes. Because the Contributor and the Company will be operated as separate entities, and particularly because all financial statements of the Contributor will disclose the separate legal entity status of the Company and that the assets of the Company are not available to satisfy the claims of creditors of the Contributor or any Affiliate of the Contributor, creditors of the Contributor will not be able to argue persuasively that they dealt with the Contributor and the Company as a single entity.

If a proponent of substantive consolidation establishes a prima facie case in favor of consolidation, the burden shifts to an objecting creditor to show that it relied on the separate credit of the entities to be consolidated and will be prejudiced by substantive consolidation. If an objecting creditor makes this showing, then the court must determine whether the demonstrated benefits of consolidation “heavily” outweigh the harm, and where creditors rely on the separate existence of corporate entities in extending credit, or would suffer more than minimal harm from disregarding such separate existence, courts have ruled that the balance of equities weighs against substantive consolidation.

The Administrative Agent and certain other parties have reasonably relied upon the separate existence of the Contributor and the Company and the credit of the Contributor, and upon the ownership by the Company of its assets, when it entered into the transactions contemplated by the Transaction Documents. The Administrative Agent and certain other parties would be prejudiced by substantive consolidation. While at this time the benefits of substantive consolidation cannot be known, there would appear to be few, if any, equities on the side of creditors of the Contributor who knew, by virtue of the facts described above, that the assets of the Company were not available to satisfy their debts, but who would be arguing nonetheless in favor of substantive consolidation. Finally, creditors of the Contributor prior to the date hereof who were aware of the existence of the Company were not led to believe by the Company or any Affiliate of the Company that any of such entities was responsible for any debts of the Contributor. Neither the Contributor nor any Affiliate of the Contributor have received credit from any entity based upon any representations from the Contributors or any Affiliate of the Contributor that the assets of the Company at the time of such

To the Persons listed on Schedule I hereto	Page 22
[*], 2000

extension of credit were owned by the Contributor or any Affiliate of the Contributor. Substantive consolidation is an equitable doctrine, and under these circumstances a court should not conclude that the benefits heavily outweigh the harm.

III.	OPINIONS EXPRESSED

Based on the reasoning and the facts and on the assumptions, qualifications and limitations set forth in this letter, it is our opinion that in a properly presented and argued case, in the event of the bankruptcy of the Contributor, a federal bankruptcy court would find that the contribution of the Receivables by the Contributor to the Company in the manner set forth in the Contribution Agreement would constitute a true conveyance of such Receivables and not a borrowing by the Contributor secured by such Receivables, and therefore, such Receivables would not be the property of the Contributor’s bankruptcy estate under Section 541 of the Bankruptcy Code. In the event it were asserted that the beneficial interest in and legal title to the Receivables was part of the Contributor’s bankruptcy estate, we express no opinion as to how long the Company or an assignee thereof would be denied possession of such Receivables or how long the Company or an assignee thereof would be denied possession of the Collections in the Contributor’s possession before the validity of such assertion could be finally decided. We also express no opinion as to whether, in the event it were asserted that the beneficial interest in and legal title to the Receivables and the Collections were part of the Contributor’s bankruptcy estate, a court would permit the Contributor to use Collections in the Contributor’s possession without the consent of the Company or an assignee thereof, either before deciding the issue or pending appeal after a decision adverse to the Company or such assignee.

Based on the reasoning and the facts and on the assumptions and limitations set forth in this letter, it is our opinion that in a properly presented and argued case, a federal bankruptcy court would not, on a motion of the Contributor as debtor in possession, or of a creditor, receiver, conservator or trustee of the Contributor, disregard the separate existence of the Company and order the assets and liabilities of the Company, to be substantively consolidated with those of the Contributor.

We note, however, that substantive consolidation is an equitable doctrine and that courts have accorded different degrees of importance to the factual elements before them in determining whether to exercise their equitable power to order substantive consolidation. Accordingly, there can be no assurance that a court, in exercising its discretionary equitable power, could not reach a conclusion contrary to the opinion expressed herein.

We also express no opinion as to the availability or effect of a preliminary injunction, temporary restraining order or other such temporary relief affording delay pending a determination on the merits; by such reservation, however, we do not imply that we have undertaken any analysis to determine whether any such equitable relief would be available to prevent enforcement of the Transaction.

To the Persons listed on Schedule I hereto	Page 23
[*], 2000

All of the analysis and its conclusions contained in this letter are based on, and limited to, the law and the structure of the Transaction in effect as of the date of this letter. We also note that a court’s decision regarding matters covered by our opinions in this letter will be based on the court’s own analysis and interpretation of the factual evidence before such court and of legal principles applicable at such time.

We are members of the bar of the State of New York and we express no opinion herein as to any matters governed by any laws other than the law of the State of New York and the Federal laws of the United States of America.

This opinion is rendered only to you and is solely for your benefit in connection with the Transaction contemplated in the Contribution Agreement and the other Transaction Documents. It may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose, and, without our prior written consent, may not be transmitted or disclosed to any other person save to Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc., and Moody’s Investor Services, Inc., who may rely on this opinion as if it were addressed to them, and their respective legal advisors.

Very truly yours,

Schedule I

Addressees

The Chase Manhattan Bank, as Administrative Agent

[Address]

Triangle Receivables Funding LLC

c/o Memec, LLC

[Address]

Memec, LLC

[Address]

Park Avenue Receivables Corporation,

[Address]

Sheffield Receivables Corporation,

[Address]

Schedule II

List of Documents Reviewed by

Clifford Chance Rogers & Wells LLP

1.	Contribution Agreement dated as of [ • ], 2000, between the Contributor and the Company.

2.	Asset Backed Loan Agreement dated as of [ • ] 2000, among the Administrative Agent, the Company, the CP Conduit Lenders, Certain APA Banks and Barclays Bank plc, as Sheffield Funding Agent.

3.	Limited Liability Company Agreement dated [ • ], 2000, among Memec, LLC, as sole equity member, and Donald J. Puglisi, as special member.

4.	Legal opinions of Richards, Layton & Finger, special Delaware counsel for the Company and the Contributor, dated [ • ], 2000, forms of which are attached hereto as Exhibit B.

5.	Legal opinion of Farella Braun & Martel, special California counsel for the Company, dated [ • ], 2000, a form of which is attached hereto as Exhibit C.

6.	Certificate of solvency of [ ], chief operating officer of Memec, LLC, dated [ • ], 2000, a form of which is attached hereto as Exhibit A.

7.	Unfiled copies of the UCC-1 financing statements (together with the Schedule attached thereto) naming Memec, LLC as “Contributor” and Triangle Receivables Funding LLC as “Contributee” and describing the Contribution Agreement and the Receivables to be contributed thereunder, which will be filed in the State of California.

Exhibit A

Solvency Certificate

of

Memec LLC

To:	Triangle Receivables Funding LLC
The Chase Manhattan Bank, as Administrative Agent
Attention:	[•]
Facsimile:	[•]

I, [•], a duly elected manager of MEMEC LLC (the “Contributor”) hereby certify (in my capacity as a manager of the Contributor) in connection with the contribution of certain Receivables on the date hereof to the Company (as defined herein) pursuant to that certain Contribution Agreement dated as of [•], 2000 (the “Contribution Agreement”), among the Contributor, and Triangle Receivables Funding LLC], as the Company (the “Company”) as follows:

The fair value of the assets of the Contributor at a fair valuation exceeds the debts and liabilities (whether subordinated, contingent or otherwise) of the Contributor. The assets of the Contributor do not constitute unreasonably small capital to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The present fair saleable value of the property of the Contributor will be greater than the amount that will be required to pay the probable liability of the Contributor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. The Contributor does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Contributor and the timing of the amounts of cash to be payable on or in respect of its indebtedness. The Contributor does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Contributor or any of its assets or revenue.

Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Contribution Agreement.

IN WITNESS WHEREOF, I have signed and delivered this solvency certificate this [•] day of [•].

MEMEC LLC, as Contributor

By:

Name:
Title:

Exhibit B

Form of Legal Opinions of Delaware Counsel

Exhibit C

Form of Legal Opinion of California Counsel

EXHIBIT J-1

FORM OF BORROWER’S SECRETARY CERTIFICATE

DELIVERED PURSUANT TO SECTION 4.01(A).

I,                                              , the undersigned                                               of Triangle Receivables Funding LLC (the “Borrower”), a Delaware limited liability company, DO HEREBY CERTIFY that:

1. Attached hereto as Annex A is a true and complete copy of the Certificate of Formation of the Borrower as in effect on the date hereof.

2. Attached hereto as Annex B is a true and complete copy of the Limited Liability Company Agreement of the Borrower as in effect on the date hereof.

3. `Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Borrower [adopted by consent] as of                      , 2000, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

4. Attached hereto as Annex D are copies of good standing certificates of the Borrower, certified by the Secretary of State of the State of Delaware.

5. The below-named persons have been duly qualified as and at all times since                 , 2000, to and including the date hereof have been officers or representatives of the Borrower holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the Borrower the below-mentioned Agreement and all other Transaction Documents (as defined in such Agreement) to which the Borrower is a party and the signatures below set opposite their names are their genuine signatures:

Name	Office	Signatures
[OFFICE]

[OFFICE]

The representations and warranties of the Borrower contained in Article III of the Agreement, dated as of August [            ], 2000, by and among the Borrower, PARK AVENUE RECEIVABLES CORPORATION (“PARCO”), SHEFFIELD RECEIVABLES CORPORATION (“Sheffield”, and together with PARCO, the “CP Conduit Lenders”), BARCLAYS BANK PLC (“Barclays”), as Sheffield’s funding agent (in such capacity, the “Sheffield Funding Agent”) and THE CHASE MANHATTAN BANK (“Chase”), as PARCO’s funding agent (in such capacity, the “PARCO Funding Agent”), as Administrative Agent (in such capacity, the “Administrative Agent”), as collection agent (in such capacity, the “Collection Agent”) and as a PARCO APA Bank are true and correct as if made on the date hereof.

WITNESS my hand and seal of                      as of this              day of                 , 2000.

Secretary

I, the undersigned,                      of Triangle Receivables Funding LLC, DO HEREBY CERTIFY that                      is the duly elected and qualified Secretary of Triangle Receivables Funding LLC and the signature above is his/her genuine signature.

WITNESS my hand as of this          day of                     , 2000.

[Officer]

2

EXHIBIT J-2

FORM OF CONTRIBUTOR’S SECRETARY CERTIFICATE

DELIVERED PURSUANT TO SECTION 4.01(B).

I,                                     , the undersigned                                      of MEMEC LLC (the “Contributor”), a Delaware limited liability company, DO HEREBY CERTIFY that:

1. Attached hereto as Annex A is a true and complete copy of the Certificate of Formation of the Contributor as in effect on the date hereof.

2. Attached hereto as Annex B is a true and complete copy of the Limited Liability Company Agreement of the Contributor as in effect on the date hereof.

3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Contributor [adopted by consent] as of                      , 2000, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

4. Attached hereto as Annex D are copies of good standing certificates of the Contributor, certified by the Secretary of State of the State of Delaware.

5. The below-named persons have been duly qualified as and at all times since                 , 2000, to and including the date hereof have been officers or representatives of the Contributor holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the Contributor the below-mentioned Agreement and all other Transaction Documents (as defined in such Agreement) to which the Contributor is a party and the signatures below set opposite their names are their genuine signatures:

Name	Office	Signatures
[OFFICE]

[OFFICE]

The representations and warranties of the Contributor contained in Article IV of the Agreement, dated as of August [    ], 2000, by and between Triangle Receivables Funding LLC and the Contributor are true and correct as if made on the date hereof.

WITNESS my hand and seal of                      as of this          day of                 , 2000.

Secretary

3

I, the undersigned,                              of MEMEC LLC, DO HEREBY CERTIFY that                              is the duly elected and qualified Secretary of MEMEC LLC and the signature above is his/her genuine signature.

WITNESS my hand as of this          day of                 , 2000.

[Officer]

4

EXHIBIT J-3

FORM OF CONTRIBUTOR’S SECRETARY CERTIFICATE

DELIVERED PURSUANT TO SECTION 4.02(K)

I,                                     , the undersigned                                      of MEMEC LLC (the “Contributor”), a Delaware limited liability company, DO HEREBY CERTIFY that, in connection Section 4.02(k) of the Asset-Backed Loan Agreement, dated as of August [    ], 2000, by and among TRIANGLE RECEIVABLES FUNDING LLC, as borrower (in such capacity, the “Borrower”), PARK AVENUE RECEIVABLES CORPORATION (“PARCO”), SHEFFIELD RECEIVABLES CORPORATION (“Sheffield”, and together with PARCO, the “CP Conduit Lenders”), BARCLAYS BANK PLC (“Barclays”), as Sheffield’s funding agent (in such capacity, the “Sheffield Funding Agent”) and THE CHASE MANHATTAN BANK (“Chase”), as PARCO’s funding agent (in such capacity, the “PARCO Funding Agent”), as Administrative Agent (in such capacity, the “Administrative Agent”), as collection agent (in such capacity, the “Collection Agent”) and as a PARCO APA Bank, the Contributor maintains disaster recovery systems and backup computer and other information management systems reasonably satisfactory to the Lenders to protect the Contributor’s business against material interruption or loss or destruction of its primary computer and information management systems.

WITNESS my hand as of this          day of                 , 2000.

[Officer]

5

EXHIBIT K

SUBSIDIARIES AND DIVISIONS OF THE CONTRIBUTOR

[To be Provided to the Administrative Agent by the Collection Agent]

EXHIBIT L

FORM OF CONTRIBUTION AGREEMENT

CLIFFORD CHANCE

ROGERS & WELLS LLP

MEMEC LLC,

as Contributor

And

TRIANGLE RECEIVABLES FUNDING LLC,

as the Company

CONTRIBUTION AGREEMENT

SCHEDULE 2.1(d)	Daily Report

SCHEDULE 3.1(e)(i)	Form of California Counsel Opinion

SCHEDULE 3.1(e)(ii)	Form of New York Counsel Opinion

SCHEDULE 3.1(e)(iii)	Form of Delaware Counsel Opinion

SCHEDULE 3.1((f)	Form of Bankruptcy Opinion

SCHEDULE 3.1(j)	Form of Solvency Certificate

SCHEDULE 4.1(n)(i)	Location of Books and Records

SCHEDULE 4.1(n)(ii)	Chief Executive Office

SCHEDULE 4.1(p)(i)	Other Business Names

SCHEDULE 8.1	Accounts

- i -

CONTRIBUTION AGREEMENT (this “Agreement”) dated as of [ ● ], 2000

BETWEEN

(1)	MEMEC LLC, a limited liability company organized under the laws of the State of Delaware, as contributor (the “Contributor”); and

(2)	TRIANGLE RECEIVABLES FUNDING LLC, a special purpose limited liability company organized under the laws of the State of Delaware, as the company (the “Company”).

WHEREAS

(A)	The Contributor intends to purchase certain Receivables and other Receivable Assets related to such Receivables from one or more Originators from time to time pursuant to the terms of the Receivables Purchase Agreements.

(B)	The Contributor desires to transfer, contribute, convey and assign from time to time, all of its right, title and interest in, to and under such Receivables and all other Receivable Assets related to such Receivables to the Company as a capital contribution to the Company.

(C)	The Company intends to borrow funds from time to time secured by the Receivables through an Asset Backed Loan Facility to be granted by the Lenders to the Company pursuant to the Asset Backed Loan Agreement.

(D)	In lending funds to the Company under the Asset Backed Loan Agreement, the Lenders are relying on the representations and warranties made by the Contributor hereunder.

(E)	The Company intends to grant a security interest in all of its right, title and interest in, to and under the Receivables and this Agreement to the Administrative Agent as security for the Asset Backed Loan Facility.

(F)	In accordance with the Asset Backed Loan Agreement, the Administrative Agent has appointed the Contributor as Collection Agent to service and administer, or cause to be serviced and administered, the Receivables on behalf of the Company and the Administrative Agent, all in accordance with the Asset Backed Loan Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS

1.1	Defined Terms

Whenever used in this Agreement (including the recitals hereto), the following words and phrases shall have the following meanings:

“1940 Act” means the United States Investment Company Act of 1940, as amended.

“Additional Originator” means any additional originator made a party to any existing or future Receivables Purchase Agreement pursuant to the terms thereof.

“Adjustment Payment” has the meaning assigned in Section 2.6(a).

“Administrative Agent” has the meaning assigned in the Asset Backed Loan Agreement.

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Insolvency Laws” means, with respect to any Person, any applicable bankruptcy, insolvency, or other similar United States or foreign law now or hereinafter in effect.

“Asset Backed Loan Agreement” means the Asset Backed Loan Agreement dated [ ● ], 2000 by and among the Company, as borrower, the CP Conduit Lenders, certain PARCO APA Banks, Barclays Bank plc, as Sheffield Funding Agent and The Chase Manhattan Bank as PARCO Funding Agent, Administrative Agent and Collection Agent, pursuant to which the Lenders have granted to the Company the Asset Backed Loan Facility.

“Asset Backed Loan Facility” means the secured syndicated loan facility granted to the Company by the Lenders pursuant to the Asset Backed Loan Agreement.

“Atlas” means Atlas Services LLC, a [Delaware limited liability company], which prior to the Effective Date, was an affiliate of the Originators.

“Atlas Receivables” means Receivables invoiced on behalf of the Originators by Atlas and identified on the Daily Report as such.

“Atlas Transition Period” means the 90 day period following the Effective Date, or with respect to Receivables invoiced by Atlas pursuant to any contract between Atlas and any customer of the Originators the term of which is longer than 90 days, then such longer period.

“Bankruptcy Code” means the United States Federal Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) another day on which commercial banking institutions or trust companies in London, the States of California and New York, or in the city where the chief executive office of the Contributor is located, are authorized or obligated by law, executive order, or governmental decree to be closed.

“Certificate of Formation” means the certificate of formation with respect to the Company filed with the Secretary of State of Delaware pursuant to Section 18-201 of the Delaware Limited Liability Company Act, and any and all amendments thereto and restatements thereof.

“Clean-Up Payment” has the meaning assigned in Section 2.6(c).

“Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

“Collection Agent” has the meaning assigned in the Asset Backed Loan Agreement.

“Collection Agent Default” has the meaning assigned in the Asset Backed Loan Agreement.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including any finance, interest, late or similar charges owed by an Obligor pursuant to a Contract, and any cash proceeds of Related Property with respect to such Receivable.

“Commitment Expiry Date” has the meaning assigned in the Asset Backed Loan Agreement.

“Contract” means an agreement between an Originator and an Obligor (including a written contract, an invoice, a purchase order or open account), pursuant to which or under which such Obligor is obligated to make payments in respect of any Receivable or Related Property to such Originator from time to time.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Date” has the meaning set forth in Section 2.1(a).

“Contribution Value” has the meaning set forth in Section 2.2.

“CP Conduit Lenders” has the meaning assigned in the Asset Backed Loan Agreement.

“Credit Agreement” has the meaning assigned in the Asset Backed Loan Agreement.

“Daily Report” means the report prepared by the Contributor pursuant to this Agreement, together with a list of the Receivables described therein, neither of which shall be signed by the Contributor or any other person.

“Defaulted Receivable” has the meaning assigned in the Asset Backed Loan Agreement.

“Designated Ineligible Receivable” means each Receivable contributed to the Company that is not an Eligible Receivable as of the relevant Contribution Date and that is identified on the Daily Report as a Designated Ineligible Receivable.

“Diluted Receivable” has the meaning assigned in the Asset Backed Loan Agreement.

“Dilution Adjustment” means any adjustment that would result in a Receivable becoming a Diluted Receivable.

“Dilution Adjustment Payment” has the meaning assigned in Section 2.5.

“Dollar Equivalent” has the meaning assigned in the Asset Backed Loan Agreement.

“Dollars” shall mean the lawful currency of the United States.

“Effective Date” means the Business Day upon which the initial conditions precedent set forth in Section 3 have been satisfied or waived by the Company, which day shall be designated by the Company.

“Eligible Receivables” has the meaning assigned in the Asset Backed Loan Agreement.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“General Opinion” means, with respect to any action, an Opinion of Counsel to the effect that (i) such action has been duly authorized by all necessary limited liability company action on the part of the Contributor, (ii) any agreement executed in connection with such action constitutes a legal, valid and binding obligation of the Contributor, enforceable in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and generally (whether considered in a proceeding at law or in equity) (or subject to similar exceptions), (iii) such action does not violate the Contributor’s limited liability company agreement and (iv) such action does not result in a breach of, or default under any material contractual obligation, or the creation of any Lien pursuant thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Incremental Borrowing” has the meaning assigned in the Asset Backed Loan Agreement.

“Indebtedness” has the meaning assigned in the Asset Backed Loan Agreement.

“Indemnification Event” has the meaning assigned in Section 2.6(b).

“Indemnification Liabilities” has the meaning assigned in Section 8.2.

“Indemnification Payment” has the meaning assigned in Section 2.6(b).

“Independent Public Accountants” means, with respect to any Person, any independent certified public accountants of nationally recognized standing or any successor thereto (who may also render services to the Company), provided that such firm is independent with respect to such Person within the meaning of Regulation 2-01(b) under the United States Securities Act of 1933, as amended.

“Insolvency Event” means, with respect to any Person, (i) a court having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under Applicable Insolvency Laws, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal, state or foreign law now or hereafter in effect and shall not be stayed; (ii) (A) an involuntary case is commenced against such Person under any Applicable Insolvency Law now or hereafter in effect, a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of the property of such Person, shall have been entered, an interim receiver, trustee or other custodian of such Person for all or a substantial part of the property of such Person is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of such Person, and (B) any event referred to in clause (ii)(A) above continues for sixty (60) days unless dismissed, bonded or discharged; (iii) such Person shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Applicable

Insolvency Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Applicable Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (iv) the making by such Person of any general assignment for the benefit of creditors; (v) the inability or failure of such Person generally to pay its debts as such debts become due; or (vi) the Board of Directors or equivalent body of such Person authorizes action to approve any of the foregoing.

“Lenders” has the meaning assigned in the Asset Backed Loan Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; provided, however, that if a lien is imposed under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies, then such lien shall not be treated as a “Lien” from and after the time (i) any Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Company and the Administrative Agent a written statement of the amount of such lien together with written evidence of payment of such amount, or (ii) such lien expires pursuant to Section 412(n)(4)(B) of the Code or Section 302(f)(4)(B) of ERISA.

“Limited Liability Company Agreement” means the Limited Liability Company Agreement dated as of [ ● ], 2000 by Gregory Lavelle, as sole shareholder and Donald J. Puglisi, as special member.

“Loan Termination Date” means a Termination Date under the Asset Backed Loan Agreement.

“Local Business Day” means, with respect to a Person any day other than (a) a Saturday or Sunday or (b) another day on which commercial banking institutions or trust companies in the jurisdictions where such Person has its principal place of business are authorized or obligated by law, executive order, or governmental decree to be closed.

“Lock-Box Account” has the meaning assigned in the Asset Backed Loan Agreement.

“Margin Stock” has the meaning given to such term in Regulation U of the United States Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means, when used with respect to any Person, (a) a material impairment of such Person’s ability to perform its obligations under the Transaction Documents, (b) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of such Person or (c) a material impairment of the validity or enforceability of any of the Transaction Documents against such Person and, where applicable, shall also include (d) a material impairment of the collectability of the Receivables taken as a whole and (e) a material impairment of the interests, rights or remedies of the Company with respect to the Transaction Documents or the Receivables taken as a whole.

“Multiemployer Plan” means with respect to any Person, a multiemployer plan as defined in Section 400 l(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Obligor” means, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

“Opinion of Counsel” means a written opinion or opinions of one or more counsel to the Contributor, which counsel shall be reasonably acceptable to the Company and the Administrative Agent.

“Originators” means the U.S. Originators, the U.K. Originators and any Additional Originators.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Person succeeding to the functions thereof.

“Permitted Liens” means, at any time, for any Person:

(a)	Liens created pursuant to any Transaction Document; and

(b)	Liens for taxes, assessments or other governmental charges or levies (i) not yet due or (ii) that are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person.

“Person” means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

“Plan” means, with respect to any Person, any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

“Policies” means the credit and collection policies of the Contributor or any Originator, as applicable, copies of any of which that are in writing have been previously delivered to the Company.

“Potential Termination Event” means any condition or act that, with the giving of notice or the lapse of time or both, would constitute a Termination Event.

“Principal Amount” means, with respect to any Receivable, the unpaid principal amount due thereunder.

“Purchase Price” means, with respect to any Receivable, the price paid for such Receivable by the Contributor pursuant to the applicable Receivables Purchase Agreement.

“Receivable” means all the indebtedness and payment obligations of an Obligor to an Originator arising from the sale of merchandise or services by an Originator (and shall include, without limitation, the right of payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Obligor with respect thereto).

“Receivable Assets” has the meaning assigned in Section 2.1(a).

“Receivables Purchase Agreements” means the U.S. Receivables Purchase Agreement, the U.K. Receivables Purchase Agreement and any substantially similar agreement entered into by and between the Contributor and any of its Affiliates.

“Related Property” means, with respect to a Receivable:

(a)	all of the Originator’s interest in the goods, if any, relating to the sale that gave rise to such Receivable;

(b)	all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by the applicable Obligor describing any collateral securing such Receivable; and

(c)	all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

“Reportable Event” means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Requirement of Law” for any Person means the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any member of the Board of Directors or equivalent body, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or Manager (in the case of a limited liability company) of such Person.

“Specified Bankruptcy Opinion Provisions” means the factual assumptions (including those contained in the factual certificate referred to therein) and the actions to be taken by the Contributor, the U.S. Originators and the Company in the legal opinion of Clifford Chance Rogers & Wells LLP relating to certain bankruptcy matters delivered on the Effective Date.

“Subsidiary” means, as to any Person, a corporation, partnership, or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other equivalent body of such corporation, partnership, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one of more intermediaries, or both, by such Person.

“Termination Date” means the earliest of (i) the Business Day designated by the Company to the Contributor as the Termination Date at any time following forty-five (45) days’ written notice to the Contributor, (ii) the day upon which a Termination Event is declared or automatically occurs relating to a Termination Event pursuant to Section 7.1, and (iii) the Commitment Expiry Date.

“Termination Event” has the meaning assigned in Section 7.1.

“Transaction Documents” means the collective reference to the Receivables Purchase Agreements, this Agreement, the Asset Backed Loan Agreement and any other documents delivered pursuant to or in connection therewith.

“Transactions” means the transactions contemplated under each of the Transaction Documents.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“U.K. Originators” means (i) Memec UK Ltd, a limited liability company organized under the laws of England and Wales, and (ii) any Additional Originator under the U.K. Receivables Purchase Agreement.

“U.K. Receivables Purchase Agreement” means the Receivables Purchase Agreement dated [ ● ], 2000 by and among the Contributor, the U.K. Originators, Barclays Bank plc, as Sheffield Funding Agent, and The Chase Manhattan Bank, as PARCO Funding Agent and Administrative Agent pursuant to which the Contributor has agreed to purchase Receivables and all other Receivable Assets related to such Receivables from the U.K. Originators from time to time.

“United States” for purposes of geographic description means the United States of America (including the States and the District of Columbia), its territories, its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

“U.S. Originators” means (i) Insight Electronics LLC, a Delaware limited liability company, (ii) Impact Semiconductor Technologies LLC, a Delaware limited liability company, (iii) Unique Semiconductor Technologies Inc., a California corporation, and (iv) any Additional Originator under the U.S. Receivables Purchase Agreement.

“U.S. Receivables Purchase Agreement” means the Receivables Purchase Agreement dated [ ● ], 2000 by and among the Contributor and the U.S. Originators, pursuant to which the Contributor has agreed to purchase Receivables and all other Receivable Assets related to such Receivables from the U.S. Originators from time to time.

1.2	Other Definitional Provisions

(a)	The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(b)	As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Contributor and the Company, unless otherwise defined or incorporated by reference herein, shall have the respective meanings given to them under GAAP.

(c)	The meanings given to terms defined or incorporated by reference herein shall be equally applicable to both the singular and plural forms of such terms.

(d)	Any reference herein to a Schedule or Exhibit to this Agreement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time to the extent that such Schedule or Exhibit may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule or Exhibit) in compliance with the terms of the Transaction Documents.

(e)	Any reference in this Agreement to any representation, warranty or covenant “deemed” to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

(f)	The words “include”, “includes” or “including” shall be interpreted as if followed, in each case, by the phrase “without limitation”.

(g)	Any reference herein to a provision of the Bankruptcy Code, Code, ERISA, 1940 Act or the UCC shall be deemed a reference to any successor provision thereto.

2.	CONTRIBUTION OF RECEIVABLES

2.1	Contribution

(a)	Subject to the terms and conditions of this Agreement, the Contributor shall contribute, transfer, assign, and convey, without recourse (except as expressly provided herein), to the Company as a capital contribution to the Company, all of its present and future right, title and interest in, to and under:

(i)	Receivables purchased by the Contributor from an Originator pursuant to the terms of a Receivables Purchase Agreement from time to time pursuant to and as indicated in the Daily Report delivered to the Company on the applicable date of contribution;

(ii)	the Related Property;

(iii)	all Collections;

(iv)	all payment, enforcement and other rights (including rescission, replevin or reclamation) of the Contributor relating to any such Receivable or arising therefrom;

(v)	all monies due or to become due and all amounts received with respect to the items listed in clauses (i) through (iv) above and all proceeds (including anything received upon the sale, exchange, collection or other disposition of the foregoing and all “proceeds” as defined in Section 9-306 of the UCC as in effect in the State of New York) thereof;

(vi)	any lock-box accounts related to the Receivables;

(vii)

all rights of the Contributor under each of the Receivables Purchase Agreements including, in respect of each such agreement, (A) all rights of the Contributor to receive monies due and to become due under or pursuant to such agreement, whether payable as fees, expenses, costs or otherwise, (B) all rights of the

Contributor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreement, (C) claims of the Contributor arising out of or for breach of or default under such agreement, (D) the right of the Contributor to amend, waive or terminate such agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) all other rights, remedies, powers, privileges and claims of the Contributor under or in connection with such agreement (whether arising pursuant to such agreement or otherwise available to the Contributor at law or in equity), including the rights of the Contributor to enforce such agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions, or waivers under or in connection therewith.

Such property described in the foregoing clauses (i) through (vii) shall be referred to collectively herein as the “Receivable Assets” and shall be considered to be assets that have been contributed, transferred, assigned, set over and otherwise conveyed by the Contributor to the Company upon the delivery to the Company and acceptance by the Company of the applicable Daily Report with respect to such Receivable Assets (which acceptance shall not require the Daily Report to be signed by or on behalf of the Company and which acceptance shall be deemed to occur unless the Company communicates otherwise to the Contributor in writing within two (2) Business Days after the Company’s receipt of the Daily Report) (such date of acceptance hereinafter referred to as the “Contribution Date”) without any further action by the Contributor or any other Person.

(b)	The Contributor and the Company hereby acknowledge and agree that it is their mutual intent that (a) every transfer by way of capital contribution of Receivable Assets to the Company hereunder shall be an absolute, unconditional, “true” conveyance and not a mere granting of a security interest to secure a loan to or from the Company, (b) the Contributor shall not retain any interest in the Receivable Assets after the contribution thereof hereunder and (c) the Receivables purchased from any Originator by the Contributor shall not be part of the Contributor’s insolvency or bankruptcy estate in the event an insolvency or delinquency proceeding or a bankruptcy petition or other action shall be commenced or filed by or against the Contributor under any insolvency or bankruptcy law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed by any relevant Governmental Authority for any reason whatsoever, whether for limited purposes or otherwise, to be a security interest granted to secure indebtedness of the Contributor, the Contributor shall be deemed to have granted to the Company a perfected first priority security interest under Article 9 of the UCC in the applicable jurisdictions in all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, and wherever located, the Receivables contributed by the Contributor and the other Receivable Assets related to such Receivables, and this Agreement shall constitute a security agreement under applicable law, securing the repayment of the amounts paid hereunder, subject to the other terms and conditions of this Agreement, together with such other obligations or interests as may arise hereunder in favor of the parties hereto.

(c)

In connection with any transfer, assignment, conveyance and contribution pursuant to Section 2.1(a), the Contributor hereby agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements or other similar filings (and continuation statements with respect to such financing statements or other similar filings when applicable), (i) with respect to the Receivables and (ii) with respect to any other Receivable Assets for which an assignment or the creation of a security interest (as defined in the applicable UCC or other similar applicable laws, legislation or statute) may be perfected under the applicable UCC or other applicable laws, legislation or statute by such filing, in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the transfer, assignment, conveyance and contribution of such Receivables and any other Receivable Assets related to such Receivables to the Company, and to deliver to the Company on or before the Effective Date a file-stamped copy or certified statement of such financing statement (or the similar filing) or other evidence of such filing.

(d)	In connection with the transfer, assignment, conveyance and contribution pursuant to Section 2.1(a), the Contributor agrees at its own expense, with respect to the Receivables, that it will, as agent of the Company, (i) on the Effective Date and thereafter, indicate or cause to be indicated on the computer files and other physical records (but not including individual invoices or individual collection files) relating to such Receivables (by means of a general legend that will automatically appear at or near the beginning of any screen, list or print-out of such Receivables) that all Receivables and all other Receivable Assets included in such screen, list or print-out have been transferred, assigned, conveyed and contributed to the Company in accordance with this Agreement and (ii) acknowledge, deliver or transmit or cause to be delivered or transmitted to the Company and the Administrative Agent a Daily Report containing at least the information specified in Schedule 2.1(d) hereto as to all such Receivables, as of the applicable date of contribution. The copy of the Daily Report delivered to the Administrative Agent pursuant to this subsection 2.1(d) shall be signed by the Contributor. For the avoidance of doubt, the delivery of the signed Daily Report to the Administrative Agent shall not be a prerequisite to the contribution, transfer, assignment and conveyance of the Receivables from the Contributor to the Company.

(e)	All contributions of Receivables by the Contributor hereunder shall be without recourse to, or any representation or warranty of any kind (express or implied) by, the Contributor except as otherwise specifically provided herein. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in the creation or assumption by the Company of any obligation of the Contributor or any other person in connection with the Receivables or any agreement or instrument relating thereto, including any obligation to any Obligor.

2.2	Contribution Value

The contribution value (the “Contribution Value”) for the Receivables and other Receivable Assets related to such Receivables contributed, transferred, assigned and conveyed to the Company pursuant to Section 2.1(a) shall be the aggregate value in Dollars, of such Receivables. The Company shall maintain in its books and records a ledger entitled the “distributable assets ledger”. On the occasion of each contribution, transfer, assignment and conveyance pursuant to Section 2.1(a), the Company shall credit to the distributable assets ledger an amount equal to the Contribution Value of the Receivables and other Receivable Assets contributed, transferred, assigned and conveyed by the Contributor on the related Contribution Date (net of the deductions referred to in Section 2.5 and Section 2.6).

2.3	[Reserved]

2.4	No Repurchase

Subject to Section 2.6, the Contributor shall not have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Receivables or other Receivable Assets related to such Receivables or to rescind or otherwise retroactively effect any purchase of any such Receivables or Receivable Assets related to such Receivables after the Contribution Date relating thereto; provided that the foregoing shall not be interpreted to limit the right of the Company to receive an Adjustment Payment or Indemnification Payment.

2.5	Rebates, Adjustments, Returns, Reductions and Modifications

From time to time, the Contributor may make a Dilution Adjustment to a Receivable in accordance with this Section 2.5 and Section 6.2; provided that if the Contributor cancels an invoice related to such Receivable, the Contributor must make or cause to be made a payment (a “Dilution Adjustment Payment”) in the same currency as such cancelled Receivable in an amount equal to the full unpaid amount of such cancelled invoice pursuant to this Section 2.5. The Contributor agrees to pay any necessary Dilution Adjustment Payments no later than on the Contribution Date on or immediately succeeding the date any Dilution Adjustment is granted or made. The amount of any Dilution Adjustment shall be set forth on the first Daily Report prepared after the date on which such Dilution Adjustment is granted or made.

2.6	Payments in Respect of Ineligible Receivables, Indemnification Payments and Clean-Up Call

(a)	In the event of there being a breach of any of the representations, warranties or covenants, as applicable, contained in Section 4.2(a), 4.2(b), 4.2(c), 4.2(d), 4.2(f), 4.2(h), 5.2(b), 5.2(c), 6.1, 6.2, 6.3, 6.5, 6.8, or 6.9 in respect of any Receivable contributed hereunder or if the Company’s interest in any Receivable is not a full legal and beneficial ownership, the Contributor shall as promptly as reasonably practicable, but in any event, within thirty (30) days after receipt of written notice of such breach or defect from the Company, remedy the matter giving rise to such breach of representation or warranty if such matter is capable of being remedied. If such matter is not capable of being remedied or is not so remedied within said period of thirty (30) days, the Contributor shall make a payment to the Company in an amount (without duplication of any Dilution Adjustment Payments made pursuant to Section 2.5 or any other Adjustment Payments made pursuant to this Section 2.6), equal to the Purchase Price of such Receivable less Collections received by the Company in respect of such Receivable (the “Adjustment Payment”) in the same currency as such Receivable. Upon the payment of an Adjustment Payment hereunder, the Company shall automatically agree to pay to the Contributor all Collections received subsequent to such payment with respect to such Receivable. The parties agree that the Contributor’s obligation to pay the Adjustment Payment under this Section 2.6(a) is a reasonable pre-estimate of loss and not a penalty (and neither the Company nor any other person or entity having an interest in this Agreement through the Company shall be entitled to any other remedies as a consequence of any such breach).

(b)

In addition to its obligations under Section 8.2, the Contributor agrees to pay, indemnify and hold harmless (without duplication of any Dilution Adjustment Payments made pursuant to Section 2.5 or of any Adjustment Payments made pursuant to Section 2.6(a)) the Company from any loss, liability, expense, damage or injury that may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of (i) any Receivable becoming subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement) or (ii) the Contributor breaching any covenant contained herein with respect to any Receivable (each of the foregoing events or circumstances being an “Indemnification Event”) and such

Receivable (or a portion thereof) ceasing to be an Eligible Receivable on the date on which such Indemnification Event occurs. The amount of such indemnification shall be equal to the Purchase Price of such Receivable less Collections received by the Company in respect of such Receivable (the “Indemnification Payment”). Such payment shall be made on or prior to the 10th Business Day after the day the Company requests such payment or the Contributor obtains knowledge of the Indemnification Event, unless such Indemnification Event shall have been cured on or before such 10th Business Day; provided, however, that in the event that a Termination Event with respect to the Contributor has occurred and is continuing, the Contributor shall make such payment immediately. The Company shall have no further remedy against the Contributor in respect of such Indemnification Event unless the Contributor fails to make an Indemnification Payment on or prior to such 10th Business Day or on such earlier day in accordance with the proviso set forth in this Section 2.6(b). Upon receiving an Indemnification Payment, the Company shall automatically agree to pay to the Contributor all Collections received subsequent to such payment with respect to the Receivable in respect of which an Indemnification Payment is made.

(c)	In the event that the Receivables contributed by the Contributor hereunder aggregate less than 10% of the average Principal Amount of Receivables contributed by the Contributor over the 12 month period ended 30 days prior to any date of determination, then the Contributor may make a payment to the Company in an amount (without duplication of any Dilution Adjustment Payments made pursuant to Section 2.5, any Adjustment Payments made pursuant to Sections 2.6(a), or any Indemnification Payments made pursuant to Section 2.6(b)) equal to the Purchase Price of the Receivables less Collections with received by the Company in respect of the Receivables (the “Clean-Up Payment”). Upon receiving a Clean-Up Payment, the Company shall automatically agree to pay to the Contributor all Collections received subsequent to such payment with respect to the Receivables in respect of which the Clean-Up Payment was made.

2.7	Certain Charges

The Contributor and the Company hereby agree that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Receivables shall be the property of the Company notwithstanding the occurrence of a Termination Event and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of the Receivables transferred, conveyed, assigned and contributed to the Company pursuant to Section 2.1(a).

2.8	Certain Allocations

The Contributor and the Company hereby agree that if Collections can be attributed to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor; provided, however, that if the Collections cannot be attributed to a specific Receivable, then such Collection shall be applied to pay the Receivables of such Obligor in the order of maturity of such Receivables, beginning with the Receivable that has been outstanding the longest and ending with the Receivable that has been outstanding the shortest.

3.	CONDITIONS TO CONTRIBUTIONS

3.1	Conditions Precedent to the Company’s Acceptance of the Initial Contribution of Receivables on the Effective Date

The obligation of the Company to accept a contribution of Receivables and any other Receivable Assets related to such Receivables on the Effective Date is subject to the satisfaction of the following conditions precedent that shall have been satisfied (or otherwise waived in writing by the Company) on or prior to the Effective Date:

(a)	the Company and the Administrative Agent shall have received copies of duly adopted resolutions (or, if applicable, a unanimous consent) of the Board of Directors of the Contributor, as in effect on such Effective Date, authorizing the execution of this Agreement and the consummation of the Transactions pursuant to the Transaction Documents;

(b)	the Company and the Administrative Agent shall have received copies of a certificate of good standing for the Contributor issued by the Secretary of the State of Delaware;

(c)	the Company and the Administrative Agent shall have received copies of a certificate of a Responsible Officer of the Contributor certifying (i) the names and signatures of the managers authorized on its behalf to execute this Agreement and the other Transaction Documents to which it is a party and any other documents to be delivered by it hereunder or thereunder, (ii) that attached thereto is a true, correct, and complete copy of the Contributor’s certificate of formation and limited liability company agreement, (iii) that attached thereto is a true correct and complete copy of the document referred to in clause (a) above and (iv) that attached thereto is a true, correct and complete copy of the document referred to in clause (b) above;

(d)	the Company and the Administrative Agent shall have received copies of fully executed counterparts of this Agreement and each other Transaction Document;

(e)	the Company shall have received copies of legal opinions, in each case, dated the Effective Date and addressed to:

(i)	the Company, the CP Conduit Lenders and the Administrative Agent from Farella Braun & Martel LLP, special California counsel for the Contributor, in substantially the form attached hereto as Schedule 3.1(e)(i);

(ii)	the Company, the CP Conduit Lenders and the Administrative Agent from Clifford Chance Rogers & Wells LLP, special New York counsel for the Contributor and the Company, in substantially the form attached hereto as Schedule 3.1(e)(ii);

(iii)	the Company, the CP Conduit Lenders and the Administrative Agent from Richards, Layton & Finger LLP, special Delaware counsel for the Company and the Contributor, in substantially the form attached hereto as Schedule 3.1(e)(iii);

(f)

the Company shall have received a legal opinion, dated the Effective Date and addressed to the Company, the CP Conduit Lenders and the Administrative Agent from Clifford Chance Rogers & Wells LLP, special New York counsel for the Contributor and the Company, in substantially the form attached hereto as Schedule 3.1(f), opining that, as a result of the transactions contemplated by this Agreement, (i) a bankruptcy court would not hold that the contributed Receivables and/or Receivable Assets related to such Receivables would be the property of the Contributor’s or the applicable Originator’s bankruptcy estate under Section 541 of the Bankruptcy Code and (ii) a bankruptcy court would hold that in the event of the commencement of a case under the Bankruptcy Code by or against the Contributor, or upon the insolvency of the Contributor, the Company would not be consolidated with the Contributor;

(g)	the Company shall have received, to the extent in writing, the Policies;

(h)	the Company and the Administrative Agent shall have received copies of proper financing statements (Form UCC-1), dated a date on or before the Effective Date, naming the Contributor and the applicable Originator as the debtor in favor of, in each case, the Company as the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Company desirable under the UCC of all appropriate jurisdictions to perfect the Company’s ownership interest in all Receivables and other Receivable Assets contributed hereunder;

(i)	the Company and each the Administrative Agent shall have received certified copies of requests for information or copies (or a similar search report certified by parties acceptable to the Company) dated a date reasonably near the Effective Date listing all effective financing statements or charges that name the Contributor (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to clause (h) above, together with copies of such financing statements;

(j)	the Company shall have received copies of a solvency certificate delivered by the Contributor with respect to the Contributor’s solvency in the form of Schedule 3.1(j) hereto;

(k)	the Company shall have received the audited consolidated financial statements of the Contributor for the period ending and as at December 31, 1999;

(l)	the Company shall be satisfied that the Contributor’s systems, procedures and record keeping relating to the Receivables are sufficient and satisfactory in order to permit the contribution, assignment, transfer and conveyance of such Receivables and the administration of such Receivables in accordance with the terms and intent of this Agreement; and

(m)	all conditions contained in the applicable Receivables Purchase Agreements shall have been satisfied.

3.2	Conditions Precedent to all Contributions of Receivables

The obligation of the Company to accept a contribution of Receivables and other Receivable Assets on each Contribution Date (including the Effective Date) is subject to the satisfaction of the following conditions precedent, that, on and as of the related Contribution Date, the following statements shall be true (and the delivery by or on behalf of the Contributor of the Daily Report covering such Receivable on such Contribution Date shall constitute a representation and warranty by the Contributor that on such Contribution Date the statements in clauses (a) and (b) below are true):

(a)	the representations and warranties of the Contributor contained in Section 4.1 shall be true and correct on and as of such Contribution Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct as of such other date);

(b)	after giving effect to such contribution, no Termination Event or Potential Termination Event shall have occurred and be continuing;

(c)	the Contributor shall have delivered or transmitted to the Company, with respect to the Receivables, a Daily Report reasonably acceptable to the Company showing, as of such Contribution Date, at least the information specified in Schedule 2.1(d) as to the Receivables to be contributed, assigned, transferred and conveyed on such Contribution Date;

(d)	since the Effective Date, there has been no change in the ability of the Contributor to implement its collection procedures or exercise its rights with respect to the Receivables which would result in a material adverse change in the overall collectability of the Receivables taken as a whole; and

(e)	all conditions to purchase contained in the applicable Receivables Purchase Agreements shall have been satisfied;

provided, however, that the failure of the Contributor to satisfy any of the foregoing conditions shall not prevent the Contributor from subsequently contributing Receivables purchased by it pursuant to a Receivables Purchase Agreement, upon satisfaction of all such conditions.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of the Contributor

The Contributor represents and warrants to the Company as of the Effective Date that:

(a)	Organization; Powers

It (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite company power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect with respect to it and (iv) has the company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b)	Authorization

The execution, delivery and performance by the Contributor of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorized by all requisite company and, if applicable and required, member action, and (ii) will not (A) violate (1) any Requirement of Law applicable to it or (2) any provision of any Transaction Document or other material Contractual Obligation applicable to it, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation applicable to it except where any such conflict, violation, breach or default referred to in clause (A) or

(B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it or (C) result in the creation or imposition of any Lien upon the Receivables (other than Permitted Liens).

(c)	Enforceability

This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by the Contributor and constitutes a legal, valid and binding obligation of the Contributor enforceable against the Contributor in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect and (b) to general principles of equity.

(d)	Governmental Approvals

No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby, except for (i) the filing of UCC financing statements (or other similar filings) in any applicable jurisdictions necessary to perfect the Company’s ownership interest in the Receivables pursuant to Section 3.1(h), (ii) such as have been made or obtained and are in full force and effect and (iii) such actions, consents, approvals and filings the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect with respect to it.

(e)	Litigation; Compliance with Laws

(i)	There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Contributor, threatened against the Contributor in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect with respect to it.

(ii)	It is not in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect with respect to it.

(f)	Agreements

(i)	It is not a party to any agreement or instrument or subject to any company restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it.

(ii)	It is not in default in any manner under any provision of any Contractual Obligation, where such default could reasonably be expected to result in a Material Adverse Effect with respect to it.

(g)	Federal Reserve Regulations

It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(h)	Investment Company Act

It is not an “investment company” as defined in, or subject to regulation under, the 1940 Act or any successor statute thereto.

(i)	Tax Returns

It has filed or caused to be filed all material tax returns and has paid or caused to be paid or made adequate provision for all taxes due and payable by it and all assessments received by it except to the extent that nonpayment (i) is being contested in good faith or (ii) could not reasonably be expected to result in a Material Adverse Effect with respect to it.

(j)	Employee Benefit Plans

Except to the extent failure to comply could not reasonably be expected to result in a Material Adverse Effect with respect to it, it and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred or is reasonably expected to occur that, when taken together with all other such Reportable Events, could reasonably be expected to result in a Material Adverse Effect with respect to it.

(k)	Financial Disclosure

Except to the extent otherwise required by law, it will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect account for the transactions contemplated hereby, in a manner that is inconsistent with the Company’s ownership interest in the Receivables and Receivable Assets related to such Receivables. The Contributor intends to treat the contribution and conveyance of the Receivables contributed hereunder to the Company as a contribution of such Receivables for all tax, accounting and regulatory purposes.

(l)	[Reserved]

(m)	[Reserved]

(n)	Chief Executive Office

The offices at which the Contributor keeps its records concerning the Receivables either (x) are located as set forth on Schedule 4.1(n)(i) hereto or (y) are in locations as to which the Contributor has notified the Company of the location thereof in accordance with Section 5.6. The chief executive office of the Contributor is listed opposite its name on Schedule 4.1(n)(ii) and is the place where the Contributor is “located” for the purposes of Section 9-103(3)(d) of the applicable UCC that governs the perfection of the ownership interest of the Company in the Receivables contributed hereunder, and there have been no other such locations during the four months preceding the date of this Agreement.

(o)	Bulk Sales Act

No transaction contemplated hereby with respect to the Contributor requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law in the United States.

(p)	Names

The legal name of the Contributor is as set forth in this Agreement is set forth on Schedule 4.1(p). The Contributor does not have any trade names, fictitious names, assumed names or “doing business as” names except as set forth on Schedule 4.1(p).

(q)	Solvency

No Insolvency Event with respect to the Contributor has occurred and the contribution, assignment, conveyance and transfer of the Receivables by the Contributor to the Company has not been made in contemplation of the occurrence thereof. Both prior to and after giving effect to the transactions occurring on the Effective Date and after giving effect to each subsequent transaction contemplated hereunder, (i) the fair value of the assets of the Contributor, taken individually at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Contributor; (ii) the present fair saleable value of the property of the Contributor, taken individually and not on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of the Contributor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Contributor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Contributor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. The Contributor does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Contributor and the timing of the amounts of cash to be payable on or in respect of its indebtedness.

(r)	No Termination Event

As of the Effective Date, no Termination Event or Potential Termination Event with respect to the Contributor has occurred and is continuing.

(s)	No Fraudulent Transfer

It is not entering into this Agreement with the actual or constructive intent to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Receivables being contributed hereunder.

(t)	Collection Procedures

It has in place its Policies and has not acted in contravention of any such Policies with respect to the Receivables in any material respect.

(u)	Lock-Box Accounts

Except to the extent otherwise permitted under the terms of the Transaction Documents, the Lock-Box Accounts are free and clear of any Liens.

The representations and warranties as of the date made set forth in this Section 4.1 shall survive the transfer, assignment, conveyance and contribution of the Receivables and any other

Receivable Assets related to such Receivables to the Company. Upon discovery by a Responsible Officer of the Company or by a Responsible Officer of the Contributor of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto and the Administrative Agent.

4.2	Representations and Warranties of the Contributor Relating to the Receivables

The Contributor hereby represents and warrants to the Company on each Contribution Date with respect to the Receivables being contributed, transferred, assigned and conveyed to the Company as of such date:

(a)	Receivables Description

The Daily Report delivered or transmitted pursuant to Section 2.1(d) sets forth in all material respects an accurate and complete listing of all Receivables (and any Receivable Assets related thereto), aggregated by Obligor, to be contributed, transferred, assigned and conveyed to the Company on such Contribution Date and the information contained therein in accordance with Schedule 2.1(d) with respect to each such Receivable is true and correct in all material respects as of such date.

(b)	No Liens

Each Receivable existing on the Effective Date or, in the case of Receivables contributed, transferred, assigned and conveyed to the Company after the Effective Date, on the date that each such Receivable shall have been contributed, transferred, assigned and conveyed to the Company, has been contributed, transferred, assigned and conveyed to the Company free and clear of any Liens, except for Permitted Liens.

(c)	Eligible Receivable

Each such Receivable that is represented to be an Eligible Receivable in the Daily Report delivered on the relevant Contribution Date is an Eligible Receivable on such Contribution Date.

(d)	Filings

(i) All filings and other acts necessary or advisable under the UCC or under other applicable laws of jurisdictions outside the United States (to the extent applicable and required by the relevant Receivables Purchase Agreement, including, if applicable, notifying related Obligors of the assignment of a Receivable) shall have been made or performed in order to grant the Company on the applicable Contribution Date a full legal and beneficial ownership interest in respect of such Receivables (or, in the case of Receivables purchased by the Contributor pursuant to the U.K. Receivables Purchase Agreement, full and unencumbered title thereto in equity) then existing or thereafter arising free and clear of any Liens, except for Permitted Liens and (ii) no effective financing statement or other instrument similar in effect covering any Receivable, any interest therein, or any Related Property with respect thereto is on file in any recording office except such as may be filed in favor of the Company pursuant to this Agreement or in favor of the Administrative Agent pursuant to the Asset Backed Loan Agreement.

(e)	Policies

Since the Effective Date, there have been no material changes in the Policies, other than as permitted hereunder.

(f)	True Contribution

Title to each Receivable contributed, assigned, conveyed and transferred hereunder will be vested in the Company as described in clauses (b) and (d) above, and such Receivables will not form part of the estate of the Contributor upon a bankruptcy of the Contributor.

(g)	No Material Adverse Change

Since the Effective Date, no material adverse changes has occurred with respect to the business, operations, property or condition (financial or otherwise) of the Contributor; provided that, for the avoidance of doubt, it shall not be considered a material adverse change if the performance of the Receivables owned by the Company deteriorates (other than as a result of the actions and/or omissions of the Contributor or its Affiliates, including a relaxation of the Policies) but such deterioration does not result in a Termination Event.

(h)	No Fraudulent Transfer

No transfer of any Receivables or any Related Property to the Company by the Contributor constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason. The transfer of Receivables to the Company by the Contributor is not made with the actual or constructive intent to hinder, delay or defraud its present or future creditors and the Contributor is receiving reasonably equivalent value and fair consideration for the Receivables being contributed hereunder.

The representations and warranties as of the date made set forth in this Section 4.2 shall survive the contribution, transfer, assignment and conveyance of the Receivables and other Receivable Assets to the Company. Upon discovery by a Responsible Officer of the Company or a Responsible Officer of the Contributor of a breach of any of the representations and warranties (or of any Receivable encompassed by the representation and warranty in Section 4.2(c) not being an Eligible Receivable as of the relevant Contribution Date), the party discovering such breach shall give prompt written notice to the other parties hereto and the Administrative Agent.

4.3	Representations and Warranties of the Company

The Company represents and warrants as to itself as follows:

(a)	Organization; Powers

The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite company power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, each jurisdiction where the nature of its business so requires, and (iv) has the company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b)	Authorization

The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorized by all requisite company and, if applicable and required, member action; and (ii) will not (A) violate (1) any Requirement of Law or (2) any provision of any Transaction Document or any other material Contractual Obligation, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation, except where any such conflict, violation, breach or default referred to in clauses (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it or (C) result in the creation or imposition of any Lien upon the Receivables other than as contemplated by the Transaction Documents.

(c)	Enforceability

This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by the Company and constitutes, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect and (b) to general principles of equity.

(d)	Accounting Treatment

Except to the extent otherwise required by law, the Company will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect account for the transactions contemplated hereby, in a manner that is inconsistent with the Company’s ownership interest in the Receivables.

(e)	Contributors

The Contributor is admitted as a member of the Company, and the Contributor’s Interest in the Company is owned free and clear of all Liens, other than any Liens in favor of the Company arising under the Limited Liability Company Agreement.

5.	AFFIRMATIVE COVENANTS

The Contributor hereby agrees that, so long as there are any amounts outstanding with respect to Receivables or until a Termination Event, whichever is later, the Contributor shall:

5.1	Financial Statements, Reports, etc.

Furnish to the Company and the Administrative Agent:

(a)

within 150 days after the end of each fiscal year, the balance sheet and related statements of income, members’ interests and cash flows showing the financial condition of the Contributor as of the close of such fiscal year and the results of its operations during such year, all audited by the Contributor’s Independent Public Accountants and accompanied by an opinion of such accountants (which shall not be qualified in any material respect)

to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of the Contributor in accordance with GAAP consistently applied;

(b)	within 60 days after the end of each fiscal quarter of each fiscal year, the Contributor’s unaudited consolidated balance sheet and related statements of income, members’ interests and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of the Contributor;

(c)	together with the financial statements required pursuant to clauses (a) and (b) above, a compliance certificate signed by a Responsible Officer of the Company stating that the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Contributor;

(d)	after completion of an initial public offering with respect to the Contributor, if any, promptly upon the furnishing thereof to the members of the Contributor, copies of all financial statements, financial reports and proxy statements so furnished;

(e)	promptly, all information, documents, records, reports, certificates, opinions and notices received by the Contributor from an Originator under any Receivables Purchase Agreement;

(f)	promptly, from time to time, such historical information, including aging and liquidation schedules, in form and substance satisfactory to the Company, as the Company may reasonably request; and

(g)	promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Contributor, or compliance with the terms of any Transaction Document, in each case as the Company may reasonably request.

5.2	Compliance with Law and Policies

(a)	Comply with all Requirements of Law and Contractual Obligations to which it is subject and which are applicable to it except to the extent that non-compliance would not reasonably be likely to result in a Material Adverse Effect with respect to it.

(b)	Perform its obligations in accordance with the Policies, as amended from time to time in accordance with the Transaction Documents, in regard to any Receivable and any other Receivable Assets related to such Receivable, except to the extent that non-compliance would not reasonably be likely to have a Material Adverse Effect on the collectability of such Receivable.

(c)	Comply with all Requirements of Law and obligations under any Contract with respect to any Receivable except to the extent that non-compliance would not reasonably be likely to have a Material Adverse Effect on the collectability of such Receivable.

5.3	Preservation of Company Existence

(a)	Preserve and maintain its company existence, rights and privileges, if any, in the jurisdiction of its organization; and

(b)	Qualify and remain qualified in good standing as a foreign company in each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not, individually or in the aggregate with other such failures, have a Material Adverse Effect with respect to it.

5.4	Separate Company Existence

(a)	Except as set forth in the Transaction Documents, maintain its deposit account or accounts, separate from those of the Company and ensure that its funds will not be diverted to the Company, nor will such funds be commingled with the funds of the Company;

(b)	To the extent that it shares any officers or other employees with the Company, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among it and the Company, and it and the Company shall bear their fair shares of the salary and benefit costs associated with all such common officers and employees;

(c)	To the extent that it jointly contracts with the Company to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly between it and the Company and it and the Company shall bear their fair shares of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of the Company, the costs incurred in so doing shall be fairly allocated between it and the Company in proportion to the benefit of the goods or services each is provided, and it and the Company shall bear their fair shares of such costs. All material transactions between it and the Company, whether currently existing or hereafter entered into, shall be only on an arm’s length basis;

(d)	Maintain office space separate from the office space of the Company (but which may be located at the same address as the Company). To the extent that it and the Company have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses;

(e)	Issue financial statements separate from any financial statements issued by the Company;

(f)	Conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding regular and special members’ and directors’ meetings appropriate to authorize all company action, keeping separate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(g)	Except as set forth in the Transaction Documents, not assume or guarantee any of the liabilities of the Company; and

(h)	Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order (x) to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to it (and, to the extent within its control, to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Company) and (y) to comply with those procedures described in such provisions that are applicable to it.

5.5	Inspection of Property; Books and Records; Discussions

Keep proper books of records and accounts in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Company upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Local Business Day and as often as may reasonably be requested, subject to the Contributor’s security and confidentiality requirements and to discuss the business, operations, properties and financial condition of the Contributor with officers and employees of the Contributor and with its Independent Public Accountants.

5.6	Location of Records

Keep its chief executive office, and the offices where it keeps the records concerning the Receivables and the other Receivable Assets (and all original documents relating thereto), at the locations referred to for it on Schedule 4.1(n)(i) and Schedule 4.1(n)(ii) hereto or upon 60 days’ prior written notice to the Company and the Administrative Agent, at such other locations in a jurisdiction where all action required by Section 5.13 shall have been taken and completed and be in full force and effect.

5.7	[Reserved]

5.8	Obligations

Defend the right, title and interest of the Company in, to and under the Receivables and any other Receivable Assets related to such Receivables, whether now existing or hereafter created, against all claims of third parties claiming through the Contributor. The Contributor will duly fulfill all obligations on its part to be fulfilled under or in connection with each Receivable and will do nothing to materially impair the rights of the Company in such Receivable.

5.9	Collections

Comply in all material respects with procedures with respect to Collections reasonably specified from time to time by the Company. In the event that any payments in respect of any such Receivables are made directly to the Contributor (including, without limitation, any employees thereof or independent contractors employed thereby), the Contributor shall within one (1) Business Day of receipt thereof, deliver or deposit such amounts to the applicable Lock-Box Account and, prior to forwarding such amounts, the Contributor shall hold such payments in trust for the account and benefit of the Company and the Administrative Agent. During the Atlas Transition Period, the Contributor shall cause Atlas to forward any payments received with respect to the Atlas Receivables to the applicable Lock-Box Account within two (2) Business Days of Atlas’s receipt thereof.

5.10	Furnishing Copies, Etc.

Furnish to the Company and the Administrative Agent (subject to Section 8.13 hereof):

(a)	within five (5) Business Days of the Company’s request, a certificate of a Responsible Officer of the Contributor, certifying, as of the date thereof, to the knowledge of such officer, that no Termination Event has occurred and is continuing or if one has so occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(b)	promptly after a Responsible Officer of the Contributor obtains knowledge of the occurrence of any Termination Event or Potential Termination Event, written notice thereof; and

(c)	promptly following request therefor, such other information, documents, records or reports regarding or with respect to Receivables, as the Company may from time to time reasonably request.

5.11	[Reserved]

5.12	Assessments

Pay before the same become delinquent and discharge all taxes, assessments, levies and other governmental charges imposed on it except such taxes, assessments, levies and governmental charges which are being contested in good faith and for which the Contributor has set aside adequate reserves in accordance with GAAP.

5.13	Purchase of Receivables

Purchase Receivables solely in accordance with the Receivables Purchase Agreements.

5.14	Notices

Promptly give written notice to the Company and the Administrative Agent of the occurrence of any Liens on Receivables (other than Permitted Liens).

5.15	Bankruptcy

Cooperate with the Company in making any amendments to the Transaction Documents to which it is a party and take, or refrain from taking, as the case may be, all other actions deemed reasonably necessary by the Company in order to comply with the structured finance statutory exemption set forth in legislative amendments to the U.S. Bankruptcy Code at or any time after such amendments are enacted into law; provided, however, that it shall not be required to make any amendment or to take, or omit from taking, as the case may be, any action that it reasonably believes would have the effect of materially changing the economic substance of the transaction contemplated by the Transaction Documents on the Effective Date.

5.16	Further Action

In addition to the foregoing:

(a)

The Contributor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action (including notifying the related Obligors to the extent necessary to perfect the ownership interest of the Company in the Receivables) that may be necessary in the Contributor’s reasonable judgment or that the Company may reasonably request, in order to protect the Company’s right, title and interest in and to the Receivables, or to enable the Company to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, the Contributor will upon the request of the Company (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Company, advisable to protect the Company’s ownership interest in the Receivables and (ii) obtain the agreement of any Person having a Lien on any Receivables owned by the Contributor (other than any

Permitted Lien) to release such Lien upon the contribution, assignment, transfer and conveyance of any such Receivables to the Company.

(b)	Until the termination of this Agreement, the Contributor hereby irrevocably authorizes the Company to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Receivables and the other Receivable Assets contributed, assigned, conveyed or transferred or to be contributed, assigned, conveyed or transferred by the Contributor hereunder without the signature of the Contributor to the extent permitted by applicable law.

(c)	If the Contributor fails to perform any of its agreements or obligations under this Agreement, following notice to the Contributor detailing such delinquency, the Company may (but shall not be required to) perform, or cause the performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by the Contributor as provided in Section 8.2. The Company agrees promptly to notify the Contributor after any such performance; provided, however, that the failure to give such notice shall not affect the validity of any such performance.

6.	NEGATIVE COVENANTS

Except as otherwise provided in Section 6.11, the Contributor hereby agrees that, so long as there are any amounts outstanding with respect to Receivables contributed, assigned, conveyed or transferred by the Contributor to the Company or until a Termination Event, whichever is the later, the Contributor shall not:

6.1	Limitations on Transfers of Receivables, Etc.

At any time attempt to re-contribute, re-convey, re-assign, re-transfer or otherwise purport to dispose of any of the Receivables or other Receivable Assets except as contemplated by the Transaction Documents.

6.2	Extension or Amendment of Receivables

Whether acting as Collection Agent or otherwise, extend, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Receivables, unless (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the servicing standards set forth in Section 6 of the Asset Backed Loan Agreement (and would have been made in the ordinary course of business), (ii) such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on the collectability of the relevant Receivable or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between the Originator and the Obligor with respect to such Receivable; provided, that in the event an Originator cancels an invoice related to a Receivable, the Contributor must make a Dilution Adjustment Payment pursuant to Section 2.5.

6.3	Change in Payment Instructions to Obligors

Instruct, or permit any Originator to instruct, any Obligor of any Receivables to make any payments with respect to any Receivables other than in accordance with the Transaction Documents.

6.4	Change in Name

Change its name, use an additional name, change its identity or limited liability company structure or change its chief executive officer unless at least 60 days prior to the effective date of any such change it delivers to the Company and the Administrative Agent such documents, instruments or agreements as are necessary to reflect such change and to continue the perfection of the Company’s ownership interest in the Receivables.

6.5	Policies

Make any change or modification (or permit any change or modification to be made) in the Policies with respect to any Receivable, except if such changes or modifications are necessary under any Requirement of Law or except to the extent that such change or modification would not have a Material Adverse Effect on the collectability of such Receivable.

6.6	Modification of Legend

Delete or otherwise modify the marking on the legend referred to in Section 2.1(d).

6.7	Accounting for Contributions

Except as otherwise required by law, prepare any financial statements that shall account for the transactions contemplated hereby in any manner other than as a contribution of the Receivables to the Company or in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as necessary under any Requirement of Law) in any manner other than as contribution of the Receivables to the Company.

6.8	Instruments

Take any action to cause any Receivable not evidenced by an “instrument” (as defined in Section 9-105(1)(i) of the applicable UCC) upon origination to become evidenced by an instrument, except in connection with the enforcement or collection of a Defaulted Receivable.

6.9	Ineligible Receivables

Without the prior written approval of the Company, take any action which to its knowledge would cause, or would permit, a Receivable that was designated as an Eligible Receivable on the Contribution Date relating to such Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

6.10	Business of the Contributor

Fail to maintain and operate the business currently conducted by the Contributor and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would reasonably be expected to result in a Material Adverse Effect with respect to it.

6.11	Limitation on Fundamental Changes

Enter into any merger or consolidate with another Person or sell, lease, transfer or otherwise dispose of assets constituting all or substantially all of the assets of the Contributor and its consolidated Subsidiaries (taken as a whole) to another Person or to the fullest extent permitted by law liquidate or dissolve unless:

(a)	the Contributor is the surviving entity;

(b)	subject to Section 8.13, it has delivered to the Company a certificate executed by a Responsible Officer of the Contributor addressed to the Company and the Administrative Agent (i) stating that such consolidation, merger, conveyance or transfer complies with this Section 6.11 and (ii) further stating that all conditions precedent herein provided for relating to such transaction have been complied with;

(c)	it has delivered to the Company and the Administrative Agent an Opinion of Counsel from a nationally recognized legal counsel to the effect that the contribution of Receivables to the Company by such Surviving Person, after the date of such merger, consolidation, sale, lease, transfer or disposal of assets, shall be treated as a “true contribution” or “true sale” of any such Receivables; and

(d)	it has delivered to the Company and the Administrative Agent a General Opinion.

6.12	Offices

Move the location of the Contributor’s chief executive office or of any of the offices where it keeps its records with respect to the Receivables, or its legal head office to a new location within or outside the jurisdiction where such office is now located, without (i) providing sixty (60) days’ prior written notice to the Company and the Administrative Agent and (ii) taking all actions reasonably requested by the Company or the Administrative Agent (including all filings and other acts necessary or advisable under the applicable UCC or other applicable laws or similar statute of each relevant jurisdiction) in order to continue the Company’s first priority perfected ownership interest in all Receivables now owned or hereafter created.

6.13	Charter

Amend or make any change or modification to its constitutive documents without first obtaining the consent of the Company and the Administrative Agent; provided that, notwithstanding anything to the contrary in this Section 6.13, the Contributor may make amendments, changes or modifications pursuant to changes in law of the jurisdiction of its incorporation or amendments to change the Contributor’s name (subject to compliance with Section 6.04 above), registered agent or address of registered office.

6.14	Amendment of Transaction Documents or Other Material Documents

Other than as set forth in the Transaction Documents, amend any Transaction Document or other material document related to any transactions contemplated hereby or thereby.

6.15	Additional Shares in the Company

Permit the Company to issue or sell any additional ordinary shares of the Company prior to the date on which all amounts outstanding under the Asset Backed Loan Agreement have been paid in full.

7.	TERMINATION

7.1	Termination Events

Any of the following events shall have occurred and be continuing with respect to the Contributor:

(a)	the Contributor shall fail to pay any amount due hereunder in accordance with the provisions hereof and such failure shall continue unremedied for a period of two (2) consecutive Local Business Days from the earlier to occur of (i) the date upon which a Responsible Officer of the Contributor obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Contributor by the Company, provided that if the failure to make any payment or deposit is caused solely by the failure of the banking money transmission system through which a payment or deposit was effected, such failure shall continue unremedied for a period five (5) days from the earlier to occur of (i) or (ii) above; or

(b)	the Contributor shall fail to observe or perform any covenant contained in Section 5.10(b), 6.1, 6.3, 6.4, 6.10, or 6.11 and such failure shall continue unremedied for a period of two (2) consecutive Local Business Days after the earlier to occur of (i) the date upon which a Responsible Officer of the Contributor obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Contributor by the Company; or

(c)	the Contributor shall fail to observe or perform any other covenant or agreement applicable to it contained herein (other than as specified in paragraph (a) or (b) of this Section 7.1) that has a Material Adverse Effect with respect to it and that continues unremedied until thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of the Contributor obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied shall have been given to the Contributor by the Company; or

(d)	any representation or warranty made by the Contributor in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, and which continues unremedied until thirty (30) days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Contributor by the Company, provided that if such incorrectness may be cured and the Contributor is diligently pursuing such cure, such event shall not constitute a Termination Event for an additional thirty (30) days, and provided further that a Termination Event shall not be deemed to have occurred under this paragraph (d) based upon a breach of any representation, warranty or covenant specified in Section 2.6 if the Contributor shall have complied with the provisions of Section 2.6 in respect thereof;

(e)	the Contributor has been terminated as Collection Agent, and not replaced as Collection Agent by an affiliate of the Contributor, following a Collection Agent Default under the Asset Backed Loan Agreement;

(f)	an Insolvency Event shall have occurred with respect to the Contributor;

(g)	a notice of Lien shall have been filed by the PBGC against the Contributor under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Company proof of release of such Lien within fifteen (15) days of such filing;

(h)	a Federal (or equivalent) tax notice of Lien, in an amount equal to or greater than $[50,000], shall have been filed against the Contributor unless there shall have been delivered to the Company proof of release of such Lien within thirty (30) days of such filing;

(i)	failure of the Contributor to pay when due any amounts due under any agreement to which the Contributor is a party and under which any Indebtedness greater than $5,000,000 is governed, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness owing by the Contributor greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;

(j)	an Acceleration Notice is delivered under Clause 9.2 of the Credit Agreement; or

(k)	a Loan Termination Date shall have occurred;

then upon notice thereof by the Company or the Administrative Agent (acting at the written direction of each CP Conduit Lender) (such event, upon such notice, a “Termination Event”), so long as such Termination Event shall be continuing, the Company may declare that a Termination Date has occurred; provided, however, that in the case of a Termination Event referred to in subsection (f), (g) or (h) above the Termination Date shall be deemed to automatically have occurred upon the occurrence of such event. On and after the Termination Date, the obligation (and the option) of the Company to accept a contribution of Receivables from the Contributor shall thereupon automatically terminate without further notice of any kind, which is hereby waived by the Contributor.

7.2	[Reserved]

7.3	Remedies

(a)	If a Termination Date has occurred and is continuing, the Company shall have all of the rights and remedies provided to an owner of accounts under applicable law in respect thereto.

(b)	The Contributor agrees that, upon the occurrence of a Termination Date and during the continuation of the related Termination Event(s):

(i)	the Company shall have the right at any time to notify, or require that the Contributor, at its expense notify, the respective Obligors of the Company’s ownership of the Receivables and any other Receivable Assets related to such Receivables and may direct that payment of all amounts due or to become due under the Receivables be made directly to the accounts designated by the Company or its assignees;

(ii)	the Company shall have the right to (A) sue for collection on any Receivables or (B) sell any Receivables to any Person for a price that is acceptable to the Company. If required by the terms of the applicable UCC (or analogous provisions of any other similar law, statute or legislation applicable to the Receivables), the Company may offer to sell any Receivable to any Person, together, at its option, with all other Receivables created by the same Obligor. Any Receivable sold hereunder shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

(iii)	the Contributor shall, upon the Company’s written request and at the Contributor’s expense, (A) assemble or cause to be assembled all documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables and (2) are otherwise necessary or desirable to effect Collections of such Receivables (collectively, the “Originator Documents”) and (B) deliver such Originator Documents to the Company or its designee at a place designated by the Company. In recognition of the Contributor’s and the respective Originator’s need to have access to any Originator Documents that may be transferred to the Company hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables or as a result of its responsibilities as Collection Agent the Company hereby grants to the Contributor a license to access the Originator Documents transferred by the Contributor to the Company and to access any such transferred computer software in connection with any activity arising in the ordinary course of the Contributor’s business or in performance of the Contributor’s duties as Collection Agent; provided that the Contributor shall not disrupt or otherwise interfere with the Company’s use of and access to the Originator Documents and its computer software during such license period;

(iv)	upon written request of the Company, the Contributor will (A) deliver to the Company all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary for the immediate collection of the Receivables by the Company, with or without the participation of the Contributor (excluding software licenses which by their terms are not permitted to be so delivered, provided that the Contributor shall use reasonable efforts to obtain the consent of the relevant licensor to such delivery but shall not be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the Company) and (B) make such arrangements with respect to the collection of the Receivables as may be reasonably required by the Company.

8.	MISCELLANEOUS

8.1	Payments

All payments to be made by a party (“payor”) hereunder shall be made in Dollars on the due date and in immediately available funds to the recipient’s (“payee”) account set forth in Schedule 8.1 of this Agreement or to such other account as may be specified by such payee from time to time in a notice to such payor. Wherever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day or a Local Business Day, such payment shall be made on the next succeeding Business Day or Local Business Day, as applicable.

8.2	Costs and Expenses

The Contributor agrees to pay, indemnify, and hold the Company harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by the Company under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called

“Indemnified Liabilities”) or (ii) which would not have been imposed on, incurred by or asserted against the Company but for its having acquired the Receivables hereunder; provided, however, that such indemnity shall not be available to the extent that such Indemnified Liabilities are finally judicially determined to have resulted from the gross negligence or willful misconduct of the Company and provided further that nothing herein shall be interpreted as an obligation of the Contributor to pay or reimburse the Company for regular, on-going business expenses, whch shall be paid from the Company’s own funds. The agreements of the Contributor in this Section 8.2 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

8.3	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Contributor and the Company and their respective successors (whether by merger, consolidation or otherwise) and permitted assigns. The Contributor agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Company.

8.4	Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND WITHOUT REFERENCE TO ANY CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.5	No Waiver; Cumulative Remedies

No failure to exercise and no delay in exercising, on the part of the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

8.6	Amendments and Waivers

Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Company and the Contributor and that otherwise complies with any applicable provision in the Transaction Documents.

8.7	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8	Notices

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received,

(i) addressed as follows in the case of the Company and the Contributor, (ii) addressed as provided in the Asset Backed Loan Agreement in the case of the Administrative Agent or (iii) to such other address as may be hereafter notified by the respective parties hereto:

If to the Company:

Triangle Receivables Funding LLC

[Address]

Attention:

Telecopy:

If to the Contributor:

MEMEC LLC

[Address]

Attention:

Telecopy:

8.9	Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company.

8.10	Submission to Jurisdiction; Service of Process

(a)	Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan, City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any claim based on its immunity from suit. Nothing in this Section 8.10(a) shall affect the right of any party hereto to bring any action or proceeding against another or its property in the courts of other jurisdictions.

(b)

EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF

THIS SECTION 8.10(b) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISIONS HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

8.11	No Bankruptcy Petition

(a)	The Contributor, by entering into this Agreement, covenants and agrees, to the extent permissible under applicable law, that it will not, solely in its capacity as a creditor of the Company, institute against, or join any other Person in instituting against, the Company any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other involuntary proceedings (including, but not limited to, petitioning for the declaration of the Company’s assets en désastre) under any Applicable Insolvency Laws.

(b)	Notwithstanding anything elsewhere herein contained, the sole remedy of the Contributor or any other Person in respect of any obligation, covenant, representation, warranty or agreement of the Company under or related to this Agreement shall be against the assets of the Company. Neither the Contributor nor any other Person shall have any claim against the Company to the extent that such assets are insufficient to meet such obligation, covenant, representation, warranty or agreement (the difference being referred to herein as a “shortfall”) and all claims in respect of the shortfall shall be extinguished.

8.12	Termination

This Agreement will terminate at such time as (a) the commitment of the Company to accept a contribution of Receivables from the Contributor hereunder shall have terminated pursuant to Section 7.1 or otherwise and (b) all Receivables have been collected, and the proceeds thereof turned over to the Company and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables have not been collected, such Receivables have become Defaulted Receivables and the Company shall have completed its collection efforts in respect thereto; provided, however, that the indemnities of any Contributor to the Company set forth in this Agreement shall survive such termination and provided further that, to the extent any amounts remain due and owing to the Company hereunder, the Company shall remain entitled to receive any Collections on Receivables that have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof. Notwithstanding anything to the contrary contained herein, if at any time, any payment made by the Contributor is rescinded or must be restored or returned by the Company as a result of any Insolvency Event with respect to the Contributor then the Contributor’s obligations with respect to such payment shall be reinstated as though such payment had never been made.

8.13	Responsible Officer Certificates; No Recourse

Any certificate executed and delivered by a Responsible Officer of the Contributor or the Company pursuant to the terms of the Transaction Documents shall be executed by such Responsible Officer not in an individual capacity but solely in his or her capacity as an officer of the Contributor or the Company, as applicable, and such Responsible Officer will not be subject to personal liability as to the matters contained in the certificate. A director, officer, manager (in the case of a limited liability company), employee, shareholder or member (in the case of a limited liability company), as such, of the Contributor or Company shall not have liability for any obligation of the Contributor or the Company hereunder or under any Transaction Document or for any claim based on, in respect of, or by reason of, any Transaction Document, unless such claim results from the gross negligence, fraudulent acts or willful misconduct of such director, officer, employee, manager (in the case of a limited liability company) or shareholder or member (in the case of a limited liability company).

IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

MEMEC LLC, as the Contributor

By:
Name:
Title:

TRIANGLE RECEIVABLES FUNDING LLC, as the Company

By:
Name:
Title:

Schedule 2.1(d)

Form of Daily Report

Schedule 3.1(e)(i)

Form of California Counsel Opinion

            , 2000

Triangle Receivables Funding LLC,

as Contributor

[address]

The Chase Manhattan Bank,

as Administrative Agent

450 West 33rd Street

15th Floor

New York, NY 10001

Park Avenue Receivables Corporation

[address]

Sheffield Receivables Corporation

[address]

Re:	Memec LLC
Contribution Agreement
Perfection of Security Interest

Ladies and Gentlemen:

We have acted as local counsel for Memec LLC, a Delaware limited liability company (the “Contributor”), in connection with the Contributor’s transfer of its interest in certain Receivables and Receivable Assets as a capital contribution to Triangle Receivables Funding LLC, a Delaware limited liability company (the “Company”), pursuant to that Contribution Agreement, dated as of             , 2000, between the Contributor and the Company (the “Contribution Agreement”).

Under the terms of the Contribution Agreement, the Contributor will transfer (the “Transfer”) to the Company, all of its right, title and interest in and to certain Receivables and Receivables Assets purchased by the Contributor from one or more Originators from time to time, which Receivables are identified in a Daily Report concurrently delivered to the Contributor and identified in the Financing Statements described below.

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

This opinion is being furnished pursuant to Subsection 3.1(e) of the Contribution Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Contribution Agreement. In this letter, the term “Code” means the Uniform Commercial Code as currently in effect in the State of California, and the term “Proceeds” means all proceeds, as defined in the Code, of the Receivables.

1. Documents. For purposes of rendering this opinion, we have examined originals or copies identified to our satisfaction of the following documents:

(a) the Contribution Agreement;

(b) an acknowledgment copy of the UCC-1 Financing Statements naming the Contributor as Debtor and the Company as Secured Party, each filed on             , 2000 with the California Secretary of State as Document Nos.             ,             ,              and file-stamped “FILED SACRAMENTO, CA,             , 2000” (the “Financing Statements”).

We have also made such investigations of law as we have deemed necessary as a basis for the opinions set forth herein. As to matters of fact relevant to the opinions contained herein, we have made such inquiries of and been furnished with such certificates from certain of the officers of the Contributor as we deem necessary for the purposes of this opinion, but we have made no independent investigation as to any matter of fact, nor have we independently verified any information obtained from or certified by such officers or third parties. As to such matters of fact, we have relied solely upon (i) such inquiries and certificates, and (ii) the information and representations contained in the documents listed above examined by us. We have represented the Contributor in connection with this specific transaction only. We have acted only as local counsel to the Contributor and are not generally familiar with the Contributor’s background, operating histories or other business and affairs.

2. Assumptions. For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto of the documents listed above examined by us; (ii) that all such parties have the legal power to act in the capacities in which they are to act under such documents; (iii) the conformity to the original documents of any documents submitted to us as certified or photostatic copies, the authenticity of the documents and the genuineness of all signatures on the documents; (iv) that each such document is the legal, valid and binding obligation of all parties thereto, enforceable against each such party in accordance with its terms; (v) that the Contribution Agreement creates a valid sale, contribution or security interest in favor of the Company in the Receivables and Proceeds; and (vi) that each

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

such party has performed and will perform its obligations thereunder. With respect to the assumptions in clause (iv) and (v) of this paragraph as they relate to the Contributor and the Contribution Agreement, we understand that you are relying on the separate opinion of Clifford Chance Rogers & Wells, New York, of even date herewith addressed to you.

In expressing the opinions set forth herein we have relied, without independent investigation, upon a UCC Search Report for the Contributor obtained from the Secretary of State of California dated as of             , 2000 showing filings through             , 2000 (the “UCC Search Date[s]”) with respect to financing statements and related filings and certain notices of federal tax liens, California state tax liens and judgment liens with respect to the Contributor on file with the office of the California Secretary of State, (the “UCC Search Reports”).

With respect to the opinions contained herein, we have assumed the following, without independent investigation or verification:

(A) based upon the certificates of certain of the officers of the Contributor, that the principal place of business and chief executive office for the Contributor is located at             , and that substantially all offices, books, records, equipment and tangible personal property of the Contributor are located in the State of California;

(B) based upon the certificates of certain of the officers of the Contributor, that the Contributor has not changed its name, whether by amendment of its Certificate of Formation, by reorganization or otherwise, within the four months next preceding the date any of the Receivables were transferred to the Contributor;

(C) based upon the certificates of certain of the officers of the Contributor, that the Contributor has not changed its principal place of business or its chief executive office within the last four months;

(D) based upon the certificates of certain of the officers of the Contributor and the representations and warranties of the Contributor set forth in the Contribution Agreement, that the Contributor will be the legal and beneficial owners of all right, title and interest in and to those Receivables transferred by the Contributor to the Company immediately prior to the transfer of such Receivables, free and clear of all liens (other than certain liens permitted by the Contribution Agreement), and that, after giving effect to such transfer, no liens or claims against the Receivables (other than the claim of the

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

Company or other claims or interests contemplated under the Contribution Agreement) will exist;

(E) that at the time of filing of the Financing Statements, and at the time that any Receivables are transferred to the Company, the Company had no notice or knowledge of any adverse claims, rights, liens, defenses or interests affecting the Receivables other than as contemplated by the Contribution Agreement;

(F) that the UCC Search Report is accurate and complete and, based upon the certificates of certain of the officers of the Contributor, that no financing statements or related filings or notices of federal or state tax liens or notices of judgment liens, or other filings or notices evidencing claims, liens, encumbrances or interests with respect to the Receivables have been made or filed with respect to the Contributor between the UCC Search Date[s] and the date hereof or, if such filings or notices have been made or filed, such notices or filings do not relate to the Receivables or have been effectively terminated and released;

(G) that the Receivables arise out of the sale of goods or rendering of services by an Originator that any writing or writings constituting or evidencing the Receivables do not, and, at all times relevant to the opinions rendered herein, will not: (i) consist of an unconditional promise or order to pay a fixed amount of money which is payable to bearer or order; (ii) contemplate the transfer thereof in the ordinary course of business by delivery with any necessary endorsement or assignment; or (iii) evidence a security interest in or lease of specific goods, and that during the term of the U.S. RPA, the legal nature of the Proceeds will not change from “instruments” or “accounts” or “general intangibles” or “instruments” or “chattel paper” or “money” as defined in the Code;

(H) that in the event that a change in the Contributor’s name, identity or corporate structure makes any Financing Statement, or any continuation statement thereof, seriously misleading within the meaning of Section 9402(7) of the Code, or the Contributor moves the location of its place of business or chief executive office, that the Company will file or cause to be filed such financing statements, continuation statements or amendments as may be necessary to continue the perfection of the Company’s interest in the Receivables, as required by the Contribution Agreement, within the time specified in Section 9402(7) of the Code or Section 9103(3)(e) of the Code, as the case may be;

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

(I) that the Contributor and the Company will file within the time specified by Section 9403 of the Code any continuation statement that may be necessary to continue the perfection of the Company’s interest in the Receivables; and

(J) that there are no equities arising from actual or constructive fraud in the conduct of the Company and there has been no act of management or control of the Contributor by the Company that would allow or require subordination of the claims of the Company pursuant to principles of equity in an insolvency proceeding.

3. Opinions. Based upon and subject to the foregoing and to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

(a) Form of Financing Statement. The Financing Statements are in appropriate form for filing in the State of California and have been duly filed in the appropriate filing office in such State and the fees and document taxes, if any, payable in connection with the said filing of the Financing Statement have been paid in full.

(b) Characterization of Receivables. The Receivables constitute “accounts” as described in Section 9106 of the Code.

(c) Perfection and Priority. The Financing Statements having been filed in the office of the California Secretary of State, the interest of the Company in the Receivables and Proceeds constitutes a fully perfected interest in Receivables in existence as of the date of the execution and delivery of the Contribution Agreement, Receivables which come into existence after the date hereof (the “After-Arising Receivables”), as of and after the time those After-Arising Receivables come into existence, and Proceeds of any of the foregoing.

Subject to (A) liens permitted by the Contribution Agreement, and (B) the Contributor’s right to receive payments as provided in the Contribution Agreement, and the matters discussed elsewhere in this letter, such interest is a first priority, perfected interest, enforceable as a security interest against, and is prior to, all creditors of and purchasers from the Contributor, and the Company will have the rights of a secured creditor properly perfected under state law in a bankruptcy or insolvency proceeding with respect to the Contributor, except, in each case, (i) with respect to Receivables or Proceeds evidenced by instruments (as defined in Section 9105(1)(i) of the Code), or money, which are not in the possession of the Company; and (ii) as priority may be subject to (A) liens under Section 4210 of the Code (relating to the security interest of collecting banks), (B) claims of the United States under the federal priority statute (31 U.S.C. § 3713), (C) with respect to Receivables or Proceeds represented by chattel paper, the

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

interest of a purchaser of such chattel paper under Section 9308 of the Code, and (D) with respect to Receivables or Proceeds evidenced by instruments, security interests of third parties perfected for 21 days under Section 9304(4) or (5)(b) of the Code. With respect to clauses (i), (ii)(C) and (ii)(D), we have assumed that no action will be taken to cause any Receivable to be evidenced by an instrument or chattel paper.

We further note that unless the Obligor in respect of a Receivable has received notice of the transfer to the Company, bona fide payments made by such Obligor to the Contributor, or to a subsequent assignee of such Receivable as to which the Obligor has received notice of such assignment, will discharge such Obligor’s obligations to the extent of such payment, and such payment will be recoverable only from the Contributor, which recovery may be impaired in a subsequent insolvency of the Contributor.

(d) UCC Choice of Law; Other Actions. Pursuant to Section 9103 of the Code, the perfection and the effect of perfection or nonperfection of the Company’s interest in the Receivables and Proceeds is governed by the laws of the State of California and any applicable federal law. No filing or other action, other than the filing of the Financing Statements with respect to the Company’s interest in the Receivables and Proceeds in the office of the California Secretary of State (which Financing Statements having been filed) is necessary to perfect or continue the perfected status under California law of the interest of the Company, with respect to the Receivables and Proceeds against third parties, except that appropriate continuation statements must be filed with respect to the Financing Statements at 5-year intervals to continue the perfection of such security interest and that in the event that a change in any Originator’s name, identity or corporate structure makes any Financing Statement, or any continuation statement thereof, seriously misleading within the meaning of Section 9402(7) of the Code, or the moves the location of its place of business or chief executive office, additional financing statements, continuation statements or amendments may need to be filed to continue the perfection of the Company’s interest in the Receivables, as required by the Contribution Agreement, within the time specified in Section 9402(7) of the Code or Section 9103(3)(e) of the Code, as the case may be.

4. Qualifications. The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

(A) The opinions contained in this letter are limited to the laws of the State of California and of the United States of America in effect on the date of this letter, as applied to the factual circumstances on which we have relied (as set forth above) in existence on the date hereof. We express no opinion as to the laws of any other time or

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

jurisdiction, or (except to the extent set forth in Section 3(c)) the applicability of the laws of any particular jurisdiction, or the enforceability of any choice of law provision in the Contribution Agreement. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we may become aware, which may affect the conclusions reached in this opinion.

(B) No opinion is expressed as to the Contributor’ title to the Receivables or Proceeds, or as to whether the transfer of the Receivables and Proceeds constitutes a true sale or the grant of a security interest, see, e.g., Octagon Gas Systems v. Rimmer (In re Meridian Reserve, Inc.), 995 F.2d 948 (10th Cir. 1993).

(C) No opinion is expressed with respect to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally (except as expressly provided in the first sentence of the second paragraph of Paragraph 3(b) as to the Company’s rights as a secured creditor under state law), or (ii) state fraudulent transfer and conveyance laws.

(D) No opinion is expressed as to the priority of any interest of the Company in the Receivables and Proceeds against: (i) any liens, claims or other interests that arise by operation of law and do not require any filing, possession or similar action in order to take priority over security interests perfected through the filing of a UCC financing statement or by taking possession of collateral as contemplated by Article 9 of the Code; (ii) any improperly recorded claims arising prior to the date hereof; (iii) any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, liens arising under Title IV of the Employee Retirement Income Security Act of 1974, as amended; (iv) Proceeds due from any federal, state or local government; or (v) any lien for the payment of federal, state or local taxes or charges which are given priority by operation of law, including, without limitation, Sections 6321 and 6323 of the Internal Revenue Code. With respect to the qualification contained in clause (i) of this paragraph, we note that in the course of our acting as counsel to the Contributor in this matter, and without independent investigation (and, with your permission, without performing research as to any legal matter) we have not become aware of (a) any lien, claim or other interest that arises by operation of law and does not require filing, possession or similar action in order to take priority over security interests perfected as described herein which might be asserted against the Receivables or Proceeds other than the claims and liens specified in clauses (iii) and (v) above and the claims and liens referred to in clause (ii) of the second paragraph of Paragraph 3(b) above; or (b) any such lien, claim or other interest that has been asserted against the Receivables or Proceeds.

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

(E) No opinion is expressed with respect to the perfection or priority of the Company’s interest in the Proceeds of any Receivables, except to the extent such Proceeds are governed by the Code and consist of proceeds received by the Company or the Contributor not more than nine days before the date on which perfection or priority is being determined; provided, that the Company’s interest in such Proceeds will be limited to the extent provided in Section 9306 of the Code.

(F) We express no opinion as to the security interest of the Company in any property or interest therein perfected under the laws of another jurisdiction.

(G) We have not inspected or reviewed the books and records of the Contributor except as specified in this letter, nor have we made a physical inspection of the originator’s assets or any investigation of the state of title to any such assets.

This opinion is delivered at the request of the Contributor, solely for the benefit of each of you in connection with the Contribution Agreement, and may not be relied upon by any other person or for any other purpose; nor may it be used, circulated, published, communicated, quoted or otherwise referred to or made available to any other person without, in each instance, our prior written consent. Notwithstanding the foregoing, the persons listed in Exhibit A attached hereto are entitled to rely on this opinion letter as though the same were addressed to each of them, subject to the condition that by acceptance of this letter each person listed on Exhibit A recognizes and acknowledges that: (i) no attorney-client relationship has existed between our firm and such person in connection with the purchase of the Receivable or by virtue of this opinion letter, (ii) in order to provide this letter, our firm undertook no duties or responsibilities and conducted no activities in addition to those undertaken or conducted for purposes of the rendering of this opinion letter to the addresses hereof, and (iii) this opinion letter may not be appropriate or sufficient for such person’s purposes. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

FARELLA BRAUN & MARTEL LLP

AKS:gz

EXHIBIT A

Clifford Chance Rogers & Wells LLP

[address]

Standard & Poor’s Rating Services,

a division of the McGraw Hill Companies

[address]

Moody’s Investor Services Inc.

[address]

Schedule 3.1 (e)(ii)

Form of New York Counsel Opinion

[    ], 2000

To the Persons Listed

on Schedule I hereto

Ladies and Gentlemen:

We have acted as special New York counsel to (i) Triangle Receivables Subsidiary LLC, a newly formed special purpose Delaware limited liability company (the “Company”), and (ii) Memec, LLC, a Delaware limited liability company (the “Contributor”) in connection with (a) the contribution by the Contributor of certain trade receivables to the Company pursuant to the Contribution Agreement dated as of [    ], 2000 (the “Contribution Agreement”), between the Contributor and the Company and (b) the grant by the Company of a security interest in all of its right, title and interest in and to the Contribution Agreement and certain trade receivables to The Chase Manhattan Bank, solely in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) pursuant to the Asset Backed Loan Agreement dated as of [    ], 2000 (the “Loan Agreement”), among the Company, Park Avenue Receivables Corporation and Sheffield Receivables Corporation, as CP Conduit Lenders, Certain PARCO APA Banks, Barclays Bank plc, as Sheffield Funding Agent, and the Administrative Agent, as Administrative Agent, PARCO Funding Agent and Collection Agent. This opinion is being delivered pursuant to Section 3.1(e)(ii) of the Contribution Agreement. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Contribution Agreement.

In rendering the opinions expressed below, we have examined originals or copies certified or otherwise authenticated to our satisfaction of the following documents (collectively, the “Documents”):

1.	the Contribution Agreement;

2.	the Loan Agreement; and

3.	Unfiled copies of the financing statements naming the Contributor, as “Debtor” and the Company, as “Secured Party” and describing the Contribution Agreement and the relevant Receivables, which we understand will be filed in the relevant filing offices.

In addition, we have reviewed and relied on the legal opinions of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to the Contributor and the Company) addressed to you and dated the date hereof.

To the Persons Listed

on Schedule I hereto

[    ], 2000

We have examined and relied upon originals and copies certified to our satisfaction of such other documents, and such matters of law, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all such documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations, warranties, covenants and other agreements of the various parties contained in the Documents.

We have assumed for purposes of our opinions hereinafter set forth that the Documents have been duly authorized, executed and delivered by each of the parties thereto, and that each such party has full power, legal right and authority to make and perform its obligations under such documents to which it is a party, and each Document constitutes, on the date hereof, the legal, valid and binding obligation of each such party (other than the Company and the Contributor), enforceable against such party in accordance with its respective terms. In addition, we have assumed that each of the parties thereto is duly organized, validly existing and in good standing under the laws of such party’s jurisdiction of organization and that each of the parties to the Documents has obtained all approvals, authorizations, consents and licenses (including any foreign exchange licenses) from, and has made all filings and registrations with, all governmental or regulatory authorities or agencies required for the execution and delivery of, or for the performance of its obligations under, the Documents.

Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:

(i) upon due authorization, execution and delivery by each party thereto, the Contribution Agreement will constitute the legal, valid and binding obligation of the Contributor and the Company, enforceable against each in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally and to the application of general equity principles;

(ii) the Company is not an investment company as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”) or required to be registered pursuant to the Investment Company Act; and

(iii) pursuant to Section 2.1 of the Contribution Agreement, together with a Daily Report identifying Receivables offered to be contributor by the Contributor to the Company, the acceptance of such offer and receipt of the Contribution Value therefor, the Contributor has created in favor of the Company a valid “security interest” (as defined in Section 1-201 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), which

To the Persons Listed

on Schedule I hereto

[    ], 2000

includes any interest of a buyer of accounts or chattel paper which is subject to Article 9 of the New York UCC in all right, title, and interest of the Contributors in, to and under such Receivables; provided that the transfer of such Receivables may not be effective against a lien creditor (as defined in Section 9-301(3) of the Uniform Commercial Code as in effect in the state in which the Contributor’s chief executive office is located (the “Contributor UCC”), unless financing statements have, on or before the Effective Date, been filed under the Contributor UCC in the proper filing offices naming the Contributor as debtor and the Company as secured party and describing the Receivables.

Our opinion in (i) above is subject to the following qualifications and limitations:

(A)	We express no opinion as to whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Contribution Agreement.

(B)	We express no opinion as to Section 8.6 of the Contribution Agreement insofar as such Section provides that the terms of the Contribution Agreement may not be waived or modified except in writing, which may be limited under certain circumstances.

(C)	We express no opinion as to Section 8.7 of the Contribution Agreement, which provides that the partial invalidity of one or more provisions thereof shall not invalidate the remaining provisions thereof.

(D)	We express no opinion as to the waiver of inconvenient forum set forth in Section 8.10 of the Contribution Agreement in so far as such provision relates to proceedings in the United States District Court for the Southern District of New York.

(E)	We express no opinion as to the waiver of jury trial set forth in Section 8.10 of the Contribution Agreement.

Our opinion in (ii) above is subject to the following qualification and limitations:

(a)	We have assumed that the Receivables exist and we express no opinion as to the nature or extent of the rights or title of the Company in or to the Receivables.

(b)	We express no opinion regarding the security interest in any of the Receivables consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department of the United States of America or any state thereof).

(c)	In the case of any Receivable secured by other property, we express no opinion with respect to the rights of the Company in and to such underlying property.

To the Persons Listed

on Schedule I hereto

[    ], 2000

(d)	We express no opinion as to the priority of any security interest purported to be created by the Receivables Purchase Agreement.

(e)	We express no opinion as to the perfection of any ownership or security interest to or in the Receivables.

(f)	We express no opinion as to the creation of any security interest in any property (other than accounts and general intangibles for money due or to become due) which prohibits the assignment thereof or the creation of a security interest therein without, in each case, the consent of the account debtor thereof.

We are members of the bar of the State of New York and we express no opinion herein as to any matters governed by laws other than the laws of the State of New York. We have with your permission assumed the correctness of the conclusions expressed in the legal opinions of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to the Contributor and the Company) addressed to you and dated the date hereof without independently investigating or verifying the matters covered thereby.

This opinion is rendered solely to you and is solely for your benefit in connection with the transactions contemplated in the Documents. It may not be relied upon by you for any purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose, and, without our prior written consent, may not be transmitted or disclosed to any other person save to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc., who may rely on this opinion as if it were addressed to them, and their respective legal advisers.

Very truly yours,

Schedule I

Addressees

Memec, LLC

[Address]

Triangle Receivables Funding LLC

c/o Memec, LLC

[Address]

The Chase Manhattan Bank,

as Administrative Agent

[Address]

Park Avenue Receivables Corporation,

as CP Conduit Lender

[Address]

Sheffield Receivables Corporation,

as CP Conduit Lender

[Address]

Schedule 3.1(e)(iii)

Form of Delaware Counsel Opinion

            , 2000

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	Memec, LLC; Impact Semiconductor

Technologies LLC; Insight Electronics, LLC;

and Triangle Receivables Funding LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Memec, LLC, a Delaware limited liability company (“Memec”), Impact Semiconductor Technologies LLC, a Delaware limited liability company (“Impact”), Insight Electronics, LLC, a Delaware limited liability company (“Insight”), and Triangle Receivables Funding LLC, a Delaware limited liability company (“Triangle”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) The Certificate of Formation of Memec, dated as of September 21, 1998, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 21, 1998, as amended by the Certificate of Amendment of the Certificate of Formation of Memec, dated January 27, 2000 (the “Memec Amendment”), as filed in the office of the Secretary of State on January 31, 2000, as corrected by the Certificate of Correction of the Memec Amendment, dated as of August     , 2000, as filed in the office of the Secretary of State on August     , 2000 (as so amended and corrected, the “Memec Certificate”) ;

(b) The Limited Liability Company Agreement of Memec, dated as of November 1, 1998 (the “Original Memec Agreement”), by VEBA Corporation, as the initial member;

(c)	[The Assignment and Assumption of Limited Liability Company Interest of Memec, entered into between VEBA Corporation and [ ] (the “Memec Shareholder”), dated as of August , 2000 (the “Assignment”);]

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

(d) The Amendment to the Original Memec Agreement, dated as of August     , 2000, entered into by the Memec Shareholder (the “Amendment”) (the Original Memec Agreement, as amended by the Assignment and the Amendment, is hereinafter referred to as the “Memec Agreement”);

(e) The Unanimous Consent of the Board of Directors of Memec, dated as of August     , 2000, acknowledged and agreed to by the Memec Shareholder (the “Memec Consent”);

(f) A Certificate of an officer of Memec, dated as of August     , 2000, as to certain matters;

(g) The Certificate of Formation of Impact, dated September 23, 1999 (the “Impact Certificate”), as filed in the office of the Secretary of State on September 23, 1999;

(h) The Operating Agreement of Impact, dated as of September 23, 1999 (the “Impact Agreement”), entered into by Memec, as the initial member (the “Impact Shareholder”);

(i) The Unanimous Written Consent of the Managers of Impact, dated as of August     , 2000, acknowledged and agreed to by the Impact Shareholder (the “Impact Consent”);

(j) A Certificate of an Officer of Impact, dated as of August     , 2000, as to certain matters;

(k) The Certificate of Formation of Insight, dated September 21, 1998, as filed in the office of the Secretary of State on September 21, 1998, as amended by the Certificate of Amendment of the Certificate of Formation of Insight, dated December 23, 1999 (the “Insight Amendment”), as filed in the Office of the Secretary of State on January 26, 2000, as corrected by the Certificate of Correction of the Insight Amendment, dated as of August     , 2000, as filed in the office of the Secretary of State on August     , 2000 (as so amended and corrected, the “Insight Certificate”);

(l) The Limited Liability Company Agreement of Insight, dated as of November 1, 1998 (the “Original Insight Agreement”), entered into by Memec, as the initial member (the “Insight Shareholder”), as amended by the Amendment to the Original Insight Agreement, dated as of August     , 2000, entered into by the Insight Shareholder (as so amended, the “Insight Agreement”);

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

(m) The Unanimous Written Consent of the Board of Directors of Insight, dated as of August     , 2000, acknowledged and agreed by to the Insight Shareholder (the “Insight Consent”);

(n) A Certificate of an officer of Insight, dated as of August     , 2000, as to certain matters;

(o) The Certificate of Formation of Triangle, dated as of July 19, 2000 (the “Triangle Certificate”), as filed in the office of the Secretary of State on July 19, 2000;

(p) The Limited Liability Company Agreement of Triangle, dated as of                  , 2000 and effective as of                  , 2000 (the “Triangle Agreement”), entered into by Gregory Lavelle, as the sole equity member (the “Triangle Shareholder”), and Donald J. Puglisi, as the Special Member (as defined in the Triangle Agreement);

(q) The Unanimous Written Consent of the Board of Directors of Triangle, dated as of                  , 2000, acknowledged and agreed to the Triangle Shareholder (the “Triangle Consent”);

(r) A Certificate of an Officer of Triangle, dated August     , 2000, as to certain matters;

(s) The U.S. Receivables Purchase Agreement, dated as of August     , 2000 (the “Purchase Agreement), among Impact, Insight and Unique Semiconductor Technologies Inc., as originators, and Memec, as purchaser;

(t) The Contribution Agreement, dated as of August     , 2000 (the “Contribution Agreement”), between Memec, as contributor, and Triangle;

(u) The UK Receivables Purchase Agreement, dated as of August , 2000 (the “U.K. Purchase Agreement”), among Memec UK Ltd., as originator and sub-collection agent, Memec, as purchaser and collection agent, Barclays Bank plc, as Sheffield funding agent, and The Chase Manhattan Bank, as PARCO funding agent and administrative agent;

(v) A Certificate of Good Standing for Memec, dated August     , 2000, obtained from the Secretary of State;

(w) A Certificate of Good Standing for Impact, dated August     , 2000, obtained from the Secretary of State;

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

(x) A Certificate of Good Standing for Insight, dated August     , 2000, obtained from the Secretary of State; and

(y) A Certificate of Good Standing for Triangle, dated August     , 2000, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Memec Agreement.

For the purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (y) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (y) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document not listed above that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) that the Memec Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation and termination of, Memec, and that the Memec Certificate and the Memec Agreement are in full force and effect and no amendment of the Memec Agreement or the Memec Certificate is pending or has been proposed, (ii) that the Impact Agreement constitutes the entire limited liability company agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation and termination of, Impact, and that the Impact Certificate and the Impact Agreement are in full force and effect and no amendment of the Impact Certificate or the Impact Agreement is pending or has been proposed, (iii) that the Insight Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation and termination of, Insight, and that the Insight Certificate and the Insight Agreement are in full force and effect and no amendment of the Insight Certificate or the Insight Agreement is pending or has been proposed (iv) that the Triangle Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

thereof, including with respect to the admission of members to, and the creation, operation and termination of, Triangle, and that the Triangle Certificate and the Triangle Agreement are in full force and effect and no amendment of the Triangle Certificate or the Triangle Agreement is pending or has been proposed, (v) except to the extent provided in paragraphs 1 through 4 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, and the capacity of natural persons who are signatories to the documents examined by us, (vi) except to the extent provided in paragraphs 5 through 8 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) except to the extent provided in paragraphs 9 through 12 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (viii) that there are no proceedings pending or contemplated for the merger, consolidation, liquidation, dissolution or termination of Memec, Impact, Insight or Triangle. We have not participated in the preparation of any offering material relating to Memec, Impact, Insight or Triangle and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including United States federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Memec has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “Act”).

2. Impact has been duly formed and is validly existing in good standing as a limited liability company under the Act.

3. Insight has been duly formed and is validly existing in good standing as a limited liability company under the Act .

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

4. Triangle has been duly formed and is validly existing in good standing as a limited liability company under the Act .

5. Under the Act, the Memec Agreement and the Memec Consent, Memec has the requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement.

6 Under the Act, the Impact Agreement and the Impact Consent, Impact has the requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, the Purchase Agreement.

7. Under the Act, the Insight Agreement and the Insight Consent, Insight has the requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, the Purchase Agreement.

8. Under the Act, the Triangle Agreement and the Triangle Consent, Triangle has the requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, the Contribution Agreement.

9. Under the Act, the Memec Agreement and the Memec Consent, the execution and delivery by Memec of the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement, and the performance by Memec of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Memec. Under the Act, the Memec Agreement and the Memec Consent, the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement have been duly executed and delivered by Memec.

10. Under the Act, the Impact Agreement and the Impact Consent, the execution and delivery by Impact of the Purchase Agreement, and the performance by Impact of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Impact. Under the Act, the Impact Agreement and the Impact Consent, the Purchase Agreement has been duly executed and delivered by Impact.

11. Under the Act, the Insight Agreement and the Insight Consent, the execution and delivery by Insight of the Purchase Agreement, and the performance by Insight of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Insight. Under the Act, the Insight Agreement and the Insight Consent, the Purchase Agreement has been duly executed and delivered by Insight.

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

12. Under the Act, the Triangle Agreement and the Triangle Consent, the execution and delivery by Triangle of the Contribution Agreement, and the performance by Triangle of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Triangle. Under the Act, the Triangle Agreement and the Triangle Consent, the Contribution Agreement has been duly executed and delivered by Triangle.

13. The execution, delivery and performance by Memec of the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement do not violate (i) any Delaware law, rule or regulation, or (ii) the Memec Agreement or the Memec Certificate.

14. The execution, delivery and performance by Impact of the Purchase Agreement do not violate (i) any Delaware law, rule or regulation, or (ii) the Impact Agreement or the Impact Certificate.

15. The execution, delivery and performance by Insight of the Purchase Agreement do not violate (i) any Delaware law, rule or regulation, or (ii) the Insight Agreement or the Insight Certificate.

16. The execution, delivery and performance by Triangle of the Contribution Agreement do not violate (i) any Delaware law, rule or regulation, or (ii) the Triangle Agreement or the Triangle Certificate.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement. We also understand that Clifford Chance Rogers & Wells LLP (“Clifford Chance”) will rely as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it in connection with the transactions contemplated by the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement. In connection with the foregoing, we hereby consent to your and Clifford Chance’s relying as to matters of Delaware law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

Very truly yours,

JGL/GWL/TSM

SCHEDULE A

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

Barclays Bank PLC

The Chase Manhattan Bank

Memec, LLC

Impact Semiconductor Technologies LLC

Insight Electronics, LLC

Triangle Receivables Funding LLC

Schedule 3.1(f)

Form of Bankruptcy Opinion

[ • ], 2000

To the Persons listed

on Schedule I hereto

Ladies and Gentlemen:

We have acted as special New York counsel to Memec, LLC, a Delaware limited liability company (“Memec”), and Triangle Receivables Funding LLC, a newly formed special purpose Delaware limited liability company (the “Company”), in connection with (a) the contribution by Memec of certain trade receivables, as described below, to the Company, pursuant to the Contribution Agreement dated as of [ • ], 2000 (the “Contribution Agreement”), between Memec and the Company, and (b) the grant of a security interest by the Company in its right, title and interest in, to and under the Contribution Agreement and certain trade receivables, as described below, to The Chase Manhattan Bank, solely in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) under the Asset Backed Loan Agreement dated as of [ • ], 2000 (the “Loan Agreement”), among the Company, Park Avenue Receivables Corporation and Sheffield Receivables Corporation, as CP Conduit Lenders, certain PARCO APA Banks, Barclays Bank plc, as Sheffield Funding Agent and the Administrative Agent, as Administrative Agent, PARCO Funding Agent and Collection Agent. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Contribution Agreement or, if applicable, the Loan Agreement.

Pursuant to the Contribution Agreement, Memec (in this capacity, the “Contributor”) proposes to contribute and convey to the Company from time to time, certain accounts receivable purchased by Memec from the Originators, in each case as specified in the applicable Daily Report (the “Daily Report”) provided to, and to the extent accepted by, the Company pursuant to Section 2.1(a) of the Contribution Agreement (collectively, the “Receivables”), as a capital contribution to the Company. The relevant transaction contemplated by the Contribution Agreement (the “Transaction”) is more fully described under Section I (Statement of Facts and Assumptions) below.

You have requested our opinion as to whether in the event the Contributor becomes a debtor in a voluntary or involuntary bankruptcy case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a bankruptcy court having jurisdiction over such case would (a) hold that the contribution of the Receivables by the Contributor to the Company in the manner set forth in the Contribution Agreement would constitute a true conveyance of such Receivables, rather than a

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borrowing by the Contributor secured by such Receivables, and therefore whether the bankruptcy court would not hold that such Receivables would be the property of the Contributor’s bankruptcy estate under Section 541 of the Bankruptcy Code and (b) not order the consolidation of the assets and liabilities of the Company with those of the Contributor.

Our opinions are (i) limited to the specific issues set forth in the previous paragraph, (ii) do not cover the grant of a security interest by the Company in its right, title and interest in, to and under the Receivables and the Contribution Agreement to the Administrative Agent pursuant to the Loan Agreement and (iii) are further limited in all respects to the facts assumed.

I.	STATEMENT OF FACTS AND ASSUMPTIONS

In describing the Transaction and rendering the opinions expressed below, we have examined originals or copies certified or otherwise authenticated to our satisfaction of the agreements and other documents described in Schedule II hereto. As to all factual matters material to the opinions expressed below, we have, with your permission and without any independent investigation, relied exclusively on, and assumed the truth and accuracy of, those facts which have been provided to us by the Contributor and the Company, certain of which facts are contained in the Officers’ Certificate attached hereto as Exhibit A.

A.	Assumptions

We have assumed (i) that all facts and circumstances described herein will continue to exist, without any change in such facts and circumstances that might be material to such opinions, (ii) that the representations and warranties of the Contributor and the Company contained in the Contribution Agreement and the other Transaction Documents to which each is a party are accurate and correct and that at all relevant times the Contributor and the Company will comply with its obligations as set forth in the Contribution Agreement and the other Transaction Documents to which each is a party, (iii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the Contribution Agreement and the other Transaction Documents, (iv) that each party has the power and authority to enter into the Contribution Agreement and each of the other Transaction Documents to which it is a party and perform all of its obligations thereunder, (v) that each of the Contribution Agreement and the other Transaction Documents is a legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with its respective terms, (vi) that each party to the Contribution Agreement and the other Transaction Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (vii) that each of the Contributor and the Company will act in accordance with applicable laws and in accordance with its charter documents, (viii) that neither the Contributor nor the Company is entering into the Transaction with the actual or constructive intent of hindering, delaying or defrauding creditors and (ix) that the increase in the value of the membership interest in the Company held by the Contributor in return for the contribution by the Contributor to the Company of

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the Receivables will provide fair consideration and reasonably equivalent value to the Contributor. We refer you to our legal opinion (as to certain New York law matters relating to the Contributor and the Company), to the legal opinion of Farella Braun & Martel (as to certain California law matters relating to the Transaction), and to the legal opinions of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to the Company and the Contributor).

B.	Facts

We understand, based on the representations and assumptions described above and our review of the Transaction Documents, that the relevant facts regarding the Transaction are as follows:

1.	The Transaction

Memec is a limited liability company organized under the laws of the State of Delaware. The Company is a special purpose limited liability company organized under the laws of the State of Delaware. The Company was formed on July 19, 2000 for the sole purpose of consummating the Transaction.

This Transaction comprises a portion of a program (the “Program”), which has been established as part of a sale of certain trade receivables by certain Affiliates of Memec including Insight Electronics LLC, Impact Semiconductor Technologies LLC and Unique Semiconductor Technologies Inc. (the “U.S. Originators”) and another Affiliate of Memec based in the United Kingdom (the “U.K. Originator” and, together with the U.S. Originators, the “Originators”).

Each Originator will sell all of its right, title and interest in, to and under certain accounts receivable generated by such Originator in its ordinary course of business and referred to in the applicable Originator Daily Report provided to the Company pursuant to the U.K. Receivables Purchase Agreement (with respect to the U.K. Originator) and the U.S. Receivables Purchase Agreement (with respect to the U.S. Originators).

The Receivables represent amounts due from various customers (the “Obligors”) in respect of goods sold or services rendered by the Originators, and have been originated in the ordinary course of business by such Originator.

Pursuant to the Contribution Agreement, the Contributor may from time to time, on and after the Effective Date, by delivering a Daily Report to the Company, contribute certain Receivables to the Company, as a capital contribution to the Company. For administrative convenience, under the Contribution Agreement, the Contributor has the option (without obligation) of also contributing to the Company Designated Ineligible Receivables (which are Receivables that do not qualify as Eligible Receivables under the Contribution Agreement). We understand that the amount of Designated Ineligible Receivables will be immaterial relative to the aggregate amount of Receivables

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contributed to the Company pursuant to the Contribution Agreement. The Contributor will identify and describe in the Daily Report those Receivables that are Designated Ineligible Receivables.

The Contributor is admitted as the sole equity member of the Company, and the Contributor’s interest in the Company is owned free and clear of all Liens, other than any Liens in favor of the Company arising under the Limited Liability Company Agreement; provided that Memec may pledge any portion or all of its membership interest to the Lenders under the Credit Agreement, dated [ • ], 2000, by and among [parties to the Credit Agreement].

All Receivables will be owned by the Contributor free and clear of any Liens (other than Permitted Liens) immediately prior to the time of contribution. Upon delivery of a Daily Report by the Contributor to the Company and acceptance thereof by the Company pursuant to the Contribution Agreement, the Receivables will be contributed, transferred, assigned and conveyed to the Company, so that the Company acquires all of the Contributor’s right, title and interest, in, to and under such Receivables. Acceptance by the Company of the contribution, assignment, transfer and conveyance of the Receivables will be in good faith and without knowledge of any Lien (other than Permitted Liens) against, interest in, or defense to payment of, such Receivables. The Contribution Agreement reflects bona fide transactions which have been negotiated on an arm’s-length basis and which will be undertaken in good faith for legitimate business purposes.

The contribution of the Receivables (including the Designated Ineligible Receivables) will be without recourse to the Contributor, who will not guarantee the performance or collectability of such Receivables. There is no provision in the Contribution Agreement which permits reconveyance of the Receivables contributed thereunder by the Company to the Contributor or contemplates the retention by the Contributor of any interest whatsoever in the Receivables except that (a) the Contributor may be obligated to accept a reconveyance of Receivables for a material breach of certain representations and warranties, relating to the eligibility of such Receivables which includes the absence of Liens (other than Permitted Liens) with respect to such Receivables and (b) the Contributor may exercise its “clean-up” call option when the Receivables contributed by the Contributor aggregate less than 10% of the average outstanding Principal Amount of Receivables contributed by the Contributor over the period of 12 months ending 30 days prior to the date of such repurchase.

The Contributor will not, and will not attempt or purport to, extend, rescind, cancel, amend or otherwise modify the terms of any Receivables, or make any Dilution Adjustment, unless (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the servicing standards set forth in section 6 of the Loan Agreement (and would have been made in the ordinary course of business), (ii) such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on

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the collectability of the relevant Receivable or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between the Originator and the Obligor with respect to such Receivable; provided that in the event the Contributor cancels an invoice related to a Receivable, the Contributor must make the Dilution Adjustment Payment to the Company in accordance with Section 2.5 of the Contribution Agreement.

Invoices with respect to certain Receivables, which shall be designated on the applicable Daily Report (the “Atlas Receivables”), have been and during the 90 days after the Effective Date, or with respect to Receivables invoiced by Atlas pursuant to contracts between Atlas and customers of the Originators that have a longer term, for such longer term (the “Atlas Transition Period”) may continue to be, sent to Obligors on behalf of the Originators by Atlas Services LLC, which prior to the Effective Date, was an affiliate of the Originators (“Atlas”). The invoices sent by Atlas (the “Atlas Invoices”), in addition to setting forth amounts owed on the Atlas Receivables, may also include amounts owed to other affiliates of the Originators (the “Other Receivables”). Payments with respect to the Atlas Invoices, which may include payments with respect to both the Atlas Receivables and the Other Receivables, are currently being made by Obligors to lock-box accounts maintained by Atlas (the “Atlas Lock-Box Accounts”). During the Atlas Transition Period, Atlas will forward[, within two (2) Business Days,] any payments received by it with respect to the Atlas Receivables to the applicable Lock-Box Accounts established pursuant to the Loan Agreement.

The Contribution Agreement stipulates that the Contributor is required to take all actions needed to convey, contribute, assign and transfer the Receivables. Other than with respect to the Atlas Receivables during the Atlas Transition Period, Obligors will make payments in respect of Receivables to the applicable Lock-Box Account. During the Atlas Transition Period, any amounts received by Atlas with respect to the Atlas Receivables will be forwarded by Atlas [within two (2) Business Days] to the applicable Lock-Box Account. The Lock-Box Accounts will be accounts of the Company, such that the Contributor shall have no right, title or interest in and to the Lock-Box Accounts and the moneys deposited from time to time therein.

The Contribution Agreement requires that the Contributor maintain a record-keeping system that will clearly and unambiguously indicate that the Receivables have been contributed, assigned, conveyed and transferred to the Company, and thereupon, a security interest has been granted by the Company to the Administrative Agent pursuant to the Loan Agreement. The contribution of the Receivables will be treated by the Contributor and the Company as a conveyance, and not a borrowing by the Contributor secured by such Receivables, for all tax, accounting and regulatory purposes. The Receivables will not be carried as assets on the books, records or financial statements of the Contributor; provided, however, that where consolidated financial statements of the Contributor are prepared, the conveyance of the Receivables to the Company will be indicated through a footnote to such financial statements, which will state that as a result of the contribution of Receivables to the Company, creditors of the Contributor should not rely on such Receivables as a source of payment for obligations of the Contributor. The Contribution Agreement does not contain restrictive financial

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covenants relating to the operation of the Contributor’s businesses as would customarily be seen in loan documentation. The right of the Contributor to contribute Receivables originated by any of the Originators, as the case may be, will terminate after expiration of any applicable grace periods upon the occurrence and continuance of certain designated Originator Termination Events with respect to such Originators. The right of the Contributor to contribute any Receivables will also terminate immediately upon the occurrence and continuance of certain Termination Events, including the occurrence of an Insolvency Event with respect to the Contributor.

As contemplated by the Contribution Agreement, the Company will grant a first priority perfected security interest under the Loan Agreement in favor of the Administrative Agent in all of its right, title and interest in, to and under the Contribution Agreement and the Receivables.

Pursuant to the Loan Agreement, the Company will initially appoint the Administrative Agent, and on the Effective Date, the Administrative Agent will appoint the Contributor, as the Collection Agent (the “Collection Agent”) of the Receivables. The Collection Agent shall appoint each U.S. Originator as a Sub-Collection Agent (in such capacity, each, a “Sub-Collection Agent”) for the Receivables generated by such U.S. Originator pursuant to the U.S. Receivables Purchase Agreement. In the event that a Sub-Collection Agent shall resign or be removed from its position, the Collection Agent or an alternate Sub-Collection Agent shall service the Receivables previously serviced by such Sub-Collection Agent.

So long as no Collection Agent Default has occurred and is continuing, the Collection Agent may delegate to one or more Persons the servicing, collection, enforcement and administrative duties of the Collection Agent set forth under the Loan Agreement with respect to the Receivables; provided, however, that with respect to any such Person that is not an Affiliate of the Contributor, the Collection Agent shall give prior written notice to the Company and each Funding Agent of any such delegation. Prior to any such delegation becoming effective, the consent of the Company and each Funding Agent to such delegation shall have been obtained. No delegation of duties by the Collection Agent shall relieve the Collection Agent of its liability and responsibility with respect to its duties under the Loan Agreement.

In the event that any payments in respect of any Receivable are made directly to the Collection Agent, the Collection Agent will immediately deliver or deposit such amount to the appropriate Lock-Box Account, and, prior to delivery or depositing such amount, the Collection Agent will hold such payments in trust as Administrative Agent for the Company and the Administrative Agent. Other than in accordance with instructions by the Administrative Agent, the Collection Agent will have no right to withdraw any funds on deposit in any Lock-Box Account or the Collection Account. To the extent that the Collection Agent identifies any funds received in the Lock-Box Account or the Collection Account as funds that do not constitute Collections on the Receivables, the Collection Agent shall remit such funds to the applicable Originator.

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At the Collection Agent’s sole cost and expense and as agent for the Company, it will collect (or cause to be collected), consistent with its past practices (or those of the applicable Sub-Collection Agent) and in accordance with the Policies, as and when the same becomes due, the amount owing on each Receivable. Pursuant to the Loan Agreement, the Collection Agent will agree that it will not make any material change in its administrative, servicing and collection systems that deviates from the Policies, except as otherwise permitted under the Loan Agreement, and after giving written notice to the Administrative Agent of any such change. In the event of default under any Receivable, the Collection Agent has the power and authority on behalf of the Company to take such action in respect of the Receivable as the Collection Agent shall deem advisable. In the enforcement or collection of any Receivable, the Collection Agent is entitled, but not required, to sue in its own name or to sue in the name of the Company provided that, in the latter case, the Company consents in writing (such consent not to be unreasonably withheld).

The Loan Agreement provides that following the occurrence of certain events, the Administrative Agent, as assignee of the Company, may terminate the then-current Collection Agent and appoint a replacement Collection Agent with respect to the Receivables.

The Loan Agreement provides for the payment to the Collection Agent of a monthly servicing fee (the “Monthly Servicing Fee”) that has been calculated on an arm’s-length basis and will reflect the fair market value for the services (including collecting and enforcing the Company’s rights with respect to the Receivables) to be provided by the Collection Agent; provided, however, so long as the Collection Agent is an Affiliate of the Company, payment of the Monthly Servicing Fee will be subordinated to the payment of interest, principal and certain other amounts due under the Loan Agreement. The servicing fee shall be payable to the Collection Agent solely pursuant to the terms of, and to the extent amounts are available for payment under, Article III of the Loan Agreement. To the extent that any of the Originators act as a Sub-Collection Agent, they will receive a fee from the Collection Agent that will reflect the fair market value of the services provided by such Sub-Collection Agent.

2.	Disclosure of the Transaction

For administrative and cost reasons, the Obligors with respect to the Receivables will not be informed of the Transaction. We note that existing Obligors currently make payments to certain designated accounts of the Originators, or with respect to the Atlas Receivables, to Atlas. Other than with respect to the Atlas Receivables, Obligors will continue to make payments on the Receivables to the accounts designated by the Originator, but such accounts will be transferred to the Company and thus qualify as Lock-Box Accounts under the Loan Agreement. With respect to the Atlas Receivables, during the Atlas Transition Period, Obligors may make payments to the Atlas Lock-Box Account. Atlas will hold any amounts so received in trust for the benefit of the applicable Originator and shall within [one (1)] Business Day forward such amounts to a Lock-Box Account. All transfers from the Lock-Box Accounts to the other Transaction accounts shall be made by the

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Collection Agent at the direction of the Administrative Agent. On and after the Termination Date, the Company (and its assignees) may itself, or may request that such Originator (at such Originator’s expense), notify the respective Obligors of the Company’s ownership of and title to the Receivables and direct that payment of all amounts due or to become due under the Receivables be made directly to an account designated by the Administrative Agent.

Appropriate UCC-1 financing statements will be properly filed in the appropriate filing offices as required by Section 9-103(3)(a) of the applicable UCC in order to perfect the contribution and conveyance of the Receivables to the Company on or before the Effective Date. All financial statements prepared by the Contributor will treat the Transaction as a conveyance of the Receivables, with the effect that the Receivables will not be disclosed as an asset on any such financial statements of the Contributor. Where consolidated financial statements of the Contributor and the Company are prepared, the conveyance of the Receivables will be indicated through a footnote to such financial statements which will state that as a result of the contribution of Receivables to the Company, creditors of the Contributor should not rely on such Receivables as a source of payment for obligations of the Contributor. The Contributor will disclose the effects of the Transaction in accordance with GAAP.

3.	Organization of the Company and the Limited Company Agreement

The Company is a special purpose limited liability company organized under the laws of the State of Delaware. The sole equity member of the Company is Memec. Pursuant to the Limited Liability Company Agreement, the Company shall have [an] [two] independent director[s] for the period beginning on the date of the Limited Liability Company Agreement and ending on the date all amounts due under the Loan Agreement have been paid in full. The independent director[s] may not be terminated until a successor thereto shall have been appointed. Any independent director shall be a Person who is not at the time of initial appointment and has not been at any time during the preceding five years and shall not be at any time while serving as an independent director: (i) a direct or indirect legal or beneficial owner in the Company or any of its Affiliates (excluding de minimis ownership interest), (ii) a creditor, supplier, employee, officer, director, family member, manager, or contractor of such entity or any Affiliate of any of them, or (iii) a person who controls (whether directly or indirectly or otherwise) such entity or its Affiliates or a creditor, supplier, employee, officer, director, family member, manager, or contractor of such entity or any Affiliate of any of them. When making decisions, the independent director shall be required to consider the interests of the Company’s creditors. As of the Effective Date, the independent directors of the Company are Donald J. Puglisi and [*].

Pursuant to the Limited Liability Company Agreement, the Company is required to, among other things, (i) maintain its books, records, financial statements, stationery, invoices, accounting records, if any, and organizational documents separate from those of its Affiliates and any other Person, (ii) maintain its assets, in such a manner that it is not costly or difficult to segregate, ascertain or identify

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such assets, (iii) observe all organizational formalities under the Delaware Limited Liability Company Act and preserve its separate limited liability company existence, (iv) hold itself out as a legal entity separate and distinct from any other entity, (v) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and for services performed by any employee of an Affiliate, and retain directly or indirectly a sufficient number of employees in light of its contemplated business operations, (vi) transact all business with Affiliates on terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any such party, (vii) conduct business in its own name, and maintain and utilize separate stationery, invoices and checks, (viii) not commingle its funds or other assets with those of any Affiliate or any other Person, (ix) not guarantee or become obligated for the debt of any other person or entity or hold itself out to be responsible for the debts of any other Person or entity, (x) pay its debts and liabilities out of its assets as the same shall become due, (xi) not make loans or advances to any other Person, (xii) not pledge its assets for the benefit of any other Person except as expressly permitted under the Transaction Documents, (xiii) correct any known misunderstanding regarding its separate legal existence or identity, (xiv) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and (xv) maintain all required qualifications to do business in any state in which it conducts business.

Pursuant to the Limited Liability Company Agreement, the Company is not permitted to take any action set forth in items (a) through (h) below unless (i) such action is otherwise expressly permitted under the Transaction Documents and (ii) such action has the unanimous consent of the directors of the Company (including the independent director[s]) and the members:

a. Terminate, dissolve or liquidate itself, except as provided in Section 27 of the Limited Liability Company Agreement;

b. transfer, exchange, dispose of, or abandon, in any transaction or series of transactions, Company properties or assets having a value in excess of 10% of the aggregate value of all Company properties and assets;

c. merge or consolidate with any other entity;

d. file a voluntary petition or otherwise initiate proceedings to have itself adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against itself, or file a petition seeking or consenting to reorganization or relief of itself as a debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to itself; or seek or consent to the appointment of any administrative agent, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of itself or of all or any substantial part of its properties and assets, or make any general assignment for the benefit of

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its creditors, or admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debt or take any action in furtherance of any such action;

e. confess a judgement against the Company; or

f. assign rights in the Company property for other than a Company purpose.

Prior to the date on which all amounts due under the Loan Agreement have been paid in full, the members of the Company may not amend, alter, repeat or change any provision of the Limited Liability Company Agreement without the prior written consent of the Administrative Agent.

The sole equity member of the Company on the Effective Date shall be the Contributor. The capitalization of the Company consists of the Receivables contributed to the Company pursuant to the Contribution Agreement. In the Contribution Agreement, the Contributor will agree not to permit the Company to sell any membership interest or other equity interest to any Person until after the date on which all amounts due under the Loan Agreement have been paid in full. The members and the directors of the Company shall not be personally liable for the expenses, liabilities, debts, and obligations of the Company, except as expressly provided for in the Delaware Limited Liability Company Act.

Each of the Company and the Contributor observes, and complies fully with, all corporate procedures required by its limited liability company agreement. Each of the Company and the Contributor, to the extent required by the laws of its jurisdiction of organization, as applicable, maintains its valid existence and good standing under such jurisdiction. Each of the Company and the Contributor is qualified to do business in each jurisdiction in which the conduct of its business so requires.

The Contributor will covenant and agree that it will not institute against, or join any other Person in instituting against, the Company any insolvency or other similar proceedings.

II.	DISCUSSION

A.	True Contribution Discussion

1.	Introduction

Section 541 of the Bankruptcy Code provides that property of a debtor’s estate includes “all legal or equitable interests of the debtor in property as of the commencement of the case.” 11 U.S.C. §541(a)(1). If the Contributor were to declare bankruptcy, the Contributor as a debtor-in-possession, a trustee in bankruptcy or a creditor of the Contributor might argue that the Receivables (which, for the avoidance of doubt, does not include the Excluded Receivables, which are not being purchased by the Contributor from the Originators or contributed to the Company) have not been contributed

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and are, therefore, part of the Contributor’s bankruptcy estate. Courts have recharacterized purported sales of assets as pledges in a variety of circumstances. See, e.g., In re Navigation Technology Corp., 880 F.2d 1491, 1493 (1st Cir. 1989); Major’s Furniture Mart v. Castle Credit Corp., 602 F.2d 538, 545-46 (3d Cir. 1979); Levin v. City Trust Co. (In re Joseph Kanner Hat Co., Inc.), 482 F.2d 937, 940 (2d Cir. 1973). While Section 541 of the Bankruptcy Code provides that property in which the debtor has an interest is part of the debtor’s bankruptcy estate, the substantive determination of the property rights in particular assets is generally governed, in the absence of controlling federal law, by state law. Butner v. U.S., 440 U.S. 48, 55 (1979). See also Barnhill v. Johnson, 503 U.S. 393, 398 (1992) (stating that “property” and “interests in property” are “creatures of state law”).

We note that there is no reported controlling judicial precedent, which analyzes the totality of factors present in the Transaction. We therefore examined decisions from a range of jurisdictions in which certain facts and circumstances present in this Transaction were discussed and in which the distinction between a sale and a secured loan was analyzed more generally. Furthermore, existing reported judicial authority is not conclusive as to the relative weight to be accorded to the various factors present in this Transaction, although we have emphasized in our analysis those factors which courts have noted as particularly important in determining whether a Transaction is a sale or a secured loan. We also note that certain authorities and decisions we have examined are arguably inconsistent with the conclusions expressed in our opinion. These authorities and decisions are, however, distinguishable in the context of this Transaction.

In addition, we note that there is no definitive judicial authority conclusively characterizing transactions such as the contributions of Receivables by the Contributor to the Company pursuant to the Contribution Agreement as either “true contributions” on the one hand or as a loan or some other transaction on the other hand, and thus our opinion on such contributions in Section III (Opinions) below is based on the general principles enumerated in “true sale” cases construing the laws of various states and on the reasoning and subject to the limitations and qualifications in the following paragraphs.

2.	Factors Considered in a True Sale Analysis

Courts have considered a variety of factors in determining whether an assignment creates a security interest or an absolute sale and have examined “all the facts and circumstances surrounding the transactions at issue.” Bear v. Coben (In re Golden Plan of California, Inc.), 829 F.2d 705, 709 (9th Cir. 1986). Factors which courts have examined in making this determination include: the transfer of the risk of loss, the transfer of the opportunity for gain, the form of the transaction, whether the transfer operates to discharge an underlying debt, the intent of the parties to the transaction, whether the transferor continues to service the transferred assets and whether the transfer is recorded or notified to third parties.

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a. Recourse/Risk of Loss. Of these various factors, the transfer of the risk of loss is one of the most important. Various courts have found that full recourse to the assignor is inconsistent with shifting the risk of loss to the assignee. For example, in Major’s Furniture Mart, the court found that full recourse to the assignor for defaults on the assigned accounts meant that the assignee did not assume the risks of ownership of such accounts. Major’s Furniture Mart, 602 F.2d at 545. See also, In re Evergreen Valley Resort, Inc., 23 B.R. 659, 661 (Bankr. D. Me. 1982), citing Major’s Furniture Mart and In re Bowen, 5 U.C.C. Rep. Serv. 261 (Bankr. D. Ore. 1968) for the proposition that a security interest is indicated where the assignee retains a right to recover a deficiency on the debt from the assignor if the assignment does not provide sufficient funds to satisfy the amount of debt. Similarly, in Ables v. Major Funding Corp. (In re Major Funding Corp.), 82 B.R. 443, 448 (Bankr. S.D. Tex. 1987), the court held that a purported sale of mortgages was really intended as a pledge to secure a loan where the assignor guaranteed a rate of return to the assignee and agreed to repurchase defaulted loans.

Courts have also found that, while recourse is an important factor indicating a secured loan, recourse alone, without any guarantee of payment or other factors suggesting a secured loan, does not preclude a finding that an absolute assignment has occurred. The court in Major’s Furniture Mart, in setting out an often-cited and particularly thorough set of criteria for analyzing a purported sale, noted in dictum that “the presence of recourse in a sale agreement without more will not automatically convert a sale into a security interest.” 602 F.2d at 544. The court also cited comment 4 to UCC Section 9-502 which states that “there may be a true sale of accounts or chattel paper although recourse exists.”

The court in In re Federated Dept. Stores, 1990 Bankr. Lexis 1557 (S.D. Ohio 1990), in holding that certain sales were “true arm’s-length sales”, noted the following: (1) the purchaser in the case being reviewed bore the risk that the purchased receivables would prove uncollectible; (2) the purchaser had a very limited right of recourse against the sellers of the receivables that was not related to any defaults in payment under such receivables; (3) the purchase price paid by the purchaser for the receivables reflected the fair market value of such receivables; (4) valid business reasons existed for not notifying account obligors of the sale of their accounts; and (5) the purchaser and the sellers intended the purchases of the receivables to be true sales and not lending transactions. Id. at 3-4. See also In re Golden Plan of California, Inc., 829 F.2d at 709 (in spite of arrangement for advances by seller on account of delinquent payments, investors receiving no contractual guarantee or compensation in case of foreclosure on underlying assets were absolute owners of instruments) and Goldstein v. Madison Nat’l Bank of Washington, D.C., 89 B.R. 274, 277 (D.D.C. 1988) (recourse provision was not dispositive).

The Contribution Agreement conveys the Contributor’s interest in the Receivables to the Company without stated recourse to the Contributor for failure by the Obligors to make required payments. No

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pre-existing debt is owed by the Contributor to the Company which could be satisfied by payments from sources other than the Receivables.

Furthermore, except for (a) a “clean-up” call option when the Receivables contributed by any Contributor aggregate less than 10% of the average Principal Amount of Receivables contributed by the Contributor over the period of 12 months ended 30 days prior to the date of such reconveyance and (b) the obligation to repurchase Receivables contributed by the Contributor in violation of certain representations and warranties relating to the eligibility of such Receivables and the absence of certain Liens with respect thereto, the Contributor has no right or obligation under the Contribution Agreement to repurchase from the Company any Receivables or to rescind or otherwise retroactively effect any contribution of any Receivables after the Contribution Date therefor. These exceptions are standard in transactions of this type and do not shift the risk of collectability of the Receivables to the Contributor.

The fact that the Contributor has certain obligations to indemnify the Company, the Administrative Agent and certain other parties for failure to perform their respective obligations under the Contribution Agreement and the other Transaction Documents might be argued to be a form of recourse. The Contributor may also fund the Stamp Duty Reserve Account established pursuant to the Loan Agreement to protect the Lenders from losses resulting from the imposition of stamp duty on transfers of the Receivables from the UK Originator to the Contributor and from the Contributor to the Company. However, such limited indemnification obligations, do not relate to the credit quality of the Receivables or the ultimate credit risk of the Receivables which risk will be to the Company under the Contribution Agreement and ultimately to the lenders under the Loan Agreement.

In the event that the Contributor or an Affiliate thereof (including any of the Originators) is acting as a servicer with respect to such Receivables, the portion of the Servicing Fee payable to the Contributor or such Affiliate thereof with respect to such Receivables shall be subordinated until amounts due under the Loan Agreement shall have been paid in full. A court could find that, because it is unlikely that a third-party servicer would agree to such a provision, such subordination effectively constitutes recourse to the Contributor (or such Affiliate). However, because of the relatively small size of the Servicing Fee (1% of the outstanding Receivables) and the other positive factors outlined above this factor should not be dispositive in a court’s analysis.

b. Opportunity for Gain. Another important factor courts have examined in determining whether a transaction constitutes a secured financing or a sale is whether the assignor has transferred all opportunity for gain with respect to the assets. Where the assignee must account to the assignor for any surplus received from the assignment over the bargained-for amount, courts have held such factor to indicate that the transaction constitutes a secured financing. See In re Evergreen Valley Resort, Inc., 23 B.R. at 661, citing Gold Coast Leasing Co. v. California Carrots, Inc., 93 Cal. App. 3d 274, 279 (1979). For example, the court in In re Carolina Utilities Supply Co., Inc., 118 B.R.

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412, 416-17 (Bankr. D.S.C. 1990), noting that the bank purporting to purchase accounts receivable from the company had to account to the company for any surplus collected on each account over 80% of the invoice amount which the bank initially advanced to the company, found that the accounts were security for a loan by the bank to the company. See also, U.C.C. §9-502(2) (“If the security agreement secures an indebtedness, the secured party must account to the debtor for any surplus.”).

In the Transaction, the Company has no obligation to remit any Collections on the Receivables back to the Contributor unless and only to the extent that a Receivable constitutes an Ineligible Receivable that is not a Designated Ineligible Receivable and the Contributor has repurchased such Ineligible Receivable as a result of a material breach of a representation or warranty, in which event, any Collections with respect thereto will be remitted by the Collection Agent to the Contributor. Other than as set forth in the preceding sentence, all Collections (including Collections in respect of Designated Ineligible Receivables) will be for the sole benefit of the Company (subject to the rights of the Administrative Agent in respect thereof pursuant to the Loan Agreement). The Contributor is not entitled to any surplus or gain in respect of the Collections (including Collections in respect of Designated Ineligible Receivables). There is no guarantee by the Contributor as to the minimum or maximum “rate of return” to the Company and no mechanism to limit how much of the Collections the Company receives. The Company has no direct payment obligation to the Contributor with respect to the Receivables.

c. Form of Transaction/Documentation. The form of the transaction has also been found to be an important, although not dispositive, factor in determining whether a transaction is an assignment for security or a true sale. While substance is more important than form, Major’s Furniture Mart, 602 F.2d at 543, courts have given varying degrees of weight to the language used in the transaction documentation. See, e.g., In re Golden Plan of California, Inc., 829 F.2d at 709 (documentation language found by court to indicate that absolute ownership was transferred); See also In re Bevill, Bresler & Schulman Asset Management Corp., 67 B.R. 557, 597-98 (D.N.J. 1986) (form very important in determining whether repurchase agreement was sale or secured loan, particularly where parties to agreement were sophisticated). In TKO Equip. Co. v. C&G Coal Co., 863 F.2d 541, 545-46 (7th Cir. 1988), the court enforced an agreement containing an express written disavowal that the parties created any security interests, particularly in light of the fact that a third party creditor was found to have relied on such language.

The Contribution Agreement uses the form and language of a full disposition by way of contribution. The Contributor is a commercially sophisticated party and the Contribution Agreement clearly states that the conveyance of the Receivables is intended to be a true conveyance, and not a pledge to secure a loan. The Contributor has no obligation to satisfy from its own funds the obligations of the Obligors. The Contributor does not maintain any meaningful benefits of ownership with respect to the Receivables, other than through its equity interest in the Company. The Contributor and the

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Company will treat the Transaction as a conveyance and contribution of the Receivables for all tax, accounting and regulatory purposes, with the effect that the Receivables will not be carried as assets on the books, records or individual financial statements of the Contributor; provided, however, that where consolidated financial statements of the Contributor are prepared, the conveyance of the Receivables will be indicated through a footnote to such financial statements. The financing statements filed to perfect the ownership interest of the Company in the Receivables will reflect a conveyance and contribution of the Receivables and not the grant of a security interest. The Administrative Agent and certain other parties have made their investment in reliance on the treatment of the Transaction by the Contributor and the Company as a contribution and not a secured loan.

d. Intent. The form of the transaction is closely linked in judicial decisions with the intent and the behavior of the parties. Where commercially sophisticated parties have characterized transactions as sales and have acted in accordance with that characterization, many courts have given presumptive weight to that characterization. See, e.g., Kasuba v. Realty Income Trust (In re Kasuba), 562 F.2d 511, 514-15 (7th Cir. 1977) (the intent of the parties is controlling as long as the stated intent is supported by the facts); see also Tavormina v. Aquatic Co. (In re Armando Gerstel, Inc.), 65 B.R. 602, 604 (S.D. Fla. 1986), citing Hassett v. Revlon, Inc. (In re O.P.M. Leasing Servs., Inc.), 23 B.R. 104, 115-16 (Bankr. S.D.N.Y. 1982) (“the intent of the parties governs whether a particular document or transaction creates a security interest or an assignment”). The Contribution Agreement provides that it is intended that the contribution of the Receivables by the Contributor to the Company be a true conveyance rather than a secured loan. The factors discussed above with respect to the form and structure of the Transaction are further evidence of this intent.

e. Servicing and Other Activities. In addition to stated intent, behavior such as servicing of the assets has been found by courts to be indicative of the substance of the transaction. See, e.g., In re Mid Atlantic Fund, Inc., 60 B.R. 604, 608 (Bankr. S.D.N.Y. 1986) (“Creditors failed to act as if they were the absolute owners . . . by recording the assignment or by demanding payment from the mortgagees”); see also In re Alda, 327 F. Supp. 1315, 1317 (S.D.N.Y. 1971) (court found petitioner was not a joint venturer with ownership interest in bankruptcy estate because petitioner failed to file financing statements, debtor continued to control and manage accounts receivable and accounts were not segregated). Courts have varied the importance given to various activities of assignors and assignees in determining how a transaction should be characterized. Courts have found transactions to be sales where notice was not given to obligors and the assignor continued to service the assigned assets. McVay v. Western Plains Serv. Corp., 823 F.2d 1395, 1398-99 (10th Cir. 1987) (loan participation transferred entire equitable interest to participating banks even where lead bank continued to service the loan); In re Golden Plan of California, Inc., 829 F.2d at 707 (seller received fee for arranging and servicing loans). Courts that cited the retention by an assignor of servicing duties as a factor indicating a loan also seemed to rely on the full recourse nature of the transactions as well as other factors, such as the commingling of account proceeds with general operating funds.

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See, e.g., People v. Service Inst., Inc., 101 Misc. 2d 549, 552 (1979) (non-notification of account obligors and seller/servicer’s failure to hold proceeds in separate account are evidence that assignment is for security); In re Major Funding Corp., 82 B.R. at 448 (seller/servicer had repurchase obligation upon account debtor default and also had commingled collection accounts); Blackford v. Commercial Credit Corp., 263 F.2d 97, 106 (1959) (servicing by seller is one of several factors mentioned, including full recourse and a guaranteed rate of return).

As stated above, unless an Originator Termination Event has occurred and is continuing, the Obligors will not be notified of the Transaction. Documentation such as accounting records will treat the Transaction as a conveyance, with the effect that the Receivables will not be carried as an asset in the consolidating financial statements or other accounting records of the Contributor. Financing statements evidencing the Company’s ownership interest in the Receivables will be filed on or prior to the Effective Date. Pursuant to the Loan Agreement, the Administrative Agent has appointed the Collection Agent as its agent for servicing, administering and collecting the Receivables, and the Collection Agent has appointed the Originators as Sub-Collection Agents pursuant to the U.S. Receivables Purchase Agreement. Other than with respect to the Atlas Receivables during the Atlas Transition Period, all Obligors shall make payments on all Receivables to the applicable Lock-Box Account. Any Collections (including Collections in respect of Designated Ineligible Receivables) relating to the Receivables received by the Collection Agent will be deposited to the applicable Lock-Box Account in accordance with the applicable provisions of the Loan Agreement. As noted above, the Collection Agent may modify the terms of the Receivables only under certain limited circumstances. Such modifications must arise as the result of a request of an Obligor, or as required by any Requirement of Law or if such Dilution Adjustment does not cause the Receivable to cease to be an Eligible Receivable. This modification right constitutes a customary and reasonable delegation where an owner of receivables requires a third party to provide servicing and collection services to it.

Upon an occurrence of a Collection Agent Default, the Administrative Agent, as assignee of the Company, may appoint any Person to succeed the Collection Agent. All transfers of Collections from the Lock-Box Accounts to the other Transaction accounts shall be made by the Collection Agent in accordance with the terms of the Loan Agreement. The Collection Agent shall have no right or interest in the Lock-Box Accounts or the other Transaction accounts.

In addition, on and after the Termination Date, all Obligors may be notified by the Administrative Agent to make payments of all amounts payable under the Receivables directly to an account designated by the Administrative Agent. The Contributor will maintain a record-keeping system with respect to the Receivables that will clearly and unambiguously indicate that such Receivables have been contributed, assigned, conveyed and transferred to the Company, and, thereupon, a security interest has been granted to the Administrative Agent by the Company. In sum, the servicing activities of the Contributor will be conducted on behalf of the Company and the

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Administrative Agent and collection and accounting procedures will clearly indicate that the Company is the owner of the Receivables.

f. Octagon. We are aware of the opinion of the court in Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied, 114 S.Ct. 554 (1993). In Octagon, the court concluded that because Article 9 of the UCC requires any purchase of accounts to be perfected, a sale of accounts is therefore treated under the UCC as a security interest in the accounts and any such accounts thus remain the property of the debtor’s bankruptcy estate. We note that Memec has its chief executive office in San Diego, California, a state in the Ninth Circuit.

We do not believe that a bankruptcy court properly applying the principles of Article 9 of the UCC in a proceeding in which the Contributor was the debtor would follow Octagon. The Court’s decision in Octagon is inconsistent with the stated language and intent of the UCC, which clearly contemplates sales of accounts. Section 9-502(2) of the UCC, for example, states that “if the underlying transactions was a sale of accounts or chattel paper, the debtor is entitled to any surplus . . . only if the security agreement so provides.” Comment 4 to Section 9-502(2) further states that “the determination whether a particular assignment constitutes a sale or a transfer for security is left to the courts.”

Various commentators have taken the view that, notwithstanding the decision of the court in Octagon, accounts may be sold. In fact, Permanent Editorial Board Commentary No. 14 on the UCC rejects Octagon and amends Comment 2 to Section 9-502 to make clear that the UCC does not prevent, or even govern whether there is, a sale of accounts.

We believe that Octagon was wrongly decided and that, in a properly presented case in which the facts and assumptions relied herein are established, a court not bound by Octagon would decline to adopt its reasoning. You should recognize, however, that if Octagon were followed, it could result in a conclusion that the Receivables remained “property of the estate” of an Originator under Section 541 of the Bankruptcy Code. We note that courts in the Ninth Circuit, which has jurisdiction in California, the principal place of business of the Originators, are not bound by Octagon, a decision of the Tenth Circuit.

B.	Substantive Consolidation Discussion

Substantive consolidation is a judicially created doctrine arising from the general equity powers granted to the federal bankruptcy courts. Under the doctrine of substantive consolidation, a bankruptcy court may, if appropriate circumstances are determined to exist, consolidate the assets and liabilities of different entities by merging the assets and liabilities of an entity affiliated with the debtor into the debtor’s estate and treating the related entities as one consolidated entity for purposes of the bankruptcy proceedings. This power is implemented by Section 105(a) of Title 11 of the

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Bankruptcy Code which provides, in pertinent part, that “(t)he court may issue any order, process, or judgement that is necessary or appropriate to carry out the provisions of this title.”

Decisions regarding substantive consolidation are made on a case-by-case basis and reflect the court’s analysis of the particular factual circumstances presented. A court’s inquiry requires an examination of the structures of the entities proposed to be consolidated and their relationships with their respective creditors, affiliated entities and third parties.

Circumstances in which substantive consolidation has been ordered include cases where it can be shown that (i) one or more entities are merely “instrumentalities” of one another or (ii) creditors justifiably relied upon the credit or financial condition of separate business entities as if they were one business entity. Where related entities have done an inadequate job of maintaining separate records and observing other formalities of separate existence, courts are more likely to find reasonable the expectations of the creditors that the assets of the second entity should be available to satisfy the indebtedness to creditors of the first entity. Orders for substantive consolidation have also been issued where the inter-relationships of entities are hopelessly obscured and the time and expense necessary to attempt to unscramble them are so substantial as to threaten the realization of any assets for creditors.

In determining whether or not to order substantive consolidation, the courts have traditionally considered certain objective factors, including:

1.	the commingling of assets and business functions, including failure to maintain separate bank accounts;

2.	the difficulty of segregating and ascertaining individual assets and liabilities;

3.	the existence of parent and intercorporate guarantees on loans;

4.	the transfer of assets without observance of corporate formalities;

5.	the presence or absence of consolidated financial statements and of separate, complete and accurate books and records;

6.	the unity of interests and ownership between the various corporate entities; and

7.	the profitability of consolidation at a single physical location.

Because decisions regarding substantive consolidation are made on a case-by-case basis by a court of equity, there is no certainty as to the factors on which a court will focus in a particular case. However, the reported cases decided to date suggest that the existence of some, or even most, of the factors listed above should not, by themselves, result in the application of the substantive

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consolidation doctrine. Moreover, even where these factors are present to some extent, recent reported cases suggest that substantive consolidation should be ordered only when the benefits of substantive consolidation outweigh the prejudice to creditors that would result from such consolidation. Thus, under this balancing test, the objective factors are just one element in the overall proof of the necessity or desirability of consolidation.

The burden of demonstrating that the factors favoring substantive consolidation are present is on the party requesting consolidation. Such party must also show that substantial prejudice results from the maintenance of corporate separateness and that no injustice or frustration of a bankruptcy reorganization would occur as a result of consolidation. Where a creditor has looked solely to the credit or assets of one entity, recent cases applying this balancing test recognize that such creditor may have valid grounds to oppose consolidation.

Although the cases demonstrate that no single factor is determinative, factors that are generally considered to be of central importance are hopeless confusion of assets and liabilities, substantial integration of operations of the affiliated entities and creditor confusion as to the true obligor caused by the debtor and resulting in injury to the creditor.

On the basis of the facts and assumptions set forth herein, we believe that at least six of the seven factors listed above (factors 1, 2, 3, 4, 5 and 7) have little or no applicability here and factor 6, although present here to a certain degree, when properly analyzed should not lead a court to substantively consolidate the Contributor and the Company.

With regard to the first factor, we note that the Transaction Documents and the Limited Liability Company Agreement prohibit commingling of the assets or business functions of the Contributor and the Company.

With regard to the second factor, it should not be difficult, at any time, to segregate and ascertain the individual assets and liabilities of Contributor and the Company, since the Transaction Documents and the Limited Liability Company Agreement require the books and records, financial statements and accounting records of the Company to be maintained separate from any other Person or entity.

With regard to the third factor, our understanding is that there will be no loans, interparty guarantees on any loans to or other obligations of the Contributor by the Company, and no loans, interparty guarantees on any loans to or other obligation of the Company by the Contributor. It should be noted that subordination of the Servicing Fee could be viewed by a court as indirect support by the Contributor of the Company. However, because of the relatively small size of the Servicing Fee (1% of the outstanding Receivables) and the other positive factors outlined in this section, this factor should not be dispositive in a court’s analysis.

With regard to the fourth factor, we note that (a) all arrangements and agreements between the Contributor and the Company, other than with respect to the Servicing Fee, will be on terms that are

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not more favorable than the terms and conditions that could have been obtained, under similar circumstances, from unaffiliated Persons, (b) there will be no commingling of assets between the Contributor and the Company, (c) there will be no transfers of assets (other than on an arm’s length basis) between the Contributor and the Company and (d) all other corporate formalities between the Contributor and the Company will be observed.

With regard to the fifth factor, we believe that this factor relates to concern that the presence of consolidated financial statements would make it impossible for those creditors who read such statements to ascertain which assets were owned by which corporation within the consolidated group. The Company will maintain its financial statements, accounting records and other entity documents separate from any other Person or entity, and the financial statements delivered by the Contributor to their creditors will not include assets of the Company. Any consolidated financial statements of the Contributor and the Company will indicate through a footnote the conveyance of the Receivables to the Company.

With regard to the sixth factor, the “unity of interests and ownership,” is based upon considerations relating to creditors’ perception of the entities. This factor also should not support an attempt to substantively consolidate the Contributor and the Company, provided the Contributor and the Company hold themselves out and operate as separate entities and otherwise comply with the Transaction Documents and the Limited Liability Company Agreement (in the case of the Company). Although the Contributor owns all of the Company’s outstanding equity interests, § 18-701 of the Delaware Limited Liability Company Act recognizes the distinction between the ownership of a limited liability company interest and of the assets of such limited liability company.

The seventh factor goes to the question of whether, in a reorganization of the Contributor or the Company, it would be more economically efficient to operate the different entities as a single entity. Offices of the Contributor and the Company will be physically located on the same premises. However, the Contributor and the Company shall maintain separate books and accounts and allocate fairly and reasonably shared office space and shall use separate invoices, stationery and checks. We do not believe the fact that the offices of certain of the transaction parties are located on the same premises, when weighed against all other circumstances noted above that are indicative of the existence of the parties as separate and apart from each other, should result in substantive consolidation. We again note that the presence of even several of the above factors does not require substantive consolidation. Therefore, even if a court were to conclude that any of the parties could be profitably consolidated at a single physical location, we would not expect such court, after properly analyzing the intercompany relationships between the parties within the framework of the above factors, to order substantive consolidation based upon such seventh factor.

Furthermore, the Contributor has business operations that are separate and distinct from the operations of the Company. Moreover, the Contributor has determined that the transactions with the Company and the transactions contemplated by the Transaction Documents constitute a prudent and

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advisable course of action designed to improve the financial position of the Contributor that will not impair the rights of creditors of the Contributor.

Neither the Contributor nor any Affiliate of the Contributor has received credit from any entity based upon any representations from the Contributor or any Affiliate of the Contributor that the assets of the Company at the time of such extension of credit were owned by the Contributor or any Affiliate of the Contributor.

Thus, the Company is not a mere instrumentality of the Contributor, nor are the affairs of the Contributor and the Company so entangled that it would be costly and time consuming to untangle them. Although the Contributor is liable for the federal income tax liabilities of the Company because of the federal tax treatment of limited liability companies, such circumstances arise from a prescribed regulatory scheme and are not probative of whether the assets and liabilities of the Contributor and the Company are sufficiently separate for substantive consolidation purposes. Because the Contributor and the Company will be operated as separate entities, and particularly because all financial statements of the Contributor will disclose the separate legal entity status of the Company and that the assets of the Company are not available to satisfy the claims of creditors of the Contributor or any Affiliate of the Contributor, creditors of the Contributor will not be able to argue persuasively that they dealt with the Contributor and the Company as a single entity.

If a proponent of substantive consolidation establishes a prima facie case in favor of consolidation, the burden shifts to an objecting creditor to show that it relied on the separate credit of the entities to be consolidated and will be prejudiced by substantive consolidation. If an objecting creditor makes this showing, then the court must determine whether the demonstrated benefits of consolidation “heavily” outweigh the harm, and where creditors rely on the separate existence of corporate entities in extending credit, or would suffer more than minimal harm from disregarding such separate existence, courts have ruled that the balance of equities weighs against substantive consolidation.

The Administrative Agent and certain other parties have reasonably relied upon the separate existence of the Contributor and the Company and the credit of the Contributor, and upon the ownership by the Company of its assets, when it entered into the transactions contemplated by the Transaction Documents. The Administrative Agent and certain other parties would be prejudiced by substantive consolidation. While at this time the benefits of substantive consolidation cannot be known, there would appear to be few, if any, equities on the side of creditors of the Contributor who knew, by virtue of the facts described above, that the assets of the Company were not available to satisfy their debts, but who would be arguing nonetheless in favor of substantive consolidation. Finally, creditors of the Contributor prior to the date hereof who were aware of the existence of the Company were not led to believe by the Company or any Affiliate of the Company that any of such entities was responsible for any debts of the Contributor. Neither the Contributor nor any Affiliate of the Contributor have received credit from any entity based upon any representations from the Contributors or any Affiliate of the Contributor that the assets of the Company at the time of such

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extension of credit were owned by the Contributor or any Affiliate of the Contributor. Substantive consolidation is an equitable doctrine, and under these circumstances a court should not conclude that the benefits heavily outweigh the harm.

III.	OPINIONS EXPRESSED

Based on the reasoning and the facts and on the assumptions, qualifications and limitations set forth in this letter, it is our opinion that in a properly presented and argued case, in the event of the bankruptcy of the Contributor, a federal bankruptcy court would find that the contribution of the Receivables by the Contributor to the Company in the manner set forth in the Contribution Agreement would constitute a true conveyance of such Receivables and not a borrowing by the Contributor secured by such Receivables, and therefore, such Receivables would not be the property of the Contributor’s bankruptcy estate under Section 541 of the Bankruptcy Code. In the event it were asserted that the beneficial interest in and legal title to the Receivables was part of the Contributor’s bankruptcy estate, we express no opinion as to how long the Company or an assignee thereof would be denied possession of such Receivables or how long the Company or an assignee thereof would be denied possession of the Collections in the Contributor’s possession before the validity of such assertion could be finally decided. We also express no opinion as to whether, in the event it were asserted that the beneficial interest in and legal title to the Receivables and the Collections were part of the Contributor’s bankruptcy estate, a court would permit the Contributor to use Collections in the Contributor’s possession without the consent of the Company or an assignee thereof, either before deciding the issue or pending appeal after a decision adverse to the Company or such assignee.

Based on the reasoning and the facts and on the assumptions and limitations set forth in this letter, it is our opinion that in a properly presented and argued case, a federal bankruptcy court would not, on a motion of the Contributor as debtor in possession, or of a creditor, receiver, conservator or trustee of the Contributor, disregard the separate existence of the Company and order the assets and liabilities of the Company, to be substantively consolidated with those of the Contributor.

We note, however, that substantive consolidation is an equitable doctrine and that courts have accorded different degrees of importance to the factual elements before them in determining whether to exercise their equitable power to order substantive consolidation. Accordingly, there can be no assurance that a court, in exercising its discretionary equitable power, could not reach a conclusion contrary to the opinion expressed herein.

We also express no opinion as to the availability or effect of a preliminary injunction, temporary restraining order or other such temporary relief affording delay pending a determination on the merits; by such reservation, however, we do not imply that we have undertaken any analysis to determine whether any such equitable relief would be available to prevent enforcement of the Transaction.

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All of the analysis and its conclusions contained in this letter are based on, and limited to, the law and the structure of the Transaction in effect as of the date of this letter. We also note that a court’s decision regarding matters covered by our opinions in this letter will be based on the court’s own analysis and interpretation of the factual evidence before such court and of legal principles applicable at such time.

We are members of the bar of the State of New York and we express no opinion herein as to any matters governed by any laws other than the law of the State of New York and the Federal laws of the United States of America.

This opinion is rendered only to you and is solely for your benefit in connection with the Transaction contemplated in the Contribution Agreement and the other Transaction Documents. It may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose, and, without our prior written consent, may not be transmitted or disclosed to any other person save to Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc., and Moody’s Investor Services, Inc., who may rely on this opinion as if it were addressed to them, and their respective legal advisors.

Very truly yours,

Schedule I

Addressees

The Chase Manhattan Bank, as Administrative Agent

[Address]

Triangle Receivables Funding LLC

c/o Memec, LLC

[Address]

Memec, LLC

[Address]

Park Avenue Receivables Corporation,

[Address]

Sheffield Receivables Corporation,

[Address]

Schedule II

List of Documents Reviewed by

Clifford Chance Rogers & Wells LLP

1.	Contribution Agreement dated as of [ • ], 2000, between the Contributor and the Company.

2.	Asset Backed Loan Agreement dated as of [ • ], 2000, among the Administrative Agent, the Company, the CP Conduit Lenders, Certain APA Banks and Barclays Bank plc, as Sheffield Funding Agent.

3.	Limited Liability Company Agreement dated October [ • ], 2000, among Memec, LLC, as sole equity member, and Donald J. Puglisi, as special member.

4.	Legal opinions of Richards, Layton & Finger, special Delaware counsel for the Company and the Contributor, dated [ • ], 2000, forms of which are attached hereto as Exhibit B.

5.	Legal opinion of Farella Braun & Martel, special California counsel for the Company, dated [ • ], 2000, a form of which is attached hereto as Exhibit C.

6.	Certificate of solvency of [ ], chief operating officer of Memec, LLC, dated [ • ], 2000, a form of which is attached hereto as Exhibit A.

7.	Unfiled copies of the UCC-1 financing statements (together with the Schedule attached thereto) naming Memec, LLC as “Contributor” and Triangle Receivables Funding LLC as “Contributee” and describing the Contribution Agreement and the Receivables to be contributed thereunder, which will be filed in the State of California.

Exhibit A

Solvency Certificate

of

Memec LLC

To:	Triangle Receivables Funding LLC
The Chase Manhattan Bank, as Administrative Agent
Attention:	[ ● ]
Facsimile:	[ ● ]

I, [ ● ], a duly elected manager of MEMEC LLC (the “Contributor”) hereby certify (in my capacity as a manager of the Contributor) in connection with the contribution of certain Receivables on the date hereof to the Company (as defined herein) pursuant to that certain Contribution Agreement dated as of [ ● ], 2000 (the “Contribution Agreement”), among the Contributor, and Triangle Receivables Funding LLC], as the Company (the “Company”) as follows:

The fair value of the assets of the Contributor at a fair valuation exceeds the debts and liabilities (whether subordinated, contingent or otherwise) of the Contributor. The assets of the Contributor do not constitute unreasonably small capital to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The present fair saleable value of the property of the Contributor will be greater than the amount that will be required to pay the probable liability of the Contributor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. The Contributor does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Contributor and the timing of the amounts of cash to be payable on or in respect of its indebtedness. The Contributor does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Contributor or any of its assets or revenue.

Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Contribution Agreement.

IN WITNESS WHEREOF, I have signed and delivered this solvency certificate this [ ● ] day of [ ● ].

MEMEC LLC,
as Contributor

By:
Name
Title:

Exhibit B

Form of Legal Opinions of Delaware Counsel

Exhibit C

Form of Legal Opinion of California Counsel

Schedule 3.1(j)

Form of Solvency Certificate

To:	Triangle Receivables Funding LLC The Chase Manhattan Bank, as Administrative Agent
Attention:	[ ● ]
Facsimile:	[ ● ]

I, [ ● ], a duly elected manager of MEMEC LLC (the “Contributor”) hereby certify (in my capacity as a manager of the Contributor) in connection with the contribution of certain Receivables on the date hereof to the Company (as defined herein) pursuant to that certain Contribution Agreement dated as of [ ● ], 2000 (the “Contribution Agreement”), among the Contributor, and Triangle Receivables Funding LLC], as the Company (the “Company”) as follows:

The fair value of the assets of the Contributor at a fair valuation exceeds the debts and liabilities (whether subordinated, contingent or otherwise) of the Contributor. The assets of the Contributor do not constitute unreasonably small capital to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The present fair saleable value of the property of the Contributor will be greater than the amount that will be required to pay the probable liability of the Contributor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. The Contributor does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Contributor and the timing of the amounts of cash to be payable on or in respect of its indebtedness. The Contributor does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Contributor or any of its assets or revenue.

Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Contribution Agreement.

IN WITNESS WHEREOF, I have signed and delivered this solvency certificate this [ ● ] day of [ ● ].

MEMEC LLC, as Contributor

By:
Name:
Title:

Schedule 4.1(n)(i)

Location of Books and Records

Schedule 4.1(n)(i)(ii)

Chief Executive Office

Schedule 4.1(p)(i)

Other Business Names

Schedule 8.1

Accounts

With respect to the Contributor:

With respect to the Company:

EXHIBIT M

FORM OF U.S. RECEIVABLES PURCHASE AGREEMENT

CLIFFORD CHANCE

ROGERS & WELLS LLP

INSIGHT ELECTRONICS LLC,

IMPACT SEMICONDUCTOR TECHNOLOGIES LLC and

UNIQUE SEMICONDUCTOR TECHNOLOGIES INC.,

as Originators and Sub-Collection Agents

And

MEMEC LLC,

as Purchaser

U.S. RECEIVABLES PURCHASE AGREEMENT

SCHEDULE 2.1(d)	Originator Daily Reports

SCHEDULE 3.1(e)(i)(a)	Form of California Counsel Opinion

SCHEDULE 3.1(e)(i)(b)	Form of California Counsel Opinion

SCHEDULE 3.1(e)(ii)	Form of New York Counsel Opinion

SCHEDULE 3.1(e)(iii)	Form of Delaware Counsel Opinion

SCHEDULE 3.1(f)	Form of Bankruptcy Opinion

SCHEDULE 3.1(j)	Form of Solvency Certificate

SCHEDULE 4.1(n)(i)	Location of Books and Records

SCHEDULE 4.1(n)(ii)	Chief Executive Office

SCHEDULE 4.1(p)(i)	Other Business Names

RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) dated as of [ • ], 2000

AMONG

(1)	INSIGHT ELECTRONICS LLC, a Delaware limited liability company, IMPACT SEMICONDUCTOR TECHNOLOGIES LLC, a Delaware limited liability company, and UNIQUE SEMICONDUCTOR TECHNOLOGIES INC., a California corporation (collectively with any Additional Originators, the “Originators”); and

(2)	MEMEC LLC, a Delaware limited liability company, as Purchaser (the “Purchaser”).

WHEREAS

(A)	The Originators have at present and expect to have in the future Receivables owed to them that arise in the ordinary course of their business.

(B)	The Originators intend to sell to the Purchaser and the Purchaser intends to purchase from the Originators, in each case pursuant to the terms hereof, certain Receivables originated by the Originators.

(C)	Pursuant to a Contribution Agreement dated as of [ • ], 2000, between the Purchaser, as contributor (in such capacity, the “Contributor”), and Triangle Receivables Funding LLC, as the company (the “Company”), the Purchaser intends to contribute all Receivables purchased by it hereunder as well as certain other Receivables purchased by it from other of its affiliates to the Company.

(D)	Pursuant to an Asset Backed Loan Agreement dated as of [ • ], 2000 (the “Asset Backed Loan Agreement”) among the Company, as borrower, the CP Conduit Lenders, certain PARCO APA Banks, Barclays Bank plc, as Sheffield Funding Agent and The Chase Manhattan Bank, as PARCO Funding Agent and Administrative Agent, the Company will borrow funds from the Lenders, which loans shall be secured by, among other things, the Company’s interest in the Receivables contributed to it by the Purchaser.

(E)	In accordance with the Asset Backed Loan Agreement, the Administrative Agent intends to appoint the Purchaser as Collection Agent in respect of all Receivables owned by the Company.

(F)	Upon its appointment as Collection Agent, the Purchaser intends to delegate certain of its obligations as Collection Agent to the Originators.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions

1.1	Defined Terms

Whenever used in this Agreement (including the recitals hereto), the following words and phrases shall have the following meanings:

“1940 Act” means the United States Investment Company Act of 1940, as amended.

“Additional Originator” means any additional originator made a party to this Agreement pursuant to Section 10.

“Adjustment Payment” has the meaning assigned in Section 2.6(a).

“Administrative Agent” has the meaning assigned in the Asset Backed Loan Agreement.

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Insolvency Laws” means, with respect to any Person, any applicable bankruptcy, insolvency, or other similar United States or foreign law now or hereinafter in effect.

“Approved Currency” has the meaning assigned in the Asset Backed Loan Agreement.

“Asset Backed Loan Agreement” has the meaning assigned thereto in the recitals.

“Atlas” means Atlas Services LLC, a Delaware limited liability company, which prior to the Effective Date, was an affiliate of the Originators.

“Atlas Receivables” means Receivables invoiced on behalf of the Originators by Atlas and identified on the relevant Originator Daily Report as such.

“Atlas Transition Period” means the 90 day period following the Effective Date, or with respect to Receivables invoiced by Atlas pursuant to any contract between Atlas and any customer of the Originators the term of which is longer than 90 days, then such longer period.

“Bankruptcy Code” means the United States Federal Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) another day on which commercial banking institutions or trust companies in London, the States of California and New York, or in the city where the chief executive office of any of the Originators is located, are authorized or obligated by law, executive order, or governmental decree to be closed.

“Clean-Up Payment” has the meaning assigned in the Contribution Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

“Collection Account” has the meaning assigned in the Asset Backed Loan Agreement.

“Collection Agent” has the meaning assigned in the Asset Backed Loan Agreement.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including any finance, interest, late or similar charges owed by an Obligor pursuant to a Contract, and any cash proceeds of Related Property with respect to such Receivable.

“Commitment Expiry Date” has the meaning assigned in the Asset Backed Loan Agreement.

“Contract” means an agreement between an Originator and an Obligor (including a written contract, an invoice, a purchase order or open account), pursuant to which or under which such Obligor is obligated to make payments in respect of any Receivable or Related Property to such Originator from time to time.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“CP Conduit Lenders” has the meaning assigned in the Asset Backed Loan Agreement.

“Credit Agreement” has the meaning assigned in the Asset Backed Loan Agreement.

“Defaulted Receivable” has the meaning assigned in the Asset Backed Loan Agreement.

“Designated Ineligible Receivable” means each Receivable sold to the Purchaser that is not an Eligible Receivable as of the relevant Purchase Date and that is identified on the applicable Originator Daily Report as a Designated Ineligible Receivable.

“Diluted Receivable” has the meaning assigned in the Asset Backed Loan Agreement.

“Dilution Adjustment” means any adjustment that would result in a Receivable becoming a Diluted Receivable.

“Dilution Adjustment Payment” has the meaning assigned in Section 2.5.

“Disclosure Letter” means the letter provided by [ • ] to [ • ] in connection with the sale of the Purchaser and its affiliates to [ • ].

“Dollars” shall mean the lawful currency of the United States.

“Effective Date” means the Business Day upon which the initial conditions precedent set forth in Section 3 have been satisfied or waived by the Purchaser, which day shall be designated by the Purchaser.

“Eligible Receivables” has the meaning assigned in the Asset Backed Loan Agreement.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

“Excluded Receivables” means Receivables denominated or payable in a currency other than an Approved Currency and Collections in respect of which are not to be paid to a Lock-Box Account.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“General Opinion” means, with respect to any action by an Originator, an Opinion of Counsel to the effect that (i) such action has been duly authorized by all necessary limited liability company or corporate action on the part of the Originator, (ii) any agreement executed in connection with such action constitutes a legal, valid and binding obligation of the Originator, enforceable in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and generally (whether considered in a proceeding at law or in equity) (or subject to similar exceptions), (iii) such action does not violate the Originator’s constitutive documents and (iv) such action does not result in a breach of, or default under any material contractual obligation, or the creation of any Lien pursuant thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Incremental Borrowing” has the meaning assigned in the Asset Backed Loan Agreement.

“Indebtedness” has the meaning assigned in the Asset Backed Loan Agreement.

“Indemnification Event” has the meaning assigned in Section 2.6(b).

“Indemnification Liabilities” has the meaning assigned in Section 8.2.

“Indemnification Payment” has the meaning assigned in Section 2.6(b).

“Independent Public Accountants” means, with respect to any Person, any independent certified public accountants of nationally recognized standing or any successor thereto (who may also render services to the Purchaser), provided that such firm is independent with respect to such Person within the meaning of Regulation 2-01(b) under the United States Securities Act of 1933, as amended.

“Insolvency Event” means, with respect to any Person, (i) a court having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under Applicable Insolvency Laws, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal, state or foreign law now or hereafter in effect and shall not be stayed; (ii) (A) an involuntary case is commenced against such Person under any Applicable Insolvency Law now or hereafter in effect, a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of the property of such Person, shall have been entered, an interim receiver, trustee or other custodian of such Person for all or a substantial part of the property of such Person is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of such Person, and (B) any event referred to in clause (ii)(A) above continues for sixty (60) days unless dismissed, bonded or discharged; (iii) such Person shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Applicable Insolvency Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Applicable Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (iv) the making by such Person of any general assignment for the benefit of creditors; (v) the inability or failure of such Person generally to pay its debts as such debts become due; or (vi) the Board of Directors or equivalent body of such Person authorizes action to approve any of the foregoing.

“Lenders” has the meaning assigned in the Asset Backed Loan Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; provided, however, that if a lien is imposed under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies, then such lien shall not be treated as a “Lien” from and after the time (i) any Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Purchaser and the Administrative Agent a written statement of the amount of such lien together with written evidence of payment of such amount, or (ii) such lien expires pursuant to Section 412(n)(4)(B) of the Code or Section 302(f)(4)(B) of ERISA.

“Local Business Day” means, with respect to a Person any day other than (a) a Saturday or Sunday or (b) another day on which commercial banking institutions or trust companies in the jurisdictions where such Person has its principal place of business are authorized or obligated by law, executive order, or governmental decree to be closed.

“Lock-Box Account” has the meaning assigned in the Asset Backed Loan Agreement.

“Margin Stock” has the meaning given to such term in Regulation U of the United States Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means, when used with respect to any Person, (a) a material impairment of such Person’s ability to perform its obligations under the Transaction Documents, (b) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of such Person or (c) a material impairment of the validity or enforceability of any of the Transaction Documents against such Person and, where applicable, shall also include (d) a material impairment of the collectability of the Receivables taken as a whole and (e) a material impairment of the interests, rights or remedies of the Purchaser with respect to the Transaction Documents or the Receivables taken as a whole.

“Multiemployer Plan” means with respect to any Person, a multiemployer plan as defined in Section 400 l(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Obligor” means, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

“Opinion of Counsel” means, with respect to an Originator, a written opinion or opinions of one or more counsel to such Originator, which counsel shall be reasonably acceptable to the Purchaser and the Administrative Agent.

“Originator Daily Report” means, with respect to each Originator, the report prepared by the Originator pursuant to this Agreement, together with a list of the Receivables described therein, neither of which shall be signed by the Originator or any other person.

“Originator Documents” has the meaning assigned in Section 7.3(b).

“Originator Termination Date” means the earliest of (i) the Business Day designated by the Purchaser to the Originator as the Termination Date at any time following forty-five (45) days’ written notice to the Originator, (ii) the day upon which an Originator Termination Event is declared or automatically occurs relating to an Originator Termination Event pursuant to Section 7.1, and (iii) the Commitment Expiry Date.

“Originator Termination Event” has the meaning assigned in Section 7.1.

“Originator” means each of (i) Insight Electronics LLC, a Delaware limited liability company, (ii) Impact Semiconductor Technologies LLC, a Delaware limited liability company, (iii) Unique Semiconductor Technologies Inc., a California corporation, and (iv) any Additional Originator.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Person succeeding to the functions thereof.

“Permitted Liens” means, at any time, for any Person:

(a)	Liens created pursuant to any Transaction Document; and

(b)	Liens for taxes, assessments or other governmental charges or levies (i) not yet due or (ii) that are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person.

“Person” means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

“Plan” means, with respect to any Person, any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

“Policies” means the credit and collection policies of each Originator, as applicable, copies of any of which that are in writing have been previously delivered to the Purchaser.

“Potential Originator Termination Event” means any condition or act that, with the giving of notice or the lapse of time or both, would constitute an Originator Termination Event.

“Principal Amount” means, with respect to any Receivable, the unpaid principal amount due thereunder.

“Purchase Price” means, with respect to any Receivable, the price paid for such Receivable specified in Section 2.2.

“Receivable” means all the indebtedness and payment obligations of an Obligor to an Originator arising from the sale of merchandise or services by an Originator (and shall include, without limitation, the right of payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Obligor with respect thereto).

“Receivable Assets” has the meaning assigned in Section 2.1(a).

“Related Property” means, with respect to a Receivable:

(a)	all of the related Originator’s interest in the goods, if any, relating to the sale that gave rise to such Receivable;

(b)	all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by the applicable Obligor describing any collateral securing such Receivable; and

(c)	all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

“Reportable Event” means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Requirement of Law” for any Person means the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any member of the Board of Directors or equivalent body, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary, the Treasurer or Manager (in the case of a limited liability company) of such Person.

“Servicing Fee Letter” means the letter agreement dated on or about the date hereof between the Collection Agent and the Sub-Collection Agent in respect of the fees to be paid to the Sub-Collection Agent as provided in Section 9.2.

“Specified Bankruptcy Opinion Provisions” means the factual assumptions (including those contained in the factual certificate referred to therein) and the actions to be taken by the Purchaser and the Originators in the legal opinion of Clifford Chance Rogers & Wells LLP relating to certain bankruptcy matters delivered on the Effective Date.

“Sub-Collection Agent” has the meaning assigned in Section 9.

“Sub-Servicing Fee” means the fee payable to the Sub-Collection Agent as specified in the Servicing Fee Letter.

“Subsidiary” means, as to any Person, a corporation, partnership, or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other equivalent body of such corporation, partnership, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one of more intermediaries, or both, by such Person.

“Transaction Documents” means the collective reference to this Agreement, the U.K. Receivables Purchase Agreement, the Contribution Agreement, the Asset Backed Loan Agreement and any other documents delivered pursuant to or in connection therewith.

“Transactions” means the transactions contemplated under each of the Transaction Documents.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“U.K. Originators” means (i) Memec UK Ltd., a limited liability company organized under the laws of England and Wales, and (ii) any additional originator permitted under the U.K. Receivables Purchase Agreement.

“U.K. Receivables Purchase Agreement” means the Receivables Purchase Agreement dated [ • ], 2000, by and between the Purchaser, the U.K. Originators, Barclays Bank plc, as Sheffield Funding Agent, and The Chase Manhattan Bank, as PARCO Funding Agent and Administrative Agent, pursuant to which the Purchaser has agreed to purchase Receivables and all other Receivable Assets related to such Receivables from such U.K. Originators from time to time.

“United States” for purposes of geographic description means the United States of America (including the States and the District of Columbia), its territories, its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

1.2	Other Definitional Provisions

(a)	The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(b)	As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Originators and the Purchaser, unless otherwise defined or incorporated by reference herein, shall have the respective meanings given to them under GAAP.

(c)	The meanings given to terms defined or incorporated by reference herein shall be equally applicable to both the singular and plural forms of such terms.

(d)	Any reference herein to a Schedule or Exhibit to this Agreement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time to the extent that such Schedule or Exhibit may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule or Exhibit) in compliance with the terms of the Transaction Documents.

(e)	Any reference in this Agreement to any representation, warranty or covenant “deemed” to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

(f)	The words “include”, “includes” or “including” shall be interpreted as if followed, in each case, by the phrase “without limitation”.

(g)	Any reference herein to a provision of the Bankruptcy Code, Code, ERISA, 1940 Act or the UCC shall be deemed a reference to any successor provision thereto.

2.	Purchase and Sale of Receivables

2.1	Sales

(a)	Subject to the terms and conditions of this Agreement, each Originator shall sell, transfer, assign and convey, without recourse (except as expressly provided herein), to the Purchaser all of its present and future right, title and interest in, to and under:

(i)	all existing Receivables originated by the Originator and all further Receivables originated from time to time hereafter (excluding, in each case, the Excluded Receivables) as indicated in the Originator Daily Report delivered to the Purchaser on the applicable date of sale;

(ii)	the Related Property;

(iii)	all Collections;

(iv)	all payment, enforcement and other rights (including rescission, replevin or reclamation) of the Originator relating to any such Receivable or arising therefrom;

(v)	all monies due or to become due and all amounts received with respect to the items listed in clauses (i) through (iv) above and all proceeds (including anything received upon the sale, exchange, collection or other disposition of the foregoing and all “proceeds” as defined in Section 9-306 of the UCC as in effect in the State of New York) thereof; and

(vi)	any lock-box accounts related to the Receivables.

Such property described in the foregoing clauses (i) through (iv) shall be referred to collectively herein as the “Receivable Assets” and shall be considered to be assets that have been sold, transferred, assigned, set over and otherwise conveyed by the applicable Originator to the Purchaser upon the delivery to the Purchaser and acceptance by the Purchaser of the applicable Originator Daily Report with respect to such Receivable Assets (which acceptance shall not require the Originator Daily Report to be signed by or on behalf of the Purchaser and which acceptance shall be deemed to occur unless the Purchaser communicates otherwise to the Originator in writing within two (2) Business Days after the Purchaser’s receipt of the Daily Report) (such date of acceptance hereinafter referred to as the “Purchase Date”) without any further action by the applicable Originator or any other Person.

(b)

The applicable Originator and the Purchaser hereby acknowledge and agree that it is their mutual intent that (a) every transfer of Receivable Assets to the Purchaser hereunder shall be an absolute, unconditional, “true” sale and not a mere granting of a security interest to secure a loan to or from the Purchaser, (b) the Originators shall not retain any interest in the Receivable Assets after the sale thereof hereunder and (c) the Receivables sold hereunder shall not be part of the applicable Originator’s insolvency or bankruptcy estate in the event an insolvency or delinquency proceeding or a bankruptcy petition or other action shall be commenced or filed by or against such Originator under any insolvency or bankruptcy law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed by any relevant Governmental Authority for any reason whatsoever, whether for limited purposes or otherwise, to be a security interest granted to secure indebtedness of an Originator, such Originator shall be deemed to have granted to the Purchaser a perfected first priority security interest under Article 9 of the UCC in the applicable jurisdictions in all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, and wherever located, the Receivables sold by such Originator and the other Receivable Assets related to such Receivables, and this Agreement shall constitute a security agreement under applicable law, securing the repayment of the amounts paid hereunder, subject to the other terms and conditions of this Agreement, together with such other obligations or interests as may arise hereunder in favor of the parties hereto.

(c)	In connection with any transfer, assignment, conveyance and sale pursuant to Section 2.1(a), each Originator hereby agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements or other similar filings (and continuation statements with respect to such financing statements or other similar filings when applicable), (i) with respect to the Receivables and (ii) with respect to any other Receivable Assets for which an assignment or the creation of a security interest (as defined in the applicable UCC or other similar applicable laws, legislation or statute) may be perfected under the applicable UCC or other applicable laws, legislation or statute by such filing, in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the transfer, assignment, conveyance and sale of such Receivables and any other Receivable Assets related to such Receivables to the Purchaser, and to deliver to the Purchaser on or before the Effective Date a file-stamped copy or certified statement of such financing statement (or the similar filing) or other evidence of such filing.

(d)	In connection with the transfer, assignment, conveyance and sale pursuant to Section 2.1(a), each Originator agrees at its own expense, with respect to the Receivables originated by it, that it will, as agent of the Purchaser, (i) on the Effective Date and thereafter, indicate or cause to be indicated on the computer files and other physical records (but not including individual invoices or individual collection files) relating to such Receivables (by means of a general legend that will automatically appear at or near the beginning of any screen, list or print-out of such Receivables) that all such Receivables and all other Receivable Assets included in such screen, list or print-out have been transferred, assigned, conveyed and sold to the Purchaser in accordance with this Agreement and (ii) acknowledge, deliver or transmit or cause to be delivered or transmitted to the Purchaser an Originator Daily Report containing at least the information specified in Schedule 2.1(d) hereto as to all such Receivables originated by it, as of the applicable date of sale.

(e)	All sales of Receivables by the Originators hereunder shall be without recourse to, or any representation or warranty of any kind (express or implied) by, the Originators except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in the creation or assumption by the Purchaser of any obligation of any Originator or any other person in connection with the Receivables or any agreement or instrument relating thereto, including any obligation to any Obligor.

2.2	Purchase Price

The purchase price (the “Purchase Price”) for the Receivables and other Receivable Assets related to such Receivables sold, transferred, assigned and conveyed to the Purchaser pursuant to Section 2.1(a) shall be the product of (a) the Principal Amount thereof at the time of sale and (b) [ • ]%, or such other percentage as may be agreed upon from time to time between the parties hereto, as set forth in the applicable Originator Daily Report identifying such Receivables. The Purchase Price for any Receivables sold hereunder shall be payable in immediately available funds in the currency in which such Receivables are denominated no later than the close of business, California time, on the relevant Purchase Date.

2.3	[Reserved]

2.4	No Repurchase

Subject to Section 2.6, no Originator shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Purchaser any Receivables or other Receivable Assets related to such Receivables sold by it or to rescind or otherwise retroactively effect any purchase of any such Receivables or Receivable Assets related to such Receivables after the Purchase Date relating thereto; provided that the foregoing shall not be interpreted to limit the right of the Purchaser to receive an Adjustment Payment or Indemnification Payment.

2.5	Rebates, Adjustments, Returns, Reductions and Modifications

From time to time, an Originator may make a Dilution Adjustment to a Receivable in accordance with this Section 2.5 and Section 6.2; provided that if an Originator cancels an invoice related to such Receivable, such Originator must make or cause to be made a payment (a “Dilution Adjustment Payment”) in the same currency as such cancelled Receivable in an amount equal to the full unpaid amount of such cancelled invoice pursuant to this Section 2.5. Each Originator agrees to pay any necessary Dilution Adjustment Payments no later than the Purchase Date on or immediately succeeding the date any Dilution Adjustment is granted or made. The amount of any Dilution Adjustment shall be set forth on the first Originator Daily Report prepared after the date on which such Dilution Adjustment is granted or made.

2.6	Payments in Respect of Ineligible Receivables, Indemnification Payments and Clean-Up Call

(a)

In the event of there being a breach of any of the representations, warranties or covenants, as applicable, contained in Section 4.2(a), 4.2(b), 4.2(c), 4.2(d), 4.2(f), 4.2(h), 5.2(b), 5.2(c), 6.1, 6.2, 6.3, 6.5, 6.8, or 6.9 in respect of any Receivable sold hereunder or if the Purchaser’s interest in any Receivable is not a full legal and beneficial ownership, the Originator that sold such Receivable shall as promptly as reasonably practicable, but in any event, within thirty (30) days after receipt of written notice of such breach or defect from the Purchaser, remedy the matter giving rise to such breach of representation or warranty if such matter is capable of being remedied. If such matter is not capable of being remedied or is not so remedied within said period of thirty (30) days, such Originator shall make a payment to the Purchaser in an amount (without duplication of any Dilution Adjustment Payments made pursuant to Section 2.5 or any other Adjustment Payments made pursuant to this Section 2.6), equal to the Purchase Price of such Receivable less Collections received by the Purchaser in respect of such Receivable (the “Adjustment Payment”). Upon the payment of an Adjustment Payment hereunder, the Purchaser shall automatically agree to pay to such Originator all Collections received subsequent to such payment with respect to such Receivable. The parties agree that an Originator’s obligation to pay the Adjustment Payment under this Section 2.6(a) is a reasonable pre-estimate of loss and not a penalty (and neither the Purchaser nor any other person or entity having an interest in this Agreement through the Purchaser shall be entitled to any other remedies as a consequence of any such breach).

(b)	In addition to its obligations under Section 8.2, each Originator agrees to pay, indemnify and hold harmless (without duplication of any Dilution Adjustment Payments made pursuant to Section 2.5 or any Adjustment Payments made pursuant to Section 2.6(a)) the Purchaser from any loss, liability, expense, damage or injury that may at any time be imposed on, incurred by or asserted against the Purchaser in any way relating to or arising out of (i) any Receivable sold by such Originator becoming subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement) or (ii) such Originator breaching any covenant contained herein with respect to any Receivable sold by such Originator (each of the foregoing events or circumstances being an “Indemnification Event”) and such Receivable (or a portion thereof) ceasing to be an Eligible Receivable on the date on which such Indemnification Event occurs. The amount of such indemnification shall be equal to the Purchase Price of such Receivable less Collections received by the Purchaser in respect of such Receivable (the “Indemnification Payment”). Such payment shall be made on or prior to the 10th Business Day after the day the Purchaser requests such payment or the Originator obtains knowledge of the Indemnification Event, unless such Indemnification Event shall have been cured on or before such 10th Business Day; provided, however, that in the event that an Originator Termination Event with respect to the Originator that sold such Receivable has occurred and is continuing, such Originator shall make such payment immediately. The Purchaser shall have no further remedy against such Originator in respect of such Indemnification Event unless such Originator fails to make an Indemnification Payment on or prior to such 10th Business Day or on such earlier day in accordance with the proviso set forth in this Section 2.6(b). Upon receiving an Indemnification Payment, the Purchaser shall automatically agree to pay to such Originator all Collections received subsequent to such payment with respect to the Receivable in respect of which an Indemnification Payment is made.

(c)	In the event that the Contributor chooses to make a Clean-Up Payment pursuant to Section 2.6(c) of the Contribution Agreement, then the Originators shall make a payment to the Contributor in an amount equal to that portion of the Clean-Up Payment that relates to Receivables purchased from such Originator. Upon receiving a payment pursuant to this subsection (c), the Contributor shall automatically agree to pay to the Originators all Collections received subsequent to such payment with respect to the Receivables in respect of which the payment pursuant to this subsection (c) was made.

2.7	Certain Charges

The Originators and the Purchaser hereby agree that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Receivables shall be the property of the Purchaser notwithstanding the occurrence of an Originator Termination Event and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of the Receivables transferred, conveyed, assigned and sold to the Purchaser pursuant to Section 2.1(a).

2.8	Certain Allocations

The Originators and the Purchaser hereby agree that if Collections can be attributed to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor; provided, however, that if the Collections from any Obligor cannot be attributed to a specific Receivable, then such Collection shall be applied to pay the Receivables of such Obligor in the order of maturity of such Receivables, beginning with the Receivable that has been outstanding the longest and ending with the Receivable that has been outstanding the shortest.

3.	Conditions to Purchases

3.1	Conditions Precedent to the Purchaser’s Initial Purchase of Receivables on the Effective Date

The obligation of the Purchaser to purchase Receivables and any other Receivable Assets related to such Receivables on the Effective Date from an Originator is subject to the satisfaction of the following conditions precedent that shall have been satisfied (or otherwise waived in writing by the Purchaser) on or prior to the Effective Date:

(a)	the Purchaser and the Administrative Agent shall have received copies of duly adopted resolutions (or, if applicable, a unanimous consent) of the Board of Directors of the Originator, as in effect on such Effective Date, authorizing the execution of this Agreement and the consummation of the Transactions pursuant to the Transaction Documents;

(b)	the Purchaser and the Administrative Agent shall have received copies of a certificate of good standing for the Originator issued by the Secretary of the state in which such Originator was organized;

(c)	the Purchaser and the Administrative Agent shall have received copies of a certificate of a Responsible Officer of the Originator certifying (i) the names and signatures of the managers authorized on its behalf to execute this Agreement and the other Transaction Documents to which it is a party and any other documents to be delivered by it hereunder or thereunder, (ii) that attached thereto is a true, correct, and complete copy of the Originator’s constitutive documents, (iii) that attached thereto is a true correct and complete copy of the document referred to in clause (a) above and (iv) that attached thereto is a true, correct and complete copy of the document referred to in clause (b) above;

(d)	the Purchaser and the Administrative Agent shall have received copies of fully executed counterparts of this Agreement and each other Transaction Document;

(e)	the Purchaser shall have received copies of legal opinions, in each case, dated the Effective Date and addressed to:

(i)	the Purchaser, the CP Conduit Lenders and the Administrative Agent from Farella Braun & Martel LLP, special California counsel to each Originator, in substantially the forms attached hereto as Schedule 3.1(e)(i)(a) and Schedule 3.1(e)(i)(b);

(ii)	the Purchaser, the CP Conduit Lenders and the Administrative Agent from Clifford Chance Rogers & Wells LLP, special New York counsel for the Originators and the Purchaser, in substantially the form attached hereto as Schedule 3.1(e)(ii);

(iii)	the Purchaser, the CP Conduit Lenders and the Administrative Agent from Richards, Layton & Finger, special Delaware counsel for the Purchaser and the Originators organized in Delaware in substantially the form attached hereto as Schedule 3.1(e)(iii);

(f)	the Purchaser shall have received a legal opinion, dated the Effective Date and addressed to the Purchaser, the CP Conduit Lenders and the Administrative Agent from Clifford Chance Rogers & Wells LLP, special New York counsel for the Originators and the Purchaser, in substantially the form attached hereto as Schedule 3.1(f), opining that, as a result of the transactions contemplated by this Agreement, a bankruptcy court would not hold that the Receivables and/or Receivable Assets related to such Receivables sold to the Purchaser hereunder would be the property of the applicable Originator’s bankruptcy estate under Section 541 of the Bankruptcy Code;

(g)	the Purchaser shall have received, to the extent in writing, the Policies of the Originator;

(h)	the Purchaser and the Administrative Agent shall have received copies of proper financing statements (Form UCC-1) dated a date on or before the Effective Date, naming the Originator as the seller and the Purchaser as the buyer or other similar instruments or documents as may be necessary or in the reasonable opinion of the Purchaser desirable under the UCC of all appropriate jurisdictions to perfect the Purchaser’s ownership interest in all Receivables and other Receivable Assets sold hereunder;

(i)	the Purchaser and the Administrative Agent shall have received certified copies of requests for information or copies (or a similar search report certified by parties acceptable to the Purchaser) dated a date reasonably near the Effective Date listing all effective financing statements or charges that name the Originator (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to clause (h) above, together with copies of such financing statements;

(j)	the Purchaser shall have received copies of a solvency certificate delivered by the Originator with respect to the Originator’s solvency in the form of Schedule 3.1(j);

(k)	the Purchaser shall have received the unaudited, consolidating financial statements of the Originator for the period ending and as at December 31, 1999; and

(l)	the Purchaser shall be satisfied that the Originator’s systems, procedures and record keeping relating to the Receivables are sufficient and satisfactory in order to permit the sale, assignment, transfer and conveyance of such Receivables and the administration of such Receivables in accordance with the terms and intent of this Agreement.

3.2	Conditions Precedent to all Purchases of Receivables

The obligation of the Purchaser to purchase Receivables and other Receivable Assets on each Purchase Date (including the Effective Date) is subject to the satisfaction of the following conditions precedent, that, on and as of the related Purchase Date, the following statements shall be true (and, with respect to the sale of any given Receivable, the delivery by or on behalf of the related Originator of the applicable Originator Daily Report covering such Receivable on such Purchase Date shall constitute a representation and warranty by the Originator that on such Purchase Date the statements in clauses (a) and (b) below are true):

(a)	the representations and warranties of the Originator contained in Section 4.1 shall be true and correct on and as of such Purchase Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct as of such other date);

(b)	after giving effect to such purchase, no Originator Termination Event or Potential Originator Termination Event with respect to the Originator shall have occurred and be continuing;

(c)	the Originator shall have delivered or transmitted to the Purchaser, with respect to the Receivables originated by it, an Originator Daily Report reasonably acceptable to the Purchaser showing, as of such Purchase Date, at least the information specified in Schedule 2.1(d) as to the Receivables to be sold, assigned, transferred and conveyed on such Purchase Date; and

(d)	since the Effective Date, there has been no change in the ability of the Originator to implement its collection procedures or exercise its rights with respect to the Receivables which would result in a no material adverse change in the overall collectability of the Receivables taken as a whole;

provided, however, that the failure of the Originator to satisfy any of the foregoing conditions shall not prevent the Originator from subsequently selling to the Purchaser Receivables originated by it, upon satisfaction of all such conditions.

4.	Representations and Warranties

4.1	Representations and Warranties of the Originators

Each Originator, severally and not jointly, hereby represents and warrants to the Purchaser as of the Effective Date that:

(a)	Organization; Powers

It (i) is duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite company power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect with respect to it and (iv) has the company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b)	Authorization

The execution, delivery and performance by it of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorized by all requisite company and, if applicable and required, member action, and (ii) will not (A) violate (1) any Requirement of Law applicable to it or (2) any provision of any Transaction Document or other material Contractual Obligation applicable to it, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation applicable to it except where any such conflict, violation, breach or default referred to in clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it or

(C) result in the creation or imposition of any Lien upon the Receivables sold to the Purchaser by it (other than Permitted Liens).

(c)	Enforceability

This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect and (b) to general principles of equity.

(d)	Governmental Approvals

No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby, except for (i) the filing of UCC financing statements (or other similar filings) in any applicable jurisdictions necessary to perfect the Purchaser’s ownership interest in the Receivables pursuant to Section 3.1(h), (ii) such as have been made or obtained and are in full force and effect and (iii) such actions, consents, approvals and filings the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect with respect to it.

(e)	Litigation; Compliance with Laws

(i)	Other than as set forth in the Disclosure Letter, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against it in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect with respect to it.

(ii)	It is not in default with respect to any judgement, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect with respect to it.

(f)	Agreements

(i)	It is not a party to any agreement or instrument or subject to any company or corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it.

(ii)	Other than as set forth in the Disclosure Letter, it is not in default in any manner under any provision of any Contractual Obligation, where such default could reasonably be expected to result in a Material Adverse Effect with respect to it.

(g)	Federal Reserve Regulations

It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(h)	Investment Company Act

It is not an “investment company” as defined in, or subject to regulation under, the 1940 Act or any successor statute thereto.

(i)	Tax Returns

It has filed or caused to be filed all material tax returns and has paid or caused to be paid or made adequate provision for all taxes due and payable by it and all assessments received by it except to the extent that non-payment (i) is being contested in good faith or (ii) could not reasonably be expected to result in a Material Adverse Effect with respect to it.

(j)	Employee Benefit Plans

Except to the extent failure to comply could not reasonably be expected to result in a Material Adverse Effect with respect to it, it and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred or is reasonably expected to occur that, when taken together with all other such Reportable Events, could reasonably be expected to result in a Material Adverse Effect with respect to it.

(k)	Financial Disclosure

Except to the extent otherwise required by law, it will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect account for the transactions contemplated hereby, in a manner that is inconsistent with the Purchaser’s ownership interest in the Receivables and Receivable Assets related to such Receivables. It intends to treat the sale and conveyance of the Receivables sold by it hereunder to the Purchaser as a sale of such Receivables for all tax, accounting and regulatory purposes; provided, however, that on a consolidated basis, the sale may be treated as a financing in accordance with Financial Accounting Standard 125.

(l)	[Reserved]

(m)	[Reserved]

(n)	Chief Executive Office

The offices at which it keeps its records concerning the Receivables originated by it either (x) are located as set forth on Schedule 4.1(n)(i) hereto or (y) are in locations as to which it has notified the Purchaser of the location thereof in accordance with Section 5.6. Its chief executive office is listed opposite its name on Schedule 4.1(n)(ii) and is the place where it is “located” for the purposes of Section 9-103(3)(d) of the applicable UCC that governs the perfection of the ownership interest of the Purchaser in the Receivables sold to the Company by it hereunder, and there have been no other such locations during the four months preceding the date of this Agreement.

(o)	Bulk Sales Act

No transaction contemplated hereby with respect to it requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law in the United States.

(p)	Names

Its legal name is as set forth in this Agreement is set forth on Schedule 4.1(p). It does not have any trade names, fictitious names, assumed names or “doing business as” names except as set forth on Schedule 4.1(p).

(q)	Solvency

No Insolvency Event with respect to it has occurred and the sale, assignment, conveyance and transfer of the Receivables by it to the Purchaser has not been made in contemplation of the occurrence thereof. Both prior to and after giving effect to the transactions occurring on the Effective Date and after giving effect to each subsequent transaction contemplated hereunder, (i) the fair value of its assets, taken individually at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of its property, taken individually and not on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of it on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) it will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) it will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. It does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its indebtedness.

(r)	No Originator Termination Event

As of the Effective Date, no Originator Termination Event or Potential Originator Termination Event with respect to it has occurred and is continuing.

(s)	No Fraudulent Transfer

It is not entering into this Agreement with the actual or constructive intent to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Receivables being sold hereunder.

(t)	Collection Procedures

It has in place its Policies and has not acted in contravention of any such Policies with respect to the Receivables in any material respect.

(u)	Lock-Box Accounts

Except to the extent otherwise permitted under the terms of the Transaction Documents, the Lock-Box Accounts are free and clear of any Liens.

The representations and warranties as of the date made set forth in this Section 4.1 shall survive the transfer, assignment, and sale of the Receivables and any other Receivable Assets related to such Receivables to the Purchaser. Upon discovery by a Responsible Officer of the Purchaser or by a Responsible Officer of an Originator of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto and the Administrative Agent.

4.2	Representations and Warranties of the Originators Relating to the Receivables

Each Originator, severally and not jointly, hereby represents and warrants to the Purchaser on each Purchase Date with respect to the Receivables being sold, transferred, assigned and conveyed to the Purchaser by it as of such date:

(a)	Receivables Description

The Originator Daily Report delivered or transmitted by it pursuant to Section 2.1(d) sets forth in all material respects an accurate and complete listing of all Receivables (and any Receivable Assets related thereto) originated by it, aggregated by Obligor, to be sold, transferred, assigned and conveyed to the Purchaser on such Purchase Date and the information contained therein in accordance with Schedule 2.1(d) with respect to each such Receivable is true and correct in all material respects as of such date.

(b)	No Liens

Each Receivable originated by it existing on the Effective Date or, in the case of Receivables sold, transferred, assigned and conveyed to the Purchaser after the Effective Date, on the date that each such Receivable shall have been sold, transferred, assigned and conveyed to the Purchaser, has been sold, transferred, assigned and conveyed to the Purchaser free and clear of any Liens, except for Permitted Liens.

(c)	Eligible Receivable

Each Receivable originated by it that is represented to be an Eligible Receivable in the Originator Daily Report delivered on the relevant Purchase Date is an Eligible Receivable on such Purchase Date.

(d)	Filings

(i) All filings and other acts necessary or advisable under the UCC or under other applicable laws of jurisdictions outside the United States (to the extent applicable) (including, if applicable, but not limited to notifying related Obligors of the assignment of a Receivable) shall have been made or performed in order to grant the Purchaser on the applicable Purchase Date a full legal and beneficial ownership interest in respect of all Receivables originated by it then existing or thereafter arising, free and clear of any Liens, except for Permitted Liens and (ii) no effective financing statement or other instrument similar in effect covering any Receivable originated by it, any interest therein, or any Related Property with respect thereto is on file in any recording office except such as may be filed in favor of the Purchaser pursuant to this Agreement or in favor of the Administrative Agent pursuant to the Asset Backed Loan Agreement.

(e)	Policies

Since the Effective Date, there have been no material changes in its Policies, other than as permitted hereunder.

(f)	True Sale

Title to each Receivable sold, assigned, conveyed and transferred by it hereunder will be vested in the Purchaser as described in clauses (b) and (d) above, and such Receivables will not form part of its estate upon a bankruptcy of it.

(g)	No Material Adverse Effect

Since the Effective Date, no event has occurred that has had a Material Adverse Effect with respect to it.

(h)	No Fraudulent Transfer

No transfer of any Receivables or any Related Property by it to the Purchaser constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason. The transfer of Receivables to the Purchaser by it is not made with the actual or constructive intent to hinder, delay or defraud its present or future creditors and it is receiving reasonably equivalent value and fair consideration for the Receivables being sold by it hereunder.

The representations and warranties as of the date made set forth in this Section 4.2 shall survive the sale, transfer, assignment and conveyance of the Receivables and other Receivable Assets to the Purchaser. Upon discovery by a Responsible Officer of the Purchaser or a Responsible Officer of it of a breach of any of the representations and warranties (or of any Receivable originated by it encompassed by the representation and warranty in Section 4.2(c) not being an Eligible Receivable as of the relevant Purchase Date), the party discovering such breach shall give prompt written notice to the other parties hereto and the Administrative Agent.

4.3	Representations and Warranties of the Purchaser

The Purchaser represents and warrants as to itself as follows:

(a)	Organization; Powers

The Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite company power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, each jurisdiction where the nature of its business so requires, and (iv) has the company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b)	Authorization

The execution, delivery and performance by the Purchaser of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorized by all requisite company and, if applicable and required, member action; and (ii) will not (A) violate (1) any Requirement of Law or (2) any provision of any Transaction Document or any other material Contractual Obligation, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation, except where any such conflict, violation, breach or default referred to in clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it or (C) result in the creation or imposition of any Lien upon the Receivables other than as contemplated by the Transaction Documents.

(c)	Enforceability

This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by the Purchaser and constitutes, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect and (b) to general principles of equity.

(d)	Accounting Treatment

Except to the extent otherwise required by law, the Purchaser will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect account for the transactions contemplated hereby, in a manner that is inconsistent with the Purchaser’s ownership interest in the Receivables.

5.	Affirmative Covenants

Each Originator, severally and not jointly, hereby agrees that, so long as there are any amounts outstanding with respect to Receivables or until an Originator Termination Event with respect to it, whichever is later, such Originator shall:

5.1	Financial Statements, Reports, etc.

Furnish to the Purchaser and the Administrative Agent:

(a)	within 150 days after the end of each fiscal year, the unaudited, consolidating financial statements showing its financial condition as of the close of such fiscal year and the results of its operations during such year, all certified by a Responsible Officer of it;

(b)	within 60 days after the end of each fiscal quarter of each fiscal year, its unaudited, consolidating financial statements for the period from the beginning of such fiscal quarter to the end of such quarter, all certified by a Responsible Officer of it;

(c)	together with the financial statements required pursuant to clauses (a) and (b) above, a compliance certificate signed by a Responsible Officer of it stating that the attached financial statements have been prepared in accordance with GAAP and accurately reflect its financial condition;

(d)	promptly, from time to time, such historical information, including aging and liquidation schedules, in form and substance satisfactory to the Purchaser, as the Purchaser may reasonably request; and

(e)	promptly, from time to time, such other information regarding its operations, business affairs and financial condition, or compliance by it with the terms of any Transaction Document, in each case as the Purchaser may reasonably request.

5.2	Compliance with Law and Policies

(a)	Comply with all Requirements of Law and Contractual Obligations to which it is subject and which are applicable to it except to the extent that non-compliance would not reasonably be likely to result in a Material Adverse Effect with respect to it.

(b)	Perform its obligations in accordance with its Policies, as amended from time to time in accordance with the Transaction Documents, in regard to any Receivable originated by it and any other Receivable Assets related to such Receivable, except to the extent that non-compliance would not reasonably be likely to have a Material Adverse Effect on the collectability of such Receivable.

(c)	Comply with all Requirements of Law and obligations under any Contract with respect to any Receivable originated by it except to the extent that non-compliance would not reasonably be likely to have a Material Adverse Effect on the collectability of such Receivable.

5.3	Preservation of Corporate or Company Existence

(a)	Preserve and maintain its corporate or company, as applicable, existence, rights and privileges, if any, in the jurisdiction of its organization; and

(b)	Qualify and remain qualified in good standing as a foreign corporation or limited liabillity company, as applicable, in each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not, individually or in the aggregate with other such failures, have a Material Adverse Effect with respect to it.

5.4	Separate Corporate Existence from the Company

(a)	Except as set forth in the Transaction Documents, maintain its deposit account or accounts, separate from those of the Company and ensure that its funds will not be diverted to the Company, nor will such funds be commingled with the funds of the Company;

(b)	To the extent that it shares any officers or other employees with the Company, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among it and the Company, and it and the Company shall bear their fair shares of the salary and benefit costs associated with all such common officers and employees;

(c)

To the extent that it jointly contracts with the Company to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly between it and the Company and it and the Company shall bear their fair shares of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of the Company, the costs incurred in so doing shall be fairly allocated between it and the Company in proportion to the benefit of the goods or services each is provided, and it and the Company shall bear their fair shares of such costs. All material transactions between it and the Company, whether currently existing or hereafter entered into, shall be only on an arm’s length basis;

(d)	Maintain office space separate from the office space of the Company (but which may be located at the same address as the Company). To the extent that it and the Company have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses;

(e)	Issue financial statements separate from any financial statements issued by the Company;

(f)	Conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary corporate or limited liability company formalities, including, but not limited to, holding regular and special members’ and directors’ meetings appropriate to authorize all company action, keeping separate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(g)	Except as set forth in the Transaction Documents, not assume or guarantee any of the liabilities of the Company; and

(h)	Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order (x) to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to it (and, to the extent within its control, to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Company) and (y) to comply with those procedures described in such provisions that are applicable to it.

5.5	Inspection of Property; Books and Records; Discussions

Keep proper books of records and accounts in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Purchaser upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Local Business Day and as often as may reasonably be requested, subject to its security and confidentiality requirements and to discuss its business, operations, properties and financial condition with its officers and employees and with its Independent Public Accountants.

5.6	Location of Records

Keep its chief executive office, and the offices where it keeps the records concerning the Receivables originated by it and the other related Receivable Assets (and all original documents relating thereto), at the locations referred to for it on Schedule 4.1(n)(i) and Schedule 4.1(n)(ii) hereto or upon 60 days’ prior written notice to the Purchaser and the Administrative Agent, at such other locations in a jurisdiction where all action required by Section 5.13 shall have been taken and completed and be in full force and effect.

5.7	[Reserved]

5.8	Obligations

Defend the right, title and interest of the Purchaser in, to and under the Receivables originated by it and any other Receivable Assets related to such Receivables, whether now existing or hereafter created, against all claims of third parties claiming through it. It will duly fulfill all obligations on its part to be fulfilled under or in connection with each Receivable originated by it and will do nothing to materially impair the rights of the Purchaser in such Receivable.

5.9	Collections

Comply in all material respects with procedures with respect to Collections reasonably specified from time to time by the Purchaser. In the event that any payments in respect of any Receivables originated by it are made directly to it (including, without limitation, any employees thereof or independent contractors employed thereby), it shall within one (1) Business Day of receipt thereof, deliver or deposit such amounts to the applicable Lock-Box Account and, prior to forwarding such amounts, the Originator shall hold such payments in trust for the account and benefit of the Purchaser. During the Atlas Transition Period, the Originator shall cause Atlas to forward any payments received with respect to the Atlas Receivables to the applicable Lock-Box Account within two (2) Business Days of Atlas’s receipt thereof.

5.10	Furnishing Copies, Etc.

Furnish to the Purchaser and the Administrative Agent (subject to Section 8.13):

(a)	within five (5) Business Days of the Purchaser’s request, a certificate of a Responsible Officer of it, certifying, as of the date thereof, to the knowledge of such officer, that no Originator Termination Event with respect to it has occurred and is continuing or if one has so occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(b)	promptly after a Responsible Officer of it obtains knowledge of the occurrence of any Originator Termination Event or Potential Originator Termination Event with respect to it, written notice thereof; and

(c)	promptly following request therefor, such other information, documents, records or reports regarding or with respect to Receivables originated by it, as the Purchaser may from time to time reasonably request.

5.11	[Reserved]

5.12	Assessments

Pay before the same become delinquent and discharge all taxes, assessments, levies and other governmental charges imposed on it except such taxes, assessments, levies and governmental charges which are being contested in good faith and for which it has set aside adequate reserves in accordance with GAAP.

5.13	Notices

Promptly give written notice to the Purchaser and the Administrative Agent of the occurrence of any Liens on Receivables originated by it (other than Permitted Liens).

5.14	Bankruptcy

Cooperate with the Purchaser in making any amendments to the Transaction Documents to which it is a party and take, or refrain from taking, as the case may be, all other actions deemed reasonably necessary by the Purchaser in order to comply with the structured finance statutory exemption set forth in legislative amendments to the U.S. Bankruptcy Code at or any time after such amendments are enacted into law; provided, however, that it shall not be required to make any amendment or to take, or omit from taking, as the case may be, any action that it reasonably believes would have the effect of materially changing the economic substance of the transaction contemplated by the Transaction Documents on the Effective Date.

5.15	Further Action

In addition to the foregoing:

(a)	Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action (including notifying the related Obligors to the extent necessary to perfect the ownership interest of the Purchaser in the Receivables) that may be necessary in its reasonable judgement or that the Purchaser may reasonably request, in order to protect the Purchaser’s right, title and interest in and to the Receivables originated by it, or to enable the Purchaser to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, it will upon the request of the Purchaser (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Purchaser, advisable to protect the Purchaser’s ownership interest in the Receivables originated by it and (ii) obtain the agreement of any Person having a Lien on any such Receivables owned by it (other than any Permitted Lien) to release such Lien upon the sale, assignment, transfer and conveyance of any such Receivables to the Purchaser.

(b)	Until the termination of this Agreement, it hereby irrevocably authorizes the Purchaser to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Receivables originated by it and the other Receivable Assets sold, assigned, conveyed or transferred or to be sold, assigned, conveyed or transferred by it hereunder without the signature of it to the extent permitted by applicable law.

(c)	If it fails to perform any of its agreements or obligations under this Agreement, following notice to it detailing such delinquency, the Purchaser may (but shall not be required to) perform, or cause the performance of, such agreements or obligations, and the expenses of the Purchaser incurred in connection therewith shall be payable by it as provided in Section 8.2. The Purchaser agrees promptly to notify it after any such performance; provided, however, that the failure to give such notice shall not affect the validity of any such performance.

6.	Negative Covenants

Except as otherwise provided in Section 6.11, each Originator hereby agrees that, so long as there are any amounts outstanding with respect to Receivables sold by it or until an Originator Termination Event with respect to such Originator has occurred, whichever is the later, such Originator shall not:

6.1	Limitations on Transfers of Receivables, Etc.

At any time attempt to re-sell, re-convey, re-assign, re-transfer or otherwise purport to dispose of any of the Receivables originated by it or other Receivable Assets with respect to such Receivables except as contemplated by the Transaction Documents.

6.2	Extension or Amendment of Receivables

Whether acting as Sub-Collection Agent or otherwise, extend, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Receivables originated by it, unless (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the servicing standards set forth in Section 6 of the Asset Backed Loan Agreement (and would have been made in the ordinary course of business), (ii) such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on the collectability of the relevant Receivable or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between the Originator and the Obligor with respect to such Receivable; provided, that in the event the Originator cancels an invoice related to a Receivable, such Originator must make a Dilution Adjustment Payment pursuant to Section 2.5.

6.3	Change in Payment Instructions to Obligors

Instruct any Obligor of any Receivables to make any payments with respect to any Receivables other than in accordance with the Transaction Documents.

6.4	Change in Name

Other than as a result of litigation disclosed in the Disclosure Letter, change its name, use an additional name, change its identity or company structure or change its chief executive officer unless at least 60 days prior to the effective date of any such change it delivers to the Purchaser and the Administrative Agent such documents, instruments or agreements as are necessary to reflect such change and to continue the perfection of the Purchaser’s ownership interest in the Receivables.

6.5	Policies

Make any change or modification (or permit any change or modification to be made) in its Policies with respect to any Receivable originated by it, except if such changes or modifications are necessary under any Requirement of Law or except to the extent that such change or modification would not have a Material Adverse Effect on the collectability of such Receivable.

6.6	Modification of Legend

Delete or otherwise modify the marking on the legend referred to in Section 2.1(d).

6.7	Accounting for Sales

Except as otherwise required by law, prepare any financial statements that shall account for the transactions contemplated hereby in any manner other than as a sale of the Receivables to the Purchaser or in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as necessary under any Requirement of Law) in any manner other than as sale of the Receivables to the Purchaser.

6.8	Instruments

Take any action to cause any Receivable not evidenced by an “instrument” (as defined in Section 9-105(1)(i) of the applicable UCC) upon origination to become evidenced by an instrument, except in connection with the enforcement or collection of a Defaulted Receivable.

6.9	Ineligible Receivables

Without the prior written approval of the Purchaser, take any action which to its knowledge would cause, or would permit, a Receivable originated by it that was designated as an Eligible Receivable on the Purchase Date relating to such Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

6.10	Business of the Originator

Fail to maintain and operate the business currently conducted by such Originator and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would reasonably be expected to result in a Material Adverse Effect with respect to it.

6.11	Limitation on Fundamental Changes

Enter into any merger or consolidate with another Person or sell, lease, transfer or otherwise dispose of assets constituting all or substantially all of the assets of such Originator and its consolidated Subsidiaries (taken as a whole) to another Person or to the fullest extent permitted by law liquidate or dissolve unless:

(a)	the Originator is the surviving entity;

(b)	subject to Section 8.13, it has delivered to the Purchaser a certificate executed by a Responsible Officer of such Originator addressed to the Purchaser and the Administrative Agent (i) stating that such consolidation, merger, conveyance or transfer complies with this Section 6.11 and (ii) further stating that all conditions precedent herein provided for relating to such transaction have been complied with;

(c)	it has delivered to the Purchaser and the Administrative Agent an Opinion of Counsel from a nationally recognized legal counsel to the effect that the sale of Receivables to the Purchaser by such surviving Person, after the date of such merger, consolidation, sale, lease, transfer or disposal of assets, shall be treated as a “true sale” of any such Receivables; and

(d)	it has delivered to the Purchaser and the Administrative Agent a General Opinion.

6.12	Offices

Move the location of the Originator’s chief executive office or of any of the offices where it keeps its records with respect to the Receivables originated by it, or its legal head office to a new location within or outside the jurisdiction where such office is now located, without (i) providing sixty (60) days’ prior written notice to the Purchaser and the Administrative Agent and (ii) taking all actions reasonably requested by the Purchaser or the Administrative Agent (including all filings and other acts necessary or advisable under the applicable UCC or other applicable laws or similar statute of each relevant jurisdiction) in order to continue the Purchaser’s first priority perfected ownership interest in all Receivables sold to the Purchaser by such Originator hereunder or hereafter created by such Originator.

6.13	Charter

Amend or make any change or modification to its constitutive documents without first obtaining the consent of the Purchaser and the Administrative Agent; provided that, notwithstanding anything to the contrary in this Section 6.13, the Originator may make amendments, changes or modifications pursuant to changes in law of the jurisdiction of its formation or incorporation or amendments to change the Originator’s name (subject to compliance with Section 6.04 above), registered agent or address of registered office.

6.14	Amendment of Transaction Documents or Other Material Documents

Other than as set forth in the Transaction Documents, amend any Transaction Document or other material document related to any transactions contemplated hereby or thereby.

7.	Termination

7.1	Originator Termination Events

If any of the following events shall have occurred and be continuing with respect to an Originator:

(a)	the Originator shall fail to pay any amount due hereunder in accordance with the provisions hereof and such failure shall continue unremedied for a period of two (2) consecutive Local Business Days from the earlier to occur of (i) the date upon which a Responsible Officer of the Originator obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Originator by the Purchaser, provided that if the failure to make any payment or deposit is caused solely by the failure of the banking money transmission system through which a payment or deposit was effected, such failure shall continue unremedied for a period of five (5) days from the earlier to occur of (i) or (ii) above; or

(b)	the Originator shall fail to observe or perform any covenant contained in Section 5.10(b), 6.1, 6.3, 6.4, 6.10 or 6.11 and such failure shall continue unremedied for a period of two (2) consecutive Local Business Days after the earlier to occur of (i) the date upon which a Responsible Officer of the Originator obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Originator by the Purchaser; or

(c)	the Originator shall fail to observe or perform any other covenant or agreement applicable to it contained herein (other than as specified in paragraph (a) or (b) of this Section 7.1) that has a Material Adverse Effect with respect to it and that continues unremedied until thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of the Originator obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied shall have been given to the Originator by the Purchaser; or

(d)

any representation or warranty made by the Originator in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, and which continues unremedied until thirty (30) days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Originator by the Purchaser, provided that if such incorrectness may be cured and the Originator is diligently pursuing such cure, such event shall not constitute an Originator Termination Event for an additional thirty (30) days, and provided further that an Originator Termination Event shall not be deemed to have occurred under this paragraph (d) based upon a breach of any representation, warranty or covenant specified in Section 2.6 if the Originator shall have complied with the provisions of Section 2.6 in respect thereof;

(e)	the Originator has been terminated as Sub-Collection Agent, and not replaced as Sub-Collection Agent by an affiliate of such Originator, following a Collection Agent Default;

(f)	an Insolvency Event shall have occurred with respect to such Originator;

(g)	a notice of Lien shall have been filed by the PBGC against such Originator under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Purchaser proof of release of such Lien within fifteen (15) days of such filing;

(h)	a Federal (or equivalent) tax notice of Lien, in an amount equal to or greater than $50,000, shall have been filed against such Originator unless there shall have been delivered to the Purchaser proof of release of such Lien within thirty (30) days of such filing;

(i)	failure of the Originator to pay when due any amounts due under any agreement to which the Originator is a party and under which any Indebtedness greater than $5,000,000 is governed, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness owing by the Originator greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;

(j)	an Acceleration Notice is delivered under Clause 9.2 of the Credit Agreement; or

(k)	a Termination Date shall have occurred under the Contribution Agreement.

then, upon notice thereof by the Purchaser (such event, upon such notice, an “Originator Termination Event”), so long as such Originator Termination Event shall be continuing, the Purchaser may declare that an Originator Termination Date has occurred; provided, however, that in the case of an Originator Termination Event referred to in subsection (f), (g) or (h) above, the Originator Termination Date shall be deemed to automatically have occurred upon the occurrence of such event. On and after the Originator Termination Date, the obligation (and the option) of the Purchaser to purchase Receivables from such Originator shall thereupon automatically terminate without further notice of any kind, which is hereby waived by such Originator.

7.2	[Reserved]

7.3	Remedies

(a)	If an Originator Termination Date has occurred and is continuing, the Purchaser shall have all of the rights and remedies provided to an owner of accounts under applicable law in respect thereto.

(b)	Each Originator agrees that, upon the occurrence of an Originator Termination Date and during the continuation of the related Originator Termination Event(s) with respect to it:

(i)	the Purchaser shall have the right at any time to notify, or require that the Originator, at its expense notify, the respective Obligors of the Purchaser’s ownership of the Receivables originated by such Originator and any other Receivable Assets related to such Receivables and may direct that payment of all amounts due or to become due under such Receivables be made directly to the accounts designated by the Purchaser or its assignees;

(ii)	the Purchaser shall have the right to (A) sue for collection on any Receivables or (B) sell any Receivables originated by such Originator to any Person for a price that is acceptable to the Purchaser. If required by the terms of the applicable UCC (or analogous provisions of any other similar law, statute or legislation applicable to the Receivables), the Purchaser may offer to sell any Receivable originated by such Originator to any Person, together, at its option, with all other Receivables created by the same Obligor. Any Receivable sold hereunder shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

(iii)	the Originator shall, upon the Purchaser’s written request and at the Originator’s expense, (A) assemble or cause to be assembled all documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables originated by such Originator and (2) are otherwise necessary or desirable to effect Collections of such Receivables (collectively, the “Originator Documents”) and (B) deliver such Originator Documents to the Purchaser or its designee at a place designated by the Purchaser. In recognition of the Originator’s need to have access to any Originator Documents that may be transferred to the Purchaser hereunder, whether as a result of its continuing business relationship with any Obligor or as a result of its responsibilities as Sub-Collection Agent, the Purchaser hereby grants to the Originator a license to access the Originator Documents transferred by the Originator to the Purchaser and to access any such transferred computer software in connection with any activity arising in the ordinary course of the Originator’s business or in performance of the Originator’s duties as Sub-Collection Agent; provided that the Originator shall not disrupt or otherwise interfere with the Purchaser’s use of and access to the Originator Documents and its computer software during such license period;

(iv)

upon written request of the Purchaser, the Originator will (A) deliver to the Purchaser all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary for the immediate collection of the Receivables by the Purchaser, with or without the participation of the Originator (excluding software licenses which by their terms are not permitted to be so delivered, provided that the Originator shall use reasonable efforts to obtain the consent of the relevant licensor to such delivery but shall not be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the Purchaser) and (B) make such arrangements with respect to the collection of the

Receivables originated by such Originator as may be reasonably required by the Purchaser.

8.	Miscellaneous

8.1	Payments

All payments to be made by a party (“payor”) hereunder shall be made in Dollars on the due date and in immediately available funds to the recipient’s (“payee”) account set forth in Schedule 8.1 of this Agreement or to such other account as may be specified by such payee from time to time in a notice to such payor. Wherever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day or a Local Business Day, such payment shall be made on the next succeeding Business Day or Local Business Day, as applicable.

8.2	Costs and Expenses

Each Originator agrees to pay, indemnify, and hold the Purchaser harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Purchaser in any way relating to or arising out of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by the Purchaser under or in connection with any of the foregoing, as much as the foregoing are attributable to Receivables originated by such Originator (all such other liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses and disbursements being herein called “Indemnified Liabilities”) or (ii) which would not have been imposed on, incurred by or asserted against the Purchaser but for its having acquired Receivables from such Originator hereunder; provided, however, that such indemnity shall not be available to the extent that such Indemnified Liabilities are finally judicially determined to have resulted from the gross negligence or wilful misconduct of the Purchaser. The agreements of each Originator in this Section 8.2 shall survive the collection of all Receivables originated by such Originator, the termination of this Agreement and the payment of all amounts payable hereunder.

8.3	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Originator and the Purchaser and their respective successors (whether by merger, consolidation or otherwise) and permitted assigns. The Originator agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Purchaser.

8.4	Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND WITHOUT REFERENCE TO ANY CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.5	No Waiver; Cumulative Remedies

No failure to exercise and no delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

8.6	Amendments and Waivers

Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Purchaser and the Originators and that otherwise complies with any applicable provision in the Transaction Documents.

8.7	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8	Notices

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, (i) addressed as follows in the case of the Purchaser and the Originator, (ii) addressed as provided in the Asset Backed Loan Agreement in the case of the Administrative Agent or (iii) to such other address as may be hereafter notified by the respective parties hereto:

If to the Purchaser:

MEMEC, LLC

[Address]

Attention:

Telecopy:

If to an Originator:

INSIGHT ELECTRONICS LLC

[Address]

Attention:

Telecopy:

IMPACT SEMICONDUCTOR TECHNOLOGIES LLC

[Address]

Attention:

Telecopy:

UNIQUE SEMICONDUCTOR TECHNOLOGIES INC.

[Address]

Attention:

Telecopy:

8.9	Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Purchaser.

8.10	Submission to Jurisdiction; Service of Process

(a)	Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan, City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any claim based on its immunity from suit. Nothing in this Section 8.10(a) shall affect the right of any party hereto to bring any action or proceeding against another or its property in the courts of other jurisdictions.

(b)	EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 8.10(b) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISIONS HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

8.11	No Bankruptcy Petition

(a)

Each Originator, by entering into this Agreement, covenants and agrees, to the extent permissible under applicable law, that it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings (including, petitioning for the declaration of the Purchaser’s assets en désastre) under any Applicable Insolvency Laws.

(b)	Notwithstanding anything elsewhere herein contained, the sole remedy of any Originator or any other Person in respect of any obligation, covenant, representation, warranty or agreement of the Purchaser under or related to this Agreement shall be against the assets of the Purchaser. None of the Originators or any other Person shall have any claim against the Purchaser to the extent that such assets are insufficient to meet such obligation, covenant, representation, warranty or agreement (the difference being referred to herein as a “shortfall”) and all claims in respect of the shortfall shall be extinguished.

8.12	Termination

This Agreement will terminate with respect to any Originator at such time as (a) the commitment of the Purchaser to purchase Receivables from such Originator hereunder shall have terminated pursuant to Section 7.1 or otherwise and (b) all Receivables purchased from such Originator have been collected, and the proceeds thereof turned over to the Purchaser and all other amounts owing to the Purchaser hereunder with respect to such Receivables shall have been paid in full or, if such Receivables have not been collected, such Receivables have become Defaulted Receivables and the Purchaser shall have completed its collection efforts in respect thereto; provided, however, that the indemnities of any Originator to the Purchaser set forth in this Agreement shall survive such termination, and provided further that, to the extent any amounts remain due and owing to the Purchaser hereunder, the Purchaser shall remain entitled to receive any Collections on Receivables originated by such Originator that have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof. Notwithstanding anything to the contrary contained herein, if at any time, any payment made by an Originator is rescinded or must be restored or returned by the Purchaser as a result of any Insolvency Event with respect to such Originator then such Originator’s obligations with respect to such payment shall be reinstated as though such payment had never been made.

8.13	Responsible Officer Certificates; No Recourse

Any certificate executed and delivered by a Responsible Officer of an Originator or the Purchaser pursuant to the terms of the Transaction Documents shall be executed by such Responsible Officer not in an individual capacity but solely in his or her capacity as an officer of such Originator or the Purchaser, as applicable, and such Responsible Officer will not be subject to personal liability as to the matters contained in the certificate. A director, officer, manager (in the case of a limited liability company), employee, shareholder or member (in the case of a limited liability company), as such, of such Originator or Purchaser shall not have liability for any obligation of such Originator or the Purchaser hereunder or under any Transaction Document or for any claim based on, in respect of, or by reason of, any Transaction Document, unless such claim results from the gross negligence, fraudulent acts or wilful misconduct of such director, officer, employee, manager (in the case of a limited liability company) or shareholder or member (in the case of a limited liability company).

9.	Administration and Collections

9.1	Appointment of Sub-Collection Agent

(a)

The Purchaser, as Collection Agent under the Asset Backed Loan Agreement, hereby appoints each Originator with respect to Receivables originated by it (and each Originator hereby accepts such appointment) as its agent to service, collect and administer such Receivables in accordance with the relevant Policies and the terms hereof and perform all related functions (acting in such capacity, the “Sub-Collection Agent”).

(b)	In consideration for acting as Sub-Collection Agent hereunder, the Collection Agent agrees to pay the Sub-Collection Agent the Sub-Servicing Fee.

9.2	Duties of Sub-Collection Agent

The Sub-Collection Agent shall carry out its duties as collection agent in accordance with the provisions, requirements and duties of care specified in Section 2.08(b) (in respect of each Lock-Box Account) and Section 6.02(a), (d) and (e) of the Asset Backed Loan Agreement, as if the provisions thereof were incorporated herein mutatis mutandis but interpreted as if references therein to the Collection Agent were references to the Sub-Collection Agent.

9.3	Collections

All collections and payments with respect to the Receivables shall be made by the Sub-Collection Agent in accordance with and pursuant to the terms of the Asset Backed Loan Agreement and the Contribution Agreement.

9.4	Termination of Appointment of Sub-Collection Agent

If any event referred to in Section 6.04 of the Asset Backed Loan Agreement occurs in relation to the Sub-Collection Agent or an Originator Termination Event occurs with respect to such Sub-Collection Agent, then the Collection Agent may and shall at the direction of the Administrative Agent, terminate the appointment of the Sub-Collection Agent and appoint a successor Sub-Collection Agent in accordance with the provisions of the Asset Backed Loan Agreement.

9.5	Rights after Appointment of New Sub-Collection Agent

At any time following the appointment by the Collection Agent of a successor Sub-Collection Agent (other than the Collection Agent or any of its Affiliates) in accordance with the provisions of the Asset Backed Loan Agreement, the Originator shall, at the Collection Agent’s request, assemble all of the Originator Documents and shall make the same available to the Collection Agent or any successor Sub-Collection Agent.

10.	Additional Originators

Any affiliate of the Purchaser or the Originators may be made a party hereto as an additional originator in accordance with the procedures set forth in the Asset Backed Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this U.S. Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

INSIGHT ELECTRONICS LLC, as Originator and Sub-Collection Agent

By:
Name:
Title:

IMPACT SEMICONDUCTOR TECHNOLOGIES LLC, as Originator and Sub-Collection Agent
By:
Name:
Title:

UNIQUE SEMICONDUCTOR TECHNOLOGIES INC. as Originator and Sub-Collection Agent

By:
Name:
Title:

MEMEC LLC, as Purchaser
By:
Name:
Title:

Schedule 2.1(d)

Originator Daily Report

[To Be Inserted]

Schedule 3.1(e)(i)(a)

Form of California Counsel Opinion

                        , 2000

Triangle Receivables Funding LLC	Park Avenue Receivables Corporation
c/o Memec, LLC	[address]
[Address]

The Chase Manhattan Bank,	Sheffield Receivables Corporation
as Administrative Agent	[address]
[address]

Re:	Unique Semiconductor Technologies Inc.

Ladies and Gentlemen:

We have acted as local counsel for Unique Semiconductor Technologies Inc., a California corporation (“Unique”), in connection with Unique’s sale of certain trade receivables pursuant to that certain U.S. Receivables Purchase Agreement, dated as of                 , 2000 (the “Purchase Agreement”) between Insight Electronics, LLC, a Delaware limited liability company, Impact Semiconductor Technologies LLC, a Delaware limited liability company and Unique and Memec, LLC, a Delaware limited liability company (the “Purchaser”). This opinion is being delivered to you at the request of Unique pursuant to Section 3.1(e)(i) of the Purchase Agreement. For convenience, capitalized terms used but not defined this letter have the meanings given in the Purchase Agreement.

1. Documents Reviewed. For purposes of this opinion, we have examined originals or copies certified or otherwise authenticated to our satisfaction of the following documents, all of which, unless otherwise indicated, are dated as of the date of this letter (the “Documents”):

(a) the Purchase Agreement;

(b) a certified copy of the Articles of Incorporation of Unique filed on              with the California Secretary of State and certified by the California Secretary of State on             ;

(c) a certified copy of the Bylaws of Unique dated              and certified by Unique on             ;

(d) a Certificate of Status issued by the California Secretary of State dated              with respect to Unique;

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

(e) a Tax Clearance Certificate issued by the Franchise Tax Board of the State of California dated              with respect to Unique;

(f) an Action by Written Consent of the Directors of Unique dated             ; and

(g) the certificate of certain officers of Unique in the form of Exhibit A (the “Officers’ Certificate”).

The Documents listed under items (b) and (c) above are sometimes collectively referred to herein as the “Formation Documents.”

2. Assumptions. In our examination, we have assumed the genuineness of the signatures on the Purchase Agreement and the completeness thereof, other than the signature of Unique, the authenticity of all documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

In rendering this opinion, we have assumed, with respect to the Documents (except, to the extent set forth in the opinions expressed below, as to Unique), (a) the accuracy of the statements and representations of fact set forth in the Documents; (b) the existence, good standing, and capacity of each of the parties or signatories to the Documents; (c) that each of the parties or signatories thereto, has the right, power, and authority to act in the capacity with which it is to act and to perform its obligations and exercise its authority under and with respect to the Purchase Agreement; (d) that the execution and delivery of the Documents by the parties and signatories thereto, have been duly authorized; (e) that the parties or signatories thereto, have in fact executed and delivered the Documents to which they are parties or signatories; and (f) that the Purchase Agreement constitutes a legal, valid and binding obligation of all of those persons party thereto, enforceable in accordance with its terms as of the Effective Date of the referenced transaction.

With respect to matters of fact relevant to the opinions expressed in this letter, we have relied on the factual representations set forth in the Documents and have made such inquiries of the officers of the Unique as we deem necessary, the replies to which are set forth in the Officers’ Certificate. We have represented Unique in connection with this particular transaction and we are not familiar with all aspects of Unique’s business affairs.

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

With respect to our opinion set forth in Paragraph 3(b) that Unique has the “corporate power” to take certain action, we interpret that phrase to mean that the action would not be ultra vires with respect to Unique.

3. Opinions. Subject to the assumptions and qualifications set forth in other portions of this letter and having reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein, it is our opinion that:

(a) Formation and Existence. Unique was duly formed as a corporation and is validly existing and in good standing as a corporation under the General Corporation Law of the State of California.

(b) Authority. Unique has the corporate power and authority to transact business in the State of California, to carry on its business as the same is presently being conducted, to execute and deliver the Purchase Agreement and to perform its obligations thereunder.

(c) Authorization. The execution and delivery of the Purchase Agreement by Unique, and the performance by Unique of its obligations thereunder, has been duly authorized by all necessary corporate action on the part of Unique

(d) No Conflicts. The execution and delivery of the Purchase Agreement by Unique, the performance by Unique of its obligations thereunder to be performed as of Effective Date, and the consummation by Unique of the transactions contemplated by the Purchase Agreement do not and will not violate the Formation Documents of Unique.

(e) Execution and Delivery. The Purchase Agreement has been duly executed and delivered by Unique.

4. Qualifications. The foregoing opinions are subject to the following limitations and exceptions:

(a) We are authorized and licensed to practice law only in the State of California and in rendering the foregoing opinions we have conducted, to the extent we deem necessary, reasonable inquiry and examination of applicable laws of the State of California and the United States in existence on the date hereof. We express no opinion as to the laws of any other time or jurisdiction, the applicability of the laws of any particular jurisdiction, or the enforceability of any choice of law provision in the Purchase Agreement. We do not assume any

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we may become aware, which may affect the conclusions reached in this opinion.

(b) No opinion is expressed with respect to the effect on any of the matters opined upon in this letter of (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, (ii) state fraudulent transfer and conveyance laws, (iii) other similar laws affecting creditors’ rights generally, or (iv) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(c) All opinions expressed herein are subject to the following, as applicable: (i) the parties’ duty to act in accordance with the covenants of good faith and fair dealing implied in every agreement under California law, (ii) Section 1670.5 of the California Civil Code regarding unconscionability of contracts, and (iii) the parties’ duty to act in accordance with the obligation of good faith required by Section 1203 of the Code.

(d) A requirement that provisions in the Purchase Agreement may be waived only in writing may not be enforced to the extent that an oral agreement has been performed modifying the provisions of the Purchase Agreement.

(e) We express no opinion as to:

(i) the applicability or effect of or compliance with the Revenue and Taxation Code of California or the Internal Revenue Code of the United States; and

(ii) the applicability or effect of or compliance with any state or federal securities laws.

(f) All opinions expressed herein are subject to the effect of generally applicable rules of law that:

(i) limit the availability of a remedy under certain circumstances where another remedy has been elected;

(ii) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; and

(iii) impose limitations on attorneys’ or trustees’ fees.

(g) We have not inspected or reviewed the books and records of Unique except as specified in this letter, nor have we made a physical inspection of any of Unique’s assets or any investigation of the state of title to any such assets.

We expressly decline any continuing obligation to advise you after the date of this opinion of any changes in the foregoing or any changes of circumstances of which we may become aware that may affect the conclusions reached herein. This opinion is delivered at the request of Unique, solely for your benefit in connection with the Purchase Agreement, and may not be relied upon by any other person or for any other purpose; nor may it be used, circulated, published, communicated, quoted or otherwise referred to or made available to any other person without, in each instance, our prior written consent. Notwithstanding the foregoing, the persons listed in Exhibit A attached hereto are entitled to rely on this opinion letter as though the same were addressed to each of them, subject to the condition that by acceptance of this letter each person listed on Exhibit A recognizes and acknowledges that: (i) no attorney-client relationship has existed between our firm and such person in connection with the transactions described in this opinion or by virtue of this opinion letter, and (ii) in order to provide this letter, our firm undertook no duties or responsibilities and conducted no activities in addition to those undertaken or conducted for purposes of the rendering of this opinion letter to the addresses hereof. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

FARELLA BRAUN & MARTEL LLP

Triangle Receivables Funding LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

EXHIBIT A

Standard & Poor’s Rating Services,

a division of the McGraw Hill Companies, Inc.

[address]

Moody’s Investor Services Inc.

[address]

Clifford Chance Rogers & Wells LLP

[address]

Schedule 3.1(e)(i)(b)

Form of California Counsel Opinion

                    , 2000

Memec, LLC, as Purchaser	Park Avenue Receivables Corporation

[address]	[address]

The Chase Manhattan Bank, as Administrative Agent	Sheffield Receivables Corporation
450 West 33rd Street 15th Floor New York, NY 10001	[address]

Re:	Insight Electronics LLC, Impact Semiconductor Technologies LLC, Unique Semiconductor Technologies Inc. U.S. Receivables Purchase Agreement Perfection of Security Interest

Ladies and Gentlemen:

We have acted as local counsel for (i) Insight Electronics LLC, a Delaware limited liability company (“Insight”), (ii) Impact Semiconductor Technologies LLC, a Delaware limited liability company (“Impact”) and (iii) Unique Semiconductor Technologies Inc., a California corporation (“Unique”, and collectively with Insight and Impact the “Originators”), in connection with the purchase of certain trade receivables of the Originators pursuant to that certain U.S. Receivables Purchase Agreement dated as of             , 2000, (the “U.S. RPA”), among the Originators, as Originators and as Sub-Collection Agents, and Memec, LLC, a Delaware limited liability company, as Purchaser (“Purchaser”).

Under the terms of the U.S. RPA, the Originators will transfer (the “Transfer”) to the Purchaser, all of their right, title and interest in and to rights to payment, whether now existing or hereafter created, arising out of the sale of merchandise or the rendering of services by an Originator, which rights to payment are identified in an Originator Daily Report concurrently delivered to the Purchaser and identified in the Financing Statements described below (as so identified, collectively, the “Receivables”).

This opinion is being furnished pursuant to Subsection 3.1(e) of the U.S. RPA. Capitalized terms used but not otherwise defined herein have the meanings ascribed in the U.S. RPA. In this letter, the term “Code” means the Uniform Commercial Code as currently in effect in the State of California, and the term “Proceeds” means all proceeds, as defined in the Code, of the Receivables.

Memec LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

1. Documents. For purposes of rendering this opinion, we have examined originals or copies identified to our satisfaction of the following documents:

(a) the U.S. RPA;

(b) an acknowledgment copy of the UCC-1 Financing Statements naming the Originators as Debtors and the Purchaser as Secured Party, each filed on             , 2000 with the California Secretary of State as Document Nos.                     ,                         ,                      and file-stamped “FILED SACRAMENTO, CA,             , 2000” (the “Financing Statements”).

We have also made such investigations of law as we have deemed necessary as a basis for the opinions set forth herein. As to matters of fact relevant to the opinions contained herein, we have made such inquiries of and been furnished with such certificates from certain of the officers of the Originators as we deem necessary for the purposes of this opinion, but we have made no independent investigation as to any matter of fact, nor have we independently verified any information obtained from or certified by such officers or third parties. As to such matters of fact, we have relied solely upon (i) such inquiries and certificates, and (ii) the information and representations contained in the documents listed above examined by us. We have represented the Originators in connection with this specific transaction only. We have acted only as local counsel to the Originators and are not generally familiar with the Originators’ backgrounds, operating histories or other business and affairs.

2. Assumptions. For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto of the documents listed above examined by us; (ii) that all such parties have the legal power to act in the capacities in which they are to act under such documents; (iii) the conformity to the original documents of any documents submitted to us as certified or photostatic copies, the authenticity of the documents and the genuineness of all signatures on the documents; (iv) that each such document is the legal, valid and binding obligation of all parties thereto, enforceable against each such party in accordance with its terms; (v) that the U.S. RPA creates a valid sale or security interest in favor of the Purchaser in the Receivables and Proceeds and (vi) that each such party has performed and will perform its obligations thereunder. With respect to the assumptions in clause (iv) and (v) of this paragraph as they relate to the Originators and the U.S. RPA, we understand that you are relying on the separate opinion of Clifford Chance Rogers & Wells, New York, of even date herewith addressed to you.

In expressing the opinions set forth herein we have relied, without independent investigation, upon a UCC Search Report for each of the Originators obtained from the Secretary of State of California dated as of             , 2000 showing filings through

Memec LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

            , 2000 (the “UCC Search Date[s]”) with respect to financing statements and related filings and certain notices of federal tax liens, California state tax liens and judgment liens with respect to the Originators on file with the office of the California Secretary of State, (the “UCC Search Reports”).

With respect to the opinions contained herein, we have assumed the following, without independent investigation or verification:

(A) based upon the certificates of certain of the officers of the Originators, that the principal place of business and chief executive office for Impact is located at                     , for Insight is located at                          and for Unique is located at                      and that substantially all offices, books, records, equipment and tangible personal property of the Originators are located in the State of California;

(B) based upon the certificates of certain of the officers of the Originators, that none of the Originators has changed its name, whether by amendment of its Certificate of Formation or Articles of Incorporation, as applicable, by reorganization or otherwise, within the four months next preceding the date any of the Receivables came into existence;

(C) based upon the certificates of certain of the officers of the Originators, that none of the Originators has changed its principal place of business or its chief executive office within the last four months;

(D) based upon the certificates of certain of the officers of the Originators and the representations and warranties of the Originators set forth in the U.S. RPA, that the Originators will be the legal and beneficial owners of all right, title and interest in and to those Receivables transferred by the Originators to the Purchaser immediately prior to the transfer of such Receivables, free and clear of all liens (other than certain liens permitted by the U.S. RPA), and that, after giving effect to such transfer, no liens or claims against the Receivables (other than the claim of the Purchaser or other claims or interests contemplated under the U.S. RPA) will exist;

(E) that at the time of filing of the Financing Statements, and at the time that any Receivables are transferred to the Purchaser, the Purchaser had no notice or knowledge of any adverse claims, rights, liens, defenses or interests affecting the Receivables other than as contemplated by the U.S. RPA;

Memec LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

(F) that the UCC Search Report is accurate and complete and, based upon the certificates of certain of the officers of the Originators, that no financing statements or related filings or notices of federal or state tax liens or notices of judgment liens, or other filings or notices evidencing claims, liens, encumbrances or interests with respect to the Receivables have been made or filed with respect to the Originators between the UCC Search Date[s] and the date hereof or, if such filings or notices have been made or filed, such notices or filings do not relate to the Receivables or have been effectively terminated and released;

(G) based on certificates of certain officers of the Originators, that the Receivables arise out of the sale of goods or rendering of services by an Originator that any writing or writings constituting or evidencing the Receivables do not, and, at all times relevant to the opinions rendered herein, will not: (i) consist of an unconditional promise or order to pay a fixed amount of money which is payable to bearer or order; (ii) contemplate the transfer thereof in the ordinary course of business by delivery with any necessary endorsement or assignment; or (iii) evidence a security interest in or lease of specific goods, and that during the term of the U.S. RPA, the legal nature of the Proceeds will not change from “instruments” or “accounts” or “general intangibles” or “instruments” or “chattel paper” or “money” as defined in the Code;

(H) that in the event that a change in any Originator’s name, identity or corporate structure makes any Financing Statement, or any continuation statement thereof, seriously misleading within the meaning of Section 9402(7) of the Code, or any Originator moves the location of its place of business or chief executive office, that the Purchaser will file or cause to be filed such financing statements, continuation statements or amendments as may be necessary to continue the perfection of the Purchaser’s interest in the Receivables, as required by the U.S. RPA, within the time specified in Section 9402(7) of the Code or Section 9103(3)(e) of the Code, as the case may be;

(I) that the Originators and the Purchaser will file within the time specified by Section 9403 of the Code any continuation statement that may be necessary to continue the perfection of the Purchaser’s interest in the Receivables; and

(J) that there are no equities arising from actual or constructive fraud in the conduct of the Purchaser and there has been no act of management or control of the Originators by the Purchaser that would allow or require subordination of the claims of the Purchaser pursuant to principles of equity in an insolvency proceeding.

Memec LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

3. Opinions. Based upon and subject to the foregoing and to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

(a) Form of Financing Statement. The Financing Statements are in appropriate form for filing in the State of California and have been duly filed in the appropriate filing office in such State and the fees and document taxes, if any, payable in connection with the said filing of the Financing Statements have been paid in full.

(b) Characterization of Receivables. The Receivables constitute “accounts” as described in Section 9106 of the Code.

(c) Perfection and Priority. The Financing Statements having been filed in the office of the California Secretary of State, the interest of the Purchaser in the Receivables and Proceeds constitutes a fully perfected interest in Receivables in existence as of the date of the execution and delivery of the U.S. RPA, Receivables which come into existence after the date hereof (the “After-Arising Receivables”), as of and after the time those After-Arising Receivables come into existence, and Proceeds of any of the foregoing.

Subject to (A) liens permitted by the U.S. RPA, and (B) the Originators’ right to receive payments as provided in the U.S. RPA, and the matters discussed elsewhere in this letter, such interest is a first priority, perfected interest, enforceable as a security interest against, and is prior to, all creditors of and purchasers from the Originators, and the Purchaser will have the rights of a secured creditor properly perfected under state law in a bankruptcy or insolvency proceeding with respect to the Originators, except, in each case, (i) with respect to Receivables or Proceeds evidenced by instruments (as defined in Section 9105(1)(i) of the Code), or money, which are not in the possession of the Purchaser; and (ii) as priority may be subject to (A) liens under Section 4210 of the Code (relating to the security interest of collecting banks), (B) claims of the United States under the federal priority statute (31 U.S.C. § 3713), (C) with respect to Receivables or Proceeds represented by chattel paper, the interest of a purchaser of such chattel paper under Section 9308 of the Code, and (D) with respect to Receivables or Proceeds evidenced by instruments, security interests of third parties perfected for 21 days under Section 9304(4) or (5)(b) of the Code. With respect to clauses (i), (ii)(C) and (ii)(D), we have assumed that the Originators will take no action to cause any Receivable to be evidenced by an instrument or chattel paper. We also refer you to our opinion regarding the characterization of the Receivables set forth in Paragraph 3(a).

We further note that unless the Obligor in respect of a Receivable has received notice of the transfer to the Purchaser, bona fide payments made by such Obligor to the Originators, or to a subsequent assignee of such Receivable as to which the Obligor has received notice of such assignment, will discharge such Obligor’s obligations to the extent of such payment, and such payment will be recoverable only from the Originators, which recovery may be impaired in a subsequent insolvency of the Originators.

Memec LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

(d) UCC Choice of Law; Other Actions. Pursuant to Section 9103 of the Code, the perfection and the effect of perfection or nonperfection of the Purchaser’s interest in the Receivables and Proceeds is governed by the laws of the State of California and any applicable federal law. No filing or other action, other than the filing of the Financing Statements with respect to the Purchaser’s interest in the Receivables and Proceeds in the office of the California Secretary of State (which Financing Statements having been filed) is necessary to perfect or continue the perfected status under California law of the interest of the Purchaser, with respect to the Receivables and Proceeds against third parties, except that appropriate continuation statements must be filed with respect to the Financing Statements at 5-year intervals to continue the perfection of such security interest and that in the event that a change in any Originator’s name, identity or corporate structure makes any Financing Statement, or any continuation statement thereof, seriously misleading within the meaning of Section 9402(7) of the Code, or any Originator moves the location of its place of business or chief executive office, additional financing statements, continuation statements or amendments may need to be filed to continue the perfection of the Purchaser’s interest in the Receivables, as required by the U.S. RPA, within the time specified in Section 9402(7) of the Code or Section 9103(3)(e) of the Code, as the case may be.

4. Qualifications. The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

(A) The opinions contained in this letter are limited to the laws of the State of California and of the United States of America in effect on the date of this letter, as applied to the factual circumstances on which we have relied (as set forth above) in existence on the date hereof. We express no opinion as to the laws of any other time or jurisdiction, or (except to the extent set forth in Section 3(d)) the applicability of the laws of any particular jurisdiction, or the enforceability of any choice of law provision in the U.S. RPA. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we may become aware, which may affect the conclusions reached in this opinion.

(B) No opinion is expressed as to the Originators’ title to the Receivables or Proceeds, or as to whether the transfer of the Receivables and Proceeds constitutes a true sale or the grant of a security interest, see, e.g., Octagon Gas Systems v. Rimmer (In re Meridian Reserve, Inc.), 995 F.2d 948 (10th Cir. 1993).

(C) No opinion is expressed with respect to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally (except as expressly provided in the first

Memec LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

sentence of the second paragraph of Paragraph 3(c) as to the Purchaser’s rights as a secured creditor under state law), or (ii) state fraudulent transfer and conveyance laws.

(D) No opinion is expressed as to the priority of any interest of the Purchaser in the Receivables and Proceeds against: (i) any liens, claims or other interests that arise by operation of law and do not require any filing, possession or similar action in order to take priority over security interests perfected through the filing of a UCC financing statement or by taking possession of collateral as contemplated by Article 9 of the Code; (ii) any improperly recorded claims arising prior to the date hereof; (iii) any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, liens arising under Title IV of the Employee Retirement Income Security Act of 1974, as amended; (iv) Proceeds due from any federal, state or local government; or (v) any lien for the payment of federal, state or local taxes or charges which are given priority by operation of law, including, without limitation, Sections 6321 and 6323 of the Internal Revenue Code. With respect to the qualification contained in clause (i) of this paragraph, we note that in the course of our acting as counsel to the Originators in this matter, and without independent investigation (and, with your permission, without performing research as to any legal matter) we have not become aware of (a) any lien, claim or other interest that arises by operation of law and does not require filing, possession or similar action in order to take priority over security interests perfected as described herein which might be asserted against the Receivables or Proceeds other than the claims and liens specified in clauses (iii) and (v) above and the claims and liens referred to in clause (ii) of the second paragraph of Paragraph 3(b) above; or (b) any such lien, claim or other interest that has been asserted against the Receivables or Proceeds. With respect to the qualification contained in clause (iv) of this paragraph, we note that certain of the officers of the Originators have provided us with certificates to the effect that none of the Obligors on any of the Receivables are the United States, any state or local government, or any agency or instrumentality of the United States or any state or local government.

(E) No opinion is expressed with respect to the perfection or priority of the Purchaser’s interest in the Proceeds of any Receivables, except to the extent such Proceeds are governed by the Code and consist of proceeds received by the Purchaser or the Originators not more than nine days before the date on which perfection or priority is being determined; provided, that the Purchaser’s interest in such Proceeds will be limited to the extent provided in Section 9306 of the Code.

(F) We express no opinion as to the security interest of the Purchaser in any property or interest therein perfected under the laws of another jurisdiction.

Memec LLC

The Chase Manhattan Bank

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

______________, 2000

(G) We have not inspected or reviewed the books and records of the Originators except as specified in this letter, nor have we made a physical inspection of any of the Originators’ assets or any investigation of the state of title to any such assets.

This opinion is delivered at the request of the Originators, solely for the benefit of each of you in connection with the U.S. RPA, and may not be relied upon by any other person or for any other purpose; nor may it be used, circulated, published, communicated, quoted or otherwise referred to or made available to any other person without, in each instance, our prior written consent. Notwithstanding the foregoing, the persons listed in Exhibit A attached hereto are entitled to rely on this opinion letter as though the same were addressed to each of them, subject to the condition that by acceptance of this letter each person listed on Exhibit A recognizes and acknowledges that: (i) no attorney-client relationship has existed between our firm and such person in connection with the purchase of the Receivables or by virtue of this opinion letter, and (ii) in order to provide this letter, our firm undertook no duties or responsibilities and conducted no activities in addition to those undertaken or conducted for purposes of the rendering of this opinion letter to the addresses hereof. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

FARELLA BRAUN & MARTEL LLP

EXHIBIT A

Standard & Poor’s Rating Services,

a division of the McGraw Hill Companies, Inc.

Moody’s Investor Services Inc.

Clifford Chance Rogers & Wells LLP

Schedule 3.1(e)(ii)

Form of New York Counsel Opinion

[    ], 2000

To the Persons Listed

on Schedule I hereto

Ladies and Gentlemen:

We have acted as special New York counsel to (i) Memec, LLC, a Delaware limited liability company (the “Memec”), (ii) Insight Electronics, LLC, a Delaware limited liability company (“Insight”), (iii) Impact Semiconductor Technologies LLC, a Delaware limited liability company (“Impact”) and (iv) Unique Semiconductor Technologies Inc., a California corporation (“Unique” and together with Insight and Impact, the “U.S. Originators”) in connection with the purchase by Memec of certain trade receivables pursuant to the U.S. Receivables Purchase Agreement dated as of [    ], 2000 (the “U.S. RPA”) among the Contributor and the U.S. Originators. This opinion is being delivered pursuant to Section 3.1(e)(ii) of the U.S. RPA. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the U.S. RPA.

In rendering the opinions expressed below, we have examined originals or copies certified or otherwise authenticated to our satisfaction of the following documents (collectively, the “Documents”):

1. the U.S. RPA; and

2. Unfiled copies of the financing statements naming the U.S. Originators, as “Debtors” and Memec, LLC, as “Secured Party” and describing the U.S. RPA and the relevant Receivables, which we understand will be filed in the relevant filing offices.

In addition, we have reviewed and relied on the legal opinion of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to Memec, Insight and Impact) and the legal opinion of Farella Braun & Martel (as to certain California corporate law matters relating to Unique), each addressed to you and dated the date hereof.

We have examined and relied upon originals and copies certified to our satisfaction of such other documents, and such matters of law, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all such documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinions we have, when

To the Persons Listed

on Schedule I hereto

[  ], 2000

relevant facts were not independently established, relied upon the representations, warranties, covenants and other agreements of the various parties contained in the Documents.

We have assumed for purposes of our opinions hereinafter set forth that the Documents have been duly authorized, executed and delivered by each of the parties thereto, and that each such party has full power, legal right and authority to make and perform its obligations under such documents to which it is a party, and each Document constitutes, on the date hereof, the legal, valid and binding obligation of each such party (other than Memec and the U.S. Originators), enforceable against such party in accordance with its respective terms. In addition, we have assumed that each of the parties thereto is duly organized, validly existing and in good standing under the laws of such party’s jurisdiction of organization and that each of the parties to the Documents has obtained all approvals, authorizations, consents and licenses (including any foreign exchange licenses) from, and has made all filings and registrations with, all governmental or regulatory authorities or agencies required for the execution and delivery of, or for the performance of its obligations under, the Documents.

Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:

(i) upon due authorization, execution and delivery by each party thereto, the U.S. RPA will constitute the legal, valid and binding obligation of Memec and the U.S. Originators, enforceable against each in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally and to the application of general equity principles; and

(ii) pursuant to Section 2.1 of the U.S. RPA, together with an Originator Daily Report identifying Receivables offered to be sold by the U.S. Originators to Memec, the acceptance of such offer and the payment of the Purchase Price therefor, the U.S. Originators have created in favor of Memec a valid “security interest” (as defined in Section 1-201 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), which includes any interest of a buyer of accounts or chattel paper which is subject to Article 9 of the New York UCC in all right, title, and interest of the U.S. Originators in, to and under such Receivables; provided that the transfer of such Receivables may not be effective against a lien creditor (as defined in Section 9-301(3) of the Uniform Commercial Code as in effect in the state in which the U.S. Originators’s chief executive offices are located (the “Originator UCC”), unless financing statements have, on or before the Effective Date, been filed under the Originator UCC in the proper filing offices naming the U.S. Originators as debtors and Memec as secured party and describing the Receivables.

To the Persons Listed

on Schedule I hereto

[  ], 2000

Our opinion in (i) above is subject to the following qualifications and limitations:

(A)	We express no opinion as to whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the U.S. RPA.

(B)	We express no opinion as to Section 8.6 of the U.S. RPA insofar as such Section provides that the terms of the U.S. RPA may not be waived or modified except in writing, which may be limited under certain circumstances.

(C)	We express no opinion as to Section 8.7 of the U.S. RPA, which provides that the partial invalidity of one or more provisions thereof shall not invalidate the remaining provisions thereof.

(D)	We express no opinion as to the waiver of inconvenient forum set forth in Section 8.10 of the U.S. RPA in so far as such provision relates to proceedings in the United States District Court for the Southern District of New York.

(E)	We express no opinion as to the waiver of jury trial set forth in Section 8.10 of the U.S. RPA.

Our opinion in (ii) above is subject to the following qualification and limitations:

(a)	We have assumed that the Receivables exist and we express no opinion as to the nature or extent of the rights or title of Memec in or to the Receivables.

(b)	We express no opinion regarding the security interest in any of the Receivables consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department of the United States of America or any state thereof).

(c)	In the case of any Receivable secured by other property, we express no opinion with respect to the rights of Memec in and to such underlying property.

(d)	We express no opinion as to the priority of any security interest purported to be created by the U.S. RPA.

(e)	We express no opinion as to the perfection of any ownership or security interest to or in the Receivables.

(f)	We express no opinion as to the creation of any security interest in any property (other than accounts and general intangibles for money due or to become due) which prohibits the assignment thereof or the creation of a security interest therein without, in each case, the consent of the account debtor thereof.

To the Persons Listed

on Schedule I hereto

[  ], 2000

We are members of the bar of the State of New York and we express no opinion herein as to any matters governed by laws other than the laws of the State of New York. We have with your permission assumed the correctness of the conclusions expressed in the legal opinions of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to Memec, Insight and Impact) and Farella Braun & Martel (as to certain California corporate law matters relating to Unique), each addressed to you and dated the date hereof without independently investigating or verifying the matters covered thereby.

This opinion is rendered solely to you and is solely for your benefit in connection with the transactions contemplated in the Documents. It may not be relied upon by you for any purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose, and, without our prior written consent, may not be transmitted or disclosed to any other person save to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc., who may rely on this opinion as if it were addressed to them, and their respective legal advisers.

Very truly yours,

Schedule I

Addressees

Insight Electronics LLC

[Address]

Impact Semiconductor Technologies LLC

[Address]

Unique Semiconductor Technologies Inc.

[Address]

Memec, LLC

[Address]

The Chase Manhattan Bank,

as Administrative Agent

[Address]

Park Avenue Receivables Corporation,

as CP Conduit Lender

[Address]

Sheffield Receivables Corporation,

as CP Conduit Lender

[Address]

Schedule 3.1(e)(iii)

Form of Delaware Counsel Opinion

                    , 2000

To Each of the Persons Listed

    on Schedule A Attached Hereto

Re:	Memec, LLC; Impact Semiconductor
Technologies LLC; Insight Electronics, LLC;
and Triangle Receivables Funding LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Memec, LLC, a Delaware limited liability company (“Memec”), Impact Semiconductor Technologies LLC, a Delaware limited liability company (“Impact”), Insight Electronics, LLC, a Delaware limited liability company (“Insight”), and Triangle Receivables Funding LLC, a Delaware limited liability company (“Triangle”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) The Certificate of Formation of Memec, dated as of September 21, 1998, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 21, 1998, as amended by the Certificate of Amendment of the Certificate of Formation of Memec, dated January 27, 2000 (the “Memec Amendment”), as filed in the office of the Secretary of State on January 31, 2000, as corrected by the Certificate of Correction of the Memec Amendment, dated as of August     , 2000, as filed in the office of the Secretary of State on August     , 2000 (as so amended and corrected, the “Memec Certificate”) ;

(b) The Limited Liability Company Agreement of Memec, dated as of November 1, 1998 (the “Original Memec Agreement”), by VEBA Corporation, as the initial member;

(c) [The Assignment and Assumption of Limited Liability Company Interest of Memec, entered into between VEBA Corporation and [                  ] (the “Memec Shareholder”), dated as of August     , 2000 (the “Assignment”);]

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

(d) The Amendment to the Original Memec Agreement, dated as of August     , 2000, entered into by the Memec Shareholder (the “Amendment”) (the Original Memec Agreement, as amended by the Assignment and the Amendment, is hereinafter referred to as the “Memec Agreement”);

(e) The Unanimous Consent of the Board of Directors of Memec, dated as of August     , 2000, acknowledged and agreed to by the Memec Shareholder (the “Memec Consent”);

(f) A Certificate of an officer of Memec, dated as of August     , 2000, as to certain matters;

(g) The Certificate of Formation of Impact, dated September 23, 1999 (the “Impact Certificate”), as filed in the office of the Secretary of State on September 23, 1999;

(h) The Operating Agreement of Impact, dated as of September 23, 1999 (the “Impact Agreement”), entered into by Memec, as the initial member (the “Impact Shareholder”);

(i) The Unanimous Written Consent of the Managers of Impact, dated as of August     , 2000, acknowledged and agreed to by the Impact Shareholder (the “Impact Consent”);

(j) A Certificate of an Officer of Impact, dated as of August     , 2000, as to certain matters;

(k) The Certificate of Formation of Insight, dated September 21, 1998, as filed in the office of the Secretary of State on September 21, 1998, as amended by the Certificate of Amendment of the Certificate of Formation of Insight, dated December 23, 1999 (the “Insight Amendment”), as filed in the Office of the Secretary of State on January 26, 2000, as corrected by the Certificate of Correction of the Insight Amendment, dated as of August     , 2000, as filed in the office of the Secretary of State on August     , 2000 (as so amended and corrected, the “Insight Certificate”);

(l) The Limited Liability Company Agreement of Insight, dated as of November 1, 1998 (the “Original Insight Agreement”), entered into by Memec, as the initial member (the “Insight Shareholder”), as amended by the Amendment to the Original Insight Agreement, dated as of August     , 2000, entered into by the Insight Shareholder (as so amended, the “Insight Agreement”);

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

(m) The Unanimous Written Consent of the Board of Directors of Insight, dated as of August     , 2000, acknowledged and agreed by to the Insight Shareholder (the “Insight Consent”);

(n) A Certificate of an officer of Insight, dated as of August     , 2000, as to certain matters;

(o) The Certificate of Formation of Triangle, dated as of July 19, 2000 (the “Triangle Certificate”), as filed in the office of the Secretary of State on July 19, 2000;

(p) The Limited Liability Company Agreement of Triangle, dated as of                  , 2000 and effective as of                  , 2000 (the “Triangle Agreement”), entered into by Gregory Lavelle, as the sole equity member (the “Triangle Shareholder”), and Donald J. Puglisi, as the Special Member (as defined in the Triangle Agreement);

(q) The Unanimous Written Consent of the Board of Directors of Triangle, dated as of                  , 2000, acknowledged and agreed to the Triangle Shareholder (the “Triangle Consent”);

(r) A Certificate of an Officer of Triangle, dated August     , 2000, as to certain matters;

(s) The U.S. Receivables Purchase Agreement, dated as of August     , 2000 (the “Purchase Agreement), among Impact, Insight and Unique Semiconductor Technologies Inc., as originators, and Memec, as purchaser;

(t) The Contribution Agreement, dated as of August     , 2000 (the “Contribution Agreement”), between Memec, as contributor, and Triangle;

(u) The UK Receivables Purchase Agreement, dated as of August     , 2000 (the “U.K. Purchase Agreement”), among Memec UK Ltd., as originator and sub-collection agent, Memec, as purchaser and collection agent, Barclays Bank plc, as Sheffield funding agent, and The Chase Manhattan Bank, as PARCO funding agent and administrative agent;

(v) A Certificate of Good Standing for Memec, dated August     , 2000, obtained from the Secretary of State;

(w) A Certificate of Good Standing for Impact, dated August     , 2000, obtained from the Secretary of State;

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

(x) A Certificate of Good Standing for Insight, dated August     , 2000, obtained from the Secretary of State; and

(y) A Certificate of Good Standing for Triangle, dated August     , 2000, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Memec Agreement.

For the purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (y) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (y) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document not listed above that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) that the Memec Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation and termination of, Memec, and that the Memec Certificate and the Memec Agreement are in full force and effect and no amendment of the Memec Agreement or the Memec Certificate is pending or has been proposed, (ii) that the Impact Agreement constitutes the entire limited liability company agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation and termination of, Impact, and that the Impact Certificate and the Impact Agreement are in full force and effect and no amendment of the Impact Certificate or the Impact Agreement is pending or has been proposed, (iii) that the Insight Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation and termination of, Insight, and that the Insight Certificate and the Insight Agreement are in full force and effect and no amendment of the Insight Certificate

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

or the Insight Agreement is pending or has been proposed (iv) that the Triangle Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation and termination of, Triangle, and that the Triangle Certificate and the Triangle Agreement are in full force and effect and no amendment of the Triangle Certificate or the Triangle Agreement is pending or has been proposed, (v) except to the extent provided in paragraphs 1 through 4 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, and the capacity of natural persons who are signatories to the documents examined by us, (vi) except to the extent provided in paragraphs 5 through 8 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) except to the extent provided in paragraphs 9 through 12 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (viii) that there are no proceedings pending or contemplated for the merger, consolidation, liquidation, dissolution or termination of Memec, Impact, Insight or Triangle. We have not participated in the preparation of any offering material relating to Memec, Impact, Insight or Triangle and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including United States federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Memec has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “Act”).

2. Impact has been duly formed and is validly existing in good standing as a limited liability company under the Act.

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

3. Insight has been duly formed and is validly existing in good standing as a limited liability company under the Act .

4. Triangle has been duly formed and is validly existing in good standing as a limited liability company under the Act .

5. Under the Act, the Memec Agreement and the Memec Consent, Memec has the requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement.

6. Under the Act, the Impact Agreement and the Impact Consent, Impact has the requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, the Purchase Agreement.

7. Under the Act, the Insight Agreement and the Insight Consent, Insight has the requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, the Purchase Agreement.

8. Under the Act, the Triangle Agreement and the Triangle Consent, Triangle has the requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, the Contribution Agreement.

9. Under the Act, the Memec Agreement and the Memec Consent, the execution and delivery by Memec of the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement, and the performance by Memec of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Memec. Under the Act, the Memec Agreement and the Memec Consent, the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement have been duly executed and delivered by Memec.

10. Under the Act, the Impact Agreement and the Impact Consent, the execution and delivery by Impact of the Purchase Agreement, and the performance by Impact of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Impact. Under the Act, the Impact Agreement and the Impact Consent, the Purchase Agreement has been duly executed and delivered by Impact.

11. Under the Act, the Insight Agreement and the Insight Consent, the execution and delivery by Insight of the Purchase Agreement, and the performance by Insight of its obligations thereunder, have been duly authorized by the requisite limited

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

liability company action on the part of Insight. Under the Act, the Insight Agreement and the Insight Consent, the Purchase Agreement has been duly executed and delivered by Insight.

12. Under the Act, the Triangle Agreement and the Triangle Consent, the execution and delivery by Triangle of the Contribution Agreement, and the performance by Triangle of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Triangle. Under the Act, the Triangle Agreement and the Triangle Consent, the Contribution Agreement has been duly executed and delivered by Triangle.

13. The execution, delivery and performance by Memec of the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement do not violate (i) any Delaware law, rule or regulation, or (ii) the Memec Agreement or the Memec Certificate.

14. The execution, delivery and performance by Impact of the Purchase Agreement do not violate (i) any Delaware law, rule or regulation, or (ii) the Impact Agreement or the Impact Certificate.

15. The execution, delivery and performance by Insight of the Purchase Agreement do not violate (i) any Delaware law, rule or regulation, or (ii) the Insight Agreement or the Insight Certificate.

16. The execution, delivery and performance by Triangle of the Contribution Agreement do not violate (i) any Delaware law, rule or regulation, or (ii) the Triangle Agreement or the Triangle Certificate.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement. We also understand that Clifford Chance Rogers & Wells LLP (“Clifford Chance”) will rely as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it in connection with the transactions contemplated by the Purchase Agreement, the Contribution Agreement and the U.K. Purchase Agreement. In connection with the foregoing, we hereby consent to your and Clifford Chance’s relying as to matters of Delaware law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

To Each of the Persons Listed

on Schedule A Attached Hereto

__, 2000

Very truly yours,

JGL/GWL/TSM

SCHEDULE A

Park Avenue Receivables Corporation

Sheffield Receivables Corporation

Barclays Bank PLC

The Chase Manhattan Bank

Memec, LLC

Impact Semiconductor Technologies LLC

Insight Electronics, LLC

Triangle Receivables Funding LLC

Schedule 3.1(f)

Form of Bankruptcy Opinion

[ • ], 2000

To the Persons listed

on Schedule I hereto

Ladies and Gentlemen:

We have acted as special New York counsel to Memec, LLC, a Delaware limited liability company (“Memec”), Insight Electronics, LLC, a Delaware limited liability company (“Insight”), Impact Semiconductor Technologies LLC, a Delaware limited liability company (“Impact”), Unique Semiconductor Technologies Inc., a California corporation (“Unique”) and Triangle Receivables Funding LLC, a newly formed special purpose Delaware limited liability company (the “Company”), in connection with (a) the sale by Insight, Impact and Unique (together, the “Originators”) of certain trade receivables, as described below, to Memec pursuant to the U.S. Receivables Purchase Agreement dated [ • ], 2000, by and among Memec and the Originators (the “Receivables Purchase Agreement”), (b) the contribution by Memec of certain trade receivables, as described below, to the Company, pursuant to the Contribution Agreement dated as of [ • ], 2000 (the “Contribution Agreement”), between Memec and the Company, and (c) the grant of a security interest by the Company in its right, title and interest in, to and under the Contribution Agreement and certain trade receivables, as described below, to The Chase Manhattan Bank, solely in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) under the Asset Backed Loan Agreement dated as of [ • ], 2000 (the “Loan Agreement”), among the Company, Park Avenue Receivables Corporation and Sheffield Receivables Corporation, as CP Conduit Lenders, Certain PARCO APA Banks, Barclays Bank plc, as Sheffield Funding Agent and the Administrative Agent, as Administrative Agent, PARCO Funding Agent and Collection Agent. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Receivables Purchase Agreement or, if not defined therein, in the Contribution Agreement.

Pursuant to the Receivables Purchase Agreement, the Originators may sell to Memec from time to time, certain accounts receivable generated by the Originators in their ordinary course of business, in each case as specified in the applicable Originator Daily Report (the “Originator Daily Report”) provided to, and to the extent accepted by, Memec pursuant to Section 2.01(a)(ii) of the Receivables Purchase Agreement (collectively, the “Receivables”). The relevant transaction contemplated by the Receivables Purchase Agreement (the “Transaction”) is more fully described under Section I (Statement of Facts and Assumptions) below.

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You have requested our opinion as to whether in the event an Originator becomes a debtor in a voluntary or involuntary bankruptcy case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a bankruptcy court having jurisdiction over such case would hold that the sale of the Receivables by such Originator to Memec in the manner set forth in the Receivables Purchase Agreement would constitute a true sale of such Receivables, rather than a borrowing by such Originator secured by such Receivables, and therefore whether the bankruptcy court would not hold that such Receivables would be the property of such Originator’s bankruptcy estate under Section 541 of the Bankruptcy Code.

Our opinion is limited to the specific issues set forth in the previous paragraph and is further limited in all respects to the facts assumed.

I.	STATEMENT OF FACTS AND ASSUMPTIONS

In describing the Transaction and rendering the opinions expressed below, we have examined originals or copies certified or otherwise authenticated to our satisfaction of the agreements and other documents described in Schedule II hereto. As to all factual matters material to the opinions expressed below, we have, with your permission and without any independent investigation, relied exclusively on, and assumed the truth and accuracy of, those facts which have been provided to us by the Originators and Memec, certain of which facts are contained in the Officers’ Certificate attached hereto as Exhibit A.

A.	Assumptions

We have assumed (i) that all facts and circumstances described herein will continue to exist, without any change in such facts and circumstances that might be material to such opinions, (ii) that the representations and warranties of Memec and the Originators contained in the Receivables Purchase Agreement and the other Transaction Documents to which each is a party are accurate and correct and that at all relevant times Memec and the Originators will comply with its obligations as set forth in the Receivables Purchase Agreement and the other Transaction Documents to which each is a party, (iii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the Receivables Purchase Agreement and the other Transaction Documents, (iv) that each party has the power and authority to enter into the Receivables Purchase Agreement and each of the other Transaction Documents to which it is a party and perform all of its obligations thereunder, (v) that each of the Receivables Purchase Agreement and the other Transaction Documents is a legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with its respective terms, (vi) that each party to the Receivables Purchase Agreement and the other Transaction Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (vii) that each of Memec and the Originators will act in accordance with applicable laws and in accordance with its charter documents, (viii) that none of Memec or the Originators is entering into the Transaction with the actual or

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constructive intent of hindering, delaying or defrauding creditors and (ix) that the purchase price paid by Memec in return for the sale by the Originators of the Receivables will provide fair consideration and reasonably equivalent value to the Originators. We refer you to our legal opinion (as to certain New York law matters relating to the Originators and Memec), to the legal opinion of Farella Braun & Martel (as to certain California law matters relating to the Transaction), and to the legal opinions of Richards, Layton & Finger (as to certain Delaware corporate law matters relating to Memec, Insight and Impact).

B.	Facts

We understand, based on the representations and assumptions described above and our review of the Transaction Documents, that the relevant facts regarding the Transaction are as follows:

1.	The Transaction

Memec is a limited liability company organized under the laws of the State of Delaware. Both Impact and Insight are limited liability companies organized under the laws of the state of Delaware. Unique is a corporation organized under the laws of the state of California.

This Transaction comprises a portion of a program (the “Program”), which has been established as part of a sale of certain trade receivables by certain Affiliates of Memec including the Originators and another Affiliate of Memec based in the United Kingdom (the “U.K. Originator”).

Each Originator will sell all of its right, title and interest in, to and under certain accounts receivable generated by such Originator in its ordinary course of business and referred to in the applicable Originator Daily Report provided to the Company pursuant to the U.K. Receivables Purchase Agreement (with respect to the U.K. Originator) and the U.S. Receivables Purchase Agreement (with respect to the Originators).

The Receivables represent amounts due from various customers (the “Obligors”) in respect of goods sold or services rendered by the Originators, and have been originated in the ordinary course of business by such Originator.

Pursuant to the Receivables Purchase Agreement, the Originators may from time to time, on and after the Effective Date, by delivering a Daily Report to Memec, sell certain Receivables to Memec. For administrative convenience, under the Receivables Purchase Agreement, the Originators have the option (without obligation) of also selling to Memec Designated Ineligible Receivables (which are Receivables that do not qualify as Eligible Receivables under the Receivables Purchase Agreement). We understand that the amount of Designated Ineligible Receivables will be immaterial to the aggregate amount of Receivables sold by the Originators to Memec. The Originator will identify and describe in the Originator Daily Report those Receivables that are Designated Ineligible Receivables.

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[Memec is admitted as the sole member of Insight and Impact and is the sole shareholder of Unique. Memec’s interest in each of Impact, Insight and Unique is owned free and clear of all Liens; provided that Memec may pledge any portion or all of the foregoing equity interests to the Lenders under the Credit Agreement, dated [*], 2000, by and among [parties to the Credit Agreement].

All Receivables will be owned by the Originators free and clear of any Liens (other than Permitted Liens) immediately prior to the time of sale. Upon delivery of an Originator Daily Report by an Originator to Memec and acceptance thereof by Memec pursuant to the Receivables Purchase Agreement, the Receivables will be sold, transferred, assigned and conveyed to Memec, so that Memec acquires all of the Originator’s right, title and interest, in, to and under such Receivables. Acceptance by Memec of the sale, assignment, transfer and conveyance of the Receivables will be in good faith and without knowledge of any Lien (other than Permitted Liens) against, interest in, or defense to payment of, such Receivables. The Receivables Purchase Agreement reflects bona fide transactions which have been negotiated on an arm’s-length basis and which will be undertaken in good faith for legitimate business purposes.

The sale of the Receivables (including the Designated Ineligible Receivables) will be without recourse to the Originators, who will not guarantee the performance or collectability of such Receivables. There is no provision in the Receivables Purchase Agreement which permits reconveyance of the Receivables contributed thereunder by the Originators to Memec or contemplates the retention by the Originators of any interest whatsoever in the Receivables except that the Originators may be obligated to accept a reconveyance of Receivables (a) for a material breach of certain representations and warranties, relating to the eligibility of such Receivables which includes the absence of Liens (other than Permitted Liens) with respect to such Receivables and (b) to the extent Memec exercises its “ clean-up” call option under the Contribution Agreement.

The Originators will not, and will not attempt or purport to, extend, rescind, cancel, amend or otherwise modify, the terms of any Receivables, or make any Dilution Adjustment, unless (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the servicing standards set forth in Section 6 of the Loan Agreement (and would have been made in the ordinary course of business), (ii) such cancellation, termination, amendment, modification or waiver arose as a result of a request form an Obligor, (iii) any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on the collectability of the relevant Receivable or (b) such Dilution Agreement is the result of a pre-existing contractual obligation between the Originator and the Obligor with respect to such Receivable; provided further that in the event the Contributor cancels an invoice related to a Receivable, such Originator must make the Dilution Adjustment Payment to Memec in accordance with Section 2.5 of the Receivables Purchase Agreement.

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Invoices with respect to certain Receivables, which shall be designated on the applicable Daily Report (the “Atlas Receivables”), have been and during the 90 days after the Effective Date (the “Atlas Transition Period”) may continue to be, sent to Obligors on behalf of the Originators by Atlas Services LLC, which prior to the Effective Date, was an affiliate of the Originators (“Atlas”). The invoices sent by Atlas (the “Atlas Invoices”), in addition to setting forth amounts owed on the Atlas Receivables, may also include amounts owed to other affiliates of the Originators (the “Other Receivables”). Payments with respect to the Atlas Invoices, which may include payments with respect to both the Atlas Receivables and the Other Receivables, are currently being made by Obligors to lock-box accounts maintained by Atlas (the “Atlas Lock-Box Accounts”). During the Atlas Transition Period, Atlas will forward[, within two (2) Business Days,] any payments received by it with respect to the Atlas Receivables to the applicable Lock-Box Accounts established pursuant to the Loan Agreement.

The Receivables Purchase Agreement stipulates that the Originators are required to take all actions needed to convey, sell, assign and transfer the Receivables. Other than with respect to the Atlas Receivables during the Atlas Transition Period, Obligors will make payments in respect of Receivables to the applicable Lock-Box Account. During the Atlas Transition Period, any amounts received by Atlas with respect to the Atlas Receivables will be forwarded [within two (2) Business Days] to the applicable Lock-Box Account. The Lock-Box Accounts will be accounts of the Company, such that none of the Originators or Memec shall have any right, title or interest in and to the Lock-Box Accounts and the moneys deposited from time to time therein.

The Receivables Purchase Agreement requires that the Originators maintain a record-keeping system that will clearly and unambiguously indicate that the Receivables have been sold, assigned, conveyed and transferred to Memec, and thereupon (i) Memec has contributed, assigned, conveyed and transferred the Receivables to the Company and (ii) a security interest has been granted by the Company to the Administrative Agent pursuant to the Loan Agreement. The sale of the Receivables will be treated by the Originators and Memec as a conveyance, and not a borrowing by the Contributor secured by such Receivables, for all tax, accounting and regulatory purposes. The Receivables will not be carried as assets on the books, records or financial statements of the Originators; provided, however, that where consolidated financial statements of Memec are prepared, the ultimate conveyance of the Receivables to the Company will be indicated through a footnote to such financial statements, which will state that as a result of the sale of Receivables to Memec and subsequent contribution of Receivables to the Company, neither the creditors of the Originators nor Memec should not rely on such Receivables as a source of payment for obligations of the Originators or Memec. The Receivables Purchase Agreement does not contain restrictive financial covenants relating to the operation of the Originator’s businesses as would customarily be seen in loan documentation. The right of an Originator to sell Receivables will terminate after expiration of any applicable grace periods upon the occurrence and continuance of certain designated Originator Termination Events with respect to such Originators.

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As contemplated by the Contribution Agreement, the Company will grant a first priority perfected security interest under the Loan Agreement in favor of the Administrative Agent in all of its right, title and interest in, to and under the Contribution Agreement and the Receivables.

Pursuant to the Loan Agreement, the Company will initially appoint the Administrative Agent, and upon the Effective Date, the Administrative Agent will appoint Memec, as the Collection Agent (the “Collection Agent”) of the Receivables. The Collection Agent shall appoint each Originator as a Sub-Collection Agent (in such capacity, each, a “Sub-Collection Agent”) for the Receivables generated by such Originator pursuant to the Receivables Purchase Agreement. In the event that a Sub-Collection Agent shall resign or be removed from its position, the Collection Agent or an alternate Sub-Collection Agent shall service the Receivables previously serviced by such Sub-Collection Agent.

So long as no Collection Agent Default has occurred and is continuing, the Collection Agent may delegate to one or more Persons the servicing, collection, enforcement and administrative duties of the Collection Agent set forth under the Loan Agreement with respect to the Receivables; provided, however, that with respect to any such Person that is not an Affiliate of Memec, the Collection Agent shall give prior written notice to the Company and each Funding Agent of any such delegation. Prior to any such delegation becoming effective, the consent of the Company and each Funding Agent to such delegation shall have been obtained. No delegation of duties by the Collection Agent shall relieve the Collection Agent of its liability and responsibility with respect to its duties under the Loan Agreement.

In the event that any payments in respect of any Receivable are made directly to the Collection Agent, the Collection Agent will immediately deliver or deposit such amount to the appropriate Lock-Box Account, and, prior to delivery or depositing such amount, the Collection Agent will hold such payments in trust as Administrative Agent for the Company and the Administrative Agent. Other than in accordance with instructions by the Administrative Agent, the Collection Agent will have no right to withdraw any funds on deposit in any Lock-Box Account or the Collection Account. To the extent that the Collection Agent identifies any funds received in the Lock-Box Account or the Collection Account as funds that do not constitute Collections on the Receivables, the Collection Agent shall remit such funds to the applicable Originator.

At the Collection Agent’s sole cost and expense and as agent for the Company, it will collect (or cause to be collected), consistent with its past practices (or those of the applicable Sub-Collection Agent) and in accordance with the Policies, as and when the same becomes due, the amount owing on each Receivable. Pursuant to the Loan Agreement, the Collection Agent will agree that it will not make any material change in its administrative, servicing and collection systems that deviates from the Policies, except as otherwise permitted under the Loan Agreement, and after giving written notice to the Administrative Agent of any such change. In the event of default under any Receivable, the Collection Agent has the power and authority on behalf of the Company to take such action in

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respect of the Receivable as the Collection Agent shall deem advisable. In the enforcement or collection of any Receivable, the Collection Agent is entitled, but not required, to sue in its own name or to sue in the name of the Company provided that, in the latter case, the Company consents in writing (such consent not to be unreasonably withheld).

The Loan Agreement provides that following the occurrence of certain events, the Administrative Agent, as assignee of the Company, may terminate the then-current Collection Agent and appoint a replacement Collection Agent with respect to the Receivables.

The Loan Agreement provides for the payment to the Collection Agent of a monthly servicing fee (the “Monthly Servicing Fee”) that has been calculated on an arm’s-length basis and will reflect the fair market value for the services (including collecting and enforcing the Company’s rights with respect to the Receivables) to be provided by the Collection Agent; provided, however, so long as the Collection Agent is an Affiliate of the Company, payment of the Monthly Servicing Fee will be subordinated to the payment of interest, principal and certain other amounts due under the Loan Agreement. The servicing fee shall be payable to the Collection Agent solely pursuant to the terms of, and to the extent amounts are available for payment under, Article III of the Loan Agreement. To the extent that any of the Originators act as a Sub-Collection Agent, they will receive a fee from the Collection Agent that will reflect the fair market value of the services provided by such Sub-Collection Agent.

2.	Disclosure of the Transaction

For administrative and cost reasons, the Obligors with respect to the Receivables will not be informed of the Transaction. We note that existing Obligors currently make payments to certain designated accounts of the Originators, or with respect to the Atlas Receivables, to Atlas. Other than with respect to the Atlas Receivables, Obligors will continue to make payments on the Receivables to the accounts designated by the Originator, but such accounts will be transferred to the Company and thus qualify as Lock-Box Accounts under the Loan Agreement. With respect to the Atlas Receivables, during the Atlas Transition Period, Obligors may make payments to the Atlas Lock-Box Account. Atlas will hold any amounts so received in trust for the benefit of the applicable Originator and shall within [one (1)] Business Day forward such amounts to a Lock-Box Account. All transfers from the Lock-Box Accounts to the other Transaction accounts shall be made by the Collection Agent at the direction of the Administrative Agent. On and after the Termination Date, the Company (and its assignees) may itself, or may request that such Originator (at such Originator’s expense), notify the respective Obligors of the Company’s ownership of and title to the Receivables and direct that payment of all amounts due or to become due under the Receivables be made directly to an account designated by the Administrative Agent.

Appropriate UCC-1 financing statements will be properly filed in the appropriate filing offices as required by Section 9-103(3)(a) of the applicable UCC in order to perfect the sale of the Receivables

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to Memec on or before the Effective Date. All financial statements prepared by Originators will treat the Transaction as a sale of the Receivables, with the effect that the Receivables will not be disclosed as an asset on any such financial statements of the Originators. Where consolidated financial statements of Memec are prepared, the ultimate conveyance of the Receivables to the Company will be indicated through a footnote to such financial statements, which will state that as a result of the sale to Memec and subsequent contribution to the Company, neither the creditors of Memec nor the Originators should rely on the Receivables as a source of payment for obligations of the Originators or Memec. The Contributor will disclose the effects of the Transaction in accordance with GAAP.

II.	DISCUSSION

A.	True Sale Discussion

1.	Introduction

Section 541 of the Bankruptcy Code provides that property of a debtor’s estate includes “all legal or equitable interests of the debtor in property as of the commencement of the case.” 11 U.S.C. §541(a)(1). If an Originator were to declare bankruptcy, such Originator as a debtor-in-possession, a trustee in bankruptcy or a creditor of Memec might argue that the Receivables (which, for the avoidance of doubt, does not include the Excluded Receivables, which are not being purchased by Memec from the Originator have not been sold and are, therefore, part of such Originator’s bankruptcy estate. Courts have recharacterized purported sales of assets as pledges in a variety of circumstances. See, e.g., In re Navigation Technology Corp., 880 F.2d 1491, 1493 (1st Cir. 1989); Major’s Furniture Mart v. Castle Credit Corp., 602 F.2d 538, 545-46 (3d Cir. 1979); Levin v. City Trust Co. (In re Joseph Kanner Hat Co., Inc.), 482 F.2d 937, 940 (2d Cir. 1973). While Section 541 of the Bankruptcy Code provides that property in which the debtor has an interest is part of the debtor’s bankruptcy estate, the substantive determination of the property rights in particular assets is generally governed, in the absence of controlling federal law, by state law. Butner v. U.S., 440 U.S. 48, 55 (1979). See also Barnhill v. Johnson, 503 U.S. 393, 398 (1992) (stating that “property” and “interests in property” are “creatures of state law”).

We note that there is no reported controlling judicial precedent, which analyzes the totality of factors present in the Transaction. We therefore examined decisions from a range of jurisdictions in which certain facts and circumstances present in this Transaction were discussed and in which the distinction between a sale and a secured loan was analyzed more generally. Furthermore, existing reported judicial authority is not conclusive as to the relative weight to be accorded to the various factors present in this Transaction, although we have emphasized in our analysis those factors which courts have noted as particularly important in determining whether a Transaction is a sale or a secured loan. We also note that certain authorities and decisions we have examined are arguably inconsistent with the conclusions expressed in our opinion. These authorities and decisions are, however, distinguishable in the context of this Transaction.

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2.	Factors Considered in a True Sale Analysis

Courts have considered a variety of factors in determining whether an assignment creates a security interest or an absolute sale and have examined “all the facts and circumstances surrounding the transactions at issue.” Bear v. Coben (In re Golden Plan of California, Inc.), 829 F.2d 705, 709 (9th Cir. 1986). Factors which courts have examined in making this determination include: the transfer of the risk of loss, the transfer of the opportunity for gain, the form of the transaction, whether the transfer operates to discharge an underlying debt, the intent of the parties to the transaction, whether the transferor continues to service the transferred assets and whether the transfer is recorded or notified to third parties.

a. Recourse/Risk of Loss. Of these various factors, the transfer of the risk of loss is one of the most important. Various courts have found that full recourse to the assignor is inconsistent with shifting the risk of loss to the assignee. For example, in Major’s Furniture Mart, the court found that full recourse to the assignor for defaults on the assigned accounts meant that the assignee did not assume the risks of ownership of such accounts. Major’s Furniture Mart, 602 F.2d at 545. See also, In re Evergreen Valley Resort, Inc., 23 B.R. 659, 661 (Bankr. D. Me. 1982), citing Major’s Furniture Mart and In re Bowen, 5 U.C.C. Rep. Serv. 261 (Bankr. D. Ore. 1968) for the proposition that a security interest is indicated where the assignee retains a right to recover a deficiency on the debt from the assignor if the assignment does not provide sufficient funds to satisfy the amount of debt. Similarly, in Ables v. Major Funding Corp. (In re Major Funding Corp.), 82 B.R. 443, 448 (Bankr. S.D. Tex. 1987), the court held that a purported sale of mortgages was really intended as a pledge to secure a loan where the assignor guaranteed a rate of return to the assignee and agreed to repurchase defaulted loans.

Courts have also found that, while recourse is an important factor indicating a secured loan, recourse alone, without any guarantee of payment or other factors suggesting a secured loan, does not preclude a finding that an absolute assignment has occurred. The court in Major’s Furniture Mart, in setting out an often-cited and particularly thorough set of criteria for analyzing a purported sale, noted in dictum that “the presence of recourse in a sale agreement without more will not automatically convert a sale into a security interest.” 602 F.2d at 544. The court also cited comment 4 to UCC Section 9-502 which states that “there may be a true sale of accounts or chattel paper although recourse exists.”

The court in In re Federated Dept. Stores, 1990 Bankr. Lexis 1557 (S.D. Ohio 1990), in holding that certain sales were “true arm’s-length sales”, noted the following: (1) the purchaser in the case being reviewed bore the risk that the purchased receivables would prove uncollectible; (2) the purchaser had a very limited right of recourse against the sellers of the receivables that was not related to any defaults in payment under such receivables; (3) the purchase price paid by the purchaser for the receivables reflected the fair market value of such receivables; (4) valid business reasons existed for not notifying account obligors of the sale of their accounts; and (5) the purchaser and the sellers

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intended the purchases of the receivables to be true sales and not lending transactions. Id. at 3-4. See also In re Golden Plan of California, Inc., 829 F.2d at 709 (in spite of arrangement for advances by seller on account of delinquent payments, investors receiving no contractual guarantee or compensation in case of foreclosure on underlying assets were absolute owners of instruments) and Goldstein v. Madison Nat’l Bank of Washington, D.C., 89 B.R. 274, 277 (D.D.C. 1988) (recourse provision was not dispositive).

The Receivables Purchase Agreement conveys each Originator’s interest in the Receivables to Memec without stated recourse to the Originator for failure by the Obligors to make required payments. No pre-existing debt is owed by the Originator to Memec which could be satisfied by payments from sources other than the Receivables.

Furthermore, except for the obligation to repurchase Receivables (a) sold by an Originator in violation of certain representations and warranties relating to the eligibility of such Receivables and the absence of certain Liens with respect thereto, and (b) to the extent Memec exercises its “clean-up” call option under the Contribution Agreement, the Originators have no right or obligation under the Receivables Purchase Agreement to repurchase from Memec any Receivables or to rescind or otherwise retroactively effect any sale of any Receivables after the Purchase Date therefor. These exceptions are standard in transactions of this type and do not shift the risk of collectability of the Receivables to the Originators.

The fact that the Originators have certain obligations to indemnify Memec for failure to perform their respective obligations under the Receivables Purchase Agreement and the other Transaction Documents might be argued to be a form of recourse. However, such limited indemnification obligations, do not relate to the credit quality of the Receivables or the ultimate credit risk of the Receivables which risk will be to Memec under the Receivables Purchase Agreement and ultimately to the Company under the Contribution Agreement.

In the event that Memec or an Affiliate thereof (including any of the Originators) is acting as a servicer with respect to such Receivables, the portion of the Servicing Fee payable to Memec or such Affiliate thereof with respect to such Receivables shall be subordinated until amounts due under the Loan Agreement shall have been paid in full. A court could find that, because it is unlikely that a third-party servicer would agree to such a provision, such subordination effectively constitutes recourse to Memec (or such Affiliate). However, because of the relatively small size of the Servicing Fee (1% of the outstanding Receivables) and the other positive factors outlined above this factor should not be dispositive in a court’s analysis.

b. Opportunity for Gain. Another important factor courts have examined in determining whether a transaction constitutes a secured financing or a sale is whether the assignor has transferred all opportunity for gain with respect to the assets. Where the assignee must account to the assignor for any surplus received from the assignment over the bargained-for amount, courts have held such

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factor to indicate that the transaction constitutes a secured financing. See In re Evergreen Valley Resort, Inc., 23 B.R. at 661, citing Gold Coast Leasing Co. v. California Carrots, Inc., 93 Cal. App. 3d 274, 279 (1979). For example, the court in In re Carolina Utilities Supply Co., Inc., 118 B.R. 412, 416-17 (Bankr. D.S.C. 1990), noting that the bank purporting to purchase accounts receivable from the company had to account to the company for any surplus collected on each account over 80% of the invoice amount which the bank initially advanced to the company, found that the accounts were security for a loan by the bank to the company. See also, U.C.C. §9-502(2) (“If the security agreement secures an indebtedness, the secured party must account to the debtor for any surplus.”).

In the Transaction, Memec has no obligation to remit any Collections on the Receivables back to the Originators unless and only to the extent that a Receivable constitutes an Ineligible Receivable that is not a Designated Ineligible Receivable and an Originator has repurchased such Ineligible Receivable as a result of a material breach of a representation or warranty, in which event, any Collections with respect thereto will be remitted by the Collection Agent to such Originator. Other than as set forth in the preceding sentence, all Collections (including Collections in respect of Designated Ineligible Receivables) will be for the sole benefit of Memec. The Originators are entitled to any surplus or gain in respect of the Collections (including Collections in respect of Designated Ineligible Receivables). There is no guarantee by the Originators as to the minimum or maximum “rate of return” to the Company and no mechanism to limit how much of the Collections Memec receives. Except for the purchase price for the Receivables, Memec has no direct payment obligation to the Originators with respect to the Receivables.

c. Form of Transaction/Documentation. The form of the transaction has also been found to be an important, although not dispositive, factor in determining whether a transaction is an assignment for security or a true sale. While substance is more important than form, Major’s Furniture Mart, 602 F.2d at 543, courts have given varying degrees of weight to the language used in the transaction documentation. See, e.g., In re Golden Plan of California, Inc., 829 F.2d at 709 (documentation language found by court to indicate that absolute ownership was transferred); See also In re Bevill, Bresler & Schulman Asset Management Corp., 67 B.R. 557, 597-98 (D.N.J. 1986) (form very important in determining whether repurchase agreement was sale or secured loan, particularly where parties to agreement were sophisticated). In TKO Equip. Co. v. C&G Coal Co., 863 F.2d 541, 545-46 (7th Cir. 1988), the court enforced an agreement containing an express written disavowal that the parties created any security interests, particularly in light of the fact that a third party creditor was found to have relied on such language.

The Receivables Purchase Agreement uses the form and language of a full disposition by way of sale. The Originators are commercially sophisticated parties and the Receivables Purchase Agreement clearly states that the conveyance of the Receivables is intended to be a true sale, and not a pledge to secure a loan. The Originators have no obligation to satisfy from their own funds the

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obligations of the Obligors. The Originators do not maintain any meaningful benefits of ownership with respect to the Receivables. The Originators and Memec will treat the Transaction as a sale of the Receivables for all tax, accounting and regulatory purposes, with the effect that the Receivables to the Company will not be carried as assets on the books, records or individual financial statements of the Originators; provided, however, that where consolidated financial statements of Memec are prepared, the conveyance of the Receivables will be indicated through a footnote to such financial statements. The financing statements filed to perfect the ownership interest of Memec in the Receivables will reflect a sale of the Receivables and not the grant of a security interest. The Administrative Agent and certain other parties have made their investment in reliance on the treatment of the Transaction by the Originators and Memec as a sale and not a secured loan.

d. Intent. The form of the transaction is closely linked in judicial decisions with the intent and the behavior of the parties. Where commercially sophisticated parties have characterized transactions as sales and have acted in accordance with that characterization, many courts have given presumptive weight to that characterization. See, e.g., Kasuba v. Realty Income Trust (In re Kasuba), 562 F.2d 511, 514-15 (7th Cir. 1977) (the intent of the parties is controlling as long as the stated intent is supported by the facts); see also Tavormina v. Aquatic Co. (In re Armando Gerstel, Inc.), 65 B.R. 602, 604 (S.D. Fla. 1986), citing Hassett v. Revlon, Inc. (In re O.P.M. Leasing Servs., Inc.), 23 B.R. 104, 115-16 (Bankr. S.D.N.Y. 1982) (“the intent of the parties governs whether a particular document or transaction creates a security interest or an assignment”). The Receivables Purchase Agreement provides that it is intended that the sale of the Receivables by the Originators to Memec be a true sale rather than a secured loan. The factors discussed above with respect to the form and structure of the Transaction are further evidence of this intent.

e. Servicing and Other Activities. In addition to stated intent, behavior such as servicing of the assets has been found by courts to be indicative of the substance of the transaction. See, e.g., In re Mid Atlantic Fund, Inc., 60 B.R. 604, 608 (Bankr. S.D.N.Y. 1986) (“Creditors failed to act as if they were the absolute owners . . . by recording the assignment or by demanding payment from the mortgagees”); see also In re Alda, 327 F. Supp. 1315, 1317 (S.D.N.Y. 1971) (court found petitioner was not a joint venturer with ownership interest in bankruptcy estate because petitioner failed to file financing statements, debtor continued to control and manage accounts receivable and accounts were not segregated). Courts have varied the importance given to various activities of assignors and assignees in determining how a transaction should be characterized. Courts have found transactions to be sales where notice was not given to obligors and the assignor continued to service the assigned assets. McVay v. Western Plains Serv. Corp., 823 F.2d 1395, 1398-99 (10th Cir. 1987) (loan participation transferred entire equitable interest to participating banks even where lead bank continued to service the loan); In re Golden Plan of California, Inc., 829 F.2d at 707 (seller received fee for arranging and servicing loans). Courts that cited the retention by an assignor of servicing duties as a factor indicating a loan also seemed to rely on the full recourse nature of the transactions as well as other factors, such as the commingling of account proceeds with general operating funds.

To the Persons listed on Schedule I hereto [*], 2000	Page 13

See, e.g., People v. Service Inst., Inc., 101 Misc. 2d 549, 552 (1979) (non-notification of account obligors and seller/servicer’s failure to hold proceeds in separate account are evidence that assignment is for security); In re Major Funding Corp., 82 B.R. at 448 (seller/servicer had repurchase obligation upon account debtor default and also had commingled collection accounts); Blackford v. Commercial Credit Corp., 263 F.2d 97, 106 (1959) (servicing by seller is one of several factors mentioned, including full recourse and a guaranteed rate of return).

As stated above, unless an Originator Termination Event has occurred and is continuing, the Obligors will not be notified of the Transaction. Documentation such as accounting records will treat the Transaction as a sale, with the effect that the Receivables will not be carried as an asset in the consolidating financials statements or other accounting records of the Originators. Financing statements evidencing Memec’s ownership interest in the Receivables will be filed on or prior to the Effective Date. Pursuant to the Loan Agreement, the Administrative Agent has appointed the Collection Agent as its agent for servicing, administering and collecting the Receivables, and the Collection Agent has appointed the Originators as Sub-Collection Agents pursuant to the Receivables Purchase Agreement. Other than with respect to the Atlas Receivables during the Atlas Transition Period, all Obligors shall make payments on all Receivables to the applicable Lock-Box Account. Any Collections (including Collections in respect of Designated Ineligible Receivables) relating to the Receivables received by the Collection Agent will be deposited to the applicable Lock-Box Account in accordance with the applicable provisions of the Loan Agreement. As noted above, the Collection Agent may modify the terms of the Receivables only under certain limited circumstances. Such modifications must arise as the result of a request of an Obligor, or as required by any Requirement of Law or if such Dilution Adjustment does not cause the Receivable to cease to be an Eligible Receivable. This modification right constitutes a customary and reasonable delegation where an owner of receivables requires a third party to provide servicing and collection services to it.

Upon an occurrence of a Collection Agent Default, the Administrative Agent, as assignee of the Company, may appoint any Person to succeed the Collection Agent. All transfers of Collections from the Lock-Box Accounts to the other Transaction accounts shall be made by the Collection Agent in accordance with the terms of the Loan Agreement. The Collection agent shall have no right or interest in the Lock-Box Accounts or the other Transaction Accounts.

In addition, on and after the Termination Date, all Obligors may be notified by the Administrative Agent to make payments of all amounts payable under the Receivables directly to an account designated by the Administrative Agent. The Originators will maintain a record-keeping system with respect to the Receivables that will clearly and unambiguously indicate that such Receivables have been sold assigned, conveyed and transferred to the Company, and, thereupon, contributed by Memec to the Company and a security interest has been granted to the Administrative Agent by the Company. In sum, the servicing activities of the Originators will be conducted on behalf of the

To the Persons listed on Schedule I hereto [*], 2000	Page 14

Collection Agent and the Administrative Agent and collection and accounting procedures will clearly indicate that the Company is the owner of the Receivables.

f. Octagon. We are aware of the opinion of the court in Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied, 114 S.Ct. 554 (1993). In Octagon, the court concluded that because Article 9 of the UCC requires any purchase of accounts to be perfected, a sale of accounts is therefore treated under the UCC as a security interest in the accounts and any such accounts thus remain the property of the debtor’s bankruptcy estate. We note that the Originators have their chief executive offices in California, a state in the Ninth Circuit.

We do not believe that a bankruptcy court properly applying the principles of Article 9 of the UCC in a proceeding in which an Originator was the debtor should follow Octagon. The Court’s decision in Octagon is inconsistent with the stated language and intent of the UCC, which clearly contemplates sales of accounts. Section 9-502(2) of the UCC, for example, states that “if the underlying transactions was a sale of accounts or chattel paper, the debtor is entitled to any surplus . . . only if the security agreement so provides.” Comment 4 to Section 9-502(2) further states that “the determination whether a particular assignment constitutes a sale or a transfer for security is left to the courts.”

Various commentators have taken the view that, notwithstanding the decision of the court in Octagon, accounts may be sold. In fact, Permanent Editorial Board Commentary No. 14 on the UCC rejects Octagon and amends Comment 2 to Section 9-502 to make clear that the UCC does not prevent, or even govern whether there is, a sale of accounts.

We believe that Octagon was wrongly decided and that, in a properly presented case in which the facts and assumptions relied herein are established, a court not bound by Octagon would decline to adopt its reasoning. You should recognize, however, that if Octagon were followed, it could result in a conclusion that the Receivables remained “property of the estate” of an Originator under Section 541 of the Bankruptcy Code. We note that courts in the Ninth Circuit, which has jurisdiction in California, the principal place of business of the Originators, are not bound by Octagon, a decision of the Tenth Circuit.

III.	OPINIONS EXPRESSED

Based on the reasoning and facts and on the assumptions, qualifications and limitations set forth in this letter, it is our opinion that in a properly presented and argued case, in the event of the bankruptcy of an Originator, a federal bankruptcy court would find that the sale of the Receivables by such Originator to Memec in the manner set forth in the Receivables Purchase Agreement would constitute a true sale of such Receivables and not a borrowing by the Originator secured by such Receivables, and therefore, such Receivables would not be the property of the Originator’s bankruptcy estate under Section 541 of the Bankruptcy Code. In the event it were asserted that the

To the Persons listed on Schedule I hereto [*], 2000	Page 15

beneficial interest in and legal title to the Receivables was part of the Originator’s bankruptcy estate, we express no opinion as to how long Memec or an assignee thereof would be denied possession of such Receivables or how long Memec or an assignee thereof would be denied possession of the Collections in the Originator’s possession before the validity of such assertion could be finally decided. We also express no opinion as to whether, in the event it were asserted that the beneficial interest in and legal title to the Receivables and the Collections were part of the Originator’s bankruptcy estate, a court would permit the Contributor to use Collections in the Originator’s possession without the consent of Memec or an assignee thereof, either before deciding the issue or pending appeal after a decision adverse to Memec or such assignee.

All of the analysis and its conclusions contained in this letter are based on, and limited to, the law and the structure of the Transaction in effect as of the date of this letter. We also note that a court’s decision regarding matters covered by our opinions in this letter will be based on the court’s own analysis and interpretation of the factual evidence before such court and of legal principles applicable at such time.

We are members of the bar of the State of New York and we express no opinion herein as to any matters governed by any laws other than the law of the State of New York and the Federal laws of the United States of America.

This opinion is rendered only to you and is solely for your benefit in connection with the Transaction contemplated in the Receivables Purchase Agreement and the other Transaction Documents. It may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose, and, without our prior written consent, may not be transmitted or disclosed to any other person save to Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc., and Moody’s Investor Services, Inc., who may rely on this opinion as if it were addressed to them, and their respective legal advisors.

Very truly yours,

Schedule I

Addressees

The Chase Manhattan Bank, as Administrative Agent

[Address]

Triangle Receivables Funding LLC c/o Memec, LLC

[Address]

Memec, LLC

[Address]

Park Avenue Receivables Corporation

[Address]

Sheffield Receivables Corporation

[Address]

Schedule II

List of Documents Reviewed by

Clifford Chance Rogers & Wells LLP

1.	U.S. Receivables Purchase Agreement dated [ • ], 2000, among Memec and the Originators.

2.	Contribution Agreement dated as of [ • ], 2000, between the Contributor and the Company.

3.	Asset Backed Loan Agreement dated as of [ • ], 2000, among the Administrative Agent, the Company, the CP Conduit Lenders, Certain APA Banks and Barclays Bank plc, as Sheffield Funding Agent.

4.	Limited Liability Company Agreement dated [ • ], 2000, among Memec, LLC, as sole equity member, and Donald J. Puglisi, as special member.

5.	Legal opinions of Richards, Layton & Finger, special Delaware counsel for Memec, Insight and Impact, dated [ • ], 2000, forms of which are attached hereto as Exhibit B.

6.	Legal opinion of Farella Braun & Martel, special California counsel for Unique, dated [ • ], 2000, a form of which is attached hereto as Exhibit C.

7.	Certificate of Solvency of [ • ], chief operating officer of Impact, dated [ • ], 2000, a form of which is attached hereto as Exhibit A.

8.	Certificate of Solvency of [ • ], chief operating officer of Unique, dated [ • ], 2000, a form of which is attached hereto as Exhibit A.

9.	Certificate of solvency of [ • ], chief operating officer of Insight, dated [ • ], 2000, a form of which is attached hereto as Exhibit A.

10.	Unfiled copies of the UCC-1 financing statements (together with the Schedule attached thereto) naming Memec, LLC as “Purchaser” and each Originator as “Seller” and describing the Receivables Purchase Agreement and the Receivables to be sold thereunder, which will be filed in the State of California.

Exhibit A

Solvency Certificate

of

the Originators

To:	MEMEC LLC
The Chase Manhattan Bank, as Administrative Agent
Attention:	[ ● ]
Facsimile:	[ ● ]

I, [ ● ], a duly elected [manager/officer] of [ ● ] (the “Originator”) hereby certify (in my capacity as a manager of the Originator) in connection with the sale of certain Receivables on the date hereof to the Purchaser (as defined herein) pursuant to that certain U.S. Receivables Purchase Agreement dated as of [ ● ], 2000 (the “Purchase Agreement”), among the Originator, [other Originators] and MEMEC LLC, as the Purchaser (the “Purchaser”) as follows:

The fair value of the assets of the Originator at a fair valuation exceeds the debts and liabilities (whether subordinated, contingent or otherwise) of the Originator. The assets of the Originator do not constitute unreasonably small capital to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The present fair saleable value of the property of the Originator will be greater than the amount that will be required to pay the probable liability of the Originator on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. The Originator does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Originator and the timing of the amounts of cash to be payable on or in respect of its indebtedness. The Originator does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Originator or any of its assets or revenue.

Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement.

IN WITNESS WHEREOF, I have signed and delivered this solvency certificate this [ ● ] day of [ ● ].

[ ● ]

as Originator

By:
Name:
Title:

Exhibit B

Form of Delaware Counsel Opinions

Exhibit C

Form of California Counsel Opinion

Schedule 3.1(j)

FORM OF SOLVENCY CERTIFICATE

To:	MEMEC LLC
The Chase Manhattan Bank, as Administrative Agent
Attention:	[ ● ]
Facsimile:	[ ● ]

I, [ ● ], a duly elected [manager/officer] of [ ● ] (the “Originator”) hereby certify (in my capacity as a manager of the Originator) in connection with the sale of certain Receivables on the date hereof to the Purchaser (as defined herein) pursuant to that certain U.S. Receivables Purchase Agreement dated as of [ ● ], 2000 (the “Purchase Agreement”), among the Originator, [other Originators] and MEMEC LLC, as the Purchaser (the “Purchaser”) as follows:

The fair value of the assets of the Originator at a fair valuation exceeds the debts and liabilities (whether subordinated, contingent or otherwise) of the Originator. The assets of the Originator do not constitute unreasonably small capital to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The present fair saleable value of the property of the Originator will be greater than the amount that will be required to pay the probable liability of the Originator on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. The Originator does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Originator and the timing of the amounts of cash to be payable on or in respect of its indebtedness. The Originator does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Originator or any of its assets or revenue.

Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement.

IN WITNESS WHEREOF, I have signed and delivered this solvency certificate this [ ● ] day of [ ● ].

[ ● ]

as Originator

By:
Name:
Title:

Schedule 4.1(n)(i)

LOCATION OF BOOKS AND RECORDS

Schedule 4.1(n)(i)(ii)

CHIEF EXECUTIVE OFFICE

Schedule 4.1(p)(i)

OTHER BUSINESS NAMES

With respect to Impact Semiconductor Technologies LLC:

Impact Technologies

With respect to Unique Semiconductor Technologies Inc.:

Unique Technologies

Schedule 8.1

ACCOUNTS

With respect to the Originators:

With respect to the Purchaser:

EXHIBIT N

FORM OF U.K. RECEIVABLES PURCHASE AGREEMENT

LIMITED LIABILITY PARTNERSHIP

MEMEC UK LTD

as Originator and Sub-Collection Agent

MEMEC LLC

as Purchaser and Collection Agent

BARCLAYS BANK PLC

as Sheffield Funding Agent

and

THE CHASE MANHATTAN BANK

as PARCO Funding Agent and Administrative Agent

UK RECEIVABLES PURCHASE AGREEMENT

24.	Taxes And Stamp Duty	25

25.	Default Interest	31

26.	Remedies And Waivers	31

27.	Partial Invalidity	31

28.	Accession	31

29.	Notices	32

30.	Counterparts	32

31.	Confidentiality	32

32.	Assignment	32

Part 7 - Law And Jurisdiction		33

33.	Law	33

34.	Jurisdiction	33

35.	Contracts (Rights Of Third Parties) Act 1999	33

The First Schedule – Eligible Obligors		34

The Second Schedule – Eligible Receivables		35

The Third Schedule - Originator Daily Report		37

The Fourth Schedule		38

Originator Termination Events		38

The Fifth Schedule		40

Part 1 - Form Of Offer Letter		40

Part 2a - Solvency Certificate		41

Part 2b - Solvency Certificate		42

The Sixth Schedule		43

Part 1 – Representations As To Matters Of Law		43

Part 2 - Representations As To Matters Of Fact		44

Part 3 - Representations Relating To Receivables		45

The Seventh Schedule		46

Auditors’ Solvency Certificate		46

The Eighth Schedule		47

Originator Compliance Certificate: Audited Financial Information		47

Originator Compliance Certificate: Unaudited Financial Information		48

The Ninth Schedule		49

Form Of Accession Undertaking		49

The Tenth Schedule	50

Accession Legal Opinion	50

The Eleventh Schedule	51

Signing And Closing List Of Documents	51

The Twelfth Schedule	52

List Of Existing Accounts	52

The Thirteenth Schedule	53

Form Of Security Power Of Attorney	53

The Fourteenth Schedule	56

Form Of Declaration Of Trust	56

THIS AGREEMENT is made the          day of              [•] 2000

BETWEEN

(1)	MEMEC UK LTD, a company incorporated in England and Wales with registered number 3870533 having its registered office at 17 Thame Park Road, Thame, Oxon OX9 3XD as Originator of receivables and collection agent in the United Kingdom in relation to receivables (respectively in each such capacity the “Originator” and “Sub-Collection Agent”);

(2)	MEMEC LLC, a limited liability company organised under the laws of the State of Delaware as purchaser and master collection agent (respectively in each such capacity the “Purchaser” and “Collection Agent”);

(3)	BARCLAYS BANK PLC, a company organised under the laws of England and Wales as administrator (the “Sheffield Funding Agent”); and

(4)	THE CHASE MANHATTAN BANK, a banking corporation incorporated under the laws of the State of New York (the “PARCO Funding Agent” and the “Administrative Agent”).

WHEREAS

(A)	The Originator has at present and expects to have in the future Receivables owed to it which arise in the course of its business.

(B)	The Originator and the Purchaser have agreed, upon the terms and subject to the conditions of this Agreement, that the Originator may from time to time deliver an Offer Letter to the Purchaser, in relation to an Offer by the Originator, offering to assign to the Purchaser Receivables arising from time to time to the Originator and in the event the Purchaser decides to accept an Offer it will do so in the manner provided herein.

(C)	The CP Conduit Lenders shall, subject to the terms and conditions of the Asset Backed Loan Agreement, provide funds to the Borrower. The Borrower may from time to time make distributions to the Purchaser. The Purchaser may use funds so received by it to accept Offers in the manner provided herein. The Lenders have appointed the Administrative Agent as their agent in connection with the foregoing.

(D)	The Purchaser has been appointed by the Borrower under the Asset Backed Loan Agreement as its Collection Agent to service, collect and administer the Receivables and receivables under other Receivables Purchase Agreements in accordance with the provisions of the Asset Backed Loan Agreement.

(E)	The Purchaser in its capacity as Collection Agent wishes to appoint the Originator as its Sub-Collection Agent, upon the terms and subject to the conditions hereof, to provide services to the Purchaser in connection with the collection of the Receivables from time to time assigned to the Purchaser by the Originator upon the acceptance by the Purchaser of any Offers.

NOW IT IS HEREBY AGREED as follows:

Part 1

INTERPRETATION

1.	INTERPRETATION

1.1	Unless the context otherwise requires or as otherwise defined herein, in this Agreement and the Recitals and the Schedules hereto, the following terms shall have the following meanings:

“Accession Legal Opinion” means a legal opinion substantially in the form set out in the Tenth Schedule;

“Accession Undertaking” means an undertaking substantially in the form set out in the Ninth Schedule;

“Administration”, “bankruptcy”, “dissolution”, “insolvency”, “liquidation”, “receivership” or “winding-up” of any Person shall be construed so as to include any equivalent or analogous proceedings under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such Person carries on business;

“Affiliate” shall have the meaning assigned to it in the Contribution Agreement;

“Approved Currency” has the meaning assigned to it in the Asset Backed Loan Agreement;

“Asset Backed Loan Agreement” means the Asset Backed Loan Agreement dated [•], 2000 by and among, inter alia, the Borrower, the Funding Agents, the Administrative Agent, the CP Conduit Lenders, the Purchaser and certain APA Banks, pursuant to which the CP Conduit Lenders thereunder have granted to the Borrower the Asset Backed Loan Facility;

“Borrower” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Business Day” shall have the meaning assigned to it in the Contribution Agreement;

“Charged-off Receivable” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Clause”, “Part”, “Recital” or “Schedule” is, subject to any contrary indication, a reference to a clause or part hereof or a recital or schedule of this Agreement;

“Closing Documents List” means the document entitled “Signing and Closing List of Documents” specifying certain documents, notifications and other matters required as a condition precedent to this Agreement as set out in the Eleventh Schedule;

“Collections” means all cash collections and other cash proceeds in respect of the Purchased Receivables thereof (including, if applicable, insurance proceeds which the Originator or the Collection Agent applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for payment of such Receivable which are in the ordinary course of its business applied thereto) and each amount deemed to have been received or treated as a collection pursuant to this Agreement;

“Commitment” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Commitment Expiry Date” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Commitment Termination Date” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Concentration Factor” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Conditions Precedent” shall mean, in relation to the initial purchase of Receivables, the conditions precedent set out in the Closing Documents List, in relation to any funding by the CP Conduit Lenders, the conditions precedent set out in the relevant Clause of the Asset Backed Loan Agreement and in relation to any contribution by Memec LLC to the Borrower, the conditions precedent set out in the relevant Clause of the Contribution Agreement;

“Contribution Agreement” means the contribution agreement dated [•] 2000 between Memec LLC and the Borrower;

“CP Conduit Lenders” means PARCO and Sheffield;

“Credit Agreement” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Credit and Collection Policies” means the document so entitled (including arrears procedures) initialled by the Originator by way of identification for use in connection with this Agreement and the Asset Backed Loan Agreement;

“Declaration of Trust” means the declaration of trust substantially in the form of the Fourteenth Schedule;

“dollars” shall mean the lawful currency of the United States;

“Eligible Obligors” has the meaning assigned to it in the First Schedule of this Agreement;

“Eligible Receivables” has the meaning assigned to it in the Second Schedule of this Agreement;

“EMU” means the Economic and Monetary Union as contemplated in the Treaty of European Union;

“EMU Legislation” means the legislative measures of the European Union for the introduction of changeover to or operation of the euro in one or more member states being in part legislative measures to implement the third stage of the EMU;

“euro” means the single currency of the European Union as constituted by the Treaty on European Union as referred to in EMU Legislation;

“Excluded Receivables” means Receivables denominated or payable in any currency other than an Approved Currency and collections in respect of which are not to be paid to an Originator Collection Account;

“GAAP” shall mean generally accepted accounting principles in the United States, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement;

“Facility Limit” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Funding Agents” means the PARCO Funding Agent and the Sheffield Funding Agent;

“Incremental Borrowing” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Indebtedness” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Inter-Creditor Agreement” means the intercreditor agreement dated [•] 2000 between, inter alios, the PARCO Funding Agent, the Sheffield Funding Agent, the Borrower, the Purchaser, the Originator and The Chase Manhattan Bank in its capacity as Collateral Agent under the Credit Agreement;

“Lien” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Local Business Day” shall have the meaning assigned to it in the Contribution Agreement;

“Material Adverse Effect” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Material Document” means any document, whether previously executed or expected to be executed in connection with the transfer of any Receivables which may have been sold or may in the future be sold pursuant to any agreement which may have been formed or may in the future be formed on acceptance of an Offer contained in an Offer Letter, which first-mentioned document (i) would be necessarily required (A) to be produced as evidence in a court in the United Kingdom in order to enable the Borrower to enforce its rights in respect of the Purchased Receivables against the Obligors or (B) for any of the purposes described in Clause 24.14(ii), and (ii) would be liable to ad valorem stamp duty if it did not fulfil the conditions for being eligible to be adjudicated free of stamp duty under section 42 of the Finance Act 1930;

“Maximum Percentage Factor” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“month” shall mean a calendar month (and references to “months” shall be construed accordingly);

“Moody’s” shall mean Moody’s Investors Service, Inc.;

“Memec Operating Account” shall mean each bank account in the name of the Originator, number •, •, •, with, or such other account as the Originator may designate as a Memec Operating Account from time to time by notice to the Administrative Agent;

“Net Receivables Balance” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Notice of Assignment” means a notice given to the related Obligor or Obligors (or guarantor or guarantors) to the effect that one or more Receivables (and if applicable the related benefit of any related guarantee or guarantees) have been assigned to the Purchaser;

“Obligor” means, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof;

“Offer” means any offer made by the Originator to the Purchaser to sell Receivables;

“Offer Letter” means any letter in relation to an Offer delivered by the Originator to the Purchaser in accordance with the provisions of Clause 2;

“Original Financial Statements” means the audited financial statements of Memec UK Ltd for the financial year ended 31 December 1999;

“Originator Collection Account” means each designated account in the name of the Originator or following compliance with the provisions of Clause 12.1, the Borrower maintained and operated by the Sub-Collection Agent with [•] with the following designated account numbers [•] (in respect of Sterling), [•] (in respect of Dollars) and [•] (in respect of euro) (as from time to time renewed, redesignated or renumbered) or such other account notified to the Purchaser and each the Administrative Agent into which Collections are to be paid by the Obligors;

“Originator Daily Report” means the report to be delivered by the Sub-Collection Agent on a daily basis substantially in the form set out in the Third Schedule or in such other form as may be agreed in writing by or on behalf the Purchaser and the Administrative Agent;

“Originator Termination Date” means the earliest of (i) the Business Day designated by the Purchaser to the Originator as the Termination Date at any time following forty-five (45) days’ written notice to the Originator and the Administrative Agent, (ii) the day upon which an Originator Termination Event is declared or automatically occurs relating to an Originator Termination Event pursuant to Clause 15.1, and (iii) the Commitment Expiry Date;

“Originator Termination Event” shall have the meaning assigned to it in the Fourth Schedule;

“Originator Termination Notice” means a notice served by the Purchaser pursuant to the Clause 15;

“Outstanding Face Amount” means in relation to a Receivable on any date the amount in an Approved Currency which is the outstanding balance due in respect thereof at the opening of business in London on such date (including VAT);

“PARCO” means Park Avenue Receivables Corporation, a special purpose corporation incorporated under the laws of Delaware, and its permitted successors and assigns;

“Percentage Factor” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Permitted Lien” shall have the meaning assigned to it in the Contribution Agreement;

“Potential Originator Termination Event” means any event, which would, but for the lapse of a period of time specified in this Agreement or the giving of a notice contemplated by this Agreement, constitute an Originator Termination Event;

“Purchase” shall mean any assignment by the Originator to the Purchaser of Eligible Receivables contemplated in Clause 4;

“Purchase Date” means any date on which an Offer is accepted by payment pursuant to the arrangements contemplated by this Agreement;

“Purchase Period” means the period commencing on the Purchase Date and ending on the earlier of (i) the Termination Date and (ii) the date on which the Purchaser at the direction of the Administrative Agent serves a Originator Termination Notice;

“Purchase Price” means, at any Purchase Date, an amount calculated in accordance with Clause 6;

“Purchased Receivables” means all Receivables originated by the Originator which have been the subject of an Offer accepted by the Purchaser other than any such Receivables which have been repurchased pursuant to this Agreement or which have been paid in full or repaid in full by the relevant Obligor;

“Qualified Institution” shall mean (i) an institution authorised to take deposits in an OECD nation and which at all times has a short-term unsecured debt rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s or (ii) an institution acceptable to the Co-Funding Agents;

“Rating Agencies” means Standard & Poor’s and Moody’s;

“Receivable” means all the indebtedness and payment obligations of an Obligor to an Originator arising from the sale of merchandise or services by an Originator (and shall include, without limitation, the right of payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Obligor with respect thereto);

“Receivables Purchase Agreements” shall have the meaning assigned to it in the Contribution Agreement;

“Relevant Documents” means this Agreement, the Asset Backed Loan Agreement, each Receivables Purchase Agreement, the Contribution Agreement [and the Inter-Creditor Agreement];

“Requirements of Law” shall have the meaning assigned to it in the Contribution Agreement;

“Security Power of Attorney” means the security power of attorney substantially in the form of the Thirteenth Schedule;

“Servicing Fee” means the fee payable to the Sub-Collection Agent as specified in the Servicing Fee Letter;

“Servicing Fee Letter” means the letter agreement, dated on or about the date hereof between the Purchaser and the Collection Agent in respect of the fees to be paid to the Sub-Collection Agent as provided in Clause 8.3;

“Settlement Date” means the fourteenth day of each month immediately succeeding a Settlement Period or, if such day is not a Business Day, the next succeeding Business Day;

“Settlement Period” means the period of days from and including the first day of each calendar month to and including the last day of such month;

“Sheffield” means Sheffield Receivables Corporation, a Delaware corporation, and its permitted successors and assigns;

“stamp duty” shall be construed as a reference to any stamp, registration or other transaction or documentary tax (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Stamp Duty Group” shall mean the Originator, the Borrower and the Purchaser;

“Standard & Poor’s” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc.;

“Sterling” and “£” denote the lawful currency for the time being of the United Kingdom;

“Sub-Collection Agent” means the Originator acting in its capacity as collection agent in relation to Purchased Receivables pursuant to the terms of this Agreement and the Asset Backed Loan Agreement or any successor thereto appointed pursuant to this Agreement;

“Tax” shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Tax Law Change” means a change, amendment, modification, addition to or deletion of any law, treaty, arrangement or convention relating to any tax, impost or withholding arising under law (including any change in practice or interpretation with respect thereto) in each case arising after the date hereof;

“Termination Date” shall have the meaning assigned to it in the Asset Backed Loan Agreement;

“Treaty on European Union” means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and come into force on 1 November 1993); and

“UK GAAP” means generally accepted accounting principles, standards and practices in the United Kingdom, as in effect from time to time.

1.2	In this Agreement, all accounting terms not specifically defined herein shall, unless expressly stated otherwise, be construed in accordance with generally accepted accounting principles, standards and practices in the United Kingdom.

1.3	Save where the contrary is indicated, any reference in this Agreement to:

(i)

this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented with the approval of all of the parties to this Agreement;

(ii)	a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted;

(iii)	a time of day (including opening and closing of business) shall be construed as a reference to London time; and

(iv)	costs, charges, expenses and remuneration shall be deemed to include references to any value added tax or similar tax charged or chargeable in respect thereof and Section 89 of Value Added Tax Act 1994 is hereby excluded for the purposes of this Agreement.

1.4	Clause, Part and Schedule headings are for ease of reference only.

1.5	For the purposes of this Agreement, capitalised terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Asset Backed Loan Agreement, or, if not defined therein, in the Contribution Agreement.

Part 2

SALES OF RECEIVABLES

2.	OFFERS OF RECEIVABLES

2.1	The Originator may make an Offer for the sale and purchase of Receivables (other than Excluded Receivables) to the Purchaser, copied to the Administrative Agent, on any Business Day falling on or after the date on which each of the Purchaser and the Administrative Agent has confirmed that it has received in form and substance satisfactory to it each of the documents specified in the Closing Documents List by delivering to the Purchaser and to the Administrative Agent by letter, fax or electronic mail an Offer Letter substantially in the form set out in the Fifth Schedule.

2.2	Each Offer Letter delivered by the Originator pursuant to Clause 2.1 shall:

(i)	specify the total of the Outstanding Face Amounts and the Outstanding Face Amounts in each Approved Currency of the Receivables offered pursuant thereto and have the applicable Originator Daily Report and a list of such Receivables appended to it;

(ii)	specify any amount of set-off exercised with regard to such Receivables;

(iii)	be delivered no later than 10.00 a.m. (New York time) on any Business Day and, if it is delivered after this time, it shall be deemed to be delivered on the next Business Day; and

(iv)	constitute an offer by the Originator to sell (by way of assignment) to the Purchaser absolutely with full title guarantee (other than to the extent such full title guarantee would be inconsistent with the representations made by the Originator when making an Offer) all of the Originator’s beneficial right, title and interest in and to the Receivables (and the related benefit of any guarantees referable thereto) to which such Offer relates at the related Purchase Price calculated in accordance with Clause 6 and on the terms and conditions of this Agreement.

2.3	Each Receivable comprised in an Offer shall for the purposes of calculating the related Purchase Price in accordance with Clause 6 be deemed to be an Eligible Receivable, unless otherwise specified in such Offer Letter.

3.	ACCEPTANCE OF OFFERS

3.1	The Purchaser may accept an Offer no later than five Business Days following that upon which such Offer is made.

3.2	Each Offer may be accepted by the Purchaser only with respect to the Receivables specified in the relevant Offer Letter and any purported form of acceptance of an Offer otherwise than in the manner specified in Clause 3.4 to 3.6 shall be null and void and of no effect (and for the avoidance of doubt nothing in this Agreement or in any Offer Letter or in any other document shall of itself operate so as to convey or transfer to any person any beneficial interest in any Receivables).

3.3	Each Offer shall be irrevocable and binding on the Originator until (if not accepted before such time) close of business (New York time) five (5) Business Days following the date of such Offer (or such longer period of time for acceptance as may be agreed upon by the Originator and the Administrative Agent) when such Offer shall lapse.

3.4	Except as provided below, an Offer may only be accepted by payment of the Purchase Price in the relevant Approved Currency in respect of the relevant Receivables denominated in such Approved Currency being made by or on behalf of the Purchaser to the Originator or on its behalf. The Purchase Price of Receivables in an Approved Currency shall be determined in accordance with Clause 6 by reference to the Outstanding Face Amounts of all the Receivables denominated in such Approved Currency which are the subject of such Offer.

3.5	The Purchaser shall ensure that each payment made by it or on its behalf in order to accept an Offer is made by payment directly into the relevant Memec Operating Account.

3.6	Save as otherwise provided herein, the Purchaser shall make funds available in relation to each Offer which it decides to accept by payment of the related Purchase Price (determined in accordance with the provisions of Clause 6 and the Contribution Agreement) no later than close of business on the Purchase Date. No instructions or directions shall be given by the Purchaser (or by any other person on its behalf) for the making of any payment as mentioned in Clause 3.4 until after the Offer to which such payment relates has been delivered (or, as the case may be, deemed to be delivered) to the Purchaser as mentioned in Clause 2.2(iii).

4.	ASSIGNMENT OF RECEIVABLES AND PERFECTION

4.1	Upon acceptance of any Offer in accordance with Clause 3.4 to 3.6 inclusive, the Originator’s beneficial rights, title and interest in and to the Receivables to which such Offer relates (and the related benefit of any related guarantees) shall thereupon pass to the Purchaser.

4.2	Subject to Clause 4.4, the Originator and the Purchaser will take all such steps and comply with all such formalities as are specified in Clause 15.2 as the Administrative Agent on behalf of the CP Conduit Lenders may reasonably require to perfect or more fully to evidence or secure the title of the Purchaser to the Receivables assigned (or purported to be assigned) pursuant to Clause 4.1, provided that the right to require the steps and formalities specified in Clause 15.2 to be taken shall only exist on and after the Originator Termination Date.

4.3	Subject to Clause 4.4, the Originator and the Purchaser in order to secure the Borrower’s interest in the Receivables and the performance of its obligations in respect thereof pursuant to this Agreement, any accepted Offer and the Asset Backed Loan Agreement, hereby agree to enter into the Security Power of Attorney referred to in the Closing Documents List in a form acceptable to each of the Co-Funding Agents on behalf of the CP Conduit Lenders.

4.4	Notwithstanding the provisions of the Asset Backed Loan Agreement, and of Clause 15.2, all parties hereto (including the Originator as the donee of the Security Power of Attorney) hereby agree that none of the powers conferred pursuant to such Security Power of Attorney may at any time be exercised unless at such time the Termination Date has been declared.

5.	RESPONSIBILITIES OF THE ORIGINATOR

Save as otherwise provided herein, the Originator shall perform all of its obligations related to the Purchased Receivables to the same extent as if such Purchased Receivables had not been sold hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve the Originator from such obligations.

6.	CALCULATION OF PURCHASE PRICE

6.1	The Purchaser shall determine based on each Originator Daily Report delivered in respect of each Offer the Purchase Price of the Eligible Receivables which are the subject of an Offer by applying to the Outstanding Face Amount of such Eligible Receivables a discount of [•]%[, or such other discount as may be agreed upon from time to time between the parties hereto.]

6.2	The Purchaser on receipt of an Offer Letter pursuant to Clauses 3.2 shall, at or before close of business on the date following the making of such Offer, notify (which notification shall not be signed by the Purchaser or by any other person) the Originator specifying in respect of such Offer:

(i)	the Purchase Date; and

(ii)	the Purchase Price;

calculated in accordance with the provisions hereof.

6.3	Each calculation made by the Purchaser pursuant to this Clause 6 shall, in the absence of manifest error, be conclusive. For the avoidance of doubt, such referred to in Clause 6.2 notification shall not be required in order to effect acceptance of an Offer.

7.	TRUST

7.1	If for any reason any Receivable which is the subject of an accepted Offer cannot be duly assigned to the Purchaser as contemplated hereby then with effect from the date of the purported assignment thereof the Originator shall hold the same and all Collections related thereto on trust absolutely for the Purchaser.

7.2	The provisions of Clause 7.1 shall be without prejudice to any obligations or representations of the Originator hereunder in respect of any such Receivables.

Part 3

COLLECTION OF RECEIVABLES

8.	APPOINTMENT OF SUB-COLLECTION AGENT

8.1	The Collection Agent hereby appoints (and the Sub-Collection Agent hereby accepts such appointment) the Sub-Collection Agent to service, collect and administer all Purchased Receivables for the Collection Agent in accordance with the Credit and Collection Policies and the terms hereof and perform all related functions.

8.2	For the avoidance of doubt, it is hereby agreed that the Sub-Collection Agent is not authorised to enter into any contract on behalf of the Purchaser and is not entitled to act on behalf of the Purchaser except in accordance with the express provisions of this Agreement and the Credit and Collection Policies. All of the parties acknowledge that the Sub-Collection Agent shall have no authority to act on behalf of the Borrower except to the extent that the Sub-Collection Agent is authorised to act on behalf of the Collection Agent.

8.3	In consideration for its acting as Sub-Collection Agent hereunder, the Purchaser agrees to pay the Sub-Collection Agent the Servicing Fee.

9.	DUTIES OF SUB-COLLECTION AGENT

The Sub-Collection Agent shall carry out its duties as collection agent in accordance with the provisions, requirements and duties of care specified in Section 2.08(b) (in respect of each UK Collection Account) and Section 6.02(a), (d) and (e) of the Asset Backed Loan Agreement, as if the provisions thereof were incorporated herein mutatis mutadis but interpreted as if references therein to the Collection Agent were references to the Sub-Collection Agent.

10.	TERMINATION OF APPOINTMENT OF SUB-COLLECTION AGENT

If any event referred to in Clause 6.04 of the Asset Backed Loan Agreement occurs in relation to the Sub-Collection Agent, then the Collection Agent may and shall at the direction of the Administrative Agent, terminate the appointment of the Sub-Collection Agent and appoint a successor Sub-Collection Agent in accordance with the provisions of the Asset Backed Loan Agreement.

11.	RIGHTS AFTER APPOINTMENT OF NEW SUB-COLLECTION AGENT

At any time following the appointment by the Collection Agent of a successor Sub-Collection Agent (other than Memec plc or any of its Affiliates) in accordance with the provisions of the Asset Backed Loan Agreement, the Originator shall, at the Purchaser’s request, assemble all of the Records and shall make the same available to the Purchaser or to the order of the Purchaser.

12.	COLLECTION OF RECEIVABLES

12.1

The Originator has opened account[s] in its name, maintained at [ACCOUNT BANK], [•] branch details of which are specified in the Twelfth Schedule (the “Existing Accounts”) and shall, within 21 days after the date hereof open Originator Collection Accounts, at such Account Bank designated “[•]” or have redesignated each Existing Account “[•]” and the Originator will pay into such accounts designated “[•]” amounts received by it in respect of the Collections relating to any Purchased Receivables, including amounts received by the Originator in its capacity as Sub-Collection Agent in respect of Collections.

12.2	The Originator has agreed to declare a trust over each Existing Account pursuant to the Declaration of Trust the form of which is set out in the Fourteenth Schedule.

12.3	Anything herein to the contrary notwithstanding, any amounts in respect of the Collections administered and serviced by the Sub-Collection Agent (whether or not the appointment of the Sub-Collection Agent has been terminated) shall, pending their application to the Originator Collection Account, be held on trust for and to the order of the Purchaser.

12.4	Amounts from time to time standing to the credit of each Originator Collection Account shall be applied in a manner and on such dates as are consistent with the principles set out in the Contribution Agreement and the Asset Backed Loan Agreement.

13.	DILUTED RECEIVABLES AND OTHER REDUCTIONS IN RECEIVABLES

13.1	If the amount paid or payable in respect of any Purchased Receivable is reduced after the date of the Offer in respect of such Purchased Receivable, by reason of (but not limited to) any Receivable becoming a Diluted Receivable then the Originator shall nevertheless for the purposes of this Agreement be treated as having been paid by the relevant Obligor the amount of such reduction on the date of such reduction in addition to any other amounts which may be paid or payable in respect of such Purchased Receivable.

13.2	If any Purchased Receivable which is purported to be assigned pursuant to the terms of this Agreement shall have been collected in whole or in part prior to the time of such purported assignment, then the portion thereof which shall have been so collected shall be treated for the purposes of this Agreement as having been collected by the Originator to which such Purchased Receivable relates immediately following such purported assignment thereof.

13.3	Save as otherwise provided herein the Originator shall pay to the Purchaser:

(i)	an amount equal to the amount of each reduction in respect of a Purchased Receivable as referred to in Clause 13.1 as soon as practicable after the Originator becomes aware of such reduction; and

(ii)	an amount which is equal to the portion of any Purchased Receivable which has already been collected as referred to in Clause 13.2 as soon as practicable after the Originator becomes aware of such purported assignment.

14.	BREACH OF WARRANTY

14.1	If the Purchaser is obliged to make an Adjustment Payment under Clause 2.6(a) of the Contribution Agreement in relation to a Receivable purchased by the Purchaser from the Originator, the Originator shall forthwith upon request of the Purchaser make payment to the Purchaser in an amount equal to, and in the currency of, the Adjustment Payment, and the Purchaser shall automatically agree to pay, and shall pay, to the Originator all Collections received subsequent to such payment with respect to the relevant Receivable.

14.2	If the Purchaser is obliged to make an Indemnification Payment under Clause 2.6(b) of the Contribution Agreement in relation to a Receivable purchased by the Purchaser from the Originator, the Originator shall forthwith upon request of the Purchaser make a payment to the Purchaser in an amount equal to, and in the currency of, the Indemnification Payment and the Purchaser shall automatically agree to pay, and shall pay, to the Originator all Collections received subsequent to such payment with respect to relevant Receivable.

14.3	Each payment made pursuant to Clause 14.1 and 14.2 shall be in full satisfaction and discharge of any rights or remedies which the Purchaser may otherwise have had as a result of any breach, anticipatory breach, misrepresentation or other circumstance on the part of or affecting the Originator, the Sub-Collection Agent or the Purchaser arising under the Relevant Documents in relation to the relevant Receivable in relation to which such payment was made or (as the case may be) the Obligor concerned and, accordingly, each of the Purchaser hereby acknowledges that it will have no further or other rights as a result of or in connection with any such breach, anticipatory breach, misrepresentation or other circumstance.

14.4	In the event that the Purchaser chooses to make a Clean-Up Payment pursuant to Section 2.6(c) of the Contribution Agreement, then the Originator shall make a payment to the Purchaser in an amount equal to that portion of the Clean-Up Payment that relates to Receivables purchased from the Originator. Upon receiving a payment pursuant to this Clause 14.4, the Purchaser shall automatically agree to pay to the Originator all Collections received subsequent to such payment with respect to the Receivables in respect of which the payment pursuant to this Clause 14.4 was made.

15.	ORIGINATOR TERMINATION EVENT

15.1	Upon the occurrence of any Originator Termination Event as described in the Fourth Schedule, then, upon notice thereof by the Purchaser, in the case of an Originator Termination Event referred to in paragraphs 1, 2, 3, 4, 5, 8, 9 and 10 of the Fourth Schedule, so long as such Originator Termination Event shall be continuing, the Purchaser may declare that an Originator Termination Date has occurred provided however that in the case of an Originator Termination Event referred to in paragraph 6 7 and 11 of the Fourth Schedule, the Originator Termination Date shall be deemed to automatically have occurred upon the occurrence of such event. On and after the Originator Termination Date, any outstanding obligation of the Purchaser to purchase Receivables from the Originator pursuant to any agreement formed upon the acceptance of an Offer shall thereupon automatically terminate without further notice of any kind, which the Originator hereby waives and the Originator shall not be entitled to make any further Offers.

15.2	On and after the Originator Termination Date, in accordance with Clause 15.1, in respect of an Originator Termination Event, the Purchaser may and upon the directions of the Administrative Agent shall, thereafter by notice in writing to the other parties hereto (such notice to specify the Originator Termination Event concerned) require (which requirement shall be binding on all of the parties) all or any of the following:

(i)	such changes (if any) to the arrangements relating to Collections as may be specified in such notice;

(ii)	the removal of the Originator or its assigns as Sub-Collection Agent for the purposes of this Agreement and the appointment of a successor in its place in accordance with Clause 8 and the Asset Backed Loan Agreement; and

(iii)	the Originator to give Notices of Assignment to the Obligors (and the related guarantors) in respect of the Receivables (and the benefit of any related guarantee or guarantees) of the assignment thereof to the Purchaser.

15.3	The rights referred to or contained in Clauses 15.1 and 15.2 and the powers conferred thereby may be exercised only at the times and in the circumstances mentioned herein and, accordingly, the Purchaser hereby undertakes to the Originator that it will not exercise or purport to exercise such rights other than at such times and in such circumstances.

15.4	If an Originator Termination Date occurs, the Purchaser may notify in writing the other parties hereto of such fact and thereafter exercise its rights referred to or contained in Clause 15.1 as if a Originator Termination Notice had been given on the date of such notice and the other provisions of this Clause shall thereupon also apply.

Part 4

PAYMENTS, ACCOUNTS AND APPLICATION OF COLLECTIONS

16.	CURRENCY OF ACCOUNTS AND PAYMENT

16.1	Dollars is the currency of account and payment for each and every sum at any time due from any person hereunder, provided that:

(i)	each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

(ii)	each payment which is expressed herein to be payable in another currency shall be made in that other currency.

16.2	If any sum due from a person (a “relevant person”) under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (i) making or filing a claim or proof against the relevant person, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the relevant person shall indemnify and hold harmless the person to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the best rate or rates of exchange at which such person is reasonably able to purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. To the extent that the person to whom such payment is due receives an amount in excess of the amount due to it under this Agreement, such person shall forthwith pay an amount equal to any such excess to the relevant person.

16.3	All payments made by any person hereunder shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

16.4	Where a sum is to be paid by any party (the “First Party”) for account of another party hereto, the First Party shall not be obliged to make the same available to that other party hereto until it has been able to establish to its satisfaction that it has actually received such sum or, as the case may be, such sum is standing to the credit of the Originator Collection Accounts, but if it does so and it proves to be the case that it had not actually received such sum or, as the case may be, such sum was not standing to the credit of the Originator Collection Account, then the party hereto to whom such sum was so made available shall on request ensure that the amount so made available is refunded to the First Party.

17.	PAYMENTS BY ORIGINATOR AND SUB-COLLECTION AGENT

17.1	On each date upon which this Agreement requires an amount to be paid by the Originator or the Sub-Collection Agent to any of the other parties hereto hereunder, the Originator or the Sub-Collection Agent (as the case may be) shall save as expressly provided otherwise herein make the same available to such other party to such account and bank in [•] as such other party shall have specified in writing for this purpose at least five (5) Business Days prior to such amount becoming payable, unless otherwise specified herein.

17.2	For the avoidance of doubt the provisions of Clause 17.1 do not apply to payments received by the Sub-Collection Agent (other than for its own account) in relation to Purchased Receivables which shall (save as expressly provided otherwise herein) be credited or paid by the Sub-Collection Agent as contemplated by Clauses 12.1 and 12.2.

17.3	Each Originator Collection Account shall be debited in accordance with the provisions of Clauses 1.04, 2.05 and 2.06 of the Asset Backed Loan Agreement, and any balance remaining in an Originator Collection Account which is to be applied by the Borrower or at the direction of the Borrower may be applied (subject to the provisions of Section 5.02(k) of the Asset Backed Loan Agreement), inter alia, in the acceptance of an Offer or Offers provided that the Sub-Collection Agent shall not be authorised to apply any such amount in accepting an Offer unless and until the Sub-Collection Agent shall have received a direction given outside the United Kingdom by a person acting on behalf of the Borrower and relating specifically to the relevant Offer, directing the Sub-Collection Agent to apply the relevant amount in accepting such Offer. Any application in making a payment in the acceptance of an Offer shall be made by the Borrower on behalf of the Purchaser (and the Purchaser hereby irrevocably authorises the Borrower to make such application) and shall of itself constitute a payment by the Borrower by way of distribution in respect of the shares held by the Purchaser in the Borrower.

18.	PAYMENTS

18.1	On each date upon which this Agreement requires an amount to be paid to the Originator or the Sub-Collection Agent hereunder by any other party hereto (a “Relevant Payer”) such Relevant Payer shall, save as otherwise provided herein, make the same available to the Originator or the Sub-Collection Agent (as the case may be) where such amount is denominated in an Approved Currency, by payment in Approved Currency and in same day funds (or in such other funds as may for the time being be customary in London for the settlement of international banking transactions in Approved Currency) to the Originator or the Sub-Collection Agent (as the case may be) at such account and bank as such the Originator or the Sub-Collection Agent (as the case may be) shall have specified in writing for this purpose at least two (2) Business Days prior to such amount becoming payable.

Part 5

REPRESENTATIONS, COVENANTS AND INDEMNITIES

19.	REPRESENTATIONS OF ORIGINATOR AT DATE OF OFFER

19.1	Each Offer shall constitute a representation by the Originator that each of the statements set out in Part 1 and Part 2 of the Sixth Schedule of this Agreement is true at the time of such Offer.

19.2	Each Offer shall constitute a representation by the Originator that, in relation to such Offer, each of the statements set out in Part 3 of the Sixth Schedule is true at the time of such Offer in respect of the Receivables the subject thereof.

19.3	In addition, at the time of each Offer, the Originator represents in the manner set out below by the then existing circumstances:

(i)	that unless otherwise agreed by the Purchaser, all information heretofore furnished by or on behalf of the Originator (including, without limitation, the Originator’s financial statements) to the Purchaser for purposes of, or in connection with, this Agreement and the other Relevant Documents is true and accurate in every material respect, on the date such information is stated or certified;

(ii)	that it has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges (including VAT);

(iii)	that no event has occurred and is continuing and no condition exists which constitutes a Potential Originator Termination Event or an Originator Termination Event;

(iv)	that the names, addresses and contact details of all the Qualified Institutions at which the Originator Collection Accounts are held, together with the account numbers of all Originator Collection Accounts used at such Qualified Institutions have been provided to the Purchaser;

(v)	that there has been no material change in or amendment to the Credit and Collection Policies, except as dealt with in accordance with Clause 22.2(v); and

(vi)	each member of the Stamp Duty Group is associated (within the meaning of Section 42 of the United Kingdom Finance Act 1930 (as amended)) with each other member of the Stamp Duty Group.

20.	DEEMED REPRESENTATION OF ORIGINATOR

20.1	The Originator shall be deemed to represent that any statement or information contained in any document, instrument, certificate or notice delivered to the Purchaser and the Administrative Agent on behalf of the Originator in connection with the Relevant Documents and the transactions contemplated thereby is true and accurate in every material respect on the date that such document, instrument, certificate or notice is delivered.

21.	FINANCIAL INFORMATION

21.1	(i) No later than 150 days after the end of each of its financial years, the Originator shall deliver to the Purchaser and the Administrative Agent 3 copies of the Originator’s audited accounts and a duly completed certificate in the form set out in the Seventh Schedule from the Originator’s independent registered public accounting firm;

(ii)	No later than 60 days after the end of each financial quarter, the Originator shall deliver to the Purchaser and the Administrative Agent 3 copies of the Originator’s unaudited monthly management report, prepared in accordance with GAAP.

21.2	The Originator shall ensure that:

(i)	each set of audited financial statements delivered by the Originator pursuant to Clause 21.1 (i) shall be certified by a duly authorised officer in the form set out in Part 1 of the Eighth Schedule as: (a) having been prepared in accordance with accounting principles generally accepted in the United Kingdom and consistently applied (except for changes disclosed therein) and (b) giving a true and fair view of the relevant company’s financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period;

(ii)	in conjunction with Clause 21.2(i) a duly authorised officer will further certify in the form set out in Part 1 of the Eighth Schedule that at the time of the submission of the financial statements, no Potential Originator Termination Event or Originator Termination Event exists, or if any Potential Originator Termination Event or Originator Termination Event exists, stating the nature thereof;

(iii)	each set of financial statements delivered by the Originator pursuant to Clause 21.1(i) has been audited by an internationally recognised firm of independent auditors;

(iv)	each set of unaudited reports delivered by the Originator pursuant to Clause 21.1 (ii) shall be certified by a duly authorised officer in the form set out in Part 2 of the Eighth Schedule as, based on the information available at the time of each management report, giving a true and fair view of the company’s financial condition in all material respects as at the end of the period to which those management reports relate and of the results of its operations during such period; and

(v)	such further information, prepared in accordance with GAAP, in the possession or control of the Originator regarding the financial condition and operations of the Originator respectively as the Purchaser may reasonably request.

22.	ORIGINATOR COVENANTS

22.1	The Originator shall:

(i)	comply with all Requirements of Law and material Contractual Obligations to which it is subject and which are applicable to it except to the extent that non-compliance would not reasonably be likely to result in a Material Adverse Effect with respect to it;

(ii)	perform its obligations in accordance with the Credit and Collection Policies, as amended from time to time in accordance with the Relevant Documents, in regard to any Receivable, except to the extent that non-compliance would not reasonably be likely to have a Material Adverse Effect on the collectability of such Receivable;

(iii)	comply with all Requirements of Law and obligations under any Contract with respect to any Receivable except to the extent that non-compliance would not reasonably be likely to have a Material Adverse Effect on the collectability of such Receivable;

(iv)	ensure that at all times the claims against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application;

(v)	provide to the Purchaser and the Administrative Agent promptly, from time to time, such historical information, including ageing and liquidation schedules, in form and substance satisfactory to the Purchaser, as the Purchaser may reasonably request;

(vi)	provide to the Purchaser and the Administrative Agent promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Originator, or compliance with the terms of any Relevant Document, in each case as the Company may reasonably request;

(vii)	every year in connection with the Auditors’ Report on the Directors’ Solvency Certificate as set out in the Seventh Schedule, provide to the Purchaser and the Administrative Agent duly completed certificates in the forms set out in Part 2A and Part 2B of the Fifth Schedule, certified by a duly authorised officer of the Originator to be to the best of such officer’s knowledge (based upon due enquiry) accurate and complete;

(viii)	pay before the same become delinquent and discharge all taxes, VAT, assessments, levies and governmental charges except for any which are being contested in good faith and for which it has set aside adequate reserves in accordance with UK GAAP;

(ix)	keep proper books, records and accounts in which entries in conformity with UK GAAP shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Purchaser upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Local Business Day and as often as may reasonably be requested, subject to the Purchaser’s security and confidentiality requirements and to discuss the business, operations, properties and financial condition of the Purchaser with officers and employees of the Purchaser and with its auditors;

(x)	furnish to the Purchaser and the Administrative Agent:

(a)

within five (5) Business Days of the Purchaser’s request, a certificate of a Responsible Officer of the Originator, certifying, as of the date thereof, to the knowledge of such officer, that no Originator Termination Event has occurred and is continuing or if one has so occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(b)	promptly after a Responsible Officer of the Originator obtains knowledge of the occurrence of any Originator Termination Event or Potential Originator Termination Event, written notice thereof; and

(c)	promptly following request therefor, such other information, documents, records or reports regarding or with respect to Receivables, as the Purchaser may from time to time reasonably request;

(xi)	promptly give written notice to the Purchaser and the Administrative Agent of the occurrence of any Liens on Receivables originated by it (other than Permitted Liens);

(xii)	The Originator shall not take any steps or action which would result in the Originator ceasing to be associated with the Purchaser and the Borrower for the purposes of Section 42 of the United Kingdom Finance Act, 1930 (as amended).

22.2	None of the Collection Agent, the Originator and the Purchaser shall:

(i)	at any time contribute, convey, assign, transfer or otherwise dispose of any of the Receivables except as contemplated by the Relevant Documents;

(ii)	create or permit to subsist any encumbrance over all or any of the Purchased Receivables other than pursuant to the Contribution Agreement and other than Permitted Liens;

(iii)	extend, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Receivables, unless (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the servicing standards set forth in Section 6 of the Asset Backed Loan Agreement (and would have been made in the ordinary course of business), (ii) such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on the collectability of the relevant Purchased Receivable or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between the Originator and the Obligor with respect to such Receivable provided that in the event the Originator or the Sub-Collection Agent cancels an invoice related to a Receivable, the Originator or the Sub-Collection Agent must make a Dilution Adjustment Payment in an amount equal to the full value of such cancelled invoice pursuant to Section 2.5 of the Contribution Agreement provided that no action may in any event be taken as mentioned in this Clause 22.2(ii) except in accordance with the Credit and Collection Policies;

(iv)	instruct or permit the Originator to instruct any Obligor of any Receivables to make any payments with respect to any Receivables other than in accordance with the Relevant Documents;

(v)	make any change or modification (or permit any change or modification to be made) in the Credit and Collection Policies with respect to any Receivable,

except if such changes or modifications are necessary under any Requirement of Law or except to the extent that such change or modification would not have a Material Adverse Effect on the collectability of such Receivable;

(vi)	without the prior written approval of the Purchaser and each Co-Funding Agent, take any action which to its knowledge would cause, or would permit, a Receivable that was designated as an Eligible Receivable on the Contribution Date relating to such Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement;

(vii)	(in the case of the Originator) fail to maintain and operate the business currently conducted by the Originator and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would reasonably be expected to result in a Material Adverse Effect with respect to it;

(viii)	enter into any merger or consolidate with another Person or sell, lease, transfer or otherwise dispose of assets constituting all or substantially all of the assets of the Originator and its consolidated Subsidiaries (taken as a whole) to another Person or liquidate or dissolve unless:

(a)	the Originator is the surviving entity;

(b)	subject to Section 8.13 of the Contribution Agreement, it has delivered to the Purchaser a certificate executed by a Responsible Officer of the Originator addressed to the Purchaser (i) stating that such consolidation, merger, conveyance or transfer complies with this Clause 22.2 (viii) and (ii) further stating that all Conditions Precedent herein provided for relating to such transaction have been complied with;

(c)	it has delivered to the Purchaser and the Administrative Agent an opinion of counsel from a nationally recognized legal counsel to the effect that the sale of Receivables to the Purchaser by such Surviving Person, after the date of such merger, consolidation, sale, lease, transfer or disposal of assets, shall be treated as a “true sale” of any such Receivables; and

(d)	it has delivered to the Purchaser and the Administrative Agent a favourable opinion as to due incorporation and capacity of such surviving Person in such form as the Purchaser and the Administrative Agent may reasonably require.

(ix)	other than as set forth in the Relevant Documents, amend any Relevant Document or other material document related to any transactions contemplated hereby or thereby.

22.3	The Originator hereby undertakes to the Purchaser that, until one year and one day has elapsed since the last day on which Commercial Paper was outstanding, it will not petition or commence proceedings for the administration or winding up (nor join any person in the petition or commencement of proceedings for the administration or winding up) of the Purchaser. The Originator acknowledges that its recourse against the assets of the Purchaser in respect of any claim under this Agreement, so far as it affects the Purchaser, shall be limited to the rights referred to in Clause 14.

22.4	The Originator hereby undertakes that:

(i)	all of the Receivables were originated by the Originator and never have been or will be held by any company other than the Originator, the Purchaser and the Borrower;

(ii)	no Receivables and no interest in the Receivables has been or will be assigned by the Originator to the Purchaser in the course of a reconstruction or amalgamation; and

(iii)	all of the Receivables have been and will be originated by the Originator in the course of a trade of selling goods to the Obligors and the Receivables have not been and will not be held (or treated as held) by the Originator otherwise than as trading assets on revenue account.

22.5	No recourse under any obligation, covenant, or agreement of the Purchaser contained in this Agreement shall be had against any shareholder, officer or director of either the Purchaser or any of its Affiliates as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the Purchaser and no liability shall attach to or be incurred by the shareholders, officers, agents or directors of either the Purchaser or any of its Affiliates as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Purchaser of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, office, agent or director is hereby expressly waived by the Originator as a condition of and consideration for the execution of this Agreement.

22.6	Notwithstanding anything to the contrary in this Agreement or any of the Relevant Documents to which the Purchaser is expressed to be party, all amounts (if any) payable or expressed to be payable by the Purchaser under this Agreement shall be recoverable solely out of and to the extent of the sums received by the Purchaser under any of the Relevant Documents and which the Purchaser is entitled to apply for such purpose in accordance with the order of priorities set out in the Relevant Documents.

23.	ORIGINATOR INDEMNITIES

23.1	The Originator agrees to indemnify the Purchaser from time to time upon demand, against any loss, liability or expense which the Purchaser may suffer or incur as a result of any failure by the Originator or the Collection Agent to make any payment due from it hereunder or which would have been due from it hereunder but for any illegality, invalidity or unenforceability affecting any of the obligations of the Originator or in its capacity as the Collection Agent hereunder.

23.2	The Originator agrees to indemnify the Purchaser from time to time against and pay thereto on demand the amount of any loss or expense suffered or incurred by the Purchaser as a result of any revocation or purported revocation by the Originator of an Offer and any failure by the Originator to complete the sale and purchase constituted by acceptance of any such Offer including, without limitation, any loss or expense incurred by the Purchaser by reason of liquidation or re-employment of funds acquired or requested by the Purchaser for the purposes of making funds available in respect of any such Offer.

23.3	The Originator agrees to indemnify the Purchaser from and against all liabilities, losses and fees, costs and expenses in respect of:

(i)	any breach by the Originator of the representations made by it pursuant to the terms of Clauses 19 and 20;

(ii)	Collections being applied by the Collection Agent (if such Collection Agent is an Affiliate of the foregoing) otherwise than in accordance with the terms hereof; and

(iii)	any failure by it to pay on the due dates amounts payable by it pursuant to Clauses 24 and 25 hereof,

in each case arising out of the ownership by it of an interest in the Purchased Receivables (or any rights relating thereto) but except for (y) any gross negligence or wilful misconduct or default or breach of the Relevant Documents of the person seeking indemnification and (z) any such amounts which are referable to loss of profit or taxes on income.

23.4	The Originator agrees to indemnify each of the other parties to this Agreement (each an “Indemnified Party”) against any loss (excluding loss of profit) or expense, including legal fees reasonably incurred, which any Indemnified Party may sustain or incur as a consequence of any default by the Originator in the performance of any of the obligations expressed to be assumed by the Originator in this Agreement (including in the case of the Purchaser any loss or expense incurred by the Purchaser by reason of liquidation or re-employment of any related funds).

23.5	The Purchaser shall have no recourse whatsoever, either explicit or implicit, to any other assets of the Originator for credit losses in respect of Purchased Receivables and, in such circumstances, the Originator shall have no obligation whatsoever to repay the Purchaser or its Affiliates Provided that this Clause 23.5 shall not remove the Originator from any of its obligations under any representations, warranties or indemnities under this Agreement.

Part 6

MISCELLANEOUS

24.	TAXES AND STAMP DUTY

24.1	All payments to be made by or on behalf of the Originator to any other party hereto (the “Recipient”) under or pursuant to any of the provisions of this Agreement shall be made free and clear of and without deduction for or on account of tax unless the Originator is required by any applicable law to make such payment subject to the deduction or withholding of tax in which case the sum payable by the Originator in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (and any additional deduction or withholding arising on such increased amount), the Recipient receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

24.2	Without prejudice to the provisions of Clause 24.1, if the Purchaser or the Sub-Collection Agent on behalf of the Purchaser is required as a result of this Agreement or the transactions pursuant to it to make any payment on account of tax (not being (a) a tax imposed on its net income by the jurisdiction in which it is incorporated or resident for tax purposes or in which a branch or agency through which it is acting is located or in which it is carrying on a trade or (b) the imposition of any stamp duty) on or in relation to any sum received or receivable by it hereunder (including, without limitation, any sum received or receivable under this Clause 24) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Purchaser or the Collection Agent on behalf of the Purchaser, the Originator shall, upon demand, promptly but in any event within 5 Business Days indemnify the affected person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, except to the extent of any such amounts that result from an unreasonable delay in making payment by the affected person. The party intending to make a claim pursuant to this Clause 24.2 shall as soon as practicable notify the Originator of the event by reason of which it is entitled to do so; provided, however, that nothing herein shall require such party to disclose any confidential information relating to the organisation of its affairs.

24.3	If at any time the Originator is required by any applicable law to make any deduction or withholding from any sum payable under or pursuant to any of the provisions of this Agreement or the Contribution Agreement or any transactions pursuant thereto (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Originator shall promptly notify each of the other parties hereto accordingly. If the Originator makes any payment under or pursuant to this Agreement or the Contribution Agreement or any transactions pursuant thereto in respect of which it is required to make any such deduction or withholding, the Originator shall:

(i)	pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under the applicable law concerned; and

(ii)	deliver to the Recipient promptly upon receipt, any original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required or entitled to be deducted or withheld or paid.

24.4	If in relation to the Purchaser there occurs a Tax Law Change (other than a change in rates of taxation or in the basis of taxation of income, profits or gains, wherever earned, of the Purchaser) as a result whereof the Purchaser is required to make any payment on account of tax (other than a tax within (a) or (b) of Clause 24.2 above) in relation to any sum paid, received, payable or receivable by it under this Agreement or the Contribution Agreement, or any liability for any such payment is asserted, imposed, levied or assessed against the Purchaser, the Originator shall, upon demand, promptly indemnify the Purchaser against such payment or liability.

24.5	If an event occurs which would result in the Originator becoming obliged to make any payment pursuant to this Clause 24, then each of the parties hereto shall in good faith use reasonable endeavours to take such reasonable steps as may be open to it to mitigate or avoid the effects of such event (including, in the case of the Purchaser, changing its place of residence) provided that nothing in this Clause 24.5 shall:

(i)	oblige any party hereto to incur any costs or expenses (other than if the Originator agrees to reimburse such costs or expenses to such party); or

(ii)	oblige any party hereto to take or refrain from taking any action where in the reasonable opinion of such party to take or refrain from taking any action would be prejudicial to its interests; or

(iii)	oblige any party hereto to disclose any confidential information relating to the organisation of its affairs; or

(iv)	interfere with the right of any party hereto to arrange its internal affairs in whatever manner it thinks fit.

24.6	If any person makes a payment under Clause 24 to or for the account of any other person and such second person (the “Payee”), acting reasonably, determines that it has received or been granted a credit against, or relief or remission for, or repayment of, tax paid or payable by it in respect of or calculated with reference to the payment of tax or any deduction or withholding giving rise to such payment, the Payee shall, to the extent that it can acting reasonably do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such other person such amount as the Payee shall, acting reasonably, have concluded will leave it after the payment of such amount in no better or worse net after tax position than it would have been in if such deduction or withholding of or on account of tax or payment or liability on account of tax referred to in Clause 24 had not been required, asserted, imposed, levied or assessed.

24.7	Nothing herein contained shall interfere with the right of a Payee to arrange its tax affairs in whatever manner it thinks fit, nor oblige any person to disclose any information relating to its tax affairs or any of its tax computations.

24.8	The Payee under Clause 24.6 shall not be required to make any payment thereunder in respect of the credit, relief, remission or repayment referred to therein until such Payee is, acting reasonably, satisfied that its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was utilised have been finally settled to the satisfaction of the appropriate tax authority.

24.9	The following provisions of this Clause 24.9 through 24.12 shall apply if, at any time after the date of this Agreement, any circumstances arise or become known to the

Originator or the Sub-Collection Agent which give either of them reason to believe that any Relevant Document does not or (in the case of a Relevant Document not yet executed at the relevant time) would not qualify for Section 42 Exemption. For the purposes of the foregoing (and for the avoidance of doubt):

(i)	the circumstances referred to shall include, so far as relevant, any failure by the United Kingdom Stamp Office to adjudicate a Relevant Document as being free of any United Kingdom stamp duty where a Rating Agency has required that such a document should be so adjudicated as an indication that Section 42 relief is available for the Relevant Documents as a condition of maintaining or granting an Appropriate Rating, any change in law or official practice, any transaction entered into by the Originator or the Sub-Collection Agent becoming aware of any legal rule or legal interpretation not mentioned in the Tax Opinion; and

(ii)	the reference to any Relevant Document includes both documents which have been executed at the relevant time and documents which may be required to be executed thereafter for the purposes mentioned in the definition of “Relevant Document”.

24.10	Where Clause 24.9 applies, the Originator shall:

(i)	notify the Purchaser and the Administrative Agent of the relevant circumstances promptly after becoming aware of the same; and

(ii)	instruct Clifford Chance (or any other Tax Adviser) to confirm (so far as it is able) in a manner acceptable to the Purchaser and the Administrative Agent (acting reasonably) that:

(a)	where the Tax Opinion considers the application of stamp duty to the Relevant Document in question, the circumstances mentioned in Clause 24.9 above do not require the Tax Opinion to be altered or qualified in any way as regards that Relevant Document;

(b)	where the Tax Opinion does not consider the application of stamp duty to the Relevant Document in question, the document in questions fulfils (or, as the case may be, would fulfil) the conditions for being eligible to be adjudicated free of ad valorem stamp duty under section 42 of Finance Act 1930; or

(c)	in either case, it would not be necessary to produce the document in question (i) as evidence in a court in the United Kingdom in order to enable the Borrower to enforce its rights in respect of the Receivables against the Obligors or, (ii) where relevant, for any of the purposes described in Clause 24.14(ii);

and, if such confirmation cannot be given, to advise as to the amount of stamp duty (including any interest and penalties) which would be chargeable on the Relevant Document in question (the “Applicable Stamp Duty Amount” in relation to that document) and additionally as to the amount of Stamp Duty which is chargeable on any Existing Relevant Document.

24.11	Where the Originator notifies the Purchaser and the Administrative Agent pursuant to Clause 24.10(i) above, a Termination Event shall be deemed to occur on the expiry of a period of ninety (90) Business Days after the date of receipt of such notice (the “Cure Period”) unless, before such expiry, one of the conditions set out in Clause 24.11(i), (ii), (iii) or (iv) below is satisfied:

(i)	the Originator shall have received an opinion from Clifford Chance (or any other Tax Adviser) containing a confirmation in the terms set out in Clause 24.11(ii)(a), (b) or (c) above and either (a) where any debt which is secured on the debt under this Agreement is already rated by the Rating Agencies on a basis which takes into account this Agreement without reference to any credit support provided through the PARCO Asset Purchase Agreement and the Sheffield Asset Purchase Agreement, the Rating Agencies have confirmed such opinion is adequate to maintain the existing rating; or (b) where the debt is not yet rated the Rating Agencies have confirmed that such opinion is adequate to allow them to grant an Appropriate Rating on such basis, without a Rating Agency requirement for additional adjudication of the Stamp Office indicating the Section 42 Exemption is available for Relevant Documents.

(ii)	the Originator shall (and, if applicable, shall have procured that the Sub-Collection Agent, the Borrower, the Contributor and any Affiliate of the Originator shall) have altered the relationships between members of the Stamp Duty Group with a view to ensuring that Section 42 Exemption is available in relation to any Relevant Documents (such exemption to be confirmed by the delivery acceptable to the Rating Agency of an appropriate tax opinion if requested by the Administrative Agent together with, if required by any Rating Agency, evidence of an adjudication of a Relevant Document (specified by the Rating Agencies) by the Stamp Office indicating the Section 42 Exemption is available for Relevant Documents; or

(iii)	the Borrower shall have agreed with the Administrative Agent what amount should be credited to the Stamp Duty Reserve Account in order to provide against any possible requirement for stamp duty to be paid on any Relevant Document referred to in Clause 24.11 above and the said amount shall have been credited to the Stamp Duty Reserve Account; provided that:

(a)	the Administrative Agent undertakes to act reasonably in agreeing the said amount having regard to (inter alia) the Applicable Stamp Duty Amount referred to in Clause 24.10(ii) above and any requirements of the Rating Agencies; and

(b)	the amount to be credited to the Stamp Duty Reserve Account in accordance with this Clause 24.11 (iii) shall not exceed 8% of the Outstanding Balance of all Receivables; or

(iv)	The Borrower and the Administrative Agent shall have agreed what change should be made to the Percentage Factor in the Asset Backed Loan Agreement to reflect the relevant circumstances referred to in Clause 24.9.

No Offer Letter may be delivered during the Cure Period unless and until one of the conditions set out in (i), (ii) and (iii) above have been satisfied.

24.12

Notwithstanding the provisions of Clause 24.11 above, where the Borrower notifies the Administrative Agent pursuant Clause 24.10(ii) above and such notification relates to any document which is an Existing Relevant Document. An Originator Termination Event shall be deemed to occur immediately after the expiry of a period of seven (7) Business Days after the date of receipt of such notice unless, before such expiry, either (x) the Borrower shall have received an opinion from Clifford Chance (or any other Tax Advisor) containing a confirmation in the terms set out in Clause 24.10(ii)(a), (b) or (c) above in relation to the Existing Relevant Documents or (y) the Originator shall have agreed with the Purchaser and the Administrative Agent (in consultation with the

Funding Agents) what amount should be credited to the Stamp Duty Reserve Account in order to provide against any possible requirement for stamp duty to be paid on any Existing Relevant Document referred to in Clause 24.10 above and the said amount shall have been credited to the Stamp Duty Reserve Account provided that:

(i)	the Administrative Agent undertakes to act reasonably in agreeing the said amount having regard to, inter alia, the Applicable Stamp Duty Amount relating to Existing Relevant Documents referred to in Clause 24.10 (ii) above and any requirements of the Rating Agencies; and

(ii)	the amount to be credited to the Stamp Duty Reserve Account in accordance with this Clause 24.11 shall not exceed 8% of the Outstanding Balance of all Receivables which have already been acquired by the Borrower to which an Existing Relevant Document relates; or

(iii)	the Receivables which are the subject of any Existing Relevant Documents referred to in Clause 24.9 are dealt with according to Clause 2.6 of the Contribution Agreement as if they were Ineligible Receivables (as defined in the Contribution Agreement) and where an Adjustment Payment (as defined in the Contribution Agreement) is made to the Borrower in respect of such Receivables within seven (7) Business Days of the commencement of the Cure Period, or the Borrower and the Administrative Agent shall have agreed what change should be made to the Percentage Factor in the Asset Backed Loan Agreement to reflect the relevant circumstances referred to in Clause 24.9.

24.13	Funds shall be released from the Stamp Duty Reserve Account in the circumstances and in the amounts set out in this Clause 24.13 In each case the relevant amount shall be released to the Borrower as the beneficial owner thereof and the amount released shall cease to be subject to any security interests granted by the Borrower to or for the benefit of the Lenders or to any restrictions contained in the Transaction Documents over the assets of the Borrower. Amounts shall be released from the Stamp Duty Reserve Account as follows:

(i)	any amount (or any part of an amount) standing to the credit of the Stamp Duty Reserve Account shall have been so credited in order to provide against the payment of stamp duty on any particular Relevant Document (such amount being the “Attributable Stamp Duty Reserve Amount” in relation to the Relevant Document in question); and

(ii)	the Originator or any of its Affiliates (or any other person on their behalf) shall have paid any amount either:

(a)	to the Inland Revenue in order to secure the stamping of the Relevant Document in question; or

(b)	to any other person in order to indemnify that person for the payment of stamp duty on the Relevant Document in question:

an amount equal to the amount paid by the Originator or any Affiliate (or on its behalf) as mentioned in (ii) above (but not exceeding the relevant Attributable Stamp Duty Reserve Amount) shall be released to the Borrower.

(iii)

if any Relevant Document is adjudicated by the Inland Revenue as being free of ad valorem stamp duty and any amount standing to the credit of the Stamp Duty Reserve Account represents an Attributable Stamp Duty Reserve Amount in relation to that Relevant Document, the said amount shall be released provided that no amount shall be released from the Stamp Duty Reserve Account pursuant to this Clause 24.13 if either of the Rating Agencies shall have indicated that such release would cause a downgrading of any debt which is secured on the debt under the Asset Backed Loan Agreement;

(iv)	subject to the written consent of the Administrative Agent acting reasonably, if the Rating Agencies shall confirm (following a request from the Borrower or otherwise) that the release of a given amount from the Stamp Duty Reserve Account would not cause a down-grading of any debt which is secured on the debt under the Asset Backed Loan Agreement without reference to any credit support provided through the PARCO Asset Purchase Agreement and the Sheffield Asset Purchase Agreement.

(iv)	if at any time the Borrower shall either (a) have no outstanding rights or claims against any Obligors and shall have ceased to acquire any rights in respect of Receivables or (b) shall have discharged all of its liabilities under the Asset Backed Loan Agreement and there is no prospect of any further Loans being made any funds remaining in the Stamp Duty Reserve Account at that time shall be released.

24.14	The Originator will pay and hold itself responsible for and will seek no indemnity from the Purchaser, the Administrative Agent or the Borrower in respect of Stamp Duty which is required to be paid in order to secure the stamping of any Material Document for any of the following purposes:

(i)	Allowing the Material Document in question to be produced in evidence in proceedings in the United Kingdom where this is required in order to enable the Purchaser or the Borrower to enforce its rights in respect of any Purchased Receivables against the Obligors and either:

(a)	the judge, arbitrator or other person responsible for the determination of such proceedings has ruled that an executed original or counterpart of the Material Document must be produced in evidence as aforesaid (provided that if an appeal against the ruling is permissible and the Originator so requests, and on the condition that the Originator indemnifies the Purchaser, the Borrower or the Administrative Agent, as the case may be, to its respective satisfaction on an after-tax basis for all costs involved in such an appeal, the Purchaser or the Administrative Agent, as the case may be, will pursue such an appeal pending which neither the Purchaser nor the Administrative Agent, as the case may be, will cause an executed original or counterpart of the Material Document to be produced in evidence as aforesaid); or

(b)	the rules governing the conduct of such proceedings provide that a certified unstamped copy of the Material Document in question or any other form of evidence of the matters which are the subject of such proceedings cannot be produced as adequate evidence for the purposes of such proceedings; or

(ii)	complying with a requirement imposed by any judicial or governmental authority for the Material Document in question to be stamped before it will be taken into account for the purpose of determining any liability of the Purchaser or the Borrower to taxation (subject to the Purchaser or (as the case may be) the Borrower taking reasonable steps to resist or avoid such requirement (insofar as it is able to do so whilst fully complying with its obligations under applicable law and practice and without causing any material prejudice (actual or potential) to its interests)).

25.	DEFAULT INTEREST

25.1	If any sum due and payable by or on behalf of the Originator or the Sub-Collection Agent or the Purchaser hereunder is not paid on the due date therefor in accordance with the provisions of Clauses 17 and 18 or if any sum due and payable by the Originator or the Purchaser under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such person to pay such sum (the balance thereof for the time being unpaid being herein referred to as an “unpaid sum”) is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall be selected by the person to whom such sum is payable (the “Overdue Payee”).

25.2	During each such period relating thereto as is mentioned in Clause 25.1 an unpaid sum shall bear interest at the rate per annum which is the sum of one and half (1.5) per cent. and the rate at which [reference bank] was offering to prime banks in the London Interbank Market deposits in the currency in which such unpaid sum is denominated for the period for which such rate is to be determined at 11.00 a.m. on the date upon which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in such currency for such period Provided that, if, for any such period, [reference bank] was not offering deposits in the currency in which such unpaid sum is denominated for the required period, the rate of interest applicable to such unpaid sum shall be determined by reference to the cost as certified by the Overdue Payee to whom such sum is owed of obtaining such deposits from such sources as it may reasonably select, the certificate to show in reasonable detail the basis of calculation of such amount.

25.3	Any interest which shall have accrued under Clause 25.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Originator, or the Sub-Collection Agent or the Purchaser at the end of the period by reference to which it is calculated or on such other dates as the Overdue Payee to whom such sum is owed may specify by written notice to the Originator.

26.	REMEDIES AND WAIVERS

26.1	No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

26.2	The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

27.	PARTIAL INVALIDITY

Without prejudice to any other provision hereof, if one or more provisions hereof is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party or parties shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other party or parties hereto.

28.	ACCESSION

If any United Kingdom Affiliate of the Originator acceptable to the Purchaser and the Administrative Agent executes and delivers to the Purchaser and the Administrative

Agent a duly completed Accession Undertaking in substantially the form set out in the Ninth Schedule and the Accession Legal Opinion from legal counsel acceptable to the Purchaser and the Administrative Agent and the Rating Agencies in substantially the form set out in the Tenth Schedule and the provisions of Section 8.15 of the Asset Backed Loan Agreement are satisfied, such Affiliate of the Originator shall become a party to this Agreement as an Originator on the delivery of such Accession Undertaking and such Accession Legal Opinion to the Purchaser and the Administrative Agents and the satisfaction of such provisions.

29.	NOTICES

29.1	Unless otherwise stated herein, each communication to be made hereunder shall be made in writing and may be made by telefax or letter.

29.2	Any communication or document to be made or delivered by any one person to another pursuant to this Agreement shall (unless that other person has by fifteen days’ written notice to the other parties hereto specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered when despatched (in the case of any communication made by telefax) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that each telefax communication made by one party hereto to another shall be made to that other person at the telefax number notified to such party by that other person from time to time.

29.3	Each communication and document made or delivered by one person to another person pursuant hereto shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

30.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

31.	CONFIDENTIALITY

Each of the parties to this Agreement shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the information obtained in respect of this Agreement and each of their respective businesses obtained by them, except for information that has become publicly available or information disclosed (i) to their legal counsel, accountants and other professional advisers, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which they or any of their Affiliates are subject (iv) to Rating Agencies with respect to this transaction.

32.	ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the Originator and the Purchaser and their respective successors (whether by way of merger, consolidation or otherwise) and permitted assigns. The Originator agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder (other than pursuant to or as contemplated by the Relevant Documents) without prior written consent of the Purchaser.

Part 7

LAW AND JURISDICTION

33.	LAW

This Agreement shall be governed by, and construed in accordance with, English law.

34.	JURISDICTION

34.1	Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Relevant Documents and, for such purposes, irrevocably submits to the jurisdiction of such courts.

34.2	Each party hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 34.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with any Relevant Document and agrees not to claim that any such court is not a convenient or appropriate forum.

34.3	The submission to the jurisdiction of the courts referred to in Clause 34.1 shall not (and shall not be construed so as to) limit the right of any person to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

34.4	Each of the parties hereto which is not incorporated in England irrevocably appoints the person specified against its name below and the address under its name to accept service of any process on its behalf and further undertakes to the other parties hereto that it will at all times during the continuance of this Agreement maintain the appointment of some person in England as its agent for the service of process and irrevocably agrees that service of any writ, notice or other document for the purposes of any suit, action or proceeding in the courts of England shall be duly served upon it if delivered or sent by registered post to the address of such appointee (or to such other address in England as that party may notify to the other parties hereto) Provided that the Administrator and the Purchaser have each appointed [process agent] (attention: legal department) to act as such process agent for the purposes hereof.

35.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A Person who is not a party to this Agreement has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

IN WITNESS WHEREOF, this Agreement has been entered into by the parties hereto acting by their authorised signatories on the date first written above.

THE FIRST SCHEDULE

Eligible Obligors

“Eligible Obligors” are Obligors which:

1.	are customers of the Originator granted credit in accordance with the Originator’s normal procedures and are or are to be billed by or on behalf of such Originator on regular invoices;

2.	at the time of the sale of the Receivables to the Purchaser are not in liquidation, administration or receivership (or analogous proceedings) under the laws of the jurisdiction of their incorporation; and

3.	are according to the address specified in the related invoice resident in the United Kingdom.

THE SECOND SCHEDULE

Eligible Receivables

“Eligible Receivables” are Receivables which, at the time of sale:

1.	can be segregated and identified for ownership purposes on any day after the date of sale pursuant to an Offer;

2.	arise from the sale of goods or supply of services by the Originator in its ordinary course of business to an Eligible Obligor;

3.	are not Receivables as to which any payment, or part thereof, remains unpaid for more than sixty (60) days from the due date for such Receivable;

4.	are debts the rights in which can be transferred by way of assignment to the Purchaser pursuant to an Offer;

5.	(a) are free and clear of any fixed charges at the time of any Offer made in respect of such Receivables and will be free and clear of any encumbrances in each case exercisable against the Originator or the Purchaser (except, pursuant to the Contribution Agreement or any Permitted Lien) if such Offer is accepted in the manner contemplated in this Agreement and (b) are evidenced by an invoice;

6.	are not subject to withholding taxes;

7.	have been originated in accordance with the Credit and Collection Policies;

8.	are such that the provision of goods or rendering of the services giving rise thereto have been completed and invoiced, have not been cancelled or rejected by the related Eligible Obligor and the invoice provides for full payment;

9.	have been created in compliance with all applicable laws in all applicable jurisdictions (and in respect of which the Consumer Credit Act 1974 does not apply to all or any part thereof and none of the Records constitutes “personal data” as defined in the Data Protection Act 1990) and all required consents, approvals and authorisations have been obtained in respect thereof;

10.	have a due date not more than 90 days from the related invoice date;

11.	are governed by the Originator’s agreed form standard terms and conditions of dealing such that the Receivable constitute an unconditional and irrevocable obligation of the Obligor to pay the full sum stated;

12.	are non-interest bearing trade receivables arising in the Originator’s ordinary course of business;

13.	are denominated in an Approved Currency;

14.	have not been amended, rewritten or otherwise modified and constitute legal, valid, binding and enforceable obligations of Eligible Obligors to pay the full face amount of the Receivables subject only to (a) applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the rights of creditors generally and (b) the effect of general principles of equity and are not subject to any defence, dispute, set-off or counterclaim;

15.	have not been, in part or in whole, pledged, assigned, discounted, subrogated or seized or attached or transferred in any way and are otherwise free and clear of any liens or other encumbrances exercisable against the Originator or the Purchaser by any party (including any subsidiary of the Originator);

16.	(in relation to any Receivables the subject of an offer made on a date falling 28 days or more after the date hereof) the Obligor of which has been directed to make all payments to an Originator Collection Account; and

17.	arise under a Contract governed by English law (to the extent that the governing law is specified).

THE THIRD SCHEDULE

Originator Daily Report

[PRO-FORMA TO BE INSERTED]

Date of Report:

Report Period from:

to:

THE FOURTH SCHEDULE

Originator Termination Events

1.	The Originator shall fail to pay any amount due hereunder in accordance with the provisions hereof and such failure shall continue unremedied for a period of two (2) consecutive Local Business Days from the earlier to occur of (i) the date upon which a Responsible Officer of the Originator obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Originator by the Purchaser provided that if the failure to make any payment or deposit is caused solely by the failure of the banking money transmission system through which a payment or deposit was effected, such failure shall continue unremedied for a period of five (5) Business Days from the earlier to occur of (i) or (ii) above; or

2.	The Originator shall fail to observe or perform any covenant contained in Clauses 22.1(x)(b), 22.2(i), 22.2(iv), 22.2(vii) and 22.2(viii) and such failure shall continue unremedied for a period of two (2) consecutive Local Business Days after the earlier to occur of (i) the date upon which a Responsible Officer of the Originator obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Originator by the Purchaser; or

3.	The Originator shall fail to observe or perform any other covenant or agreement applicable to it contained herein (other than as specified in paragraph 1 or 2 of this Fourth Schedule) that has a Material Adverse Effect with respect to it and that continues unremedied until thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of the Originator obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied shall have been given to the Originator by the Purchaser; or

4.	Any representation or warranty made by the Originator in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, and which continues unremedied until thirty (30) days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Originator by the Purchaser, provided that if such incorrectness may be cured and the Originator is diligently pursuing such cure, such event shall not constitute an Originator Termination Event for an additional thirty (30) days, and provided further that an Originator Termination Event shall not be deemed to have occurred under this paragraph 4 based upon a breach of any representation, warranty or covenant if the Originator shall have complied with the provisions of Clause 14 in respect thereof; or

5.	The Originator has been terminated as Sub-Collection Agent, and not replaced as Sub-Collection Agent by an affiliate of such Originator, following a Sub-Collection Agent Default under this Agreement; or

6.

(a) On the passing of a resolution of the members of the Originator in relation to voluntarily wind up the Originator; (b) on the presentation of a petition to compulsorily wind up the Originator (provided that upon the Originator demonstrating to the Purchaser and the Administrative Agent’s reasonable satisfaction that such petition is frivolous or vexatious or that the petition is contested in good faith the Purchaser will, with the consent of the Administrative Agent, deliver a notice to the Originator with the effect that such event no longer constitutes an Originator Termination Event; or (c) on the presentation of a petition for the making of an administration order in respect of the Originator (provided that upon the Originator demonstrating to the Purchaser and the Administrative Agent’s reasonable satisfaction that such petition is frivolous or vexatious or that the petition is contested in good faith, the Purchaser will, with the consent of the Administrative Agent, deliver a notice to the Originator with the effect that such event no longer constitutes an Originator Termination Event; or

7.	There shall have occurred any event or condition which has caused the Purchaser, for any reason, to cease to have a first priority ownership or security interest (or such equivalent ownership or interest in any other jurisdiction) in the Receivables; or

8.	Failure of the Originator to pay when due any amounts due under any agreement to which the Originator is a party and under which any Indebtedness greater than $5,000,000 is governed; or the default by the Originator in the performance of any term, provision or condition contained in any agreement to which the Originator is a party and under which any Indebtedness owing by the Originator greater than $5,000,000 was created or is governed, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness owing by the Originator greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

9.	A Termination Date under the Contribution Agreement has occurred; or

10.	A Loan Termination Date under the Asset Backed Loan Agreement has occurred; or

11.	An Acceleration Notice is delivered under Clause 9.2 of the Credit Agreement.

THE FIFTH SCHEDULE

Part 1

Form of Offer Letter

To:	The Purchaser

From:	The Originator

Dated:	[ ]

Dear Sirs,

1.	We refer to the receivables purchase agreement (such receivables purchase agreement as from time to time amended, supplemented or novated being herein called the “UK Receivables Purchase Agreement”) dated [ ] 2000 and made between (among others) ourselves and yourselves.

2.	Terms defined in the UK Receivables Purchase Agreement shall bear the same meaning herein.

3.	We hereby offer you an assignment on [date] of certain Receivables (the “Available Receivables”) at a Purchase Price calculated in accordance with Clause 6.1 of the UK Receivables Purchase Agreement and notify you that the aggregate of the Outstanding Face Amounts of the Available Receivables is are [specify]. and the Outstanding Face Amounts of the Available Receivables in each Approved Currency are [specify]. A list of, and the Daily Report relating to, the Receivables offered to you by us in accordance with Clause 2.2 of the UK Receivables Purchase Agreement are attached hereto.

4.	We hereby warrant that each of the representations and warranties referred to in Clause 19 of the UK Receivables Purchase Agreement is true on and as of the date hereof in respect of each Available Receivable save as specified in connection therewith in the attached list.

Yours faithfully,

for and

on behalf of

[Originator]

Part 2A

Solvency Certificate

on letterhead of the Originator

Memec LLC

[address]

dated

SALE OF RECEIVABLES ORIGINATED BY

THE ORIGINATOR

I [    ] having duly considered the financial position and forecast for Memec UK Ltd (the “Company”), and all the documents produced thereto, determine that as at the date hereof:

1.	the aggregate of the Company’s assets as stated in its accounting records exceeded the aggregate of its liabilities as so stated and to the best of my knowledge and belief the Company will be able to pay its debts as they fall due during the year from [•].

2.	no order had been made or resolution passed for the winding-up of the Company which had been notified to the Company and, to the best of my knowledge and belief:

(v)	no petition had been presented for the winding-up of the Company or for the making of an administration order in respect of the Company; and

(vi)	no receiver, administrative receiver, administrator or receiver and manager had been appointed in relation to the Company,

disregarding proceedings which are not being pursued or are discharged or are being contested in good faith on proper grounds where not more than thirty (30) days have expired since their commencement or which are of a frivolous or vexatious nature;

3.	to the best of my knowledge and belief the sale of the Receivables to the Purchaser and all matters concerning the Company in connection with such matters would, to the extent to which these were to be carried out by the Company, be effected by the Company in good faith and in connection with its business, and in my opinion there were reasonable grounds for believing that the sale of the Receivables and all related matters would benefit the Company; and

4.	in submitting Offers the Company has not to the best of my knowledge and belief been influenced by a desire to prefer the Purchaser as a creditor over any other creditors of the Company.

Words and expressions defined in the UK Receivables Purchase Agreement shall, unless the context otherwise requires, bear the same meanings when used herein.

This certificate is given by me on behalf of the Company.

Director or other duly authorised officer

Part 2B

Solvency Certificate

on letterhead of the Originator

Memec LLC

[address]

dated

SALE OF RECEIVABLES ORIGINATED BY

THE ORIGINATOR

I [    ] having duly considered the provisions of Sections 123 and 238 to 241 of the Insolvency Act 1986, and all documents produced thereto, determine that as at the date hereof:

1.	to the best of my knowledge and belief (based upon due enquiry) [•] (the “Company”) was then able to pay its debts within the meaning of the said Section 123 and would not become unable to do so in consequence of the periodic sale of the Receivables during the month following this certificate pursuant to the terms of the UK Receivables Purchase Agreement entered into between the Company, Memec LLC (the “Purchaser”), the Funding Agents and the Administrative Agent;

2.	no order had been made or resolution passed for the winding-up of the Company which had been notified to the Company and, to the best of my knowledge and belief:

(i)	no petition had been presented for the winding-up of the Company or for the making of an administration order in respect of the Company; and

(ii)	no receiver, administrative receiver, administrator or receiver and manager had been appointed in relation to the Company,

disregarding proceedings which are not being pursued or are discharged or are being contested in good faith on proper grounds where not more than thirty (30) days have expired since their commencement or which are of a frivolous or vexatious nature;

3.	to the best of my knowledge and belief the sale of the Receivables to the Purchaser and all matters concerning the Company in connection with such matters would, to the extent to which these were to be carried out by the Company, be effected by the Company in good faith and in connection with its business, and in my opinion there were reasonable grounds for believing that the sale of the Receivables and all related matters would benefit the Company; and

4.	in submitting Offers the Company has not to the best of my knowledge and belief been influenced by a desire to prefer the Purchaser as a creditor over any other creditors of the Company.

Words and expressions defined in the UK Receivables Purchase Agreement shall, unless the context otherwise requires, bear the same meanings when used herein.

This certificate is given by me on behalf of the Company.

Director or other duly authorised officer

THE SIXTH SCHEDULE

Part 1

Representations as to Matters of Law

1.	It is a corporation duly organised under the laws of England with power to enter into this Agreement and the other Relevant Documents and each assignment to be entered into by it in respect of any Receivables assigned or to be assigned pursuant hereto and to exercise its rights and perform its obligations hereunder and thereunder and all corporate and other action required to authorise its execution of this Agreement and the other Relevant Documents and its making of each such assignment and its performance of its obligations hereunder and thereunder has been duly taken.

2.	Under the laws of England in force as at the date of making this representation, the claims of the Purchaser against it under this Agreement will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency or other similar laws of general application.

3.	In any proceedings taken in England in relation to this Agreement or any such assignment, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

4.	In any proceedings taken in England in relation to this Agreement or any such assignment, the choice of English law as the governing law of this Agreement or, as the case may be, such assignment, will be recognised and upheld.

5.	All acts, conditions and things required to be done, fulfilled and performed by it in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement or in any assignment effected pursuant to and in accordance with the provisions hereof, (b) to ensure that the obligations expressed to be assumed by it in this Agreement or in any such assignment are legal, valid and binding on it and (c) to make this Agreement and each such assignment admissible in evidence in England have been done, fulfilled and performed.

6.	Under the laws of England in force as at the date of making this representation, it is not necessary that this Agreement or any assignment resulting from the acceptance of an Offer in the manner contemplated in this Agreement be filed, recorded or enrolled with any court or other authority in England or that any stamp, registration or similar tax in England be paid on or in relation to this Agreement or any such assignment.

7.	The obligations expressed to be assumed by it in this Agreement and in each such assignment are legal and valid obligations binding on it subject to insolvency, moratorium or other similar laws affecting creditors’ rights generally and to principles of equity.

Part 2

Representations as to Matters of Fact

1.	It has not taken any corporate action nor (to the best of its knowledge and belief) have legal proceedings been started against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of it or of any or all of its assets or revenues disregarding (i) proceedings which are frivolous and vexations or are not being pursued or are discharged or are being contested in good faith on proper grounds where less than sixty days have expired since their commencement; and (ii) solvent proceedings for re-organisations, amalgamations or reconstructions so long as all documents are novated satisfactorily and the net worth of its successor to be liable to perform its obligations pursuant hereto, or the guarantor thereof, is not less than its net worth.

2.	No action or administrative proceeding of or before any court or agency has been started or (to its knowledge) formally threatened against it (and not withdrawn or discontinued) which is reasonably likely to, if it were adversely determined, have a Material Adverse Effect (except for any such which has been disclosed in writing to the Purchaser and accepted by it in writing).

3.	It is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it.

4.	It is not in default in any manner under any provision of any Contractual Obligation, where such default could reasonably be expected to result in a Material Adverse Effect with respect to it.

5.	The Original Financial Statements referred to in Clause 21.1 were prepared in accordance with accounting principles generally accepted in the United Kingdom and consistently applied and give (in conjunction with the notes thereto) a true and fair view of its financial condition at the date as of which they were prepared and the results of its operations during the financial year then ended.

Part 3

Representations relating to Receivables

1.	Each Receivable the subject of such Offer (other than any Receivables specified in the relevant Offer Letter as not being Eligible Receivables) is an Eligible Receivable owing by an Eligible Obligor, and in the amount, specified in such Offer.

2.	The assignment of each Receivable the subject of such Offer in the manner herein contemplated will be effective to pass to the Purchaser full and unencumbered title thereto in equity and no further act, condition or thing will be required to be done in connection therewith to enable the Purchaser to require payment of any such Receivable or the enforcement of any such right in the courts of England and Wales, other than in the case of proceedings in the courts of England and Wales, the joining of it as party, and in addition to the preceding provisions of this paragraph the execution of a written assignment and giving of a Notice of Assignment will be effective to pass to the Purchaser full and unencumbered legal title to such Receivable.

3.	The assignment of each Receivable the subject of such Offer as herein contemplated will not violate any law or any agreement by which Originator may be bound.

4.	The amount of the Receivables specified in the Offer Letter pursuant to Clause 3.2 is net of any discount or other trade credit which may have been given, or agreed to be given, in respect thereof and any crystallised right of set-off as specified in the Offer in accordance with Clause 3.2.

5.	In all material respects it has performed and is in compliance with the terms of the contract relating to each Receivable the subject of an Offer.

6.	The governing law of the Receivables the subject of such Offer is English Law.

THE SEVENTH SCHEDULE

Auditors’ Report on Directors’ Solvency Certificate

on letterhead of the independent registered public accounting firm of the Originator

[Memec LLC]

[address]

REPORT IN CONNECTION WITH THE SALE OF TRADE RECEIVABLES BY ORIGINATOR TO MEMEC LLC

This letter has been prepared in accordance with the terms of our engagement letter dated [date] and a Board Memorandum prepared by the Company.

In accordance with Clause 22.1(vii) of the UK Receivables Purchase Agreement for the sale of trade receivables by the Company to the Purchaser (the “Agreement”), the directors of the Company have prepared a solvency declaration (the “declaration”), a copy of which is attached to this letter.

We have enquired into the state of the Company’s affairs in order to review the bases for the declaration set out in section 1 of the declaration. Based on the results of those procedures, nothing has come to our attention to indicate that the opinion expressed by the directors in section 1 of their declaration is unreasonable in all the circumstances.

Our review and our report is limited to section 1 of the declaration and accordingly specifically excludes any other part of the declaration. We have not considered the Company’s statements in parts 2 to 4 of the attached declaration. Our review did not constitute an audit in accordance with generally accepted auditing standards.

This letter is addressed to the addressees and is solely for their use for the purpose specified in our engagement letter. Our letter may not be provided to any other party. We will not accept any responsibility or liability to any other party to whom our letter is shown or into whose hands it may come.

DATED this [  ] day of [  ].

Signed by

[Name of Auditors]

Att: declaration [Fifth Schedule Part 2A][1]

[1]	The Auditor’s Report will only relate to the declaration in the form of Part 2A of the Fifth Schedule, as the declaration in the form of Part 2B is a declaration as to the expectation for the future.

THE EIGHTH SCHEDULE

Part 1

Originator Compliance Certificate: Audited Financial Information

To:	Memec LLC as the Purchaser

Audited Financial Information of the Originator

We refer to Clause 21.2 (i) and (ii) of the UK Receivables Purchase Agreement, and certify in respect of our own financial statements (attached) that:

(a)	they have been prepared in accordance with accounting principles generally accepted in the United Kingdom and consistently applied (except for changes disclosed herein);

(b)	they give a true and fair view of each of our company’s financial condition as at [ ] and of the results of our individual operations during the period referred to in such financial statements; and

(c)	as at the date of this Certificate, no Potential Originator Termination Event or Originator Termination Event exists (except as disclosed herein).

Signed by on behalf of [Originator]

Director or other duly authorised officer

Part 2

Originator Compliance Certificate: Unaudited Financial Information

To:	Memec LLC (as the Purchaser)

Unaudited Financial Information of the Originator

We refer to Clause 21.2 (iii) and (iv) of the UK Receivables Purchase Agreement, and certify in respect of our own management report (attached) that, based on the information available at the time of this management report, it gives a true and fair view of our company’s financial conditions in all material respects as at the end of the period [  ] and of the results of our individual operations during the period referred to in such management report.

Signed by on behalf of [Originator]

Director or other duly authorised officer

THE NINTH SCHEDULE

Form of Accession Undertaking

To:	Memec LLC (as Purchaser)

From: [Name of Company]

We [Name of Company] refer to a UK Receivables Purchase Agreement dated [            ] and originally made between (1) Memec UK Ltd as Originator and Sub-Collection Agent, (2) Memec LLC as Purchaser and Collection Agent, (3) Barclays Bank plc as Sheffield Funding Agent and (4) The Chase Manhattan Bank as PARCO Funding Agent and as Administrative Agent (the “UK Receivables Purchase Agreement”). Terms defined in the UK Receivables Purchase Agreement shall have the same meaning when used herein.

1.	We hereby confirm that, simultaneously with our delivery of this Accession Undertaking and the attached Accession Legal Opinion, we will accede to the terms and conditions of the UK Receivables Purchase Agreement and accordingly agree to be bound by the terms thereof.

2.	We acknowledge and agree that upon and by reason of our delivering this Accession Undertaking and the attached Accession Legal Opinion to the Purchaser and the Administrative Agent, we will thereby forthwith become a party to the UK Receivables Purchase Agreement as an Originator and, accordingly, shall have liabilities and obligations thereunder identical to those expressed to be assumed by an Originator thereunder and shall be entitled to the rights and benefits of an Originator thereunder.

3.	Our facsimile number, telex number and address for the purpose of receiving communications under the UK Receivables Purchase Agreement are as follows:

Address:

Facsimile No:

Telex No:

4.	This Accession Undertaking shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this Accession Undertaking has been executed in [•] as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

Dated this [  ] day of [  ]

Signed by on behalf of the Company

Director or other duly authorised officer

THE TENTH SCHEDULE

Accession Legal Opinion

To:

Memec LLC

(as Purchaser)

[Date]

Dear Sirs

I am legal counsel or the legally trained company secretary to [Name of Company] (the “Company”). I am giving this opinion in respect of the Company executing an accession undertaking in order to become party to the UK Receivables Purchase Agreement (as defined in the Schedule hereto).

For the purposes of this opinion, I have examined the documents listed and (where appropriate) defined in the Schedule to this letter and such further documents as I have considered necessary or appropriate for the preparation of this opinion. Definitions and expressions defined in the Schedule shall, unless otherwise defined herein, have the same meaning in this letter.

References to “Documents” are references to the documents listed in Part 1 of the Schedule hereto.

In my opinion, having regard to the laws of England:

1.	the Company is a company duly incorporated in England and Wales with limited liability under the Companies Act 1985;

2.	the Company has the power, authority and legal right to execute and deliver the Documents to which it is a party and to perform its obligations thereunder and has taken all necessary actions to authorise such execution, delivery and performance; and

3.	the execution, delivery and performance by the Company of each of the Documents to which it is a party does not and will not conflict with any provision of its memorandum and articles of association or any other agreement by which the Company is bound.

This opinion speaks as of its date and is addressed to and is only for the benefit of the persons set out above. It may not be relied upon by any other person and, without my prior written consent, may not be transmitted or disclosed to any other person.

Yours faithfully

[Name of Solicitor/Company Secretary]

[Title]

THE ELEVENTH SCHEDULE

Signing and Closing List of Documents

(a)	A certified copy of the resolutions of the board of directors (or analogous body) of the Originator approving this Agreement and the other documents to be delivered by it and the transactions contemplated in the Relevant Documents and this Agreement.

(b)	Certified copies of the Memorandum and Articles of Association of the Originator.

(c)	A certificate of an appropriate officer of the Originator, certifying the names and true signatures of the officers authorised on its behalf to sign or, as appropriate, witness the sealing of this Agreement, and the other documents to be delivered by it (as applicable) (on which certificate the Purchaser may conclusively rely until such time as the Purchaser receives from the Originator a revised certificate meeting these requirements).

(d)	A favourable opinion of Clifford Chance Limited Liability Partnership, English legal advisers to the Originator as to the true sale of Receivables and the due incorporation and capacity of the Originator and legal validity of this Agreement and the other relevant matters, in such form as the Purchaser and the Administrative Agent may reasonably require.

(e)	The Servicing Fee Letter executed by the parties thereto.

(f)	Execution of the Relevant Documents by the appropriate parties thereto.

(g)	Preparation of the written Credit and Collection Policies by the Originator, in form and substance satisfactory to the Purchaser and the Administrative Agent.

(h)	Evidence that the Purchaser shall have funds available to purchase the Receivables.

(i)	The Declaration of Trust substantially in the form of the Fourteenth Schedule executed by the Originator as evidence that the Originator Collection Accounts are open and existing in the name of the Borrower, designated “[•]”.

(j)	The Security Power of Attorney substantially in the form of the Thirteenth Schedule in favour of the Purchaser executed by the Originator.

THE TWELFTH SCHEDULE

List of Existing Accounts

THE THIRTEENTH SCHEDULE

Form of Security Power of Attorney

THIS POWER OF ATTORNEY is made on the [•] 2000 by MEMEC UK LTD (defined as the “Originator” herein) in favour of MEMEC LLC, a company whose registered office is at [            ] acting in its capacity as Purchaser (the “Purchaser”, and as the “Attorney”).

WHEREAS

(A)	Pursuant to a UK Receivables Purchase Agreement (the “UKRPA”) dated on or about [ ] 2000 made by and between the Originator, the Purchaser and others, the Originator (as referred to therein) will from time to time offer to sell to the Purchaser certain receivables evidenced by invoices rendered by the Originator (the “Receivables”) and the Purchaser may accept an assignment of all Receivables for its benefit.

(B)	Receivables and Collections so acquired and not subsequently reacquired by the Originator or collected in full are referred to herein as the “Purchased Receivables”.

(C)	Under the UKRPA, the Originator has been appointed by the Purchaser as its Sub-Collection Agent under the UKRPA.

(D)	Terms not defined herein shall have the meaning ascribed to such terms in the UKRPA.

NOW, THEREFORE, the parties agree as follows:

1.	THE ORIGINATOR HEREBY APPOINTS the Attorney in respect of the Contracts and their related Collections, or the assets subject to the trusts declared by it and referred to it above, to be its true and lawful attorney for it and in its name to do any of the following acts, deeds and things or any of them as may be within the power of the Originator:

(a)	to exercise its rights, powers and discretions in respect of Purchased Receivables, Collections and in respect of any other related rights (such related benefit and other rights being the “Ancillary Rights”);

(b)	to exercise all the rights, powers, remedies and discretions exercisable by the Originator by reason of the Originator remaining for the time being legal owner of Purchased Receivables or the Ancillary Rights;

(c)	to execute, sign, seal and deliver any document and to do any other act or thing which it may deem to be necessary in order to protect the interests of the Purchaser, proper or expedient for fully and effectually vesting or transferring Purchased Receivables sold by it and the Ancillary Rights in or to the Purchaser or the Purchaser’s assigns hereunder (if applicable) or its successors in title or other person or persons entitled to the benefit thereof (as the case may require) pursuant to and in accordance with the UKRPA;

(d)	to demand, sue for and receive all moneys due or payable under or in respect of Purchased Receivables sold by it and the Ancillary Rights and pay such moneys to the persons to whom such moneys are required to be paid under the UKRPA;

(e)	upon receipt of such moneys as referred to in Clause 1(d) above or of any part thereof to give to the payer thereof good receipts and discharges for the same and to execute such receipts, releases, re-assignments, re-transfers, instruments and deeds as may be requisite or advisable;

(f)	to redirect mail and endorse drafts, cheques and other payment media, to perform any agreement or obligation of the Originator under or in connection with the UKRPA and to exercise all other remedies of the Originator under the UKRPA or existing at law; and

(g)	from time to time to substitute and appoint severally one or more attorneys (the “Substitute Attorneys”) for all or any of the purposes aforesaid (including the power to authorise any person so appointed to make further appointments).

2.	The Originator hereby agrees at all times hereafter to ratify and confirm any act, matter or deed whatsoever the Attorney or any Substitute Attorney shall lawfully do or cause to be done under or pursuant to this Power of Attorney to the extent that such act or acts and execution are within the power of the Originator and within the contemplation of this Power of Attorney and the Originator shall indemnify the Attorney or any Substitute Attorney in respect of any loss, claim, cost, expense or liability in connection with this Power of Attorney save to the extent that the same arises out of their negligence, wilful default or bad faith. In furtherance of the power herein granted, the Originator agrees that it will assist and co-operate with the Purchaser and provide such facilities as the Purchaser may reasonably request.

3.	The Originator declares that this Power of Attorney has been given for security purposes and to secure continuing obligations of the Originator under the UKRPA and the above-mentioned assignments and trust arrangements, and the powers hereby created shall be irrevocable and will extend to and be binding upon the successors and assigns of the Originator, and the bankruptcy, liquidation, receivership, the making of an administration order or appointment of an administrative receiver or any other equivalent event of or affecting the Originator shall not affect the Powers of Attorney granted by any of the other Originators.

4.	The laws of England shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney or any Substitute Attorney carried out under the terms hereof.

IN WITNESS whereof this Power of Attorney has been executed on the day and year first above written.

THE ORIGINATOR: MEMEC UK LTD

By:

Address:

The Attorney: MEMEC LLC

By:

Address:

THE FOURTEENTH SCHEDULE

Form of Declaration of Trust

THIS DECLARATION OF TRUST is made on                         in [  ], England

BY

MEMEC UK LTD a company with its registered office at [  ] (the “Originator”)

WHEREAS

(A)	Pursuant to the UK Receivables Purchase Agreement dated [ ] 2000 (the “Agreement”) among, inter alios, the Originator, Memec LLC as purchaser (the “Purchaser”) and others, it was agreed that the Originator may from time to time make offers pursuant to Offer Letters for the sale of certain Receivables and Collections arising under Contracts entered into by it, such offers to be accepted in the manner specified in the Agreement.

(B)	The Originator is the legal and beneficial owner of certain Receivables and Collections arising under Contracts entered into by it.

(C)	Proceeds of Collections are, pending the opening of Originator Collection Accounts or redesignation of the Existing Accounts, in accordance with Clause 12 of the Agreement, currently paid into Existing Accounts.

(D)	Pursuant to the terms of the Agreement, the Originator wishes to grant a trust over its legal and beneficial interest over the Collections paid into the Existing Accounts to be held on trust by it for the benefit of the Purchaser in accordance with and subject to the terms of this Deed and the Agreement.

NOW THIS DEED WITNESSETH AS FOLLOWS:

Interpretation

1.1	The Schedule annexed hereto forms part of this Deed and shall have the same force and effect as if set out in the body of this Deed and any reference to this Deed shall include the Schedule.

1.2	Defined terms and words and phrases of construction defined or construed in the Agreement shall have the same meaning where used in this Deed, unless the context otherwise requires.

Declaration of Trust

2.1	The Originator hereby declares that it holds and shall hold from and including the date hereof all of the benefit of Collections relating to the Purchased Receivables and which are paid into the Existing Accounts (the “Trust Property”) upon the trust contained herein for the benefit of the Purchaser and shall hold such Trust Property absolutely on trust in accordance with the Purchaser’s interest and entitlement as provided in this Deed and the Agreement.

2.2	The Originator shall or shall procure that the Trust Property is held and applied in the manner set out in the Agreement including, without limitation, Clause 12 thereof.

Duty to keep Records

3.	The Trustee shall maintain proper books of account in respect of its duties as trustee hereunder and shall maintain records of all Trust Property held by it in such capacity.

Dissolution

4.	On the Termination Date or when all Originator Collection Accounts have been opened or all Existing Accounts have been redesignated in accordance with Clause 12 of the Agreement, the Purchaser may direct by written notice to the Originator that this Trust may be dissolved.

Miscellaneous

5.	This Deed may only be varied by a Deed executed by the Originator and the Purchaser.

Governing Law

6.	This Deed shall be governed by and construed in accordance with English law.

IN WITNESS whereof the Originator has duly executed this Deed on the day and year first before written

EXECUTED as a DEED

by MEMEC UK LTD

acting through its lawful attorney

in the presence of:

Witness:

Occupation:

Address:

Date:

EXECUTION PAGE

For and on behalf of MEMEC UK LTD

Name:

Title:
Address:

For and on behalf of MEMEC LLC

Name:

Title:
Address:

For and on behalf of BARCLAYS BANK PLC

Name:

Title:
Address:

For and on behalf of THE CHASE MANHATTAN BANK

Name:

Title:
Address: